                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       UNITED FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock, no par value per share
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         475,000
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursu-ant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $24.50 (= the average of the high and low prices on October 29, 1997)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $11,637,500
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $2,327.50
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             UNITED FINANCIAL CORP.

                             601 FIRST AVENUE NORTH
                             GREAT FALLS, MT 59401

                                                                January 15, 1998

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of United Financial Corp. ("United") to be held at United's offices located at 601 First Avenue North, Great Falls, Montana, on February 3, 1998, at 9:00 a.m., local time.

    At the Special Meeting, you will be asked to consider and approve the Restated Agreement and Plan of Merger between United and Heritage Bancorporation ("Heritage"), dated as of August 25, 1997 (the "Merger Agreement"), and the merger of United and Heritage (the "Merger"). If the Merger is consummated, each outstanding share of Heritage Common Stock will be converted into 47.50 shares of United Common Stock, no par value per share ("United Common Stock"). In the Merger, United will issue 475,000 shares of United Common Stock to holders of Heritage Common Stock ("Heritage Shareholders").

    The Merger of United and Heritage will create a holding company with approximately $183 million in assets and $30 million in stockholders' equity, based on the September 30, 1997 financial statements. The combined entity will be called United Financial Corp. Upon consummation of the Merger, the current holders of United Common Stock ("United Shareholders") will own approximately 70% of the United Common Stock and Heritage Shareholders will own approximately 30% of the United Common Stock (including the 3.3% of United Common Stock currently owned by Heritage Shareholders). At the time of the Merger, a majority of the board of directors of the combined entity will be nominated by the Heritage Shareholders and, as a condition of the Merger, will be elected to the newly constituted United Board of Directors. This majority will be able to select and control the management of United as well as the board of directors and management of the combined entity's subsidiary banks. See "Risk Factors" and "The Merger--Consequences of the Merger; Change of Control." Following the Merger, the subsidiary banks of United and Heritage will be combined into one bank called Heritage Bank, which will have approximately $88 million in loans and $137 million in deposits, based on the September 30, 1997 financial statements.

    After the Merger, the newly constituted board of directors and management of the combined entity intends to pursue a growth-oriented expansion strategy by pursuing internal and external growth opportunities, when available. Management will consider expanding the customer base of the combined banks by emphasizing commercial and consumer loans as well as the mortgage business presently emphasized by United Savings Bank. Management will consider pursuing external growth through opening new branches, possible acquisitions of other financial institutions, as well as expansion of the geographic area currently served. This strategy is consistent with the growth-oriented expansion historically pursued by Heritage. For more detailed information regarding the consequences of the Merger to United, please read "The Merger--Consequences of the Merger; Change of Control."

    While this will represent a change from United's existing business strategy of attracting deposits and emphasizing residential and commercial mortgage loans, the Board of Directors of United believes the Merger will enhance the position of the combined entity's banking subsidiaries by increasing the diversification of the loan portfolios and expanding the deposit bases. In addition, the combined entity will have a strong capital base to proceed with expansion and growth strategies in the future.

    The accompanying Joint Proxy Statement is a proxy statement for both the Special Meeting of United Shareholders and a special meeting of Heritage Shareholders. The Joint Proxy Statement and the copy of the Merger Agreement attached hereto as Appendix A describe the proposed Merger more fully and include detailed information about United and Heritage. Please read this information carefully before voting on the proposed Merger. To take effect, the Merger Agreement must be approved by the holders of a majority of United Common Stock and by the holders of two-thirds of Heritage Common Stock.

    AFTER CAREFUL CONSIDERATION OF THE TERMS OF THE PROPOSED MERGER, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF UNITED SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

    We hope that you will be able to attend the Special Meeting. Whether or not you plan to attend, we urge you to COMPLETE, SIGN, DATE AND RETURN the accompanying proxy card in the enclosed business reply envelope to make certain that your shares will be represented at the Special Meeting. If you decide to attend the Special Meeting and wish to vote your shares personally, you may revoke your proxy at any time.

                                          Sincerely,

                                                     [SIGNATURE]

                                          Bruce K. Weldele
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            HERITAGE BANCORPORATION

                             5500 WAYZATA BOULEVARD
                                   SUITE 145
                            GOLDEN VALLEY, MN 55416

                                                                January 15, 1998

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Heritage Bancorporation ("Heritage") to be held at Heritage's offices located at 120 First Avenue North, Great Falls, Montana, on February 3, 1998 at 9:00 a.m., local time.

    At the Special Meeting, you will be asked to consider and approve two proposals. The first proposal is to approve the Restated Agreement and Plan of Merger between Heritage and United Financial Corp. ("United"), dated as of August 25, 1997 (the "Merger Agreement"), and the merger of Heritage and United (the "Merger"). If the Merger is consummated, each outstanding share of Heritage Common Stock, no par value per share ("Heritage Common Stock"), will be converted into 47.50 shares of United Common Stock, no par value per share ("United Common Stock"). In the Merger, United will issue 475,000 shares of United Common Stock to holders of Heritage Common Stock.

    The second proposal is to nominate five directors to serve on the Board of Directors of United following the consummation of the Merger. The Board of Directors of Heritage has nominated John M. Morrison, Kurt R. Weise, Janice M. Graser, Larry D. Albert and Jerome H. Hentges and now seeks your confirmation of these nominees. If confirmed, the nominees will be elected by the Board of Directors of United as directors at the time the Merger becomes effective.

    The Merger of Heritage and United will create a holding company with approximately $183 million in assets and $30 million in stockholders' equity, based on the September 30, 1997 financial statements. The combined entity will be called United Financial Corp. Upon consummation of the Merger, the current holders of United Common Stock ("United Shareholders") will own approximately 70% of the United Common Stock and the shareholders of Heritage ("Heritage Shareholders") will own approximately 30% of the United Common Stock (including the 3.3% of United Common Stock currently owned by Heritage Shareholders). At the time of the Merger, a majority of the board of directors of the combined entity will be nominated by the Heritage Shareholders, as outlined in Proposal Two, and, as a condition of the Merger, will be elected to the newly constituted board of directors of the combined entity. This majority will be able to select and control the management of United as well as the board of directors and management of the combined entity's subsidiary banks. See "Risk Factors" and "The Merger--Consequences of the Merger; Change of Control." Following the Merger, the subsidiary banks of Heritage and United will be combined into one bank called Heritage Bank, which will have approximately $88 million in loans and $137 million in deposits, based on the September 30, 1997 financial statements.

    After the Merger, the newly constituted board of directors and management of the combined entity intends to pursue a growth-oriented expansion strategy by pursuing internal and external growth opportunities, when available. Management will consider expanding the customer base of the combined banks by emphasizing commercial and consumer loans and pursuing external growth through opening new branches, possible acquisitions of other financial institutions, as well as expansion of the geographic area currently served. This strategy is consistent with the growth-oriented expansion historically pursued by Heritage. The combined entity will also continue United's core business that emphasizes attracting deposits and making residential and commercial mortgage loans. For more detailed information regarding the consequences of the Merger, please read "The Merger--Consequences of the Merger; Change of Control." We believe the Merger will enhance the position of both Heritage and United, increase the diversification of our loan portfolios, expand our deposit bases and will provide a strong capital base to proceed with expansion and growth strategies in the future.

    Your Board believes that the Merger will, among other things, give Heritage Shareholders a fair price for their Heritage Common Stock and the opportunity to convert their shares of Heritage Common Stock on a tax-free basis into shares of United Common Stock, which is publicly traded. The Board has received the opinion of its financial advisor, D.A. Davidson & Co., that the consideration proposed to be paid to Heritage Shareholders in the Merger is fair to such Shareholders, from a financial point of view.

    The accompanying Joint Proxy Statement is a proxy statement for both the Special Meeting of Heritage Shareholders and a special meeting of United Shareholders. The Joint Proxy Statement and the copy of the Merger Agreement attached hereto as Appendix A describe the proposed Merger more fully and include detailed information about Heritage and United. Please read this information carefully before voting on the proposed Merger. To take effect, the Merger Agreement must be approved by the holders of two-thirds of Heritage Common Stock and by the holders of a majority of United Common Stock. The director nominees must be approved by a vote of the holders of a majority of Heritage Common Stock. John M. Morrison, the Chairman of the Board, owns approximately 80% of the currently outstanding shares of Heritage Common Stock and will, therefore, be able to control the outcome on both proposals.

    AFTER CAREFUL CONSIDERATION OF THE TERMS OF THE PROPOSED MERGER, YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER AND THE APPROVAL OF THE DIRECTOR NOMINEES ARE IN THE BEST INTERESTS OF HERITAGE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF BOTH PROPOSALS.

    You should consult your own tax advisor concerning the federal income tax consequences and any applicable foreign, state, local or other tax consequences of the Merger.

    We hope that you will be able to attend the Special Meeting. Whether or not you plan to attend, we urge you to COMPLETE, SIGN, DATE AND RETURN the accompanying proxy card to make certain that your shares will be represented at the Special Meeting. If you decide to attend the Special Meeting and wish to vote your shares personally, you may revoke your proxy at any time.

                                          Sincerely,

                                                 [SIGNATURE]

                                          John M. Morrison
                                          CHAIRMAN

                             UNITED FINANCIAL CORP.
                             601 FIRST AVENUE NORTH
                           GREAT FALLS, MONTANA 59401
                                 (406) 761-2200

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 3, 1998

                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of United Financial Corp. ("United") will be held at United's offices located at 601 First Avenue North, Great Falls, Montana, on February 3, 1998, at 9:00 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to approve the Restated Agreement and Plan of Merger, dated as of August 25, 1997, between United and Heritage Bancorporation ("Heritage"), a copy of which is attached to the accompanying Joint Proxy Statement as Appendix A, pursuant to which United and Heritage will be merged (the "Merger"). Upon consummation of the Merger, each outstanding share of Heritage Common Stock will be converted into 47.50 shares of United Common Stock, no par value per share ("United Common Stock"); and

    2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    The affirmative vote of the holders of a majority of the outstanding shares of United Common Stock is required to approve the Merger.

    Only holders of record of outstanding shares of United Common Stock at the close of business on January 8, 1998 will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Prior to the actual voting thereof, a proxy may be revoked by the person executing such proxy by filing with the Secretary of United an instrument of revocation, by a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

                                          By Order of the Board of Directors

                                                        [LOGO]

                                          Bruce K. Weldele
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Great Falls, Montana
January 15, 1998

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            HERITAGE BANCORPORATION
                             5500 WAYZATA BOULEVARD
                                   SUITE 145
                            GOLDEN VALLEY, MN 55416
                                 (612) 542-3001

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 3, 1998

                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Heritage Bancorporation ("Heritage") will be held at 120 First Avenue North, Great Falls, Montana, on February 3, 1998, at 9:00 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to approve the Restated Agreement and Plan of Merger, dated as of August 25, 1997, between Heritage and United Financial Corp. ("United"), a copy of which is attached to the accompanying Joint Proxy Statement as Appendix A, pursuant to which Heritage and United will be merged (the "Merger"). Upon consummation of the Merger, each outstanding share of Heritage Common Stock, no par value per share ("Heritage Common Stock"), will be converted into 47.50 shares of United Common Stock.

    2. To nominate John M. Morrison, Kurt R. Weise, Janice M. Graser, Larry D. Albert and Jerome H. Hentges to be elected as directors of United upon the consummation of the Merger; and

    3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    The affirmative vote of the holders of two-thirds of Heritage Common Stock is required to approve the Merger Agreement. The affirmative vote of the holders of a majority of Heritage Common Stock is required to approve each director nominee.

    Only holders of record of outstanding shares of Heritage Common Stock at the close of business on January 8, 1998 will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Shareholders will be able to revoke their proxies by submitting a substitute proxy bearing a later date or by attending the meeting, revoking their proxy and voting in person.

                                          By Order of the Board of Directors

                                                    [SIGNATURE]

                                          Sheila Becker
                                          SECRETARY

Great Falls, Montana
January 15, 1998

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE PROXY CARD. IF THE MERGER IS CONSUMMATED, HERITAGE SHAREHOLDERS WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF STOCK CERTIFICATES.

                             JOINT PROXY STATEMENT

                               ------------------

                   JOINT PROXY STATEMENT FOR SPECIAL MEETINGS
                                       OF
                     SHAREHOLDERS OF UNITED FINANCIAL CORP.
                          TO BE HELD FEBRUARY 3, 1998
                                     AND OF
                    SHAREHOLDERS OF HERITAGE BANCORPORATION
                          TO BE HELD FEBRUARY 3, 1998

                            ------------------------

    This Joint Proxy Statement constitutes the Joint Proxy Statement of United ("United") and Heritage Bancorporation ("Heritage") to be used in soliciting proxies of the shareholders of United (the "United Shareholders") and shareholders of Heritage (the "Heritage Shareholders") in connection with the separate Special Meetings of United Shareholders and of Heritage Shareholders, each to be held on February 3, 1998.

    When the Merger becomes effective, each outstanding share of Heritage Common Stock, no par value per share ("Heritage Common Stock") will be converted into
47.50 shares (the "Exchange Rate") of United Common Stock, no par value per share, ("United Common Stock") (the "Merger Consideration"). See "The Merger--Conversion of Heritage Common Stock."

    The outstanding shares of United Common Stock are traded on the Nasdaq National Market. The last reported sale price of United Common Stock on the Nasdaq National Market on January 9, 1998 was $25.125 per share. Heritage Common Stock is not publicly traded.

    This Joint Proxy Statement and forms of proxy are first being mailed to Heritage and United Shareholders on or about January 15, 1998. The cost of the solicitation of proxies will be borne by each company with respect to its own Shareholders. In addition to this solicitation, United and Heritage directors, officers and employees may solicit proxies from Shareholders of their respective companies by telephone or other means of communication. United and Heritage directors, officers and employees will not receive additional compensation for aiding in the solicitation.

    THE UNITED COMMON STOCK TO BE ISSUED PURSUANT TO THE MERGER AND RECEIVED BY HERITAGE SHAREHOLDERS AND THE MERGER INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 17.

    IN ORDER FOR ANY SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS, A NOTICE MUST BE SENT BY SUCH SHAREHOLDER AND RECEIVED BY HERITAGE OR UNITED, AS THE CASE MAY BE, ON OR BEFORE 9:00 A.M. ON FEBRUARY 3, 1998, AND ANY SUCH SHAREHOLDER MUST VOTE AGAINST THE APPROVAL OF THE MERGER. SEE "THE MERGER--DISSENTERS' RIGHTS."

                           --------------------------

          The date of this Joint Proxy Statement is January 15, 1998.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON. THIS JOINT PROXY STATEMENT SHALL NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISIDICTION WHERE, OR TO ANY PERSON WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT AT ANY TIME, NOR ANY OFFER OR SOLICITATION MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

    United is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by United can be inspected and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site (http:// www.sec.gov) at which reports, proxy and information statements and other information regarding United may be accessed. In addition, such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. United's Exchange Act file number is 0-28080.

                  INFORMATION PROVIDED BY UNITED AND HERITAGE

    The information set forth in this Joint Proxy Statement concerning Heritage and its subsidiary bank has been furnished by Heritage and has not been independently investigated or verified by United. Similarly, the information set forth in this Joint Proxy Statement concerning United and its subsidiaries has been furnished by United and has not been independently investigated or verified by Heritage.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
Available Information......................................................................................          2
Information Provided by United and Heritage................................................................          2
Summary....................................................................................................          4
Comparative Unaudited per Share Data.......................................................................         16
Risk Factors...............................................................................................         17
General Information........................................................................................         19
Market Prices and Dividend Payment History.................................................................         21
Proposal One for United and Heritage Shareholders: Approval of the Merger Agreement........................         23
The Merger.................................................................................................         23
  General..................................................................................................         23
  Background of the Merger.................................................................................         23
  Purposes of the Merger...................................................................................         24
  Reasons for the Merger--United...........................................................................         25
  Reasons for the Merger--Heritage.........................................................................         26
  Opinion of United's Financial Advisor....................................................................         27
  Opinion of Heritage's Financial Advisor..................................................................         30
  Effective Time of the Merger.............................................................................         34
  Consequences of the Merger; Change of Control............................................................         34
  Conversion of Heritage Common Stock......................................................................         36
  Delivery of United Common Stock..........................................................................         36
  Certain Federal Income Tax Consequences..................................................................         36
  Dissenters' Rights.......................................................................................         38
  Representations and Warranties...........................................................................         40
  Covenants; Conduct of Business Pending the Merger........................................................         40
  Regulatory Approvals; Conditions to the Merger...........................................................         42
  Amendment; Waiver; Termination...........................................................................         43
  Effect on United Employee Benefit Plans..................................................................         44
  Expenses.................................................................................................         44
  Accounting Treatment.....................................................................................         44
  Interests of Certain Persons; Certain Transactions.......................................................         45
  Resale of United Common Stock............................................................................         47
Unaudited Pro Forma Combined Financial Information.........................................................         49
Information Regarding Heritage.............................................................................         56
Heritage Selected Financial Data...........................................................................         60
Unaudited Pro Forma Heritage Predecessor Financial Data....................................................         62
Management's Discussion and Analysis of Financial Condition and Results of Operations of Heritage..........         63
Heritage Shareholders and Security Ownership of Management.................................................         80
Description of Capital Stock and Comparison of Shareholder Rights..........................................         80
Legal Matters..............................................................................................         83
Experts....................................................................................................         83
Proposal Two for Heritage Shareholders: Approval of Director Nominees......................................         84
Information Regarding United...............................................................................         86
United Selected Financial Data.............................................................................        118
Management's Discussion and Analysis of Financial Condition and Results of Operations of United............        119
Index to Financial Statements..............................................................................        F-1
Appendices:
  Appendix A: Restated Agreement and Plan of Merger dated as of August 25, 1997 between Heritage and
    United, as amended
  Appendix B: Opinion of Columbia Financial Advisors, Inc.
  Appendix C: Opinion of D.A. Davidson & Co.
  Appendix D: Dissenters' Rights: Sections 302A.471 and 302A.473 of Minnesota Statutes
  Appendix E: Dissenters' Rights: Sections 35-1-826 through 35-1-839 of Montana Statutes

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT AND THE APPENDICES HERETO. UNITED AND HERITAGE SHAREHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY. THIS JOINT PROXY STATEMENT CONTAINS A NUMBER OF FORWARD-LOOKING STATEMENTS WHICH REFLECT THE CURRENT VIEWS OF UNITED AND HERITAGE WITH RESPECT TO FUTURE EVENTS THAT MAY HAVE AN EFFECT ON THEIR INDIVIDUAL OR COMBINED FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE HEREIN, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY.

PARTIES TO THE MERGER:

Heritage Bancorporation......  Heritage is a savings and loan holding company within the meaning of Section 10 of the Home Owners' Loan Act, as
                               amended ("HOLA"). Heritage was formed in 1993 as a Montana corporation and conducts its principal business activities through its bank subsidiary Heritage Bank, F.S.B. ("Heritage
                               Bank"), a federally chartered stock savings bank originally chartered in 1923. Heritage has no significant operations
                               other than those conducted through Heritage Bank. Heritage acquired Heritage Bank effective as of June 1, 1994. The
                               deposits of Heritage Bank are insured by the Federal Deposit
                               Insurance Corporation ("FDIC")--Savings Association
                               Insurance Fund ("SAIF").

                               As of September 30, 1997, on a consolidated basis, Heritage had assets of approximately $78.4 million, deposits of $65.0 million and loans of $54.2 million. Heritage Bank originates primarily residential and commercial real estate,
                               commercial, agricultural and consumer loans. Heritage Bank has one branch in each of Great Falls and Chester, Montana.
                               Heritage's principal executive offices are located at 5500
                               Wayzata Boulevard, Suite 145, Golden Valley, Minnesota
                               55416, and its telephone number is (612) 542-3001. Heritage
                               Bank is headquartered in Great Falls, Montana, its principal executive offices are located at 120 First Avenue North,
                               Great Falls, Montana 59401, and its telephone number is
                               (406) 727-6106.

                               For additional information about Heritage and its business, see "Information Regarding Heritage."

United Financial Corp........  United is a savings and loan holding company within the meaning of Section 10 of HOLA. United was formed in 1996 as a Minnesota corporation and conducts its principal business activities through its bank subsidiary United Savings Bank,
                               F.A. ("United Bank"), a federally chartered stock savings
                               bank that has been in operation since 1923. The deposits of
                               United Bank are insured by the FDIC--SAIF. United Bank has one non-bank subsidiary, Community Service Corporation, that owns and manages real estate held for investment.

                               As of September 30, 1997, on a consolidated basis, United
                               had assets of approximately $103.1 million, deposits of
                               $72.1 million and loans of $34.2 million. United Bank
                               originates primarily residential and consumer loans and
                               loans secured by commercial real estate. United Bank has
                               full-service branches in four Montana locations. United and

                               United Bank are headquartered in Great Falls, Montana, their executive offices are located at 601 First Avenue North,
                               Great Falls, Montana 59401, and their telephone number is
                               (406) 761-2200.

                               For additional information about United and its business,
                               see "Information Regarding United"

SPECIAL MEETING OF UNITED SHAREHOLDERS:

Time and Date................  9:00 a.m., local time, on February 3, 1998.

Place........................  601 First Avenue North, Great Falls, Montana 59401.

Purpose of Special Meeting...  To consider and vote upon a proposal to approve the Restated
                               Agreement and Plan of Merger between United and Heritage
                               dated as of August 25, 1997 (the "Merger Agreement")
                               attached hereto as Appendix A, which provides for the merger of Heritage and United (the "Merger"). Terms and provisions related to the Merger are set forth in the Merger Agreement and are summarized in part in this Joint Proxy Statement.
                               See "The Merger."

Required Vote For the Merger;
  Record Date................  Only holders of record of shares of United Common Stock outstanding as of the close of business on January 8, 1998
                               (the "Record Date") are entitled to notice of, and to vote at, the United Special Meeting. Approval of the Merger will require the affirmative vote of a majority of the shares of
                               United Common Stock outstanding as of the close of business on the Record Date. See "General Information--Vote Required;
                               Shares Entitled to Vote." To vote upon the Merger, United
                               Shareholders should complete, sign and return the enclosed proxy card or attend the Special Meeting to vote in person.
                               Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by
                               giving written notice of revocation to the Secretary of
                               United or by attending the Special Meeting and voting in
                               person. See "General Information--Voting and Revocation of
                               Proxies." The directors and executive officers of United and
                               United Bank own approximately 8% of the currently
                               outstanding shares of United Common Stock.

Risk Factors Regarding United
  and the Merger.............  For information regarding various risks and other considerations associated with the Merger, see "Risk
                               Factors."

Opinion of United's Financial
  Advisor Regarding
  the Merger.................  United's financial advisor, Columbia Financial Advisors,
                               Inc. ("Columbia"), has rendered an opinion (the "Columbia
                               Opinion") to the Board of Directors of United (the "United
                               Board") that, as of the date of its opinion, the Merger
                               Consideration to be paid by United to Heritage Shareholders is fair to United Shareholders from a financial point of
                               view. See "The Merger--Opinion of United's Financial
                               Advisor" and the Columbia Opinion, setting forth the text of the opinion, the limits of its review, assumptions made,
                               other matters considered and procedures followed, attached hereto as Appendix B.

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Board Recommendation.........  THE UNITED BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE
                               MERGER.

SPECIAL MEETING OF HERITAGE SHAREHOLDERS:

Time and Date................  9:00 a.m., local time, on February 3, 1998.

Place........................  120 First Avenue North, Great Falls, Montana 59401.

Purposes of Special
  Meeting....................  To consider and vote (i) upon a proposal to approve the
                               Merger Agreement attached hereto as Appendix A, which
                               provides for the merger of Heritage and United and (ii) upon a proposal to nominate John M. Morrison, Kurt R. Weise,
                               Janice M. Graser, Larry D. Albert and Jerome H. Hentges to
                               be elected as directors of United upon consummation of the
                               Merger. Terms and provisions related to the Merger are set forth in the Merger Agreement and are summarized in part in this Joint Proxy Statement. See "The Merger."

Required Vote For the Merger;
  Record Date................  Only holders of record of shares of Heritage Common Stock outstanding as of the close of business on January 8, 1998
                               (the "Record Date") are entitled to notice of, and to vote at, the Heritage Special Meeting. Approval of the Merger
                               will require the affirmative vote of the holders of
                               two-thirds of the shares of Heritage Common Stock and the
                               approval of the director nominees will require the
                               affirmative vote of the holders of a majority of the shares of Heritage Common Stock outstanding as of the close of
                               business on the Record Date. See "General Information--Vote
                               Required; Shares Entitled to Vote." To vote upon the Merger,
                               Heritage Shareholders should complete, sign and return the enclosed proxy card or attend the Special Meeting to vote in person. Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later
                               date, by giving written notice of revocation to the
                               Secretary of Heritage or by attending the Special Meeting
                               and voting in person. See "General Information--Voting and
                               Revocation of Proxies." The directors and officers of
                               Heritage and Heritage Bank own 100% of the currently
                               outstanding shares of Heritage Common Stock.

Risk Factors Regarding United
  and the Merger.............  For information regarding various risks and other considerations associated with United Common Stock and the
                               Merger, see "Risk Factors."

Opinion of Heritage's
  Financial Advisor Regarding
  the Merger.................  Heritage's financial advisor, D.A. Davidson & Co. ("D.A.
                               Davidson"), has rendered an opinion (the "Davidson Opinion"
                               and, together with the Columbia Opinion, each a "Fairness
                               Opinion") to the Board of Directors of Heritage (the
                               "Heritage Board") that, as of the date of its opinion, the
                               Merger Consideration to be received by Heritage Shareholders is fair to such Shareholders from a financial point of view.
                               See "The Merger--Opinion of Heritage's Financial Advisor"
                               and the Davidson Opinion, setting forth the text of the
                               opinion, the limits of its review, assumptions made, other matters considered and procedures followed, attached hereto as Appendix C.

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Board Recommendation.........  THE HERITAGE BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE
                               MERGER.

TERMS AND CONSEQUENCES OF THE MERGER:

Conversion of Heritage
  Shares.....................  Upon consummation of the Merger, each outstanding share of
                               Heritage Common Stock will be converted into 47.50 shares of
                               United Common Stock.

Background of Merger.........  The terms of the Merger were negotiated at arm's length by the management personnel and the Boards of United and
                               Heritage during the period from May 1997 through August
                               1997. The United and Heritage Boards believe that the Merger is in the best interests of their respective Shareholders.
                               In reaching that conclusion, each Board considered, among
                               other things, greater access to capital and opportunities
                               for continued growth of the combined entity, the economies to be achieved by integrating the operations of Heritage
                               Bank with those of United Bank, the Heritage Shareholders'
                               right to nominate and have elected a majority of the United
                               Board, changing the existing business strategy of United to engage in a growth-oriented expansion strategy and the
                               anticipated stronger competitive position of the combined
                               entity. See "The Merger--Background of the Merger,"
                               "--Purposes for the Merger," and "--Reasons for the Merger--
                               Heritage" and "--United."

Directors and
  Executive Officers.........  Upon consummation of the Merger, the United Board will consist of nine directors. Four of the nine directors will be current directors of United and five of the nine
                               directors will have been nominated by Heritage Shareholders and elected by the United Board. No shareholder vote is
                               required for the election of the Heritage nominees by the
                               United Board. The current executive officers of United and
                               Heritage will resign upon consummation of the Merger. New
                               executive officers will be elected by the new United Board.
                               For more information on the anticipated composition of the new United Board and management after the Merger, see "The
                               Merger--Consequences of the Merger; Change of Control--Board
                               of Directors" and "--Executive Officers."

Share Ownership After the
  Merger.....................  Upon consummation of the Merger, current Heritage
                               Shareholders will own approximately 30% (including the 3.3%
                               currently owned by Heritage Shareholders) and current United
                               Shareholders will own approximately 70% of United Common
                               Stock. In addition, John M. Morrison, who currently owns
                               approximately 80% of the outstanding shares of Heritage
                               Common Stock, has received rights of first refusal to
                               purchase additional shares of United Common Stock from
                               certain United Shareholders owning approximately 263,200 of the currently outstanding shares of United Common Stock
                               which will represent approximately 15.5% of the United
                               Common Stock outstanding following the Merger. See "The
                               Merger--Interests of Certain Persons; Certain
                               Transactions--Right of First Refusal Agreements." The direc-
                               tors and officers of Heritage and the Heritage Bank own all of the

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                               currently outstanding shares of Heritage Common Stock. See
                               "Heritage Shareholders and Security Ownership of
                               Management."

Organization After the
  Merger; Change of
  Control....................  United will be the surviving corporation after the Merger.
                               At the time of the Merger, the majority of the United Board will be nominated by the Heritage Shareholders and elected by the existing United Board. This majority will be able to select and control the management of United as well as the board of directors and management of the combined entity's subsidiary banks.

                               It is expected that within six months of the consummation of the Merger, the bank subsidiaries of United and Heritage
                               will be merged. Heritage Bank will be the surviving bank and will be called Heritage Bank. The newly constituted United
                               Board will be able to elect the directors and officers of
                               the combined bank.

                               For more information on the anticipated organizational
                               structure of the combined entity, see "The
                               Merger--Consequences of the Merger; Change of Control."

Interests of Certain Persons;
  Certain Transactions.......  Certain members of the Heritage and United Boards and management may be deemed to have certain interests in the
                               Merger, as described below. United has Executive Severance
                               Payment Agreements with several of its executive officers in the event a "Change of Control" should occur. If the
                               executives of United were to be terminated immediately upon the Effective Date of the Merger, the amount of severance
                               payment which each executive would be able to receive would be as follows: Mr. Weldele, $320,400; Mr. Hallingstad,
                               $63,300; Mr. Kissee, $58,500; Mr. McCleary, $65,400; Mr.
                               Mart, $65,700; and Mr. Marvosh, $70,800. A United officer
                               who resigns and is reappointed will not be entitled to such severance payment, except if such reappointment results in a change of duties. Otherwise, the Merger will trigger the
                               severance payment obligations for terminated officers. For further discussion of these agreements, see "The
                               Merger--Interests of Certain Persons; Certain
                               Transactions--Change of Control Agreements."

                               Certain United Shareholders (the "Right of First Refusal
                               Shareholders") owning 263,200 shares of the currently
                               outstanding shares of United Common Stock, or 15.5% of the shares to be outstanding after the Merger, have entered into
                               Right of First Refusal Agreements with John M. Morrison, the
                               Chairman and majority shareholder of Heritage ("Right of
                               First Refusal Agreements"). Under these agreements, the
                               Right of First Refusal Shareholders have agreed not to sell any shares of United Common Stock they own for a period of two years from the Effective Time of the Merger, without
                               first offering such shares to Mr. Morrison. See "The
                               Merger--Interests of Certain Persons; Certain
                               Transactions--Right of First Refusal Agreements" for a
                               discussion of these agreements.

                               In connection with the issuance of United Common Stock to
                               Heritage Shareholders, United has granted to the Heritage
                               Shareholders certain demand registration rights to require
                               United to file a registration

                               statements in certain circumstances at United's expense to register the shares issued to the Heritage Shareholders. See
                               "The Merger--Interests of Certain Persons; Certain
                               Transactions--Registration Rights."

                               At the time of the Merger, certain Heritage directors and
                               officers are expected to become directors and officers of
                               the combined entity. Five members of the United Board,
                               constituting a majority, will be nominated by Heritage
                               Shareholders. Of these five members, John M. Morrison, Kurt
                               R. Weise and Janice M. Graser are shareholders, directors
                               and officers of Heritage and Heritage Bank. Messrs. Morrison and Weise and Ms. Graser will not be compensated for their services as a director of the combined entity other than
                               pursuant to established policies of United regarding
                               director compensation. It is expected that Mr. Morrison will be elected President and Chief Executive Officer and Mr.
                               Weise will be elected Chief Operating Officer of United. It is also expected that Kevin P. Clark, currently the
                               President of Heritage Bank, and Steve L. Feurt, currently
                               Senior Vice President of Heritage Bank, will be elected
                               President and Senior Vice President of the combined bank
                               subsidiary, respectively, after the proposed merger of the bank subsidiaries. While the compensation of the new United officers has not been determined, it is expected that their compensation as officers will initially be comparable to the compensation currently paid by United to officers with
                               similar positions. Messrs. Morrison and Weise are expected to provide their services to United through a service
                               corporation. See "The Merger-- Interests of Certain Persons;
                               Certain Transactions."

Conditions to the Merger.....  The Merger is subject to the satisfaction of certain conditions, including, among others, (i) certain regulatory approvals; (ii) the approval and adoption of the Merger
                               Agreement and approval of the Merger by the holders of a
                               majority of the outstanding shares of United Common Stock
                               entitled to vote at the United Special Meeting and by the
                               holders of two-thirds of the outstanding shares of Heritage
                               Common Stock entitled to vote at the Heritage Special
                               Meeting; (iii) the election to the United Board of the five nominees approved by the Heritage Shareholders; (iv)
                               percentages of shares of United and Heritage Common Stock as to which dissenters' rights are asserted not exceeding
                               certain levels; and (v) conditions relating to the tax-free status of the Merger and the accounting treatment of the
                               Merger. See "The Merger--Regulatory Approvals; Conditions to
                               the Merger."

Amendment; Waiver;
  Termination................  United and Heritage may mutually amend any provision of the
                               Merger Agreement prior to the Effective Time.

                               The Merger Agreement may be terminated and the Merger aban-
                               doned (i) by mutual consent of United and Heritage; (ii) by either United or Heritage, if the other party breaches any of its material representations, warranties or covenants
                               contained in the Merger Agreement in any material respect, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; (iii) by either United or Heritage, in the
                               event that the Merger is not consummated by March 31, 1998, by reason of the failure of any condition precedent, except to the extent

                               that the failure of the Merger to be consummated arises out of, or results from, a breach of any representation,
                               warranty or covenant contained in the Merger Agreement on
                               the part of the party seeking to terminate the Merger
                               Agreement; (iv) by either United or Heritage, if prior to
                               the Effective Time, the Fairness Opinion to be delivered by its financial advisor is withdrawn; or (v) by either United or Heritage if the required United or Heritage Shareholder approval of the Merger and the Merger Agreement is not
                               received. See "The Merger--Amendment; Waiver; Termination."

Regulatory Approvals.........  The Merger is subject to prior approval by the Office of
                               Thrift Supervision (the "OTS"). No approvals are required by the banking authorities of any state. United filed the
                               required applications with the OTS on October 10, 1997, and the application was accepted by the OTS for final processing on November 25, 1997. There can be no assurance that the OTS will approve the Merger, or as to timeliness of such
                               approval, or that such approval will not contain a condition or requirement which causes such approval to fail to satisfy the conditions to the consummation of the Merger. The merger of the bank subsidiaries of United and Heritage, expected to occur within six months after the consummation of the
                               Merger, will also require OTS approval. See "The
                               Merger--Regulatory Approvals; Conditions to the Merger."

Effective Time of the
  Merger.....................  Subject to the terms and conditions of the Merger Agreement, the Merger will be effective at the time United and Heritage file Articles of Merger with the Secretaries of State of
                               Minnesota and Montana, respectively (the "Effective Time" or the "Effective Time of the Merger"). The parties expect the
                               Merger to become effective as soon as practicable following shareholder approval of the Merger, but in any case no
                               earlier than January 1, 1998 and no later than June 30,
                               1998. See "The Merger--Effective Time of the Merger."

Certain Federal Income Tax
  Consequences...............  The obligations of Heritage and United to consummate the
                               Merger are conditioned on, among other things, the receipt of an opinion, dated as of the Closing Date of the Merger
                               (the "Closing Date"), to be given to Heritage by Dorsey &
                               Whitney LLP, counsel to United, based on certain facts,
                               representations and assumptions set forth therein,
                               substantially to the effect that for federal income tax
                               purposes the Merger will qualify as a "reorganization"
                               within the meaning of Section 368(a) of the Internal Revenue
                               Code of 1986, as amended (the "Code"), and that accordingly:
                               (i) no gain or loss will be recognized by Heritage or United as a result of the Merger, (ii) no gain or loss will be
                               recognized by Heritage Shareholders who exchange their
                               Heritage Common Stock for United Common Stock in the Merger,
                               and (iii) the basis of the United Common Stock received by a
                               Heritage Shareholder will be the same as the basis of the
                               Heritage Common Stock surrendered. If such required tax
                               opinion is not received, the Merger will not be consummated unless the conditions requiring their receipt are waived and the approvals of Heritage and United Shareholders are
                               resolicited by means of an updated Joint Proxy Statement.
                               EACH HOLDER OF HERITAGE COMMON STOCK IS URGED TO

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                               CONSULT HIS OR HER OWN TAX OR FINANCIAL ADVISORS AS TO THE
                               EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER
                               OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY
                               STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT
                               OF THE MERGER. See "The Merger--Certain Federal Income Tax
                               Consequences."

Accounting Treatment.........  The Merger is expected to be accounted for as a purchase under generally accepted accounting principles ("GAAP").
                               Heritage is being deemed the acquirer in the Merger for
                               accounting purposes, although the Merger is expected to
                               result in the former United Shareholders owning a majority of the combined entity. Among other factors, this accounting treatment results from the fact that the majority of the
                               United Board will have been nominated by the former Heritage
                               Shareholders. This majority will have effective control
                               regarding the business and management of the combined entity and its subsidiaries. See "The Merger--Accounting
                               Treatment."

Resale of United Common
  Stock......................  Issuance of the shares of United Common Stock to Heritage
                               Shareholders upon consummation of the Merger will be
                               completed as a private transaction and such shares will not have been registered under the Securities Act of 1933, as
                               amended ("Securities Act"). If the shares of United Common
                               Stock are not subsequently registered for resale, they
                               cannot be resold for one year after the Effective Date in
                               any public transaction. Commencing one year after the
                               Effective Date, the shares can be resold subject to the
                               restrictions of Rule 144. United has agreed in the Merger
                               Agreement to use its best efforts to file up to two
                               registration statements on Form S-3 under the Securities
                               Act, if such form is available, to register the shares of
                               United Common Stock for resale. Form S-3 is not currently
                               available to United, and there is no assurance that it will be available, although United has agreed to use its best
                               efforts to become eligible to use Form S-3. See "The
                               Merger--Resale of United Common Stock" and "--Interests of
                               Certain Persons; Certain Transactions--Registration Rights."

Certain Differences in Rights
  of Shareholders............  Upon consummation of the Merger, the Heritage Shareholders will become United Shareholders. As a result, their rights as shareholders, which are now governed by Montana state law and by the Articles of Incorporation and the Bylaws of
                               Heritage, will be governed by Minnesota state law and will become subject to the provisions of the Articles of
                               Incorporation and the Bylaws of United, which is a Minnesota corporation. See "Description of Capital Stock and
                               Comparison of Shareholder Rights" for a summary of certain differences between the rights of holders of Heritage Common
                               Stock and the rights of holders of United Common Stock.

Market Prices................  Shares of United Common Stock are traded on the Nasdaq
                               National Market under the symbol "UBMT." The first public
                               announcement of the proposed Merger was made in the morning of June 24, 1997. On the day immediately preceding the
                               announcement date and on January 9, 1998, closing sales
                               prices of the United Common Stock were
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                                       11

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                               $20.00 and $25.125, respectively. Heritage Common Stock is not publicly traded. See "Market Prices and Dividend Payment
                               History."

                               In considering the Merger, Heritage Shareholders are advised to obtain current market quotations for United Common Stock.
                               The market price for United Common Stock may fluctuate
                               between the date of this Joint Proxy Statement and the
                               Effective Time of the Merger, which may be a period of
                               several weeks or months. As a result, the market value of
                               the United Common Stock ultimately received by Heritage
                               Shareholders in the Merger could be greater or less than its market value on the date of this Joint Proxy Statement or
                               the date of the Heritage Special Meeting. No assurances can be given concerning the market price of United Common Stock before or after the Effective Time of the Merger.

Appraisal Rights.............  Under the Montana Business Corporation Act, dissenting
                               Heritage Shareholders are entitled to certain appraisal
                               rights with respect to the Merger. Under the Minnesota
                               Business Corporation Act, dissenting United Shareholders are also entitled to certain appraisal rights with respect to
                               the Merger. In order for any Shareholder to exercise
                               Dissenters' Rights, a notice must be sent by such
                               Shareholder and received by Heritage or United, as the case may be, on or before the date of the Special Meetings, and any such Shareholder must vote against the approval of the
                               Merger. Failure to send such notice and vote against the
                               Merger will result in a waiver of such Shareholder's
                               Dissenters' Rights. See "The Merger--Dissenters' Rights."

                         UNITED SELECTED FINANCIAL DATA

    The following table sets forth certain consolidated financial data concerning United. The selected financial data as of December 31, 1996 and 1995 and for each of the three years ended December 31, 1996 have been derived from the audited consolidated financial statements of United, included herein. The selected financial data as of December 31, 1994, 1993 and 1992, and for each of the years ended December 31, 1993 and 1992 have been derived from the audited consolidated financial statements of United, which are not included herein. The financial data as of and for the nine months ended September 30, 1997 and 1996 have been derived from United's unaudited financial statements, included herein. The unaudited financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year. This information should be read in conjunction with the consolidated financial statements of United, appearing elsewhere in this Joint Proxy Statement.

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                                 --------------------  ------------------------------------------
                                                                   1997       1996       1996       1995       1994       1993
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)
OPERATING DATA:
Interest income................................................  $   5,560  $   5,402  $   7,253  $   7,394  $   7,926  $   8,253
Interest expense...............................................      2,652      2,674      3,565      3,420      3,616      4,046
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Net interest income............................................      2,908      2,728      3,688      3,974      4,310      4,207
Provision for loan losses......................................         --         --         --         --         --         --
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Net interest income after provision for loan losses............      2,908      2,728      3,688      3,974      4,310      4,207
Non-interest income............................................        482        643        835        595        772      1,045
Non-interest expense...........................................      1,565      2,179      2,771      2,133      2,085      2,091
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes.....................................      1,825      1,192      1,752      2,436      2,997      3,161
Provision for income taxes.....................................        685        440        649        714      1,111      1,189
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Net income.....................................................  $   1,140  $     752  $   1,103  $   1,722  $   1,886  $   1,972
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
Net income per share...........................................  $     .93  $     .62  $     .90  $    1.41  $    1.54  $    1.61
Dividends per share............................................        .72        .66        .89        .81        .73        .65
Book value per share(1)........................................      20.24      19.88      19.96      20.18      18.43      18.52
Tangible book value per share(1)...............................      20.24      19.88      19.96      20.18      18.43      18.52
Average common shares outstanding..............................      1,223      1,223      1,223      1,223      1,223      1,223

FINANCIAL CONDITION DATA:
Assets.........................................................  $ 103,082  $ 107,945  $ 103,837  $ 114,440  $ 112,506  $ 119,041
Net loans......................................................     34,160     33,585     35,176     30,352     31,512     36,388
Investment securities..........................................     58,649     68,419     61,013     78,378     74,843     71,971
Deposits.......................................................     72,111     78,292     78,697     78,291     89,086     95,292
Long-term debt.................................................         --         --         --         --         --         --
Stockholders' equity...........................................     24,757     24,320     24,416     24,688     22,548     22,655

SELECTED FINANCIAL RATIOS AND OTHER DATA:
Return on average assets.......................................       1.44%       .94%      1.03%      1.62%      1.58%      1.64%
Return on average stockholders' equity.........................       6.20%      4.08%      4.50%      7.21%      8.16%      8.89%
Net interest margin............................................       3.81%      3.54%      3.59%      3.83%      3.72%      3.62%
Efficiency ratio(2)............................................      46.17%     48.32%     49.10%     46.68%     41.03%     39.81%
Net charge-offs to average loans...............................         --         --         --         --         --         --
Nonperforming loans to total loans.............................        .24%        --        .06%       .12%       .27%       .11%
Allowance for loan losses to total loans.......................        .21%       .23%       .21%       .24%       .24%       .21%
Nonperforming loans to allowance for loan losses...............     113.61%       .42%     23.94%     50.53%    119.68%     58.67%
Stockholders' equity to assets(1)..............................      24.02%     22.53%     23.51%     21.57%     20.04%     19.03%


                                                                   1992
                                                                 ---------

OPERATING DATA:
Interest income................................................  $   8,318
Interest expense...............................................      4,678
                                                                 ---------
Net interest income............................................      3,640
Provision for loan losses......................................         27
                                                                 ---------
Net interest income after provision for loan losses............      3,613
Non-interest income............................................        903
Non-interest expense...........................................      2,010
                                                                 ---------
Income before income taxes.....................................      2,506
Provision for income taxes.....................................        926
                                                                 ---------
Net income.....................................................  $   1,580
                                                                 ---------
                                                                 ---------
PER SHARE DATA:
Net income per share...........................................  $    1.29
Dividends per share............................................        .57
Book value per share(1)........................................      17.65
Tangible book value per share(1)...............................      17.65
Average common shares outstanding..............................      1,223
FINANCIAL CONDITION DATA:
Assets.........................................................  $ 116,598
Net loans......................................................     43,211
Investment securities..........................................     67,054
Deposits.......................................................     94,051
Long-term debt.................................................         --
Stockholders' equity...........................................     21,589
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Return on average assets.......................................       1.43%
Return on average stockholders' equity.........................       7.45%
Net interest margin............................................       3.46%
Efficiency ratio(2)............................................      44.24%
Net charge-offs to average loans...............................         --
Nonperforming loans to total loans.............................        .13%
Allowance for loan losses to total loans.......................        .18%
Nonperforming loans to allowance for loan losses...............      72.66%
Stockholders' equity to assets(1)..............................      18.52%

------------------------------

 (1) At period end.

 (2) Excludes September 1996 pre-tax charge for SAIF assessment of $550,000.

                        HERITAGE SELECTED FINANCIAL DATA

    The following table sets forth certain financial data concerning Heritage and its predecessor. The historical selected financial data as of and for the three years ended December 31, 1996 have been derived from the audited consolidated financial statements of Heritage, included herein. The financial data of Heritage for the year ended December 31, 1994, which includes seven months of Heritage Bank subsequent to its acquisition by Heritage, and the financial information of Heritage Bank prior to its acquisition by Heritage (the "Predecessor Bank") for the five months ended May 31, 1994, have been combined to present on a pro forma basis a full year of operations of Heritage and Predecessor Bank for the year ended December 31, 1994. See "Unaudited Pro Forma Predecessor Financial Data." The financial data as of March 31, 1994 and 1993 and for the years then ended have been derived from the audited financial statements of Heritage Bank, which are not included herein. The financial data as of and for the nine months ended September 30, 1997 and 1996 have been derived from Heritage's unaudited financial data, included herein. The unaudited financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year. This information should be read in conjunction with the consolidated financial statements of Heritage appearing elsewhere in this Joint Proxy Statement.

                                                                     HERITAGE                    PRO FORMA      PREDECESSOR
                                                    -------------------------------------------   COMBINED        BANK(2)
                                                                                                 ----------   ----------------
                                                      NINE MONTHS
                                                    ENDED SEPTEMBER    YEAR ENDED DECEMBER 31,   YEAR ENDED   YEAR ENDED MARCH
                                                          30,                                     DEC. 31,          31,
                                                    ----------------  -------------------------  ----------   ----------------
                                                     1997     1996     1996     1995    1994(1)     1994       1994     1993
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)
OPERATING DATA:
Interest income...................................  $ 4,211  $ 3,269  $ 4,520  $ 3,469  $1,528    $ 2,476     $ 2,426  $ 2,685
Interest expense..................................    2,255    1,750    2,419    1,941     830      1,355       1,221    1,507
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
Net interest income...............................    1,956    1,519    2,101    1,528     698      1,121       1,205    1,178
Provision for loan losses.........................      193      135      160       46    --        --              8       64
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
Net interest income after provision for loan
  losses..........................................    1,763    1,384    1,941    1,482     698      1,121       1,197    1,113
Non-interest income...............................      808      807    1,059      631     282        550         797      696
Non-interest expense..............................    1,698    1,686    2,251    1,505     775      1,389       1,219    1,101
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
Income before income taxes........................      873      505      749      608     205        282         775      708
Provision for income taxes........................      334      195      263      214      87        128         297      276
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
Net income........................................  $   539  $   310  $   486  $   394  $  118    $   154     $   478  $   432(7)
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
RESTATED PER SHARE DATA(3):
Income per share..................................  $  1.13  $   .65  $  1.02  $   .83  $  .25    $   .32
Dividends per share                                   --       --       --       --       --        --
Book value per share(4)...........................     5.76     4.01     4.59     3.57    2.48       2.56
Tangible book value per share(4)..................     4.69     2.86     3.45     2.35    1.17       1.25
Pro forma income per share(5).....................     1.33      .84     1.27     1.12     .41        .55
Pro forma book value per share(5)(4)..............    10.91     9.38     9.95     9.15    8.22       8.29
Shares used to calculate per share data...........      475      475      475      475     475        475

FINANCIAL CONDITION DATA:
Assets............................................  $78,355  $64,571  $71,347  $55,210  $42,514   $42,514     $33,332  $34,556
Net loans and loans held for sale.................   54,188   39,667   43,853   29,169  21,609     21,609      17,510   20,884
Investment securities.............................   14,950   14,729   14,172   16,090  12,365     12,365       7,871    7,670
Deposits..........................................   65,045   54,839   57,641   42,742  37,936     37,936      29,452   30,756
Long-term debt....................................    2,450    2,550    2,550    2,650   2,725      2,725       --       --
Stockholders' equity..............................    2,734    1,907    2,178    1,694   1,179      1,215       3,023    2,545

                                                                     HERITAGE                    PRO FORMA      PREDECESSOR
                                                    -------------------------------------------   COMBINED        BANK(2)
                                                                                                 ----------   ----------------
                                                      NINE MONTHS
                                                    ENDED SEPTEMBER    YEAR ENDED DECEMBER 31,   YEAR ENDED   YEAR ENDED MARCH
                                                          30,                                     DEC. 31,          31,
                                                    ----------------  -------------------------  ----------   ----------------
                                                     1997     1996     1996     1995    1994(1)     1994       1994     1993
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Return on average assets..........................     .99%     .71%     .81%     .83%    .55%
Return on average stockholders' equity............   29.31%   22.14%   25.78%   27.81%  18.39%
Net interest margin...............................    3.77%    3.69%    3.74%    3.45%   3.57%
Efficiency ratio(6)...............................   61.43%   72.48%   63.67%   69.71%  79.08%
Net charge-offs to average loans..................     .04%     .28%     .27%     .18%    .01%
Nonperforming loans to total loans................     .04%     .07%     .06%     .02%    .42%
Allowance for loan losses to total loans..........    1.03%     .90%     .88%    1.10%   1.46%
Nonperforming loans to allowance for loan
  losses..........................................    4.09%    7.99%    6.96%    1.84%  27.78%
Stockholders' equity to assets(4).................    3.49%    2.95%    3.05%    3.07%   2.77%

------------------------------

 (1) Represents only seven months of operations of Heritage Bank which was acquired by Heritage effective as of June 1, 1994.

 (2) The financial information of Heritage Bank for periods prior to June 1, 1994 is not comparable in all respects with the historical financial information of Heritage. Purchase accounting was used by Heritage for its acquisition of Heritage Bank effective June 1, 1994, which resulted in changes to the historical carrying value of Heritage Bank's net assets and the recognition of goodwill. Heritage also incurred significant acquisition debt in connection with the acquisition and incurred the resulting interest expense. In addition, Heritage Bank's fiscal year end prior to its acquisition was March 31.

 (3) Share and per share amounts for Heritage have been restated to retroactively reflect the issuance of 475,000 shares of United Common Stock in exchange for all outstanding shares of Heritage Common Stock.

 (4) At period end.

 (5) Pro forma per share amounts are presented as if the contribution of capital to retire outstanding long-term debt had been made as of or at the beginning of the period presented. The pro forma reduction in interest expense, net of tax effects at 38%, for the nine months ended September 30, 1997 and 1996 was $93,000 and $87,000, respectively, and for the years ended December 31, 1996, 1995 and 1994 was $118,000, $137,000 and $76,000,
     respectively.

 (6) Excludes September 1996 pre-tax charge for SAIF assessment of $239,000.

 (7) Before cumulative effect of change in method of accounting for income taxes of $84,986. Net income for the year ended March 31, 1993 was $516,940.

                      COMPARATIVE UNAUDITED PER SHARE DATA

    The following table presents separate unaudited comparative per share data for Heritage and United Common Stock on an historical basis, and unaudited pro forma comparative per share data, giving effect to the Merger. The Merger is a business combination accounted for under the purchase method of accounting, with Heritage considered the acquiring company.

                                                                             RESTATED      HISTORICAL      PRO FORMA
                                                                            HERITAGE(1)     UNITED(2)     COMBINED(3)
                                                                           -------------  -------------  -------------
BOOK VALUE PER SHARE AT:
  September 30, 1997.....................................................    $    5.76      $   20.24      $   17.61
  December 31, 1996......................................................         4.59          19.96             NM(4)

CASH DIVIDENDS DECLARED PER SHARE FOR:
  Nine months ended September 30, 1997                                          --                .72         --    (5)
  Year ended December 31, 1996...........................................       --                .89         --    (5)

INCOME PER SHARE FOR:
  Nine months ended September 30, 1997...................................         1.13            .93           1.03
  Year ended December 31, 1996...........................................         1.02            .90            .98

------------------------

(1) Share and per share amounts for Heritage have been restated to retroactively reflect the issuance of 475,000 shares of United Common Stock in exchange for all outstanding shares of Heritage Common Stock.

(2) For financial reporting purposes, the Merger will be reported as if Heritage was recapitalized at the Effective Time with 475,000 common shares outstanding and United was acquired immediately thereafter through the issuance to United Shareholders of 1,223,312 shares of United Common Stock. As a result, pro forma equivalent per share data would be the same as the pro forma combined data and, therefore, has not been separately presented.

(3) Based on the combined stockholders' equity and operating results of Heritage and United, including the effect of pro forma purchase accounting adjustments. The pro forma per share information is based on the estimated number of shares to be outstanding after the Merger for the periods indicated which is 1,698,312 shares.

(4) Not meaningful.

(5) See "Market Prices and Dividend Payment History--United's and Heritage's Common Stock Dividend Payment History and Restrictions."

    The information presented above should be read in conjunction with the historical consolidated financial statements of both Heritage and United and related notes thereto, which are presented elsewhere herein and the unaudited pro forma financial data included herein. See "Unaudited Pro Forma Combined Financial Information" for a description of the assumptions and adjustments used in preparing the unaudited pro forma financial data. The pro forma comparative per share data has been included for comparative purposes only and does not purport to be indicative of the results of operations that actually would have been obtained if the Merger had been effected on the dates indicated or of those results that may be obtained in the future.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS JOINT PROXY STATEMENT, HERITAGE AND UNITED SHAREHOLDERS SHOULD CONSIDER THE FOLLOWING RISK FACTORS REGARDING UNITED, HERITAGE AND THE MERGER. THIS JOINT PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT, IN PART, OF THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS DOCUMENT. SHAREHOLDERS SHOULD CAREFULLY REVIEW THE RISK FACTORS SET FORTH BELOW IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED HEREIN.

RISKS RELATING TO THE MERGER

    CHANGE OF CONTROL. At the time of the Merger, a majority of the United Board will be nominated by the Heritage Shareholders and elected by the United Board. This majority will be able to select and control the management of United as well as the board of directors and management of the combined entity's subsidiary banks. The Heritage nominated directors will have terms that do not expire until the annual shareholder meetings in 1999 and 2000. As a result, control of the decisions regarding the business of United and its subsidiaries will effectively shift from the current management and United Shareholders to John M. Morrison, the current Chairman and majority shareholder of Heritage, and the other directors nominated by the Heritage Shareholders. See "The Merger--Consequences of the Merger; Change of Control."

    NEW BUSINESS STRATEGY AND MANAGEMENT OF GROWTH. After the Merger, the newly constituted United Board and management intends to change United's existing business strategy and engage in a growth-oriented expansion strategy by pursuing internal and external growth opportunities, when available. See "The Merger--Consequences of the Merger; Change of Control--Changed Business Strategy." Historically, United has had a more conservative business strategy. Heritage, on the other hand, has historically pursued a growth-oriented expansion strategy and has experienced growth of loans, deposits and assets. United's new business strategy may subject United to a greater degree of risk. These risks include increased risk of losses on loans, provisions for loan losses which exceed historical levels, difficulties in integrating or managing new branches or acquired institutions, and problems relating to the management of growth. If it is successful in implementing its growth strategy, United will need to maintain adequate management personnel and systems to oversee such growth, maintain adequate internal audit, loan review and compliance functions, and implement additional policies, procedures and operating systems required to support such growth. If United is successful in opening new branches or making acquisitions, there is no assurance that such locations will achieve deposit levels, loan balances or other operating results necessary to avoid losses or produce profitability. Such growth and expansion plans may also be affected or impaired by economic developments or other events beyond the control of United.

    There can be no assurance that United will be successful in instituting this new business strategy or in managing growth. Failure of United to successfully address any of these issues could have a material adverse effect on United's business, results of operations, financial condition or dividend policy.

    INTEGRATION OF OPERATIONS. The success of the Merger depends in part on the ability of Heritage and United to integrate their respective operations in an efficient and effective manner, both on the bank subsidiary level and the holding company level. While significant changes in operations, products and marketing are not planned, the two companies nevertheless will be required, among other things, to integrate their respective products and data processing systems and to coordinate their sales and marketing of products to both customer bases. See also "Risk Factors--New Business Strategy and Management of Growth." The integration of Heritage and United will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined entity. The managements of Heritage and United have entered into the Merger Agreement with the expectation that the Merger will result in beneficial operational efficiencies. These efficiencies, however, are expected to result in only limited cost savings. Even if Heritage and United are able to integrate their operations and economic conditions remain stable, there can be no assurance that the anticipated efficiencies will be achieved. No assurance can be given that difficulties will not be encountered in integrating the operations of United and Heritage or that the benefits expected from such integration will be realized.

    FIXED EXCHANGE RATIO. Under the terms of the Merger Agreement, each share of Heritage Common Stock issued and outstanding at the Effective Time will be converted into the right to receive 47.50 shares of United Common Stock. The Merger Agreement does not contain any provisions for adjustment of the Exchange Ratio or termination of the Merger Agreement based solely on fluctuations in the price of United Common Stock. There can be no assurance that the market price of United Common Stock upon and after the consummation of the Merger will not be different than the market price of such stock on the date of the execution of the Merger Agreement or the current market price. See "Market Prices and Dividend Payment History."

    FEDERAL INCOME TAX TREATMENT OF THE MERGER. The Internal Revenue Service ("IRS") has not been and will not be asked to rule upon the tax consequences of the Merger. Instead, Heritage will rely upon the opinion of Dorsey & Whitney LLP, counsel to United, that the Merger will constitute a tax-free transaction to the Heritage Shareholders for Federal income tax purposes. This opinion will be based upon the accuracy of certain representations made by Heritage Shareholders and on certain assumptions. See "The Merger--Certain Federal Income Tax Consequences" for a discussion of assumptions binding on the IRS and for further discussion of the tax consequences of the Merger. The IRS could contend that the Merger does not constitute a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code, and that the Merger should therefore be treated as a taxable transaction to Heritage Shareholders.

RISKS RELATING TO UNITED, HERITAGE AND THE COMBINED ENTITY

    COMPETITION. United's and Heritage's bank subsidiaries, like other depository institutions, operate in a rapidly changing environment and, therefore, face considerable competition, both in the attraction of deposits and the making of real estate, commercial, agricultural, consumer and other loans. See "Information Regarding Heritage--Competition."

    ECONOMIC CONDITIONS; LIMITED GEOGRAPHIC DIVERSIFICATION. The combined entity's operations will be located in Montana. As a result of the geographic concentration of its operations, the combined entity's results will depend largely upon economic conditions in this area. Management believes the primary industries in Montana include agriculture, tourism, government services, defense, energy, mining, timber processing, education, and medical services. A deterioration in economic conditions in the combined entity's market areas could adversely impact the quality of the combined entity's loan portfolio and the demand for its products and services, and accordingly, could have a material adverse effect on the combined entity's business, financial condition and results of operations See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Heritage--Results of Operations-- Provision for Loan Losses" and "Information Regarding United--Business--Lending Activities--Asset Quality and Reserve for Common Losses."

    ASSET QUALITY. A significant source of risk for the combined entity arises from the possibility that losses will be sustained by the combined entity's bank subsidiaries because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. The bank subsidiaries have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to mitigate this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the credit portfolios of the banks. Such policies and procedures, however, may not prevent unexpected losses that could have a material adverse effect on the combined entity's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Heritage--Results of Operations--Provision for Loan Losses" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of United--Material Changes in Financial Condition--Asset Quality and Loss Reserves."

                              GENERAL INFORMATION

    This Joint Proxy Statement is being furnished to United and Heritage Shareholders in connection with the solicitations by the United and Heritage Boards of proxies to be voted at the United Special Meeting to be held on February 3, 1998 at 9:00, local time, and at any and all adjournments thereof, and at the Heritage Special Meeting to be held on February 3, 1998 at 9:00, local time, and at any and all adjournments thereof. This Joint Proxy Statement and the enclosed form of proxy are first being sent to United and Heritage Shareholders on or about January 15, 1998.

PURPOSES OF THE SPECIAL MEETINGS

    At the Special Meetings, United and Heritage Shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement and Plan of Merger providing for the Merger. A copy of the Merger Agreement is attached hereto as Appendix A. Pursuant to the Merger Agreement, each Heritage Shareholder will be entitled to receive, for each share of Heritage Common Stock held at the Effective Time of the Merger (other than shares held by dissenting Shareholders), forty-seven and one-half (47.50) shares of United Common Stock. See "The Merger--Conversion of Heritage Common Stock", "The Merger--Dissenters' Rights," Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act attached hereto as Appendix D, and Sections 35-1-826 through 35-1-839 of the Montana Business Corporation Act attached hereto as Appendix E. After the Merger, current Heritage Shareholders will own approximately 30% (including 3.3% of the shares of United Common Stock currently owned by Heritage Shareholders) and current United Shareholders will own approximately 70% of the shares of the combined entity. See "The Merger."

    Heritage Shareholders will also be asked to consider and vote upon a proposal to nominate John M. Morrison, Kurt R. Weise, Janice M. Graser, Larry D. Albert and Jerome H. Hentges to be elected by the United Board to be directors of United upon consummation of the Merger (the "Heritage Nominees"). The Heritage Nominees will constitute the majority of the United Board upon consummation of the Merger. See "The Merger--Consequences of the Merger; Change of Control."

    It is not expected that any other matter other than as described herein will be brought before either of the Special Meetings. If, however, other matters are properly brought before either Special Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgement. See "--Voting and Revocation of Proxies."

VOTE REQUIRED; SHARES ENTITLED TO VOTE

    The presence in person or by proxy of the holders of a majority of the outstanding shares of United and Heritage Common Stock will constitute a quorum for the transaction of business at the United and Heritage Special Meetings, respectively. APPROVAL OF THE MERGER WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF UNITED COMMON STOCK AND OF THE HOLDERS OF TWO-THIRDS OF THE HERITAGE COMMON STOCK, RESPECTIVELY. APPROVAL OF THE HERITAGE NOMINEES BY HERITAGE SHAREHOLDERS WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF HERITAGE COMMON STOCK. Holders of record of United and Heritage Common Stock at the close of business on January 8, 1998 (the "Record Date") are entitled to receive notice of, and to vote at, the United and Heritage Special Meetings, respectively. At the close of business on January 8, 1998, there were 1,223,312 shares of United Common Stock outstanding and 10,000 shares of Heritage Common Stock outstanding. Each share of United Common Stock and Heritage Common Stock will be entitled to one vote. Heritage Shareholders have cumulative voting rights.

    As of the Record Date, executive officers and directors of United, United Bank and their affiliates were entitled to vote approximately 8.0% of the shares of United Common Stock then outstanding. In addition, 3.3% of the shares of United Common Stock were held by Heritage Shareholders as of the Record Date.

    As of the Record Date, executive officers and directors of Heritage, Heritage Bank and their affiliates were entitled to vote all of the 10,000 shares of Heritage Common Stock then outstanding. John M. Morrison, Chairman of Heritage, owns approximately 80% of the outstanding shares of Heritage Common Stock and, therefore, will be able to control the outcome of the vote on each proposal presented at the Heritage Special Meeting.

VOTING AND REVOCATION OF PROXIES

    The United and Heritage Boards have unanimously approved the Merger. United and Heritage Shareholders are solicited on behalf of the respective Boards to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. Shares represented by proxies properly signed, dated and returned will be voted at the applicable Special Meeting in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the Merger at the United and Heritage Special Meetings, and FOR each Heritage Nominee at the Heritage Special Meeting, and at the discretion of the proxyholders as to any other matters which may properly come before the Special Meeting. All proxies voted "FOR" such matters, including proxies for which no instructions are indicated, may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise; PROVIDED, HOWEVER, that no proxy which is voted against approval of the Merger or for which the relevant shareholder specifically abstains from voting with respect to such approval will be voted in favor of any such adjournment or postponement. If an executed proxy card is returned by a broker holding shares of United Common Stock in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on any matter, or if a United or Heritage Shareholder abstains from voting on any proposal, the shares represented by such proxy will be considered present at the respective Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be voted with respect to such matter. Therefore, abstentions and "broker non-votes" will have the same effect as votes against the proposals.

    Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of United or Heritage, as the case may be, or by attending the Special Meeting and voting in person.

    HERITAGE SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "The Merger--Delivery of United Common Stock."

SOLICITATION OF PROXIES

    Following the mailing of proxy soliciting materials, directors, officers and employees of United and Heritage (who will not be specifically compensated for such services) may solicit proxies by mail, telephone, telegraph and personal interviews. United has retained D.F. King & Co., Inc. to assist in the solicitation of the United Shareholders for a fee estimated at $5,000. United and Heritage will bear their respective expenses of proxy solicitation, including reimbursement of reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding proxy soliciting material to the beneficial owners of stock held of record by such persons.

                   MARKET PRICES AND DIVIDEND PAYMENT HISTORY

MARKET FOR UNITED COMMON STOCK

    United Common Stock is quoted on the Nasdaq National Market System under the symbol "UBMT." The first public announcement of the proposed Merger was made prior to the start of trading on June 24, 1997. On the day preceding the announcement and on January 9, 1998, the closing sales price per share of United Common Stock as quoted on the Nasdaq National Market was $20.00 and $25.125, respectively.

MARKET FOR HERITAGE COMMON STOCK

    There is no established trading market for the Heritage Common Stock. Heritage is aware of each transaction involving Heritage Common Stock since it was formed. The prices for Heritage Common Stock in such transactions may not be indicative of prices that could be attained on an active market involving a substantial number of shares. In the most recent arms-length sale of Heritage Common Stock in March 1997, the price per share was $441.

SHAREHOLDER DATA

    As of January 8, 1998, there were approximately 260 owners of record of United Common Stock and an estimated 1,100 additional beneficial United Shareholders whose stock was held in street name by brokerage houses. At that same date, there were eight owners of record of Heritage Common Stock and no beneficial Heritage Shareholders whose stock is held in street name by brokerage houses.

UNITED'S AND HERITAGE'S COMMON STOCK DIVIDEND PAYMENT HISTORY AND RESTRICTIONS

    The United Board declared dividends of $.215, $.22, $.225 and $.23 for the four quarters of 1996, for a total of $.89 per share; declared dividends of $.195, $.20, $.205 and $.21 for the four quarters of 1995, for a total of $.81 per share; and declared dividends of $.235, $.24, $.245 and $.25 for the four quarters of 1997, for a total of $.97 per share. The Heritage Board has not paid cash dividends on Heritage Common Stock.

    The declaration and payment of future dividends by the board of directors of the combined entity is dependent upon the combined entity's net income, financial condition, economic and market conditions, industry standards, certain regulatory and tax considerations described below and other conditions. No assurance can be given, or should be assumed, as to the amount, timing or frequency of future dividend payments. See "The Merger--Consequences of the Merger; Change of Control--Changed Business Strategy."

    The OTS utilizes a three-tiered approach to permit savings associations, based upon their capital level and supervisory condition, to make capital distributions, which includes dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to a bank's capital account. Generally, a Tier 1 institution, such as United or Heritage Bank, meeting its fully-phased-in capital requirement according to the capital standards effective January 1, 1995, may automatically make capital distributions up to 100% of net income to date during the calendar year, "plus an amount that would reduce by one-half its surplus capital ratio as of the beginning of the calendar year." "Surplus capital ratio" means the percentage by which an institution's capital-to-assets ratio exceeds the ratio of its fully-phased-in capital requirements to assets. Also, the rule is applied on a pro forma basis: that is, the institution must still meet its fully-phased-in capital requirements after the proposed capital distribution. Tier 2 institutions (those which meet the current minimum capital requirement on a pro forma basis, but not meeting capital rules applicable January 1, 1995) can pay dividends from 25% to 75% of net income, determined on a GAAP basis, depending on how close they are to meeting their fully-phased-in, risk-based component of the capital standards. Tier 3 institutions, which do not meet their current regulatory capital requirements, may pay dividends with prior regulatory approval.

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    Under current federal income tax laws, any dividend distribution of property
(cash or in-kind) by a "tax-qualified" thrift will be taxable as income to the recipient and not deductible by the issuer. Such nondeductible distributions are deemed under the Code Section 593(e) to come from first: (a) the accumulated "earnings and profits" of the institution amassed since the onset of federal taxation in 1952, then (b) the tax bad-debt reserves on qualifying real property loans of the institution then (c) the supplemental reserve for losses on loans, and (d) other capital accounts.

    Any dividend by a thrift deemed to come from the tax bad debt reserves must, under the Code, be included in taxable income (because of the required recapture of the original tax benefit of the thrift percentage of taxable income bad-debt method) to the extent of the lesser of the tax bad debt reserves or the amount of the distribution grossed up for taxes attributable to the distribution.

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
                                  PROPOSAL ONE
                      FOR UNITED AND HERITAGE SHAREHOLDERS

                        APPROVAL OF THE MERGER AGREEMENT

                            ------------------------

                                   THE MERGER

    THE FOLLOWING DESCRIPTION CONTAINS, AMONG OTHER INFORMATION, SUMMARIES OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT THEREOF, A COPY OF WHICH IS REPRODUCED AS APPENDIX A TO THIS JOINT PROXY STATEMENT AND INCORPORATED HEREIN BY REFERENCE.

GENERAL

    United and Heritage have entered into the Merger Agreement, which provides for the merger of Heritage and United. At the Effective Time of the Merger, each outstanding share of Heritage Common Stock will be converted into 47.50 shares of United Common Stock. See "The Merger--Conversion of Heritage Common Stock." Subject to the terms and conditions of the Merger Agreement, the Effective Time of the Merger will be on the date Articles of Merger are filed with the Secretaries of State of the States of Minnesota and Montana. It is presently contemplated that the Effective Time of the Merger will be as soon as practicable after Shareholder approvals of the Merger, but shall be no sooner than January 1, 1998 or later than June 30, 1998.

BACKGROUND OF THE MERGER

    The terms and conditions of the Merger Agreement were determined through arm's length negotiations between the managements and the Boards of United and Heritage. The following is a brief summary of those negotiations.

    In May 1997, Heritage authorized its financial advisor, D.A. Davidson, to inquire whether United would be interested in conducting discussions regarding a possible merger of the two companies. Representatives of D.A. Davidson approached Bruce K. Weldele, United's Chairman, President and Chief Executive Officer, on May 6, 1997, to determine the interest level of United in examining a potential merger with Heritage. In this meeting, Mr. Weldele expressed his interest in pursuing further discussions regarding a possible merger after he had an opportunity to consult with the United Board.

    At a regular meeting of the United Board on May 19, 1997, D.A. Davidson made a presentation regarding the possibility of a merger with Heritage. Discussion at the meeting centered on background information of Heritage, possible alternatives of United to increase shareholder value, the potential impact of alternative structures for a combination of the companies and the merits of a potential merger with Heritage. The United Board authorized continued discussions with Heritage regarding a potential merger.

    Over the next several weeks, representatives of D.A. Davidson continued discussions with Mr. Weldele regarding relative values, potential transaction structures and related matters. In addition, representatives of Heritage, including John M. Morrison, majority shareholder of Heritage and Chairman of the Heritage Board, Kurt R. Weise, Vice President of Heritage, Kevin P. Clark, Heritage Bank's President and Chief Executive Officer, and Steve L. Feurt, Heritage Bank's Senior Vice President, representatives of United, including Mr. Weldele and Dean Mart, United's Senior Vice President, and representatives of D.A. Davidson met several times to discuss a potential merger. Discussion at these meetings focused on background information of the two companies, management values and strategies, organizational philosophies, relative value of the two companies, potential transaction structures and shareholder value.

    During the week of June 16, 1997, the key terms of the proposed merger, including the composition of the initial board of directors, management positions and related issues, were discussed by the United and Heritage representatives. Based on the substance of these discussions, a proposal was prepared by D.A. Davidson, on behalf of Heritage, and presented to the United Board at its regular meeting on June 23, 1997. The United Board authorized the preparation of a letter of intent reflecting an agreement in principle with respect to the basic terms of the Merger, together with the understandings reached as to confidentiality, due diligence proceedings and related matters. The final terms and conditions of the Merger are not materially different from those set forth in the letter of intent. The United Board and the Heritage Board each held meetings on June 23, 1997, at which time the Boards authorized execution of the letter of intent and release of a public announcement. A press release announcing the signing of the letter of intent was issued prior to the commencement of trading on June 24, 1997.

    Over the next eight weeks, United retained Columbia as its financial advisor for the Merger, the parties and their advisors preformed due diligence and engaged in negotiations regarding the terms of the definitive Merger Agreement. On August 25, 1997, Heritage and United each held Board meetings, at which the Merger Agreement was voted upon and approved. The Merger Agreement was subsequently amended and restated, effective as of August 25, 1997, to reflect the private issuance of the United Shares and to provide registration rights to the Heritage Shareholders.

    The directors of Heritage and United have approved the Merger Agreement, concluded that the Merger is in the best interests of their respective Shareholders and have authorized the consummation of the Merger subject to the approval of the Heritage and United Shareholders and the fulfillment of certain conditions set forth in the Merger Agreement.

PURPOSES OF THE MERGER

    Heritage and United primarily focus on individual and small-to-medium sized businesses in their markets by offering products and services which meet the needs of these customers and maintaining a significant level of involvement in the communities they serve. The existing banking environment is rapidly changing. Large regional, super-regional and national banks have increased their acquisition activity at the local level, seeking to achieve enhanced efficiencies and economies of scale. Both Heritage and United believe that this environment presents significant opportunities for a locally-based bank to capture market share from these larger institutions by adhering to a community-based service philosophy.

    Heritage and United believe that the Merger will enable the combined entity to more effectively serve its customers through increased product and service offerings, to compete more effectively in the present banking environment, and to enhance their banks' existing local identification. The core market area for both companies is Great Falls, Montana, and the surrounding area. Great Falls is the second largest city in Montana and serves as a regional hub for trade, agriculture, tourism and medical services. The parties believe that the Merger will enhance their position within their core market through a larger customer base, enhanced cross-selling opportunities and greater financial strength. In addition, the branch offices of Heritage and United, particularly those in Shelby, Havre, and Chester, are expected to complement each other through a greater market presence, increased marketing capabilities and greater capital and human resources.

    United's primary business involves attracting customer deposits (primarily certificates of deposits and savings accounts) and using the deposits and other borrowings to fund residential real estate loans and investing in mortgaged-backed securities, U.S. Treasury and agency obligations and other investment grade securities. Heritage's primary business involves attracting customer deposits (primarily checking, money market and certificates of deposit) and using the deposits and other borrowings to fund residential and commercial real estate, commercial, agricultural and consumer loans. As such, the deposit and lending activities of the parties complement each other. In addition, each party is perceived as emphasizing products or services which are not emphasized by the other. For example, Heritage is actively involved in commercial, consumer and agricultural lending not emphasized by United. United emphasizes residential mortgage loans to a greater degree than Heritage. Heritage and United believe that opportunities are available to leverage each party's products and services into the other's existing customer base. In addition, the parties believe that the combined entity, through its greater size, financial capability and marketing capacity, will be able to selectively add products and services to meet the needs of its customers base and market area.

    Both parties believe the Merger will enhance shareholder value through increased liquidity, opportunities for increased revenues, a strengthened competitive position and improved prospects for expansion from both internal and external growth. Internal growth is anticipated to be derived from the diversification of business activities. External growth is expected to be derived from increased services in the geographic area served and the possibility of acquisitions when such opportunities become available. Both parties also believe the Merger will result in operating synergies, although potential cost savings, which have not been quantified or analyzed by Heritage or United, are not expected to be significant. See "--Consequences of the Merger; Change of Control--Changed Business Strategy."

REASONS FOR THE MERGER--UNITED

    At its August 25, 1997 meeting, the United Board determined that the Merger is fair to and in the best interests of United and its Shareholders. The United Board's determination was based upon an analysis of the terms of the Merger, an assessment of its potential economic and corporate governance impact upon United Shareholders, an analysis of the potential benefits and detriments of the Merger and a review of the financial condition and performance of Heritage and United.

    In reaching its decision to approve the Merger Agreement and recommend the approval of the Merger to United Shareholders, the United Board considered a number of factors, none of which were assigned any specific relative value or weight. The factors considered include the following:

    - The financial condition, results of operation and business operations and prospects of Heritage as well as United.

    - The likely compatibility between the market approach and philosophies of Heritage and United through the similar emphasis on community based lending and involvement.

    - The competitive position of United and Heritage in the areas served, opportunities to expand within those areas and the ability of United to position itself competitively in light of its current operations and recent developments, including consolidations, in the banking industry.

    - The likelihood that the combined entity could increase market share in United's existing markets and would be positioned to more effectively expand its market areas.

    - The fact that the business mix of Heritage with respect to commercial and consumer lending would provide an immediate portfolio of loans and services which are currently not a significant part of United's business and would offer immediate diversification of United's current loan portfolio.

    - The ability of the management of Heritage to offer capabilities in addition to those held by United's current management for expanding United's current business.

    - The change of control resulting from Heritage Shareholders' right to nominate and have elected a majority of the initial Board of Directors of the combined entity.

    - The dilution to United Shareholders resulting from the issuance of additional shares.

    - The fairness opinion of its financial advisor regarding the economic impact of the Merger on United Shareholders.

    - Other developments in the banking industry, United's position in the marketplace and the ability to expand its business without undertaking a merger.

    In addition, the United Board also considered the likelihood of the following consequences of pursuing a merger with Heritage: the costs of negotiating and consummating the Merger and the possibility that the costs could not be recouped if the conditions to the Merger could not be met, as well as the potential impact on productivity of personnel during the Merger negotiations and the effect of the Merger on personnel.

    The foregoing discussion of the information and factors considered by the United Board is not intended to be exhaustive but is believed to encompass all material factors considered by the United Board. On the basis of the foregoing factors, the United Board concluded that the terms of the Merger are fair to and in the best interests of United and its Shareholders.

    THE UNITED BOARD UNANIMOUSLY RECOMMENDS THAT UNITED SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER.

REASONS FOR THE MERGER--HERITAGE

    The Heritage Board determined at its August 25, 1997 special meeting that the Merger is fair to and in the best interests of Heritage and its Shareholders. In reaching that conclusion, the Heritage Board determined that the Merger would allow it to increase its market share and presence, strengthen its balance sheet and capital position and continue to pursue its growth-oriented business strategy. Since the current management team of Heritage acquired control of Heritage Bank in 1994, Heritage Bank has more than doubled its assets, from $32 million to over $78 million as of September 1997. Of primary importance to the Heritage Board was the continuation of this growth and the funding of Heritage's loan portfolio. The Merger presented a number of opportunities to immediately address these issues and enhance its competitive position.

    Heritage determined that the Merger would combine two financially sound companies and would increase the growth potential for the combined entity. The combined entity would have the ability to (i) continue to serve its customers and markets with a high degree of personal attention, (ii) realize the benefits of complementary strengths at both organizations, (iii) increase its market share in its core Great Falls, Montana, market and in markets served by its branches, (iv) increase the products and services offered to its customers, (v) cross-sell products and services, such as commercial and consumer loans, into a larger customer base, (vi) increase service levels to its customers and (vii) with its stronger capital base, continue Heritage's growth-oriented strategy of pursuing internal and external growth opportunities, when available. The Heritage Board also believed that the Merger would allow the combined entity to more effectively compete in the rapidly changing banking and financial services marketplace.

    In reaching its decision to approve the Merger Agreement and recommend the approval of the Merger to Heritage Shareholders, the Heritage Board considered a number of factors, none of which were assigned any specific relative value or weight. The factors considered included the following:

    - The financial condition, results of operation and business operations and prospects of United;

    - The current banking industry environment, including the rapid consolidation and the need to effectively and proactively position itself competitively;

    - The right to nominate and have elected a majority of the initial Board of Directors of the combined entity and to have effective control of management to implement a revised business strategy;

    - The prospect that the combined entity would garner increasing market share in Heritage's existing markets and would be positioned to more effectively expand its market areas;

    - The prospect that the Merger would allow the combined entity's branches to more effectively serve their communities due to overlapping service areas and the greater financial strength of the combined entity;

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    - The prospect that the Merger would allow for revenue enhancement and operating synergies;

    - The prospect that significant cross-selling opportunities would be created by the Merger, including the ability to provide Heritage's commercial banking products to United's substantial customer base;

    - The advantages of the liquidity and attractive quarterly dividend resulting from United's publicly traded securities which would be exchanged for the stock of Heritage Shareholders;

    - The prospect for further growth through acquisition by using the combined entity's publicly traded securities;

    - The expectation that the Merger would be a tax-free transaction to Heritage Shareholders;

    - Evaluation of the financial terms of the Merger and their effect on Heritage and the Heritage Board's belief that such terms are fair to Heritage and its Shareholders, based in part on the financial presentations of D.A. Davidson regarding Heritage and United and the expression of D.A. Davidson's opinion as to the fairness to Heritage of the consideration to be received in the Merger (see "--Opinion of Heritage's Financial Advisor"); and

    - Belief, after consultation with its legal counsel, that the required regulatory approvals could be obtained to consummate the Merger.

    The foregoing discussion of the information and factors considered by the Heritage Board is not intended to be exhaustive but is believed to encompass all material factors considered by the Heritage Board. On the basis of the foregoing factors, the Heritage Board concluded that the terms of the Merger are fair to and in the best interests of Heritage and its Shareholders.

    THE HERITAGE BOARD UNANIMOUSLY RECOMMENDS THAT HERITAGE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER.

OPINION OF UNITED'S FINANCIAL ADVISOR

    United retained Columbia to provide financial advice and assistance to United in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by United to Heritage Shareholders pursuant to the Merger Agreement. Columbia is a regional investment banking firm that provides valuations of businesses and securities in connection with mergers and acquisitions. The United Board selected Columbia as its financial advisor based upon its experience in mergers and acquisitions and in valuation services related to the banking and thrift industry. United did not impose any limitations on the scope of the investigation by Columbia or the procedures Columbia followed in evaluating Heritage and rendering its fairness opinion. Because much of the information relevant to the valuation was required to be derived from Heritage, Columbia has advised United that Heritage did not impose any limitations or restrictions affecting the scope of its investigation. United has been further advised that Columbia has not provided investment banking or valuation services to Heritage.

    On August 25, 1997, Columbia delivered to the United Board its opinion, as investment bankers, that the consideration to be paid by United to Heritage Shareholders pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to United Shareholders. Columbia will issue a revised opinion as of the date of the mailing of this Joint Proxy Statement that will reflect the current price of United Common Stock and the consideration based upon the current price of United Common Stock. The consideration to be paid Heritage Shareholders by United was determined through negotiations between the respective managements of United and Heritage. THE FULL TEXT OF THE WRITTEN OPINION OF COLUMBIA IS SET FORTH IN APPENDIX B TO THIS JOINT PROXY STATEMENT AND DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN. THE FOLLOWING SUMMARY OF COLUMBIA'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED HERETO AS APPENDIX B. UNITED SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

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    Columbia's opinion addresses only the fairness, from a financial point of view, of the consideration to be paid by United to the Heritage Shareholders and does not constitute a recommendation to any United Shareholder as to how such Shareholder should vote at the United Special Meeting. In the determination of value for Heritage and United, Columbia noted that, under the terms of the Merger, Heritage Shareholders would receive shares of United worth $11.3 million and existing United Common Stock was worth $29.2 million as of August 25, 1997.

    In connection with its fairness opinion, Columbia reviewed, analyzed and relied upon, among other materials, the Merger Agreement, certain internal financial data and assumptions of Heritage prepared for financial planning and budgeting purposes and, to the extent publicly available, the financial terms of certain change in control transactions involving community banks in the northwestern United States. Columbia discussed the financial condition, current operating results and business outlook of Heritage with the management of Heritage. In addition, Columbia reviewed certain publicly available information concerning United and certain financial and securities data of United and companies similar to United and discussed the financial condition, current operating results and business outlook for United and United's plans relating to Heritage with the management of United. In conducting its review and in arriving at its opinion, Columbia relied upon and assumed the accuracy and completeness of the financial and other information reviewed by it and did not attempt to verify or make any independent evaluation or appraisal of the assets of United or Heritage, nor was it supplied with any such appraisals.

    Columbia analyzed the total consideration to be paid Heritage Shareholders on a cash equivalent fair market value basis using standard evaluation techniques (as summarized below), including comparable sales multiples, net present value analysis and net asset value. Columbia's evaluations were based upon certain assumptions regarding projected growth, earnings and dividends and a range of discount rates from 16 percent to 18 percent. All material studies and analyses performed by Columbia are summarized below.

    NET ASSET VALUE ANALYSIS. Columbia analyzed the value of the net equity of Heritage, including every kind of property and value. This review assumed the liquidation on the appraisal date of all property and assets of Heritage, with the recognition of gains or losses on investment securities, real estate appreciation or depreciation, adjustments to loan loss reserve, discounts to loan portfolio and changes in the net value of other assets. For purposes of Columbia's analysis, little weight was given to net asset valuation because this approach fails to account for the values attributable to a going concern, such as the value of customer relations, market presence, image and reputation, staff tenure and expertise and the interrelationship among Heritage's assets and liabilities and because net asset valuation is based upon historical costs and varying accounting methods. As of June 30, 1997, Columbia determined a net asset value of Heritage of $7,968,143, or a per share value of $796.81. Columbia placed little weight on this liquidation value estimate and believes it is not a true estimate of the value of Heritage.

    MARKET VALUE

    Columbia analyzed the market value of Heritage as a going concern, which is generally defined as the price at which knowledgeable, unrelated buyers and sellers would agree when dealing at an "arm's length" basis. The "hypothetical" market value for a small bank with a thin market for its common stock is normally determined by comparison to the average price to shareholders' equity, average price to earnings and average price to total assets, with adjustments for significant differences in financial performance criteria and for any lack of marketability or liquidity of the buyer. When sufficient comparable trade data are available, the market value approach deserves greater weight than the net asset value approach and similar weight to the investment value approach discussed below.

    Columbia determined the market value of Heritage by comparing previous sales of small banks in the northwestern United States. Columbia maintains a comprehensive data base concerning prices paid for banking institutions in Montana, Utah, Oregon and Washington from 1988 through 1997. This data base, organized by different peer groups, provides comparable pricing and financial performance data for banking institutions acquired or sold. In analyzing the market value of Heritage, Columbia focused on

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transactions involving community banking organizations in Montana, Idaho, Utah,
Oregon and Washington with total assets of less than $100 million that occurred during the period January 1988 through August 1997. All of such transactions had 100 percent common stock of the acquiring entity as the form of consideration. In evaluating the market value of Heritage, Columbia evaluated the total purchase price relative to shareholders' equity, earnings and total assets.

        COMPARABLE SALES MULTIPLES. Columbia calculated a "Merger Consideration-Adjusted Book Value" for Heritage's June 30, 1997 shareholders' equity and its estimated December 31, 1997 shareholders' equity. Both adjusted book value numbers were compared to the price to shareholders' equity ratios for a sample of (1) Montana, Idaho, Utah, Oregon and Washington thrift institutions with total assets of less than $100 million, which sold between January 1988 and August 1997; (2) a sample of thrift institutions located in Idaho, Utah, Oregon and Washington, which sold between January 1990 and August 1997; and (3) a sample of Montana, Oregon and Eastern Washington banking institutions with total assets of less than $125 million, which sold between January 1990 and August 1997. Based on Heritage's June 30, 1997 shareholders' equity of $4,780,061, the calculations, using the three samples' median ratios, resulted in a dollar price per share for Heritage Common Stock of $717.01, $717.01 and $850.85, respectively. Based on Heritage's estimated December 31, 1997 shareholders' equity of $4,412,529, the calculations result in a dollar price per share for Heritage Common Stock of $661.88, $661.88 and $785.43, respectively.

        PURCHASE PRICE TO EARNINGS (OR NET INCOME). Columbia calculated the price to earnings (or net income) multiple for the Heritage transaction as well as for the three sample sets. Based on Heritage's 1996 net income of $486,029, the price to earnings multiple for the three samples resulted in a dollar price per share for Heritage Common Stock of $675.58, $622.12 and $617.26, respectively. Based on Heritage's 1996 twelve months of net income prior to June 30, 1997 of $827,698, the price to earnings multiple for the three samples resulted in a dollar price per share for Heritage Common Stock of $1,150.50, $1,059.45 and $1,051.18, respectively.

        TRANSACTION VALUE AS A PERCENTAGE OF TOTAL ASSETS. Columbia calculated the percentage of total assets that the transaction represents as a price level indicator. The transaction value as a percentage of total assets facilitates a truer price level comparison with comparable banking transactions, regardless of the differing levels of shareholders' equity and earnings. In this instance, a transaction value of $965.83 per share results in a transaction value as a percentage of total assets of 12.34%. The median price as a percentage of total assets for a sample of Montana, Idaho, Utah, Oregon and Washington, thrift institutions with total assets of less than $100 million, which sold between January 1988 and August 1997 was 11 percent, the median price as a percentage of total assets for a sample of thrift institutions located in Idaho, Utah, Oregon and Washington which sold between January 1990 and August 1997 was 13%, and the median price as a percentage of total assets for a sample of banking institutions with total assets of less than $125 million located in Montana, Oregon and Eastern Washington, which sold between 1990 and 1997 was 16%.

    INVESTMENT VALUE

    Columbia also analyzed the investment or earnings value of Heritage. Columbia calculated Heritage's investment or earnings value by estimating the present value of Heritage's future earnings or cash flow.

        NET PRESENT VALUE ANALYSIS. The investment or earnings value of any banking organization is an estimate of the present value of future benefits, usually earnings, dividends or cash flow, that will accrue to the stock. The earnings value is calculated using an annual future earnings stream over a period of time of not less than five years and the residual value of the earnings stream after five years. Such earnings stream is calculated using Heritage's estimates of future growth and an appropriate capitalization or discount rate. Columbia's calculations were based upon an analysis of the banking industry, Heritage's earnings estimates for 1997 through 2001, Heritage's historical levels of growth and earnings and the competitive situation in Heritage's market area. Using discount rates of 16% and 18%, acceptable discount rates considering the risk-return relationship most investors would demand for an investment of this type, as of the valuation date, the "Net Present Value of Future Earnings" provided a valuation range for Heritage Common Stock of $1,005.00 to $1,202.90 per share.

    When the net asset value, market value and investment value approaches are subjectively weighed, using the appraiser's experience and judgment, it is Columbia's opinion that the proposed transaction is fair, from a financial point of view, to United Shareholders.

    The foregoing is a summary of the financial analyses used by Columbia in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Columbia's opinion. In arriving at its opinion, Columbia considered the results of all such analyses. The analyses were prepared solely for the purposes of Columbia providing its opinion as to the fairness of the consideration to be paid by United to Heritage Shareholders, from a financial point of view, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. With respect to the comparison of selected companies and the analysis of selected bank merger transactions summarized above, no company utilized as a comparison is identical to United or Heritage. Any analysis of the fairness of the Merger to United Shareholders, from a financial point of view, involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisitions values of the comparable companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. As described above, Columbia's opinion was one of many factors taken into consideration by the United Board in making its determination to approve the Merger Agreement.

    The terms of the engagement of Columbia by United are set forth in a letter agreement dated July 22, 1997 between United and Columbia (the "Engagement Letter"). Pursuant to the terms of the Engagement Letter, United agreed to pay Columbia a fee of $20,000 as compensation for rendering its financial advisory services and its opinion. In addition, United agreed to reimburse Columbia for its reasonable out of pocket expenses in connection with its engagement, including, but not limited to, the fees and disbursements of its legal counsel, and to indemnify Columbia against certain liabilities.

OPINION OF HERITAGE'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated June 12, 1997, Heritage engaged D.A. Davidson to provide certain investment banking advice and services in relation to the Merger. D.A. Davidson attended the special meeting of the Heritage Board held on August 25, 1997, at which the Heritage Board approved the Merger Agreement. The Heritage Board retained D.A. Davidson based upon its experience, expertise and familiarity with Heritage and with financial institutions in the northern Rocky Mountain region. D.A. Davidson is a recognized regional investment firm which, as part of its business, is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, private placements, investment research and other purposes.

    D.A. Davidson has delivered its written opinion dated August 25, 1997, and dated the date of this Joint Proxy Statement, to the effect that, based upon and subject to the factors and assumptions set forth in such written opinions, and as of the date of each such opinion, the consideration to be paid to Heritage in the Merger was fair to Heritage Shareholders from a financial point of view.

    THE FULL TEXT OF D.A. DAVIDSON'S WRITTEN OPINION TO THE HERITAGE BOARD, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF D.A. DAVIDSON'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION, WHICH SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. D.A. DAVIDSON'S OPINION WAS DIRECTED TO THE HERITAGE BOARD, ADDRESSES ONLY THE FAIRNESS TO HERITAGE SHAREHOLDERS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY HERITAGE PURSUANT TO THE MERGER AGREEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HERITAGE SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE.

    In arriving at its written opinions, D.A. Davidson (i) reviewed the audited financial statements and related financial reports of Heritage for the three fiscal years ended December 31, 1994 through 1996; (ii) reviewed the interim financial reports of Heritage dated June 30, 1996 and 1997; (iii) reviewed United's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1992 through 1996; (iv) reviewed United's Form 10-Q for the period ending June 30, 1996 and 1997; (v) reviewed certain other information, including financial forecasts, relating to the respective businesses, earnings, assets and prospects for Heritage and United furnished to it by Heritage and United; (vi) conducted discussions with members of management of Heritage and United concerning their respective business and prospects; (vii) considered certain financial and common stock performance information with respect to United; (viii) considered securities data of certain publicly traded financial institutions in businesses similar to those of Heritage and United;
(ix) compared the proposed financial terms of the transaction contemplated by the Merger with financial terms of certain other mergers and acquisitions which it deemed to be relevant; (x) considered the pro forma effect of the Merger on Heritage's capitalization ratios, assets, loans, deposits, earnings, book value, and tangible book value per share; (xi) reviewed the Merger Agreement; and (xii) considered such other information financial studies, analyses and investigations and financial, economic and market criteria which D.A. Davidson deemed relevant.

    D.A. Davidson has relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or provided to it for the purpose of its opinion. D.A. Davidson also relied upon the management of Heritage and United as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) provided to it. D.A. Davidson is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of Heritage or United nor has it reviewed any individual credit files. In addition, D.A. Davidson has not made an independent evaluation or appraisal of the assets and liabilities of Heritage and United or any of their subsidiaries, and has not been furnished with any such evaluation or appraisal.

    The following is a summary of the analyses D.A. Davidson utilized in arriving at its opinions as to the fairness of the consideration to be received by Heritage in the Merger and that D.A. Davidson discussed with the Heritage Board on August 25, 1997. D.A. Davidson arrived at its ultimate opinion based on the results of all of the analyses described below assessed as a whole and did not reach any specific conclusions from or with regard to any one method of analysis. The analyses performed by D.A. Davidson are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    GENERAL. Through the various analyses which are summarized below and were presented to the Heritage Board on August 25, 1997, D.A. Davidson attempted to determine the going concern value of both Heritage and United. In the determination of value for Heritage and United, D.A. Davidson noted that, under the terms of the Merger, Heritage Shareholders would receive shares of United worth $11.3 million and existing United Common Stock was worth $29.2 million as of August 25, 1997. In the analyses of the value of United, D.A. Davidson applied the various valuation multiples, discount rates and terminal values after an assumed special distribution of approximately $11 million to reflect the excess capital levels at United. This assumed distribution brought United's equity to capital ratio down to 12.9%, which is the average ratio for the group of ten comparable thrifts discussed below. D.A. Davidson noted that this assumed distribution was exclusively for the purposes of producing a more comparable analysis of United, relative to its peers, and was not a condition to, or an expectation of, the Merger. This distribution affected the capital, assets and earnings figures for United, against which the various valuation multiples, discount rates and terminal values were applied. D.A. Davidson then added back the $11 million special distribution to the implied valuation derived from the various analyses to compute a total value of United. This total value is mentioned in each of the analyses below.

    PRO FORMA MERGER ANALYSIS. D.A. Davidson analyzed certain pro forma effects resulting from the Merger. The analysis indicated that the transaction would result in book value and tangible book value accretion per Heritage share at June 30, 1997 of approximately 74% and 90%, respectively. The analysis also indicated that the Merger would result in earnings dilution per Heritage share for the latest twelve months ended June 30, 1997 of approximately 24%. On a pro forma basis, at June 30, 1997, Heritage's total assets would increase from $80 million to $186 million, its deposits would increase from $66 million to $141 million, and its stockholders equity would increase from $5 million to $30 million. The analysis also indicated that for the twelve months ended June 30, 1997, Heritage's net earnings would increase from $825,000 to $2.2 million, its return on average assets would increase from 1.17% to 1.27%, and its return on average equity would decrease from 18.2% to 7.6%. D.A. Davidson also observed that under the terms of the Merger, former Heritage Shareholders would own approximately 30% (including shares of United Common Stock owned by Heritage Shareholders prior to the Merger), and current United Shareholders would own approximately 70% of the combined entity after giving effect for the Merger. D.A. Davidson noted that these relative ownership positions compared to the relative contributions of Heritage and United to the combined entity's pro forma financial results for the twelve months ended June 30, 1997 and pro forma financial condition at June 30, 1997 are as follows: 16.3% and 83.7%, respectively, of book value, 14.4% and 85.6%, respectively, of tangible book value, 36.2% and 63.8%, respectively, of earnings, 43.0% and 57.0%, respectively, of assets, and 47.1% and 52.9%, respectively, of deposits.

    D.A. Davidson also noted that under the terms of the Merger Agreement, current Heritage Shareholders will have the right to elect five of the nine members of the Board of Directors of the combined entity and Mr. John M. Morrison, majority Shareholder of Heritage, has received rights of first refusal on 263,200 shares of United Common Stock, or approximately 15.5% of the shares outstanding of the combined entity.

    DISCOUNTED DIVIDEND STREAM ANALYSIS. Using a discounted dividend stream analysis, D.A. Davidson estimated the present value of the future streams of after tax cash flows that Heritage and United could produce through 2001 and distribute to Shareholders ("dividendable net income"). In this analysis, D.A. Davidson assumed that Heritage and United performed in accordance with the earnings growth rate estimates provided to D.A. Davidson by the management's of Heritage and United, and that both could pay out up to 100% of their net income with the constraint that their tangible equity to assets ratio be maintained at a minimum 7% level. D.A. Davidson estimated the terminal value for the Heritage and United Common Stock at 10.0 times estimated 2001 net income. The dividendable net income streams and terminal values were then discounted to present values using differing discount rates (14% to 16% for Heritage and 12% to 14% for United) chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Heritage or United Common Stock. This analysis indicated a reference range of between $8.2 million and $8.9 million in aggregate value for Heritage and a reference range of between $22.7 million and $23.6 million in aggregate value for United. This analysis was based upon the projections and assumptions of Heritage's and United's management. Management's projections are based upon many factors and assumptions, many of which are beyond the control of Heritage and United. This analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the price at which any securities may trade at the present or at any time in the future.

    ANALYSIS OF ACQUISITION TRANSACTIONS. D.A. Davidson reviewed the pricing multiples paid in recently announced or completed thrift merger or acquisition transactions as a basis for comparison of the financial terms contemplated in the Merger Agreement. D.A. Davidson noted that according to data compiled from Bank Mergers & Acquisitions "Scoreboard", 48 thrift merger or acquisition transactions have been announced or completed in the first six months of 1997. The reported average valuation multiples involved with these transactions were: price to latest twelve month earnings of 19.0x, price to book of 1.66x, and price to assets of .159x. This analysis yielded an average implied value based upon a broad compilation of recent thrift merger and acquisition transactions of approximately $12.0 million and $31.9 million for Heritage and United, respectively.

    In addition to its analysis of pricing multiples paid in announced or completed thrift merger or acquisition transactions generally, D.A. Davidson also examined five transactions involving bank and thrift acquisitions in the Rocky Mountain region of the U.S. which had characteristics relevant to the Merger. Those merger transactions included First Interstate BancSystem of Montana, Inc.'s acquisition of Citizen's Bancshares, Inc., Glacier Bancorp, Inc.'s acquisition of Missoula Bancshares, Inc, First Interstate BancSystem of Montana, Inc.'s acquisition of First Interstate's Montana and Wyoming branches, WesterFed Financial Corp.'s acquisition of Security Bancorp, Inc., and First Colorado Bancorp, Inc.'s acquisition of Delta Federal Savings Bank. D.A. Davidson noted that the average valuation multiples involved with these transactions were: price to latest twelve month earnings of 12.6x, price to book of 1.82x, price to assets of .156x, and price to deposits of .186x. This analysis yielded an average implied value of $9.9 million and $28.9 million for Heritage and United, respectively.

    No company or transaction used in the above analysis as a comparison is identical to Heritage, United or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and transactions analyzed.

    COMPARISON OF SELECTED PUBLIC COMPANIES. D.A. Davidson reviewed and compared certain financial, operating and market information of Heritage and United with the following ten thrifts that it believed to be appropriate for comparison: WesterFed Financial Corp., Sterling Financial Corp., Glacier Bancorp, Inc., First Colorado Bancorp, Inc., InterWest Bancorp, Inc., Klamath First Bancorp, Inc., United Financial Corp., First Savings Bank of Washington, First Mutual Savings Bank, and Horizon Financial Corp. (collectively "Composite"). Such information included market valuation, profitability, asset quality, reserve coverage and capital ratios. Among the market information compared were market price to latest twelve months earnings (actual) ("LTM earnings"), to estimated 1997 earnings, and to book value, assets and deposits. D.A. Davidson noted that the average price to LTM earnings of the Composite was 18.4x, the price to estimated 1997 earnings was 15.4x, the price to book value was 1.53x, the price to assets was .204x, and the price to deposits was .265x. In applying these valuation multiples to Heritage and United, D.A. Davidson derived average market values of $10.2 million and $30.4 million, respectively.

    In addition, D.A. Davidson examined an index of 133 thrifts from across the U.S. ("Thrift Index") and noted that the average price to LTM earnings was 16.2x, the price to estimated 1997 earnings was 14.1x, the price to book was 2.39x, the price to assets was .150x, and the price to deposits was .229x. In applying these multiples to Heritage and United, D.A. Davidson derived average values for Heritage and United of $10.8 million and $33.9 million, respectively.

    D.A. Davidson noted that, in the aggregate, neither the Composite nor the Thrift Index is identical to Heritage or United, and that various adjustments could be applied to the comparison multiples in consideration of the varying size, financial, and operating characteristics of the compared entities.

    In connection with its opinion dated as of the date of this Joint Proxy Statement, D.A. Davidson performed procedures to update certain of the analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

    The summary of the analyses set forth above provides a description of the main elements of D.A. Davidson's presentation to the Heritage Board on August 25, 1997. It does not purport to be a complete description of the presentation by D.A. Davidson to the Heritage Board or of the analyses performed by D.A. Davidson. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. D.A. Davidson believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part of the above summary, without considering all factors, analyses and circumstances, would create an incomplete view of the procedures underlying the analyses set forth in the D.A. Davidson presentation and opinion.

    In performing its analyses, D.A. Davidson made or relied upon certain assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Heritage and United. The analyses summarized above were prepared solely as part of D.A. Davidson's analysis of the fairness, from a financial point of view, of the consideration to be received by Heritage in the Merger and were provided to the Heritage Board in connection with the delivery of D.A. Davidson's opinions. In addition, as described above, D.A. Davidson's opinion and presentation to the Heritage Board is just one of many factors taken into consideration by the Heritage Board.

    Under the terms of a letter agreement dated June 12, 1997 between D.A. Davidson and Heritage, Heritage will pay D.A. Davidson a fee on the Closing Date of the Merger of $250,000. The letter agreement with D.A. Davidson also provides that Heritage will reimburse D.A. Davidson for its reasonable out-of-pocket expenses and will indemnify D.A. Davidson against certain liabilities, including liabilities under securities laws, incurred in connection with its services.

EFFECTIVE TIME OF THE MERGER

    Subject to the terms and conditions of the Merger Agreement, the Effective Time of the Merger will be on the date Articles of Merger are filed with the Secretaries of State of the States of Minnesota and Montana. The parties expect the Merger to become effective as soon as practicable following (i) approval of the Merger by United and Heritage Shareholders; (ii) receipt of all necessary approvals from the OTS and (iii) the fulfillment of certain closing conditions but in any case no earlier than January 1, 1998 and no later than June 1, 1998. See "--Regulatory Approvals; Conditions to the Merger."

CONSEQUENCES OF THE MERGER; CHANGE OF CONTROL

    BOARD OF DIRECTORS. The current United Board consists of seven members divided into three separate classes with members in each class serving three-year terms. The terms of each class are staggered so that only members of one class stand for election at any annual meeting.

    At the time of the Merger, four members of the current United Board will resign. Following the resignations, the three remaining directors will expand the number of the United Board to nine by creating two new vacancies. As a result, each class will consist of three directors. The remaining directors will then elect persons to fill the vacancies on the United Board created by the resignations and the newly created positions. One of the vacancies will be filled by William L. Madison, a current United Board member, who will resign but be elected to the vacancy created for the class of directors whose terms expire in 1998. The remaining five directors will be nominated by Heritage Shareholders at the Heritage Special Meeting (see Proposal Two for Heritage Shareholders). The Heritage Nominees will constitute a majority of the United Board after the Merger.

    Three of the Heritage Nominees are Heritage Shareholders while the other two are executive officers of non-Heritage banks controlled by John M. Morrison. The election of the Heritage Nominees by the United Board is a condition to the consummation of the Merger. A vote of United Shareholders to elect the five Heritage Nominees is not required. There are no contractual or other requirements for the United Shareholders to select or vote for the Heritage Nominees at any annual meeting in the future.

    After the Merger, the United Board will consist of the following persons whose term of office expires at the annual meeting in the year shown:

                                                                                          TERM
DIRECTOR                                                                                 EXPIRES
-------------------------------------------------------------------------------------  -----------
HERITAGE NOMINEES:
John M. Morrison.....................................................................        2000
Kurt R. Weise........................................................................        2000
Janice M. Graser.....................................................................        2000
Larry D. Albert......................................................................        1999
Jerome H. Hentges....................................................................        1999

CURRENT UNITED DIRECTORS:
Bruce K. Weldele.....................................................................        1999
William L. Madison...................................................................        1998
Dr. J. William Bloemendaal...........................................................        1998
Elliott L. Dybdal....................................................................        1998

    For information regarding the Heritage Nominees, see "--Proposal Two for Heritage Shareholders."

    EXECUTIVE OFFICERS. The Heritage Nominees, representing a majority of the United Board, will be able to select and control the management of United as well as the board of directors and management of the combined entity's subsidiary banks. While the new executive officers cannot be identified with certainty at this time, it is anticipated that John M. Morrison will be elected President and Chief Executive Officer, Kurt R. Weise will be elected Chief Operating Officer and Bruce K. Weldele will be elected Chairman. It is also anticipated that Kevin P. Clark will be elected President and Steve L. Feurt will be elected Senior Vice President of the combined bank subsidiary, both of whom are currently Heritage Bank officers.

    ORGANIZATION AFTER THE MERGER. It is expected that the bank subsidiaries of United and Heritage will merge within approximately six months after the Merger. The United Bank subsidiary will merge into the Heritage Bank subsidiary and the separate existence of the United Bank subsidiary will cease. The resulting bank will be called the Heritage Bank. As the sole shareholder of the combined bank, the new United Board will be able to control the election of the Board of Directors of the combined bank. In addition to the changes in the Board composition and executive officers of the combined entity, United's operations will be converted to Heritage's current data processing system. Heritage's historical financial statements will be the historical financial statements of the combined entity going forward.

    SHARE OWNERSHIP AFTER THE MERGER. Current United Shareholders will own approximately 70% and current Heritage Shareholders will own approximately 30% (including the 3.3% of United Common Stock currently owned by Heritage Shareholders) of the combined equity. In addition, United Shareholders currently holding an aggregate of 21.5% of United Common Stock (15.5% of United Common Stock following the Merger) have entered into Right of First Refusal Agreements with John M. Morrison whereby such United Shareholders will not be able to sell their United Common Stock for a period of two years without first offering such Common Stock to Mr. Morrison. See "The Merger--Interests of Certain Persons; Certain Transactions--Right of First Refusal Agreements."

    CHANGED BUSINESS STRATEGY. After the Merger, the newly constituted United Board and management intends to change United's existing business strategy and engage in a growth-oriented expansion strategy by pursuing internal and external growth opportunities, when available. United will attempt to expand its customer base by emphasizing commercial and consumer loans, in addition to mortgage loans, and offering new products. United will consider opening new branches or acquiring other financial institutions and will consider expansion of the geographic area currently served. Historically, United has had a more conservative strategy of attracting deposits, emphasizing mortgage loans and investing in mortgaged-backed securities, U.S. Treasury and agency obligations and other investment grade securities. Heritage, on the other hand, has historically pursued a growth-oriented expansion strategy and has experienced growth of loans, deposits and assets. The results achieved to date by Heritage, however, may not be indicative of future results of United after the Merger. United's new business strategy may also subject United to a greater degree of risk. See "Risk Factors--New Business Strategy and Management of Growth."

CONVERSION OF HERITAGE COMMON STOCK

    At the Effective Time of the Merger, each share of Heritage Common Stock will be converted into the right to receive 47.50 shares of United Common Stock. Under the Merger Agreement, no fractional shares will be issued.

    The Merger Agreement provides that the Exchange Rate will be equitably adjusted in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Heritage Common Stock outstanding occurring between the date of the Merger Agreement and the Effective Time of the Merger. Each dissenting share, if any, will be converted into the right to receive payment from the combined entity in accordance with the provisions of the Montana or Minnesota Business Corporation Law, as applicable. See "--Dissenters' Rights."

DELIVERY OF UNITED COMMON STOCK

    After the Effective Time of the Merger, letters of transmittal will be mailed to each Heritage Shareholder. Each Heritage Shareholder will be requested to complete the letter of transmittal and return it, together with the stock certificates representing all of the shares of Heritage Common Stock owned by such holder, to TrustCorp, a Montana Trust Company, that will serve as an exchange agent (the "Exchange Agent"). The letter will also include instructions for surrendering the Heritage Common Stock certificates in exchange for a certificate representing shares of United Common Stock. Certificates for United Common Stock will be delivered to or for the account of a holder of Heritage Common Stock only after the holder has surrendered to the Exchange Agent the old certificates for such holder's Heritage Common Stock, accompanied by a duly executed letter of transmittal in proper form.

    United will not pay any dividend or make any distribution on shares of United Common Stock (with a record date at or after the Effective Time) to any record holder of outstanding shares of Heritage Common Stock until the holder surrenders for exchange his or its certificates which represented shares of Heritage Common Stock. Holders of unsurrendered Heritage Common Stock certificates shall not be entitled to vote after the Effective Date at any meeting of United Shareholders until they have exchanged their Heritage Common Stock certificates.

    At the Effective Time of the Merger, the stock transfer books of Heritage will be closed and no transfer of Heritage Common Stock will thereafter be made on such books.

    HERITAGE SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES TO EXCHANGE FOR SHARES OF UNITED COMMON STOCK UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Heritage expects that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code and that for federal income tax purposes no gain or loss will be recognized by any Heritage Shareholder upon the receipt solely of United Common Stock for Heritage Common Stock pursuant to the Merger, except upon the receipt of cash by dissenters. The IRS has not been and will not be asked to rule upon the tax consequences of the Merger. Instead, Heritage will rely upon the opinion of Dorsey & Whitney LLP, counsel for United, given to both Heritage and United, as to certain federal income tax consequences of the Merger. It is a condition of the consummation of the

Merger that Heritage receive such opinion from Dorsey & Whitney LLP. The opinion of Dorsey & Whitney LLP will be based upon facts described herein and upon certain representations made by Heritage, United and certain principal Heritage Shareholders. The opinion of Dorsey & Whitney LLP will also be based upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. An opinion of counsel is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS. EACH HOLDER OF HERITAGE COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

    Based upon the facts and representations provided to it, and subject to various assumptions and qualifications, Dorsey & Whitney LLP will opine that the following federal income tax consequences will result from the Merger:

    (i) The Merger will qualify as a "reorganization" under Section 368(a) of the Code;

    (ii) No gain or loss will be recognized by Heritage or United as a result of the Merger;

   (iii) No gain or loss will be recognized by any Heritage Shareholder (except in connection with the receipt of cash) upon the exchange of Heritage Common Stock for United Common Stock in the Merger;

    (iv) The basis of the United Common Stock received by a Heritage Shareholder who exchanges Heritage Common Stock for United Common Stock will be the same as the basis of the Heritage Common Stock surrendered in exchange therefor; and

    (v) The holding period of the United Common Stock received by a Heritage Shareholder receiving United Common Stock will include the period during which the Heritage Common Stock surrendered in exchange therefor was held (provided that the Heritage Common Stock of such Heritage Shareholder was held as a capital asset at the Effective Time).

    The opinion described above will be based upon certain assumptions, including the assumption that Heritage Shareholders do not have any plan or intention to dispose, sell, exchange or otherwise dispose of a number of shares of United Common Stock received pursuant to the Merger that would reduce the ownership by such Heritage Shareholders of United Common Stock to a number of shares having a value, as of the date of the Merger, which is less than 50 percent of the value of all of the formerly outstanding Heritage Common Stock held by such Heritage Shareholders as of the same date.

    In the event that Heritage is unable to obtain such opinion of counsel, dated as of the Closing Date, the Merger will not be consummated unless the condition requiring its receipt is waived and the approvals of Heritage and United Shareholders are resolicited by means of an updated Joint Proxy Statement.

    The foregoing is only a general description of certain anticipated federal income tax consequences of the Merger, without regard to the particular facts and circumstances of the tax situation of each Heritage Shareholder. It does not discuss all of the consequences that may be relevant to Heritage Shareholders entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign persons) or to Heritage Shareholders who acquired their Heritage Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger under state, local, foreign or other tax laws.

DISSENTERS' RIGHTS

    Under the Montana Business Corporation Act ("MtBCA") and the Minnesota Business Corporation Act ("MBCA"), the holders of Heritage and United Common Stock are entitled to certain dissenters' and appraisal rights with respect to the Merger. The following is a summary of the rights of Heritage and United Shareholders who dissent from the Merger. It does not purport to be complete and is qualified in its entirety by reference to Sections 35-1-826 through 35-1-839 of the MtBCA (the "Montana Dissenters' Rights Statute," a copy of which is attached as Appendix E to this Joint Proxy Statement) and to Sections 302A.471 and 302A.473 of the MBCA (the "Minnesota Dissenters' Rights Statute," a copy of which is attached as Appendix D hereto).

    MONTANA DISSENTERS' RIGHTS STATUTE. Any Heritage Shareholder may, as an alternative to receiving a consideration specified in the Merger Agreement, dissent from the Merger and obtain payment of the fair value of such Shareholder's Heritage Common Stock pursuant to the Montana Dissenters' Rights Statute. Heritage Shareholders will be bound by the terms of the Merger unless they dissent by complying with all of the requirements of the Montana Dissenters' Rights Statute. Any Heritage Shareholder contemplating exercising the right to demand such payment should carefully review the Montana Dissenters' Rights Statute, a copy of which is included as Appendix E to this Joint Proxy Statement, and in particular the required procedural steps. A HERITAGE SHAREHOLDER WHO FAILS TO COMPLY WITH THESE PROCEDURAL REQUIREMENTS MAY LOSE THE RIGHT TO DISSENT.

    Set forth below, to be read in conjunction with the full text of the Montana Dissenters' Rights Statute, is a summary of the procedures relating to the exercise of dissenters' rights by Heritage Shareholders.

    Any Heritage Shareholder who wishes to dissent must deliver to Heritage, prior to the vote on the Merger Agreement, a written notice of intent to demand payment for such Shareholder's shares if the Merger is effectuated. In addition, such Shareholder must not vote their shares of Heritage Common Stock in favor of the Merger Agreement. A Heritage Shareholder who fails to deliver the notice on time or who votes in favor of the Merger Agreement will not have any dissenters' rights. If a Heritage Shareholder returns a signed proxy but does not specify a vote AGAINST approval of the Merger Agreement or a direction to abstain, the proxy will be voted for approval of the Merger Agreement, which will have the effect of waiving such Shareholder's dissenters' rights.

    If the Merger Agreement is approved by Heritage Shareholders, Heritage is required to deliver a written dissenters' notice to all Heritage Shareholders who gave a timely notice of intent to demand payment and who did not vote in favor of the Merger Agreement. The notice must be sent no later than 10 days after the Merger Agreement is approved and must (i) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited, (ii) inform Shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment is received, (iii) supply a form for demanding payment that includes the date of the first announcement to the news media or to Shareholders of the terms of the proposed corporate action and that requires the person asserting dissenters' rights to certify whether or not such Shareholder acquired beneficial ownership of the shares before that date, (iv) set a date by which Heritage must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date the required dissenters' notice is delivered, and (v) be accompanied by a copy of the Montana Dissenters' Rights Statute.

    A Shareholder who is sent the dissenters' notice described above must demand payment, certify whether the Shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice, and deposit such Shareholder's certificates in accordance with the terms of the notice. A Shareholder who demands payment and deposits the Shareholder's certificates of Heritage Common Stock as requested by the dissenters' notice retains all other rights of a Heritage Shareholder until such rights are canceled by the consummation of the Merger. A Shareholder who does not demand payment or deposit the Shareholder's certificates of Heritage Common Stock where required, each by the date set forth in the dissenters' notice, is not entitled to payment. Heritage may restrict the transfer of uncertificated shares from the date of the demand for payment until the Merger is consummated; however, the holder of uncertificated shares retains all other rights of a Shareholder until those rights are canceled by the consummation of the Merger.

    Except for shares of Heritage Common Stock acquired by a dissenter after the date set forth in the dissenters' notice as the date of first announcement to Shareholders or the news media of the terms of the Merger, as soon as the Merger is effectuated or upon receipt of the payment demand, Heritage must pay each dissenter who complied with the foregoing requirements the amount Heritage estimates to be the fair value of the dissenters' shares of Heritage Common Stock plus accrued interest. The payment must be accompanied by certain financial information concerning Heritage, a statement of Heritage's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenter's right to demand payment if the dissenter is dissatisfied with the payment offer, and a copy of the Montana Dissenters' Rights Statute.

    A dissenter may notify Heritage in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due with respect thereto and may demand payment of the dissenter's estimate, by following the procedures set forth in the Montana Dissenters' Rights Statute.

    Heritage Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their Heritage Common Shares determined under the Montana Dissenters' Rights Statute could be more than, the same as or less than the value of the consideration they will receive pursuant to the Merger Agreement if they do not exercise dissenters' rights.

    Any Heritage Shareholder contemplating the exercise of dissenters' rights is urged to review the full text of the Montana Dissenters' Rights Statute.

    MINNESOTA DISSENTERS' RIGHTS STATUTE. Under the MBCA, United Shareholders have the right to dissent from the Merger and, subject to certain conditions provided for under Minnesota law, are entitled to receive payment of the fair value of their Common Stock. United Shareholders will be bound by the terms of the Merger unless they dissent by complying with all of the requirements of the Minnesota Dissenters' Rights Statute. Any United Shareholder contemplating exercising the right to demand such payment should carefully review the Minnesota Dissenters' Rights Statute, a copy of which is included as Appendix D to this Joint Proxy Statement, and in particular the procedural steps. A UNITED SHAREHOLDER WHO FAILS TO COMPLY WITH THESE PROCEDURAL REQUIREMENTS MAY LOSE THE RIGHT TO DISSENT.

    Set forth below, to be read in conjunction with the full text of the Minnesota Dissenters' Rights Statute, is a summary of the procedures relating to the exercise of dissenters' rights by United Shareholders.

    Any United Shareholder who wishes to dissent must deliver to United, prior to the vote on the Merger Agreement, a written notice of intent to demand payment for such Shareholder's shares if the Merger is effectuated. In addition, such Shareholder must not vote their shares of United Common Stock in favor of the Merger. A United Shareholder who fails to deliver the notice on time or who votes in favor of the Merger Agreement will not have any dissenters' rights. If a United Shareholder returns a signed proxy but does not specify a vote AGAINST approval of the Merger Agreement or a direction to abstain, the proxy will be voted for approval of the Merger Agreement, which will have the effect of waiving such Shareholders' dissenters' rights.

    If the Merger Agreement is approved by United Shareholders, United is required to deliver a written dissenters' notice to all United Shareholders who gave timely notice of intent to demand payment and who did not vote in favor of the Merger Agreement. The notice must (i) state where the payment demand and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received; (ii) inform Shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) supply a form for demanding payment and requiring the dissenting Shareholder to certify the date on which such Shareholder acquired the shares of United Common Stock; and (iv) be accompanied by a copy of the Minnesota Dissenters' Rights Statute.

    A Shareholder who is sent the dissenters' notice described above must demand payment, deposit such Shareholder's certificates of United Common Stock and complete other information as required by such notice. A Shareholder who demands payment and deposits their certificates of United Common Stock as requested by the dissenters' notice retains all other rights of a United Shareholder until such rights are canceled by the consummation of the Merger. United may restrict the transfer of uncertificated shares from the date of the demand for payment until the Merger is consummated; however, the holder of uncertificated shares retains all other rights of a Shareholder until those rights are canceled by the consummation of the Merger.

    Except for shares of United Common Stock acquired by a dissenter after the date of the first announcement to the public of the Merger, upon the consummation of the Merger or upon receipt of the payment demand (whichever is later), United must pay each dissenter who complies with the foregoing requirements the amount United estimates to be the fair value of the dissenter's shares of United Common Stock plus accrued interest. The payment must be accompanied by certain financial information concerning United, a statement of United's estimate of the fair value of the shares, an explanation of the method used to reach the estimate, a brief description of the procedure to be followed to demand supplemental payment and a copy of the Minnesota Dissenters' Rights Statute.

    A dissenter may notify United in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due, if different from United's estimate, and may demand payment of the dissenter's estimate, by following the procedures set forth in the Minnesota Dissenters' Rights Statute.

    Any United Shareholder contemplating the exercise of dissenters' rights is urged to review the full text of the Minnesota Dissenters' Rights Statute.

REPRESENTATIONS AND WARRANTIES

    Heritage and United have made customary warranties and representations to each other regarding, among other things, their businesses, assets, liabilities, financial condition and results of operations.

COVENANTS; CONDUCT OF BUSINESS PENDING THE MERGER

    Heritage and United have agreed to use their reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the Merger Agreement, including giving any notices required of them or their respective subsidiaries to third parties and obtaining certain third party consents that may reasonably be requested by one party of the other.

    Heritage and United have also agreed to give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies required in connection with the Merger, as explained below. Heritage and United have prepared and filed with the Commission proxy materials under the Exchange Act relating to the United Special Meeting.

    United has filed an application on Form H-(e)3 with the OTS and will make any further filings pursuant thereto and with such other government agencies and departments that may be necessary.

    Heritage will deliver to United on or before the date this Joint Proxy Statement is mailed to Heritage Shareholders (i) the Davidson Opinion and (ii) a letter of KPMG Peat Marwick LLP stating their conclusions as to the accuracy of certain information derived from the financial records of Heritage and its subsidiary and included within the pro forma financial information contained in this Joint Proxy Statement

(the "Heritage Comfort Letter"). Each of the Davidson Opinion and Heritage Comfort Letter must be reasonably satisfactory to United in form and substance. United will deliver to Heritage on or before the date this Joint Proxy Statement is mailed to United Shareholders (i) the Columbia Opinion and (ii) a letter of KPMG Peat Marwick LLP stating their conclusions as to the accuracy of certain information derived from the financial records of United and its subsidiaries and the appropriateness under GAAP of the purchase method accounting treatment applied to the pro forma financial information contained in the Joint Proxy Statement (the "United Comfort Letter"). Each of the Columbia Opinion and United Comfort Letter must be reasonably satisfactory to Heritage in form and substance.

    United has agreed to give Heritage Shareholders certain demand registration rights with respect to the shares of United Common Stock received by them. See "The Merger--Interests of Certain Persons; Certain Transactions--Registration Rights."

    Each of Heritage and United has agreed not to (and will not cause or permit any of their respective subsidiaries to) engage in any practice, take any action or enter into any transaction outside the ordinary course of business consistent with past custom and practice, except as may be required to fulfill an obligation or covenant undertaken pursuant to the Merger Agreement. Without limiting the generality of the foregoing, none of United, Heritage or any of their respective subsidiaries may:

    (i) authorize or effect any change in their respective charter or bylaws;

    (ii) grant any options, warrants or other rights to purchase or obtain any capital stock or issue, sell or otherwise dispose of any capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

   (iii) declare, set aside or pay any dividend or distribution with respect to capital stock (whether in cash or in kind), or redeem, repurchase or otherwise acquire any of their respective capital stock, in either case outside the ordinary course of business consistent with past custom and practice;

    (iv) issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the ordinary course of business consistent with past custom and practice;

    (v) impose any security interest upon any assets outside the ordinary course of business consistent with past custom and practice;

    (vi) make any capital investment in, make any loan to or acquire the securities or assets of any other person outside the ordinary course of business consistent with past custom and practice;

   (vii) make any change in employment terms for any of its directors, officers and employees outside the ordinary course of business consistent with past custom and practice; or

  (viii) commit to any of the foregoing.

    Heritage has agreed to (and it will cause Heritage Bank to) permit representatives of United to have full access to all premises, properties, personnel, books, records (including tax records), contracts and documents of, or pertaining to, each of Heritage and Heritage Bank. United will (and it will cause each of its subsidiaries to) permit representatives of Heritage to have full access to all premises, properties, personnel, books, records (including tax records), contracts and documents of, or pertaining to, each of United and its subsidiaries.

    Heritage and United have agreed to give the other party prompt written notice of any material adverse development causing a breach of any of their respective representations and warranties in the Merger Agreement.

    Heritage and United have each agreed not to (and will not cause or permit any of their respective subsidiaries to) solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of all or substantially all of its capital stock or assets (including any acquisition structured as a merger, consolidation or share exchange); PROVIDED, HOWEVER, that Heritage and United and their respective subsidiaries, and their respective directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing to the extent their fiduciary duties may require. Heritage and United shall notify each other immediately if any person or entity makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

    United has agreed to provide each individual who served as a director or officer of Heritage at any time prior to the Effective Time with liability insurance for a period of 48 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time; PROVIDED, HOWEVER, that United may reduce the coverage and amount of liability insurance to the extent the cost of liability insurance having the full coverage and amount would exceed $20,000 per annum. United has also agreed to observe any indemnification provisions now existing in the Certificate of Incorporation or Bylaws of Heritage for the benefit of any individual who served as a director or officer of Heritage at any time prior to the Effective Time.

    United has agreed to continue at least one significant historic business line of Heritage, or use at least a significant portion of Heritage's historic business assets in a business, in each case within the meaning of IRS Reg.
Section 1.368-1(d). Each subsidiary of United and Heritage engaged in banking activities shall permit officers of the other subsidiary to review any loans proposed to be made to customers in excess of $100,000 prior to the Effective Time.

REGULATORY APPROVALS; CONDITIONS TO THE MERGER

    The Merger must be approved by the OTS. United submitted its application for approval of the Merger to the OTS on October 10, 1997 and the application was accepted by the OTS for final processing on November 25, 1997. There is no assurance that the application will be approved as proposed or without adverse conditions. Any such approval is not to be interpreted as an opinion by the OTS that the Merger is favorable to United and Heritage Shareholders, from a financial point of view, or that the regulators have considered the adequacy of the Exchange Rate. Such regulatory approval in no way constitutes an endorsement or recommendation of the Merger by such regulators. The merger of the bank subsidiaries of United and Heritage, expected to occur within six months of the consummation of the Merger, will also require OTS approval.

    The obligations of each of the parties to consummate the Merger are further conditioned upon the satisfaction of each of the following: (1) approval and adoption of the Merger Agreement and approval of the Merger by the requisite vote of the holders of United Common Stock and the requisite vote of the holders of Heritage Common Stock; (2) United shall have received certain representations regarding investment intent from the Heritage Shareholders; (3) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by the Merger Agreement, (B) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation, (C) affect adversely the right of the combined entity to own the former assets, to operate the former businesses and to control the former subsidiaries of Heritage, or (D) affect adversely the right of any of the former subsidiaries of Heritage to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);
(4) all authorizations, consents and approvals of governments and governmental agencies required to consummate the Merger shall have been received; (5) all requisite approvals from all applicable regulatory agencies having jurisdiction over the transactions contemplated by the Merger Agreement and the accounting methods to be used have been obtained and there is no objection by KPMG Peat Marwick LLP to the treatment of Heritage as the accounting acquirer of United under GAAP as applied to the purchase method of accounting; (6) with respect to the obligations of United, (i) Heritage and its subsidiaries shall have procured all third party consents or approvals required for the consummation of the Merger, (ii) the number of shares of Heritage Common Stock for which dissenters' rights are exercised is not greater than six percent (6%) of the outstanding shares of Heritage Common Stock, (iii) all applicable waiting periods required by the OTS shall have expired or otherwise been terminated, (iv) United shall have received from Norwest Bank Minnesota, N.A. ("Norwest") a certificate to the effect that a certain loan agreement between Heritage and Norwest has been satisfied in full by the Heritage Shareholders as of the Closing Date and (v) certain other filings have been made in connection with the Merger and consolidation of the United subsidiaries and Heritage subsidiaries engaged in the banking business; (7) with respect to the obligations of Heritage, (i) all necessary approvals shall have been obtained from the OTS pursuant to HOLA, (ii) the number of shares of United Common Stock for which dissenters' rights are exercised is not greater than ten percent (10%) of the outstanding shares of United Common Stock, (iii) Heritage shall have received an opinion from Dorsey & Whitney LLP, counsel to United, to the effect that the Merger will constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code (See "The Merger--Certain Federal Income Tax Consequences"), (iv) Heritage shall have received the resignations, effective as of the Effective Time, of the directors and officers of United and its subsidiaries as provided in the Merger Agreement and (v) Heritage or the Heritage Shareholder owning or controlling a majority of the shares of Heritage Common Stock shall have received Rights of First Refusal from United Shareholders representing not less than 250,000 shares of the outstanding United Common Stock as of August 25, 1997; and (8) with respect to the obligations of each party, (i) the representations and warranties of the other party contained in the Merger Agreement will be true and correct as of the time of the Merger Agreement and the Closing Date (except for any representations or warranties made as of a specified date, which shall be true and correct as of such date),
(ii) each of the covenants to be performed and complied with by the other party pursuant to the Merger Agreement on or prior to the closing shall have been duly performed and complied with in all material respects, (iii) all actions taken by each party in connection with the consummation of the transactions contemplated by the Merger Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by the Merger Agreement will be reasonably satisfactory in form and substance to the other party and (iii) each party shall have supplied the other party with (A) title insurance or title opinions covering all real property owned by such supplying party and its subsidiaries and (B) a Phase I environmental audit with respect to such real property.

AMENDMENT; WAIVER; TERMINATION

    Heritage and United may mutually amend any provision of the Merger Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Minnesota Business Corporation Act. No amendment of any provision of the Merger Agreement is valid unless the same shall be in writing and signed on behalf of both Heritage and United.

    The Merger Agreement may be terminated and the Merger abandoned (i) by mutual consent of United and Heritage; (ii) by either United or Heritage, if the other party breaches any of its material representations, warranties or covenants contained in the Merger Agreement in any material respect, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; (iii) by either United or Heritage, in the event that the Merger is not consummated by March 31, 1998, by reason of the failure of any condition precedent, except to the extent that the failure of the Merger to be consummated arises out of, or results from, a breach of any representation, warranty or covenant contained in the Merger Agreement on the part of the party seeking to terminate the Merger Agreement; (iv) by either United or Heritage, if prior to the Effective Time, the Fairness Opinion to be delivered by its financial advisor is withdrawn; or (v) by either United or Heritage if the required United or Heritage Shareholder approval of the Merger and the Merger Agreement is not received.

EFFECT ON UNITED EMPLOYEE BENEFIT PLANS

    United maintains for the benefit of its eligible employees the Financial Institutions Retirement Fund (the "Retirement Fund"), which is a multiple employer defined benefit plan and the Financial Institutions Thrift Plan (the "Thrift Plan"), which is also a multiple employee profit sharing plan that contains a cash or deferred arrangement. Both the Retirement Fund and the Thrift Plan are intended to qualify for favorable tax treatment under the Code, and regulations issued thereunder. Subject to certain conditions contained in the Retirement Fund, participants become entitled to a benefit for life, payable beginning at the participant's age 65, equal to the annual amount of 2.25% of the highest 5 year average compensation times each year of service with United. United is required, under the terms of the Retirement Fund, to make an annual contribution sufficient to provide for the benefits. Under the Thrift Plan, eligible employees may elect to contribute up to 15% of their compensation before tax withholding, and United makes a matching contribution of 50% of the first 6% an employee contributes to the Thrift Plan each year. In addition, United maintains certain welfare benefits (health, life and disability) for its eligible employees.

    Heritage maintains a 401(k) Plan for its employees whereby its employees may defer up to 12% of their pre-tax income, and Heritage matches 75% of the first 6% of such contributions. Under the Merger Agreement, employees of United will be eligible to participate in the welfare benefit plans sponsored by Heritage on the same terms and conditions as Heritage employees from and after the date of Merger. In November 1997, the United Board voted to terminate the Retirement Fund effective December 31, 1997 and amended the Thrift Plan. The Thrift Plan is now consistent with the Heritage 401(k) Plan in matching 75% of the first 6% of employee contributions. Following the Merger, the combined entity's board of directors will have the discretion whether to continue to participate in the Thrift Plan. It is contemplated that the interests of United employees in the Thrift Plan will be transferred to the Heritage 401(k) Plan and that eligible participants in the Thrift Plan would continue to be eligible to make pre-tax salary deferral contributions under the Heritage 401(k) Plan. Heritage may make a separate contribution to the Heritage 401(k) Plan on behalf of certain former Retirement Fund participants to the extent that the retirement benefits available through the Heritage 401(k) Plan are less than the benefit the participants would have received under the Retirement Fund had it continued in existence for a limited transition after the Merger period.

EXPENSES

    United and Heritage will pay their own expenses in connection with the Merger and the transactions contemplated thereby, including professional fees.

ACCOUNTING TREATMENT

    The Merger, if completed as proposed, will be treated as a purchase in accordance with GAAP. Heritage will be considered the acquirer because due to the change in control and other related consequences of the Merger, Heritage is effectively acquiring the operations of United, including its assets and liabilities. See "The Merger--Consequences of the Merger; Change of Control." Accordingly, the assets and liabilities of United will be recorded at their respective fair values at the Effective Time. Any excess of the purchase consideration over the fair value of identifiable tangible and intangible net assets will be assigned to goodwill. Due to the difficulty and practicality in determining the value of United Bank's core deposit relationships and the value of United Bank's non-Great Falls markets being served, any such intangible values are necessarily included in the amount of goodwill recorded. As such, goodwill is expected to be amortized on a straight line basis over a short period, currently not expected to exceed 10 years.

    The determination of the acquirer in a business combination accounted for as a purchase is established from the results of the negotiations of the combination terms. Although Heritage Shareholders will not receive the majority of the shares of Common Stock in the combined entity, control of the Board of the combined entity will pass to Heritage if the Merger is approved. An affirmative vote by United Shareholders to approve the Merger also effectively approves United being acquired by Heritage. Those United Shareholders who do not approve of this change in control may additionally exercise their dissenters' rights and receive a cash payment for their shares. Such payments will also be accounted for using the purchase method of accounting.

    At the time of the Merger, Heritage Shareholders will nominate a majority of the members of the combined entity's Board and as a condition of the Merger have those nominees elected. The directors nominated by Heritage Shareholders will be elected to terms expiring in 1999 and 2000. As such, Heritage Shareholders will have the ability to control the combined entity's strategic direction, the selection of management and its basic operating philosophies for an extended period of time. In addition, (i) the rights of first refusal granted by United Shareholders currently owning 21.5% of United Common Stock (15.5% after the Merger), including the two largest United Shareholders and certain members of the United Board, and (ii) the anti-takeover protection afforded by the Minnesota Business Corporation Act which will govern the combined entity, may serve to inhibit any future change in control.

    As required by the Merger Agreement, it is expected that United Bank will be merged into Heritage Bank within approximately six months following the Effective Time of the Merger, with the resulting bank being called Heritage Bank. Heritage Bank management has also indicated that the combined bank's main office will be located at the current Heritage Bank offices, and that the Heritage Bank management will be evaluating the viability of retaining United's major facility located in Great Falls.

    Consistent with these anticipated changes and Heritage being the acquiring corporation, the historical financial statements of the combined entity will be those of Heritage. Accordingly, the statement of operations of the combined entity will only reflect the operations of United commencing on and after the Effective Time.

    In accordance with the Merger Agreement, receipt of a letter from KPMG Peat Marwick LLP that there is no objection to the respective management's conclusions that the Merger will be accounted for as an acquisition of United by Heritage using the purchase method of accounting is a condition to the obligation of the parties to consummate the Merger.

INTERESTS OF CERTAIN PERSONS; CERTAIN TRANSACTIONS

    United and Heritage Boards are aware of the agreements and interests of certain persons in the Merger described below and considered them, among other matters, in recommending approval of the Merger and the transactions contemplated thereby to their respective Shareholders.

    CHANGE OF CONTROL AGREEMENTS. United has previously entered into Executive Severance Payment Agreements with several of the executive officers of its bank subsidiary in the event of a "Change in Control" (the "Severance Agreements"). The Severance Agreements provide that, in the event of an involuntary termination of employment by United or the applicable bank subsidiary within twenty-four (24) months after the month in which such Change in Control occurs (other than involuntary termination for cause or as a result of such person's death, disability or retirement), the terminating executive will be paid a lump sum equal to his or her annual base salary, plus his or her annual target bonus potential (except in the case of Mr. Weldele, who will be paid two times his annual base salary and his annual target bonus potential). In addition, the executive will also be entitled to receive the full amount of any long term incentive award for any plan periods that are in progress and will be entitled to receive up to twelve (12) months (in the case of Mr. Weldele, 24 months) of health insurance benefits, perquisites and other employee benefits of substantially the same design and costs as in effect immediately prior to the termination such welfare benefits perquisites and other employee benefits to be reduced to the extent the executive receives comparable benefits during such 12 month (or in the case of Mr. Weldele, 24 month) periods. A Change in Control under the Severance Agreement generally means that an acquirer has been deemed to have acquired control of the company as determined under 12 C.F.R. Section 574.4(a), as amended. The Merger will be deemed a Change in Control under the Severance Agreements.

    The Severance Agreements also provide that the executive may voluntarily terminate his or her employment within twenty-four (24) months following the Change of Control and will be entitled to receive the severance payments described above if any of the following change of duties or events has occurred:
(1) an adverse change in responsibility or scope or the executive's authority, duties, powers or functions or the conditions of employment from those applicable immediately prior to the change in control; (2) a reduction of the executive's total compensation from that provided immediately prior to the change in control or diminution in eligibility or benefits provided under any bonus or other compensation plan or employee benefit plan; (3) a change of location of the executive's principal place of employment by more than 30 miles from the location immediately prior to the change in control; (4) failure by United to obtain the satisfactory agreement from its successor to assume the Severance Agreement and to perform the Severance Agreement; or (5) a termination that was not in accordance with the provisions of the Severance Agreement requiring written notice at least thirty (30) days prior to the termination indicating the specific termination provision in the agreement and in reasonable detail the facts and circumstances which provide for the basis for termination under the Severance Agreement.

    Executives will not receive severance payments under the Severance Agreements to the extent that such payments, together with any other amounts payable to such employees upon the Change in Control of United, constitute "excess parachute payments" under Section 280G of the Code. An "excess parachute payment" means any payment in the nature of compensation to certain "disqualified persons" (generally officers comprising 10% of all employees and the highest paid 1% of all employees) that is contingent on a change in control if the present value of all "parachute payments" equals or exceeds three times the average taxable compensation of such person for the immediately preceding five (5) years (or such shorter period for which the person has been employed). If the executives of United were to be terminated other than for cause, death, disability or retirement, or voluntarily terminated for good reasons (as defined above), immediately upon the Effective Date, the amount of base salary and annual target bonus to which each executive would be entitled to receive (exclusive of the value of any employee benefit plans or other long term incentive plans) would be as follows: Mr. Weldele, $320,400; Mr. Hallingstad, $63,300; Mr. Kissee, $58,500; Mr. McCleary, $65,400; Mr. Mart, $65,700; and Mr.
Marvosh, $70,800.

    In connection with the Merger, all existing officers of United will resign and new executive officers of the combined entity will be appointed by the board of directors of the combined entity. See "The Merger-- Consequences of the Merger; Change of Control." Pursuant to the terms of the Merger Agreement, a United officer who resigns and is reappointed is deemed to have been engaged in continuous service and no termination of service will have deemed to occur. Such reappointed officers will not be entitled to severance payments pursuant to the terms of their Severance Agreement, as a result of such resignation; however, may be eligible for payments in the event of voluntary termination resulting from a change of duties or other events, as specified in the Severance Agreements.

    RIGHT OF FIRST REFUSAL AGREEMENTS. Pursuant to certain Right of First Refusal Agreements, United Shareholders owning an aggregate of 263,200 shares of United Common Stock have granted a right of first refusal to John M. Morrison, Chairman of Heritage, with respect to the shares of United Common Stock owned by them. The Right of First Refusal Shareholders currently own 21.5% of United Common Stock which would represent 15.5% of United Common Stock after the Merger.

    Pursuant to the terms of the Right of First Refusal Agreements, the Right of First Refusal Shareholders have agreed not to sell their shares of United Common Stock to a third person during the period of two years following the Effective Time without first offering such shares to John M. Morrison. Mr. Morrison will own 416,930 shares, or 24.5%, of United Common Stock after the Merger. If all of the Right of First

Refusal Agreements were triggered during the two-year period following the Merger and if Mr. Morrison elected to exercise such rights in full, Mr. Morrison would own 40% of the United Common Stock.

    REGISTRATION RIGHTS. The issuance of shares of United Common Stock to Heritage Shareholders will be completed as a private transaction. In that connection, United has in the Merger Agreement granted to the Heritage Shareholders certain demand registration rights to require United to file a registration statement at United's expense to register the shares of United Common Stock issued to the Heritage Shareholders. It is expected that Heritage Shareholders will receive the right to demand two registrations of their shares of United Common Stock on Form S-3 Registration Statement at United's expense. United will be obligated to use its best efforts to become eligible to use a Form S-3 Registration Statement and to maintain such eligibility. See "--Resale of United Common Stock" below.

    DIRECTORS AND OFFICERS. At the time of the Merger, certain Heritage directors and officers are expected to become directors and officers of the combined entity. Five members of the United Board, constituting a majority, will be nominated by Heritage Shareholders. Of these five members, John M. Morrison, Kurt R. Weise and Janice M. Graser are shareholders, directors and officers of Heritage and Heritage Bank. Messrs. Morrison and Weise and Ms. Graser will not be compensated for their services as a director of the combined entity other than pursuant to established policies of United regarding director compensation. It is expected that Mr. Morrison will be elected President and Chief Executive Officer and Mr. Weise will be elected Chief Operating Officer of United. It is also expected that Kevin P. Clark, currently the President of Heritage Bank, and Steve L. Feurt, currently Senior Vice President of Heritage Bank, will be elected President and Senior Vice President of the combined bank subsidiary, respectively, after the proposed merger of the bank subsidiaries. While the compensation of the new United officers has not been determined, it is expected that their compensation as officers will initially be comparable to the compensation currently paid by United to officers with similar positions. Messrs. Morrison and Weise are expected to provide their services to United through Central Financial Services, Inc. ("CFS"), of which Mr. Morrison is the sole shareholder and Chairman and Mr. Weise is the President. CFS has provided to Heritage Bank various management services, including accounting and tax services, investment consulting, personnel consulting, insurance advisory services and regulatory consulting. Fees for these services totaled $70,009 and $63,942 for the years ended December 31, 1996 and 1995, respectively. It is expected that CFS will continue to provide similar management services to the combined entity, with fees that are expected to exceed previous levels.

RESALE OF UNITED COMMON STOCK

    Issuance of the shares of United Common Stock to Heritage Shareholders upon consummation of the Merger will be completed as a private transaction and will not have been registered under the Securities Act. If the shares of United Common Stock are not subsequently registered for resale, they cannot be resold for one year after the Effective Date, except in a private transaction. Commencing one year after the Effective Date, the shares can be resold subject to the restrictions of Rule 144. United has agreed in the Merger Agreement to use its best efforts to file up to two registration statements on Form S-3 under the Securities Act, if such form is available, to register the shares of United Common Stock for resale. This obligation terminates on the second anniversary of the Effective Date. Form S-3 is not currently available to United, and there is no assurance that it will be available, although United has agreed to use its best efforts to become eligible to use Form S-3. All Heritage Shareholders are "affiliates" of Heritage. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with Heritage or United at the time of the determination. Assuming United continues to be subject to, and complies with, the Exchange Act reporting requirements, Rule 144 allows limited resales by Heritage Shareholders of their United Common Stock without registration after a one-year holding period if (i) within a three-month period, the holder does not sell the greater of one percent of the United shares outstanding or the average weekly reported volume of trading of the United Shares during a four-week period as detailed in Rule 144(e)(1) and (ii) the holder sells the shares in a Rule 144 brokers transaction in the manner prescribed by Rule 144(f) and (g). If a Heritage Shareholder ceases to be an "affiliate" and has not been an affiliate for a period of three months, such Shareholder may sell without the above resale restrictions if at least two years have elapsed from the Effective Time of the Merger. This Joint Proxy Statement does not cover any resales of United Common Stock received by affiliates of Heritage, their family members or related interests. United Common Stock is quoted on the Nasdaq National Market under the symbol "UBMT." EACH HERITAGE SHAREHOLDER IS URGED TO CONSULT INDEPENDENT COUNSEL CONCERNING APPLICABLE RESTRICTIONS ON RESALE.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial information gives effect to the Merger of Heritage and United pursuant to the Merger Agreement based on the purchase accounting adjustments, estimates and other assumptions described in the accompanying notes. The unaudited pro forma combined balance sheet and statement of income as of and for the nine months ended September 30, 1997 are based upon the unaudited quarterly consolidated balance sheets and statements of income of Heritage and United. The unaudited pro forma combined statement of income for the year ended December 31, 1996 is based upon the audited annual consolidated statements of income of Heritage and United. The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of Heritage and United as if the Merger had become effective on September 30, 1997. The unaudited pro forma combined statements of income for the nine months ended September 30, 1997, and the year ended December 31, 1996, combine the historical consolidated statements of income of Heritage and United as if the Merger had become effective on January 1, 1996. Certain amounts in the historical financial statements of United have been reclassified in the unaudited pro forma combined financial information to conform to Heritage's historical financial statements.

PRO FORMA COMBINED BALANCE SHEET--HERITAGE AND UNITED

                                                                                       AT SEPTEMBER 30, 1997 (UNAUDITED)
                                                                                  --------------------------------------------
                                                                                                        PRO FORMA    PRO FORMA
                                                                                  HERITAGE    UNITED   ADJUSTMENTS   COMBINED
                                                                                  --------   --------  -----------   ---------
                                                                                                 (IN THOUSANDS)
ASSETS
Cash and cash equivalents:
  Cash and amounts due from banks...............................................  $ 2,421    $    715   $ --         $  3,136
  Interest earning deposits with banks..........................................    3,626       5,028     --            8,654
                                                                                  --------   --------  -----------   ---------
                                                                                    6,047       5,743     --           11,790
Investments:
  Securities held-to-maturity...................................................    --         32,300        192(D)    32,492
  Securities available-for-sale.................................................   14,950      26,349     --           41,299
                                                                                  --------   --------  -----------   ---------
                                                                                   14,950      58,649        192       73,791
Loans receivable, net...........................................................   54,188      34,160       (225)(D)   88,123
Premises and equipment, net.....................................................    1,198       1,363      1,000(D)     3,561
Real estate owned...............................................................    --            357     --              357
Goodwill........................................................................      505       --           107(D)       612
Accrued interest receivable.....................................................      621       1,052     --            1,673
FHLB stock, at cost.............................................................      361         524     --              885
Other assets....................................................................      485       1,234     --            1,719
                                                                                  --------   --------  -----------   ---------
                                                                                  $78,355    $103,082   $  1,074     $182,511
                                                                                  --------   --------  -----------   ---------
                                                                                  --------   --------  -----------   ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand, NOW and money market accounts.........................................  $20,161    $  7,753   $ --         $ 27,914
  Savings deposits..............................................................    7,652      26,477     --           34,129
  Time deposits.................................................................   37,232      37,881     --           75,113
                                                                                  --------   --------  -----------   ---------
                                                                                   65,045      72,111     --          137,156
FHLB advances...................................................................    5,925       5,000     --           10,925
Repurchase agreements...........................................................      969       --        --              969
Long-term debt..................................................................    2,450       --        (2,450)(D)    --
Other liabilities...............................................................    1,232       1,214        630(D)     3,561
                                                                                    --          --           300(B)     --
                                                                                    --          --           185(D)
                                                                                  --------   --------  -----------   ---------
                                                                                   75,621      78,325     (1,335)     152,611
Stockholders' equity:
  Common stock and paid-in capital..............................................    1,080       8,849      2,450(D)
                                                                                                          (8,849)(A)
                                                                                                          24,716(B)    28,246
  Retained earnings-partially restricted........................................    1,537      16,319    (16,319)(A)    1,537
  Unrealized gain (loss) on securities available-for-sale.......................      117        (411)       411(A)       117
                                                                                  --------   --------  -----------   ---------
                                                                                    2,734      24,757      2,409       29,900
                                                                                  --------   --------  -----------   ---------
                                                                                  $78,355    $103,082   $  1,074     $182,511
                                                                                  --------   --------  -----------   ---------
                                                                                  --------   --------  -----------   ---------

           See accompanying notes to pro forma financial information

PRO FORMA COMBINED STATEMENT OF INCOME--HERITAGE AND UNITED

                                                                                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                                                                 (UNAUDITED)
                                                                                  ------------------------------------------
                                                                                                      PRO FORMA    PRO FORMA
                                                                                  HERITAGE   UNITED  ADJUSTMENTS   COMBINED
                                                                                  --------   ------  -----------   ---------
                                                                                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                                                    DATA)
Interest Income:
  Loans.........................................................................   $3,267    $2,419     $  56(D)   $   5,742
  Investment securities and interest earning deposits...........................      944     3,141       (48)(D)      4,037
                                                                                  --------   ------     -----      ---------
                                                                                    4,211     5,560         8          9,779
Interest Expense:
  Deposits......................................................................    1,930     2,497     --             4,427
  Short-term borrowings.........................................................      175       155     --               330
  Long-term debt................................................................      150      --        (150)(D)     --
                                                                                  --------   ------     -----      ---------
                                                                                    2,255     2,652      (150)         4,757
                                                                                  --------   ------     -----      ---------
    Net interest income.........................................................    1,956     2,908       158          5,022
Provision for losses on loans...................................................      193      --       --               193
                                                                                  --------   ------     -----      ---------
    Net interest income after provision for losses on loans.....................    1,763     2,908       158          4,829
Non-interest Income:
  Fees and discounts............................................................      712       307     --             1,019
  Other income..................................................................       96       175     --               271
                                                                                  --------   ------     -----      ---------
                                                                                      808       482     --             1,290
Non-interest Expense:
  Salaries and employee benefits................................................      876       908     --             1,784
  Net occupancy and equipment expense...........................................      169       195        38(D)         402
  Data processing expense.......................................................      144        66     --               210
  FDIC/SAIF deposit insurance...................................................       17        38     --                55
  Other expenses................................................................      492       358        11(D)         861
                                                                                  --------   ------     -----      ---------
                                                                                    1,698     1,565        49          3,312
                                                                                  --------   ------     -----      ---------
    Income before income taxes..................................................      873     1,825       109          2,807
Provision for income taxes......................................................      334       685        46(D)       1,065
                                                                                  --------   ------     -----      ---------
    Net income..................................................................   $  539    $1,140     $  63      $   1,742
                                                                                  --------   ------     -----      ---------
                                                                                  --------   ------     -----      ---------
Net income per share............................................................                                   $    1.03
                                                                                                                   ---------
                                                                                                                   ---------
Weighted average shares outstanding (E).........................................                                   1,698,312
                                                                                                                   ---------
                                                                                                                   ---------

           See accompanying notes to pro forma financial information

PRO FORMA COMBINED STATEMENT OF INCOME--HERITAGE AND UNITED

                                                                                          YEAR ENDED DECEMBER 31, 1996
                                                                                  --------------------------------------------
                                                                                                      PRO FORMA     PRO FORMA
                                                                                                     ADJUSTMENTS    COMBINED
                                                                                  HERITAGE   UNITED  (UNAUDITED)   (UNAUDITED)
                                                                                  --------   ------  -----------   -----------
                                                                                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                                                     DATA)
Interest Income:
  Loans.........................................................................   $3,226    $2,956     $  75(D)    $   6,257
  Investment securities and interest earning deposits...........................    1,294     4,297       (64)(D)       5,527
                                                                                  --------   ------     -----      -----------
                                                                                    4,520     7,253        11          11,784
Interest Expense:
  Deposits......................................................................    2,059     3,473     --              5,532
  Short-term borrowings.........................................................      169        92     --                261
  Long-term debt................................................................      191      --        (191)(D)      --
                                                                                  --------   ------     -----      -----------
                                                                                    2,419     3,565      (191)          5,793
                                                                                  --------   ------     -----      -----------
    Net interest income.........................................................    2,101     3,688       202           5,991
Provision for losses on loans...................................................      160      --       --                160
                                                                                  --------   ------     -----      -----------
  Net interest income after provision for losses on loans.......................    1,941     3,688       202           5,831
Non-interest Income:
  Fees and discounts............................................................      970       444     --              1,414
  Investment securities sales, net gain.........................................    --          150     --                150
  Other income..................................................................       89       241     --                330
                                                                                  --------   ------     -----      -----------
                                                                                    1,059       835     --              1,894
Non-interest Expense:
  Salaries and employee benefits................................................    1,007     1,172     --              2,179
  Net occupancy and equipment expense...........................................      192       248        50(D)          490
  Data processing expense.......................................................      157        93     --                250
  FDIC/SAIF deposit insurance...................................................      104       170     --                274
  FDIC/SAIF deposit insurance special assessment................................      239       550     --                789
  Other expenses................................................................      552       538        15(D)        1,105
                                                                                  --------   ------     -----      -----------
                                                                                    2,251     2,771        65           5,087
                                                                                  --------   ------     -----      -----------
    Income before income taxes..................................................      749     1,752       137           2,638
Provision for income taxes......................................................      263       649        58(D)          970
                                                                                  --------   ------     -----      -----------
    Net income..................................................................   $  486    $1,103     $  79       $   1,668
                                                                                  --------   ------     -----      -----------
                                                                                  --------   ------     -----      -----------
Net income per share............................................................                                    $    0.98
                                                                                                                   -----------
                                                                                                                   -----------
Weighted average shares outstanding(E)..........................................                                    1,698,312
                                                                                                                   -----------
                                                                                                                   -----------

           See accompanying notes to pro forma financial information

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE A: BASIS OF PRESENTATION

    The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of Heritage and United as if the Merger had become effective on September 30, 1997. The unaudited pro forma combined statements of income for the nine months ended September 30, 1997, and the year ended December 31, 1996, combine the historical consolidated statements of income of Heritage and United as if the Merger had become effective on January 1, 1996. Certain amounts in the historical financial statements of United have been reclassified in the unaudited pro forma combined financial information to conform to Heritage's historical financial statements.

    At the Effective Date, Heritage Shareholders will receive 475,000 shares of United Common Stock for all of the issued and outstanding common stock of Heritage. Heritage will merge with United and Heritage Bank will become a wholly-owned subsidiary of United. Heritage is being deemed the acquirer in the Merger for accounting purposes, although the Merger is expected to result in the former United Shareholders owning a majority of the combined entity. Among other factors, this accounting treatment results from the fact that both the Board of Directors and the ongoing management of the combined entity (including the bank subsidiaries) will be controlled by the former Heritage Shareholders.

    The Merger will be accounted for using the purchase method of accounting. Under this method of accounting, assets and liabilities of United are adjusted to their estimated fair value and combined with the historical recorded book values of the assets and liabilities of Heritage. Applicable income tax effects of such adjustments are included as a component of net deferred taxes with a corresponding offset to goodwill. Additionally, United's unrealized loss on securities-available-for-sale and retained earnings are eliminated.

    Accordingly, for financial reporting purposes, the Merger will be reported as if Heritage was recapitalized at the Effective Time with 475,000 common shares outstanding and United thereafter acquired through the issuance of 1,223,312 shares of United Common Stock to United Shareholders. The total purchase price consideration of United is calculated based on an average of the market price of United Shares immediately prior to and after the announcement of the Merger times the number of shares deemed issued to United Shareholders plus direct acquisition costs. The difference between the purchase price so determined and the fair value of identifiable tangible and intangible net assets of United at the Effective Time will be recorded as goodwill.

    Any transactions conducted in the ordinary course of business between Heritage and United would be immaterial and, accordingly, have not been eliminated.

    Following the Merger and subject to regulatory approvals, Heritage Bank and United Bank will be merged. The impact of such merger is not expected to be material. Heritage also expects to achieve certain operating cost savings as a result of the Merger, however, no pro forma adjustment has been included in the unaudited pro forma combined financial information for operating cost savings.

NOTE B: PURCHASE PRICE

    For financial reporting purposes, the purchase price to be paid to United Shareholders is calculated based on a valuation of $20.25 per share. The total number of United Shares assumed to be issued is 1,223,312.

Total pro forma acquisition consideration is calculated as follows
  (in thousands):

Fair value of United Common Stock deemed issued....................  $  24,766
Less estimated common stock issuance costs.........................        (50)
                                                                     ---------
  Total purchase price consideration of stock issued...............     24,716
Estimated direct acquisition costs.................................        300
                                                                     ---------
  Total acquisition consideration..................................  $  25,016
                                                                     ---------
                                                                     ---------

NOTE C: ALLOCATION OF PURCHASE PRICE

    The actual revaluation of United's net assets acquired is subject to the completion of studies and evaluations by management and will be based on the estimated fair value of the net assets acquired at the Effective Time. Accordingly, the actual allocation of the purchase price can not be finalized and the portion of the purchase price allocated to fair value adjustments, identifiable intangibles and goodwill is therefore subject to change.

    Subject to the foregoing, the purchase price has been allocated as estimated below (in thousands):

United's historical net assets at September 30, 1997...............  $  24,757

Increase (decrease) to United's net asset values as a result of estimated fair value adjustments:

Investment securities..............................................        192
Loans receivable, net..............................................       (225)
Premises and equipment.............................................      1,000
Accrued expenses(1)................................................       (630)
                                                                     ---------
                                                                           337
Applicable income tax effects(2)...................................       (185)
                                                                     ---------
Net fair value adjustments.........................................        152
                                                                     ---------
Estimated fair value of identifiable tangible and intangible net
  assets...........................................................     24,909
Goodwill...........................................................        107
                                                                     ---------
Total purchase price consideration.................................  $  25,016
                                                                     ---------
                                                                     ---------

------------------------

(1) Includes $150,000 of non-deductible merger costs to be incurred by United.

(2) Estimated marginal tax rate of 38%.

NOTE D: PRO FORMA ADJUSTMENTS

    UNITED. For the unaudited pro forma statements of income, the pro forma adjustments are based on the allocated purchase price of the net assets acquired based on the fair value estimates at September 30, 1997 described above applied as if the Merger had occurred on January 1, 1996.

    The fair values at the Effective Time will be determined and the related amortization will be calculated as follows:

    Investment securities will be adjusted to fair value based on current investment securities yields and the fair value adjustment will be amortized to interest income as a yield adjustment using the level yield method over the average estimated life of the underlying securities, currently estimated to be three years.

    Loans receivable will be adjusted to fair value based on current loan interest rates and the fair value adjustment will be amortized to interest income as a yield adjustment using the level yield method over the average estimated life of the underlying loan receivable, currently estimated to be three years. Additional individual loans and concentrations of credit in homogeneous loans will be evaluated for specific valuation adjustments at the Effective Time.

    Premises and equipment will be adjusted to fair value based on current market value evaluations and the fair value adjustment will be depreciated on a straight line basis over the remaining estimated economic life of the related assets, currently estimated at 20 years.

    Interest bearing time deposits will be adjusted to fair value based on current time deposit interest rates and any fair value adjustment will be amortized into interest expense using the interest method over the estimated duration of the related deposits, currently estimated to be two years. Such fair value adjustment is not significant at September 30, 1997.

    Borrowed funds will be adjusted to fair value based on current borrowing interest rates and the fair value adjustment will be amortized to interest expense using the interest method over the contractual duration of the related borrowings, currently estimated to be three years. Such fair value adjustment is not significant at September 30, 1997.

    The adjustments to accrued expenses include estimated severance costs under existing United employment agreements, a data processing contract termination fee and United's direct Merger related expenses.

    For purposes of calculating pro forma adjustments, straight line amortization has been used as any differences between the interest method and the straight line method should not be significant. Goodwill resulting from the Merger is expected to be amortized over seven years. The separate intangible value of core deposit relationships has been included in the value attributed to goodwill, but separate valuation is not considered cost beneficial and the effect on results of operations of the related amortization would not differ significantly from that of the goodwill amortization.

    HERITAGE. Prior to the Effective Date, Heritage is required to pay off all outstanding long-term debt through a corresponding contribution of capital. Heritage stockholders' equity, outstanding indebtedness and interest expense related to this indebtedness has been eliminated based on the historical amount incurred for the pro forma periods presented.

NOTE E: PRO FORMA INCOME PER SHARE

    Pro forma combined weighted average shares outstanding is based on 475,000 shares assumed to be held by Heritage Shareholders after the recapitalization as described above combined with 1,223,312 shares deemed to be issued to United Shareholders.

NOTE F: PRO FORMA FUTURE AMORTIZATION

    The incremental effect of the amortization of the pro forma purchase accounting adjustments for the nine months ended September 30, 1997, the year ended December 31, 1996 and the five 12-month periods subsequent to the year ending December 31, 1996 is estimated to be an after-tax decrease in net income as follows:

                                                                                                             PRO FORMA
                                                                                                        AMORTIZATION FOR THE
                                                                                                    FOR THE YEAR ENDED DECEMBER
                                                         PRO FORMA    AMORTIZATION      ANNUAL                  31,
                                                         ADJUSTMENT    PERIOD IN     AMORTIZATION   ----------------------------
FAIR VALUE ADJUSTMENTS:                                    AMOUNT        YEARS          AMOUNT      1997  1998  1999  2000  2001
                                                         ----------   ------------   ------------   ----  ----  ----  ----  ----
Investment securities..................................    $  192           3            $(64)      $(64) $(64) $--   $--   $--
Loans receivable.......................................      (225)          3              75        75    75   --    --    --
Premises and equipment.................................     1,000          20             (50)      (50 ) (50 ) (50 ) (50 ) (50 )
Accrued expenses.......................................      (630)      --              --          --    --    --    --    --
                                                         ----------                       ---       ----  ----  ----  ----  ----
Total tangible adjustments.............................       337                         (39)      (39 ) (39 ) (50 ) (50 ) (50 )
Income taxes on adjustments............................      (185)                         15        15    15    19    19    19
                                                         ----------                       ---       ----  ----  ----  ----  ----
                                                              152                         (24)      (24 ) (24 ) (31 ) (31 ) (31 )
Goodwill...............................................       107           7             (15)      (15 ) (15 ) (15 ) (15 ) (15 )
                                                                                          ---       ----  ----  ----  ----  ----
Increase (decrease) in pro forma combined net income...                                  $(39)      $(39) $(39) $(46) $(46) $(46)
                                                         ----------                       ---       ----  ----  ----  ----  ----
                                                                                          ---       ----  ----  ----  ----  ----
Total purchase price adjustments.......................    $  259
                                                         ----------
                                                         ----------

Applicable income tax effects have been recorded using an estimated marginal tax rate of 38%.

                         INFORMATION REGARDING HERITAGE

BUSINESS

    Heritage is a savings and loan holding company within the meaning of Section 10 of HOLA. Heritage was formed in 1993 as a Montana corporation and conducts its principal business activities through its bank subsidiary Heritage Bank, a federally chartered stock savings bank originally chartered in 1923. Heritage has no significant operations other than those conducted through Heritage Bank. Heritage acquired Heritage Bank effective as of June 1, 1994. The deposits of Heritage Bank are insured by the FDIC.

    The principal offices of Heritage are located at 5500 Wayzata Boulevard, Suite 145, Golden Valley, Minnesota, and the principal offices of Heritage Bank are located at 120 First Avenue North, Great Falls, Montana.

    Heritage Bank delivers a comprehensive range of consumer and commercial banking services to individual and business customers. These services include personal and business checking and savings accounts, time deposits and the origination of real estate, commercial, agricultural, personal and consumer loans. While Heritage has diversified into commercial and consumer lending activities over the last several years, the origination, selling and servicing of residential real estate loans remains a primary business activity. Heritage Bank operates under a community banking philosophy, which emphasizes providing customers with quick and flexible decision making, offering products and services which meet the needs of its communities, and maintaining a significant level of involvement in the community it serves.

    As of September 30, 1997, Heritage and Heritage Bank had assets of approximately $78.4 million, deposits of $65.0 million and loans of $54.2 million.

    Heritage Bank has one branch in each of Great Falls and Chester, Montana and a loan production office in Bozeman, Montana. Great Falls is the second largest city in Montana and serves as a regional center for trade, agriculture, tourism and medical services, and has an air force base employing over 4,000 people. Chester is predominantly an agricultural community.

COMPETITION

    The banking and financial services business in Heritage's primary market area is highly competitive. Heritage Bank competes for loans and deposits with other savings and loan associations, commercial banks, securities companies, credit unions and other financial service providers. Competition in Heritage's primary market area is characterized by well-established branches of large banks with headquarters located outside the primary market area and in some cases outside the State of Montana. Specific competitors include Norwest Bank Montana, N.A., U.S. Bancorp (formerly First Bank System, Inc.), Mountain West Bank of Great Falls, First Interstate BancSystem of Montana, Western Federal Savings Bank, United and others. Several of these institutions are larger super-regional banking organizations that have larger deposit bases, greater access to capital markets and offer a broader array of financial services. Heritage Bank competes on the basis of its community-oriented banking philosophy, quick and responsive customer service and community involvement.

EMPLOYEES

    Heritage Bank has 39 employees; 32 full time equivalent, consisting of 8 officers and 31 non-officers. Most of the employees have been associated with the bank for two years or more.

PROPERTIES

    The physical assets of Heritage Bank consist of a modern banking facility located at 120 First Avenue North, Great Falls, Montana. The facility consists of a main level with 5,500 square feet, a basement which also has 5,500 square feet and a four-lane drive-up. In addition, Heritage Bank has a drive-up detached facility located on 10th Avenue South, in Great Falls. The drive-up is leased (300 sq ft) at an annual cost of $3,000. In Chester, Montana, the Bank owns a facility with a one-lane drive-up, and 1,300 square feet, a newly remodeled lobby and teller area. The bank also leases an office of 600 square feet in Bozeman, Montana which functions as a Loan Production Office. The annual lease cost is $9,000. There is no debt on any of the owned facilities.

MARKET PRICE OF AND DIVIDENDS ON HERITAGE COMMON STOCK

    There is no established trading market for the Heritage Common Stock. Heritage is aware of each transaction involving Heritage Common Stock since it was formed. The prices for Heritage Common Stock in such transactions may not be indicative of prices that could be attained on an active market involving a substantial number of shares. In the most recent arm's length sale of Heritage Common Stock in March 1997, the price per share was $441. There are eight Shareholders of record of Heritage Common Stock, all of whom are insiders or affiliated with Heritage. See "Heritage Shareholders and Security Ownership of Management." Heritage has never paid a dividend.

LEGAL PROCEEDINGS

    Neither Heritage nor Heritage Bank is presently involved in any material pending litigation.

INVESTMENT ACTIVITIES

    Heritage relies on investment securities for a portion of its earning assets. These investments are concentrated in federal agencies, mortgage-backed securities and, to a lesser degree, corporate and municipal bonds. Heritage and Heritage Bank maintain a strong liquidity position through federal funds sold and cash flow from mortgage-backed securities.

DIRECTORS AND OFFICERS

    The following table sets forth certain information concerning the current directors and officers of Heritage and Heritage Bank:

NAME                                AGE      POSITIONS HELD
------------------------------      ---      ----------------------------------------------------------------------------
John M. Morrison..............          60   Chairman and Director of Heritage
Kurt R. Weise.................          40   Vice President, Secretary, Treasurer and Director of Heritage
Janice M. Graser..............          43   Director of Heritage Bank
Kevin P. Clark................          42   President, Chief Executive Officer and Director of Heritage Bank
Steve L. Feurt................          41   Senior Vice President and Director of Heritage Bank
Dee Ann Nieder................          37   Vice President/Operations Officer of Heritage Bank
Laura Palagi..................          42   Vice President/Real Estate Department Manager of Heritage Bank
Michael Walstad...............          40   Vice President/Manager, Chester Branch of Heritage Bank
Todd Strending................          35   Vice President/Commercial Loan Officer of Heritage Bank
Amy Ward......................          31   Vice President/Consumer Loan Officer of Heritage Bank
Diane Redd....................          40   Assistant Operations Officer

    For information regarding the directors and officers of the combined entity, see "The Merger-- Consequences of the Merger; Change of Control."

SUPERVISION AND REGULATION

    To the extent the information below consists of summaries of certain statutory provisions, it is qualified in its entirety by reference to the statutory provisions so described.

    HOLDING COMPANY. Heritage is subject to provisions of HOLA, which requires a savings and loan holding company to register with the OTS, and be subject to its supervision. As a savings and loan holding company, Heritage's activities are subject to certain limitations under HOLA and transactions between Heritage and Heritage Bank are subject to certain restrictions under HOLA, and certain other banking statutes.

    As a savings and loan holding company, the acquisition of control of Heritage by an individual or company is subject to the prior approval of the OTS. The term "company" is broadly defined to include any corporation, partnership, association or trust or similar organization, while the definition of "control" for these purposes may be met by (i) the ownership or control or power to vote 25% or more of the outstanding shares of any class of voting stock of Heritage, directly or indirectly, (ii) control over the election of a majority of the directors of Heritage, or (iii) the power to exercise directly or indirectly a controlling influence over the management or policies of Heritage. In addition, under certain circumstances, the ownership, control or power to vote in excess of 10%, but less than 25% of the shares of any class of voting securities, of Heritage, directly or indirectly, may require prior notice to the OTS.

    HOLA requires prior approval by the OTS of the acquisition by a savings and loan holding company of more than 5% of the voting stock or substantially all of the assets of any bank, but does not require prior approval before acquisition of any additional shares in banks, the majority of the shares of which are already controlled by such bank holding company. A bank holding company is prohibited, with certain limited exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank and from engaging in activities other than banking or managing or controlling banks and other authorized subsidiaries and providing services to its subsidiaries. One of the exceptions to this prohibition permits ownership of the shares of a company, the activities of which the OTS determines to be so closely related to the business of banking or of managing or controlling banks as to be a proper incident thereto.

    Heritage is required to file periodic reports with the OTS and such other information as may be required to keep the OTS informed regarding Heritage's compliance with the provisions of HOLA and the rules, regulations and orders issued thereunder, and the OTS examines Heritage periodically.

    HERITAGE BANK. Heritage Bank, as a federally chartered savings bank, is subject to the supervision and regulation of, and is regularly examined by the OTS. Among the requirements and restrictions imposed upon thrifts are the requirements to maintain reserves against deposits, restrictions of nature and amounts of loans that may be made, restrictions relating to investments, opening of bank offices and other activities. Without prior approval, federal law limits the payment of dividends if (i) such dividends would impair Heritage Bank's capital, (ii) surplus is not equal to its common capital, or (iii) dividends declared in any year exceed the total of net profits for that year combined with retained net profits for the preceding two years.

    Heritage Bank is required to comply with capital adequacy standards. There are two basic measures of capital adequacy: a risk-based measure and a tier-one leverage measure.

    The risk-based capital measure was adopted to assist in the assessment of capital adequacy of financial institutions by (i) making regulatory capital requirements more sensitive to differences in risk portfolios among organizations, (ii) introducing off-balance sheet items into the assessment of capital adequacy, (iii) reducing disincentives to holding liquid, low-risk assets, and (iv) achieving greater consistency in evaluation of capital adequacy of major banking organizations throughout the world. The risk-based measures include both a definition of capital and a framework for calculating weighted-risk assets by assigning assets and off-balance sheet items to broad-risk categories. An institution's risk-based capital ratio is calculated by dividing its qualifying capital by its weighted-risk assets.

    An important component of qualifying capital is the core capital or tier-one capital. Tier-one capital for a thrift generally consists of (i) common shareholders equity, (ii) non-cumulative perpetual preferred stock and related surplus, and (iii) minority interest in the equity accounts of consolidated subsidiaries, less good will. The tier-one component of an institution's qualifying capital must represent at least 50% of the qualifying total capital. Supplementary capital (tier-two capital) consists of such additional capital elements as (i) allowance for loan losses (subject to limitations); (ii) cumulative perpetual preferred stock, convertible preferred stock, and (iv) any related surplus (subject to certain conditions); (iii) high-bred capital instruments and mandatory convertible debt securities; and
(iv) term subordinated debt and intermediate term preferred stock (subject to limitations). The maximum amount of tier-two capital that may be included in qualifying total capital is limited to 100% of tier-one capital (net of good will). Under current capital adequacy standards, financial institutions must meet a minimum ratio of qualifying capital to weight-risked assets of 8%.

    Risk-based capital ratios are reviewed by a bank's primary federal regulatory agency in the inspection and supervisory process as well as the analysis of applications. Although the risk-based capital ratio focuses on broad categories of credit risk and, to a lesser extent, interest rate and market risk, the risk-based ratio does not incorporate other factors that can affect an organizations financial condition. These factors include overall interest rate exposure, liquidity, funding, and market risks; the quality and level of earnings; investment or loan portfolio concentration; the quality of loans and investments; the effectiveness of loan and investment policy; and management's ability to monitor and control financial and other operational risks.

    The primary federal regulatory agencies have also adopted a minimum leverage ratio, defined as a ratio of tier-one capital to total assets, which is intended to be used as a supplement to the risk-based capital measure. An institution must meet both capital adequacy standards to be in compliance. Banking organizations considered to be among the most highly rated, based upon examination results, must maintain a minimum leverage ratio of 3%. Organizations that do not meet these characteristics are expected to maintain capital ratios of at least 100 to 200 basis points above the minimum levels.

    Heritage Bank is in compliance with all capital standards currently applicable to it.

    The deposits of Heritage Bank are insured under the provisions of the Federal Deposit Insurance Act. Heritage Bank is also subject to the supervision and examination by the FDIC. Heritage Bank is subject to assessments by the FDIC.

                        HERITAGE SELECTED FINANCIAL DATA

    The following table sets forth certain financial data concerning Heritage and its predecessor. The historical selected financial data as of and for the three years ended December 31, 1996 have been derived from the audited consolidated financial statements of Heritage, included herein. The financial data of Heritage for the year ended December 31, 1994, which includes seven months of Heritage Bank subsequent to its acquisition by Heritage, and the financial information of Heritage Bank prior to its acquisition by Heritage (the "Predecessor Bank") for the five months ended May 31, 1994, have been combined to present on a pro forma basis a full year of operations of Heritage and Predecessor Bank for the year ended December 31, 1994. See "Unaudited Pro Forma Heritage Predecessor Financial Data." The financial data as of March 31, 1994 and 1993 and for the years then ended have been derived from the audited financial statements of Heritage Bank, which are not included herein. The financial data as of and for the nine months ended September 30, 1997 and 1996 have been derived from Heritage's unaudited financial data, included herein. The unaudited financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year. This information should be read in conjunction with the consolidated financial statements of Heritage appearing elsewhere in this Joint Proxy Statement.

                                                                     HERITAGE                    PRO FORMA      PREDECESSOR
                                                    -------------------------------------------   COMBINED        BANK(2)
                                                                                                 ----------   ----------------
                                                      NINE MONTHS
                                                    ENDED SEPTEMBER    YEAR ENDED DECEMBER 31,   YEAR ENDED   YEAR ENDED MARCH
                                                          30,                                     DEC. 31,          31,
                                                    ----------------  -------------------------  ----------   ----------------
                                                     1997     1996     1996     1995    1994(1)     1994       1994     1993
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)
OPERATING DATA:
Interest income...................................  $ 4,211  $ 3,269  $ 4,520  $ 3,469  $1,528    $ 2,476     $ 2,426  $ 2,685
Interest expense..................................    2,255    1,750    2,419    1,941     830      1,355       1,221    1,507
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
Net interest income...............................    1,956    1,519    2,101    1,528     698      1,121       1,205    1,178
Provision for loan losses.........................      193      135      160       46    --        --              8       64
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
Net interest income after provision for loan
  losses..........................................    1,763    1,384    1,941    1,482     698      1,121       1,197    1,113
Non-interest income...............................      808      807    1,059      631     282        550         797      696
Non-interest expense..............................    1,698    1,686    2,251    1,505     775      1,389       1,219    1,101
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
Income before income taxes........................      873      505      749      608     205        282         775      708
Provision for income taxes........................      334      195      263      214      87        128         297      276
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
Net income........................................  $   539  $   310  $   486  $   394  $  118    $   154     $   478  $   432(7)
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
                                                    -------  -------  -------  -------  -------  ----------   -------  -------
RESTATED PER SHARE DATA(3):
Income per share..................................  $  1.13  $   .65  $  1.02  $   .83  $  .25    $   .32
Dividends per share...............................    --       --       --       --       --        --
Book value per share(4)...........................     5.76     4.01     4.59     3.57    2.48       2.56
Tangible book value per share(4)..................     4.69     2.86     3.45     2.35    1.17       1.25
Pro forma income per share(5).....................     1.33      .84     1.27     1.12     .41        .55
Pro forma book value per share(5)(4)..............    10.91     9.38     9.95     9.15    8.22       8.29
Shares used to calculate per share data...........      475      475      475      475     475        475

FINANCIAL CONDITION DATA:
Assets............................................  $78,355  $84,571  $71,347  $55,210  $42,514   $42,514     $33,332  $34,556
Net loans and loans held for sale.................   54,188   39,667   43,853   29,169  21,609     21,609      17,510   20,884
Investment securities.............................   14,950   14,729   14,172   16,090  12,365     12,365       7,871    7,670
Deposits..........................................   65,045   54,839   57,641   42,742  37,936     37,936      29,452   30,756
Long-term debt....................................    2,450    2,550    2,550    2,650   2,725      2,725       --       --
Stockholders' equity..............................    2,734    1,907    2,178    1,694   1,179      1,215       3,023    2,545

SELECTED FINANCIAL RATIOS AND OTHER DATA:
Return on average assets..........................      .99%     .71%     .81%     .83%    .55%
Return on average stockholders' equity............    29.31%   22.14%   25.78%   27.81%  18.39%
Net interest margin...............................     3.77%    3.69%    3.74%    3.45%   3.57%
Efficiency ratio(6)...............................    61.43%   72.48%   63.67%   69.71%  79.08%
Net charge-offs to average loans..................      .04%     .28%     .27%     .18%    .01%
Nonperforming loans to total loans................      .04%     .07%     .06%     .02%    .42%
Allowance for loan losses to total loans..........     1.03%     .90%     .88%    1.10%   1.46%
Nonperforming loans to allowance for loan
  losses..........................................     4.09%    7.99%    6.96%    1.84%  27.78%
Stockholders' equity to assets(4).................     3.49%    2.95%    3.05%    3.07%   2.77%

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FROM PRECEEDING PAGE)

------------------------------
(1) Represents only seven months of operations of Heritage Bank which was acquired by Heritage effective as of June 1, 1994.

(2) The financial information of Heritage Bank for periods prior to June 1, 1994 is not comparable in all respects with the historical financial information of Heritage. Purchase accounting was used by Heritage for its acquisition of Heritage Bank effective June 1, 1994, which resulted in changes to the historical carrying value of Heritage Bank's net assets and the recognition of goodwill. Heritage also incurred significant acquisition debt in connection with the acquisition and incurred the resulting interest expense. In addition, Heritage Bank's fiscal year end prior to its acquisition was March 31.

(3) Share and per share amounts for Heritage have been restated to retroactively reflect the issuance of 475,000 shares of United Common Stock in exchange for all outstanding shares of Heritage Common Stock.

(4) At period end.

(5) Pro forma per share amounts are presented as if the contribution of capital to retire outstanding long-term debt had been made as of or at the beginning of the period presented. The pro forma reduction in interest expense, net of tax effects at 38%, for the nine months ended September 30, 1997 and 1996 was $93,000 and $87,000, respectively, and for the years ended December 31, 1996, 1995 and 1994 was $118,000, $137,000 and $76,000, respectively.

(6) Excludes September 1996 pre-tax charge for SAIF assessment of $239,000.

(7) Before cumulative effect of change in method of accounting for income taxes of $84,986. Net income for the year ended March 31, 1993 was $516,940.

            UNAUDITED PRO FORMA HERITAGE PREDECESSOR FINANCIAL DATA
          (YEAR ENDED DECEMBER 31, 1994 AS ADJUSTED TO GIVE EFFECT TO
                         PREDECESSOR BANK ACQUISITION)

    Heritage Bank was acquired by Heritage effective June 1, 1994 (the "Predecessor Bank Acquisition"). Accordingly, the financial statements of Heritage include the operations of Heritage Bank only since June 1, 1994. Prior to its acquisition by Heritage, Heritage Bank's (as the "Predecessor Bank") fiscal year for financial reporting purposes was March 31. The following unaudited pro forma statement of income is intended to present consolidated results of operations for Heritage and subsidiary for the full year ended December 31, 1994. The unaudited pro forma statement of income combines the results of operations of the Predecessor Bank for the five months ended May 31, 1994 and the results of operations of Heritage and subsidiary for the seven months ended December 31, 1994 and gives effect to the Predecessor Bank Acquisition as though it occurred on January 1, 1994. The unaudited pro forma statement of income, which is based upon assumptions and includes adjustments as described in the notes which follow, should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Joint Proxy Statement. The unaudited pro forma information does not purport to represent the results that actually would have occurred if such transactions had in fact occurred on such date.

                                                                    PREDECESSOR BANK          HERITAGE
                                                                -------------------------   ------------
                                                                THREE MONTHS   TWO MONTHS       YEAR
                                                                   ENDED         ENDED         ENDED
                                                                 MARCH 31,      MAY 31,     DECEMBER 31,    PRO FORMA
                                                                  1994(1)       1994(2)       1994(3)      ADJUSTMENTS
                                                                ------------   ----------   ------------   -----------
                                                                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF INCOME:
Interest income(4)............................................      $552          $371         $1,528         $ 25
Interest expense(5)...........................................       287           187            830           51
                                                                   -----         -----         ------          ---
Net interest income...........................................       265           184            698          (26)
Provision for losses on loans.................................     --            --            --            --
Net interest income after provision for losses on loans.......       265           184            698          (26)

Non-interest income...........................................       191            77            282        --
Non-interest expense(6).......................................       368           228            775           18
                                                                   -----         -----         ------          ---
Income before income taxes....................................        88            33            205          (44)
Income taxes(7)...............................................        40            11             87          (10)
                                                                   -----         -----         ------          ---
Net income....................................................      $ 48          $ 22         $  118         $(34)
                                                                   -----         -----         ------          ---
                                                                   -----         -----         ------          ---
Net income per share(8).......................................
Shares used to calculate
  Per share data(8)...........................................


                                                                 PRO FORMA
                                                                  COMBINED
                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1994
                                                                ------------

STATEMENT OF INCOME:
Interest income(4)............................................    $ 2,476
Interest expense(5)...........................................      1,355
                                                                ------------
Net interest income...........................................      1,121
Provision for losses on loans.................................     --
Net interest income after provision for losses on loans.......      1,121
Non-interest income...........................................        550
Non-interest expense(6).......................................      1,389
                                                                ------------
Income before income taxes....................................        282
Income taxes(7)...............................................        128
                                                                ------------
Net income....................................................    $   154
                                                                ------------
                                                                ------------
Net income per share(8).......................................    $  0.32
                                                                ------------
                                                                ------------
Shares used to calculate
  Per share data(8)...........................................    475,000
                                                                ------------
                                                                ------------

------------------------
(1) Unaudited; derived from the Predecessor Bank statement of income for the year ended March 31, 1994.

(2) Unaudited, derived from the Predecessor Bank statement of income for the two months ended May 31, 1994.

(3) Based on the audited consolidated financial statements of Heritage for the year ended December 31, 1994. The acquisition of the Predecessor Bank was accounted for as a purchase and, accordingly, the statement of income for the year ended December 31, 1994 includes the results of operations of Heritage Bank only since June 1, 1994.

(4) Reflects $25,000 net increase in interest income due to additional purchase accounting adjustment/amortization.

(5) Reflects $51,000 of additional interest expense on debt which was incurred for the Predecessor Bank Acquisition.

(6) Reflects $18,000 in additional amortization of goodwill.

(7) Reflects a $10,000 decrease in tax expense based on an estimated effective tax rate of 38%.

(8) Share and per share amounts for Heritage have been restated to retroactively reflect the issuance of 475,000 shares of United Common Stock in exchange for all outstanding shares of Heritage Common Stock.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HERITAGE

BASIS OF PRESENTATION

    The following is Heritage management's discussion and analysis of the results of operations and the historical financial condition of Heritage and its consolidated subsidiary. Heritage began operations in 1993 and purchased Heritage Bank effective as of June 1, 1994. Results for the year ended December 31, 1994 presented in the consolidated financial statements of Heritage included herein, and in the table below, effectively represent seven months of operation of Heritage Bank from June 1, 1994 through December 31, 1994. Pro forma financial information for 1994, including twelve months of operation of Heritage Bank, is presented under "Unaudited Pro Forma Heritage Predecessor Financial Data" included elsewhere in this Joint Proxy Statement.

    The following discussion and analysis is intended to provide greater details of the results of operations and financial condition of Heritage and Heritage Bank. The following discussion should be read in conjunction with the information under "Heritage Selected Financial Data" and Heritage's consolidated financial statements and notes thereto and other financial data included elsewhere in this Joint Proxy Statement. Certain statements under this caption constitute "forward-looking statements" which involve risks and uncertainties. Heritage's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Heritage conducts its operations, fluctuations in interest rates, credit quality and government regulation. For additional information concerning these and other factors, see "Risk Factors."

RESULTS OF OPERATIONS

    NET INCOME. Net income increased by 73.9% from $310,000 in the first nine months of 1996 to $539,000 in the same period in 1997. The increase is a result of a larger asset base at Heritage Bank and an increase in net interest income. Also, in September 1996, the Bank was assessed a pretax charge of $239,000 by the Savings Association Insurance Fund ("SAIF"), as a result of legislation enacted to capitalize the SAIF to the statutory prescribed level of 1.25% of insured deposits. The assessment was 65.7 basis points per $100 of the Bank's insured deposits on March 31, 1995. The after tax effect of the charge was $148,000. Excluding this assessment, net income in the first nine months of 1996 would have been $458,000. Net income increased by 23.4% from $394,000 in fiscal 1995 to $486,000 in fiscal 1996, primarily due to growth in loans, increased margins in a decreasing interest rate environment and increased mortgage loan fees. Excluding the SAIF assessment, net income for 1996 would have been $634,000, an increase of 60.9% over 1995. Net income increased by 233.9% from $118,000 in fiscal 1994 to $394,000 in fiscal 1995, primarily because fiscal 1994 reflects operations of Heritage Bank only from June through December 1994. In addition, the increase reflects the growth in assets, primarily loans, and improved margins in a decreasing interest rate environment.

    The following is a condensed summary of the consolidated statement of operations, along with selected profitability ratios:

                             ANALYSIS OF NET INCOME

                                                                       NINE MONTHS
                                                                   ENDED SEPTEMBER 30,
                                                                                             YEAR ENDED DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1997       1996       1996       1995      1994(1)
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                          (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
Net interest income..............................................  $   1,956  $   1,519  $   2,101  $   1,528  $     698
Provision for loan losses........................................        193        135        160         46     --
Other operating income...........................................        808        807      1,059        631        282
Other operating expense..........................................      1,698      1,686      2,251      1,505        775
Net income.......................................................        539        310        486        394        118
Return on average assets.........................................        .99%       .71%       .81%       .83%       .55%
Return on average equity.........................................      29.31%     22.14%     25.78%     27.81%     18.39%

------------------------

(1) Represents operations of the Heritage Bank from June 1, 1994 through December 31, 1994.

    NET INTEREST INCOME. Net interest income increased by 28.8% from $1.5 million for the nine months ended September 30, 1996 to $2.0 million for the same period in 1997 due to an increase in the interest earning asset base as well as improved margins on most interest earning assets. Net interest income increased by 37.5% from $1.5 million for fiscal 1995 to $2.1 million for fiscal 1996, similarly due to an increase in earning assets and improved margins. Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities. Net interest income increased by 118.9% from $698,000 for fiscal 1994 to $1.5 million for fiscal 1995, primarily because fiscal 1994 represents only seven months of operations of Heritage Bank. This factor was partially offset by a decline in net interest margin from 1994 to 1995, principally resulting from a decline in average yield achieved on the investment portfolio and an increase in the interest rate paid on time deposits. The following table presents Heritage's average balance sheets, interest earned or paid, and the related yields and rates on major categories of Heritage's interest earning assets and interest-bearing liabilities for the periods indicated:

                     ANALYSIS OF AVERAGE RATES AND BALANCES

                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                ------------------------------------------------------------------------
                                                               1997                                 1996
                                                -----------------------------------  -----------------------------------
                                                                          AVERAGE                              AVERAGE
                                                  AVERAGE                 YIELD/       AVERAGE                 YIELD/
                                                BALANCE(1)   INTEREST      RATE      BALANCE(1)   INTEREST      RATE
                                                -----------  ---------  -----------  -----------  ---------  -----------
                                                                 (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
INTEREST EARNING ASSETS:
Loans.........................................   $  48,863   $   3,267        8.91%   $  34,446   $   2,293        8.88%
Investment securities.........................      17,519         814        6.20%      17,191         822        6.38%
Other interest earning assets.................       2,711         130        6.39%       3,239         154        6.34%
                                                -----------  ---------               -----------  ---------
  Total interest earning assets...............      69,093       4,211        8.13%      54,876       3,269        7.94%
Non-interest earning assets...................       3,250      --          --            3,058      --          --
                                                -----------                          -----------
  Total assets................................   $  72,343                  --        $  57,934                  --
                                                -----------                          -----------
                                                -----------                          -----------

INTEREST BEARING LIABILITIES:
Savings/interest bearing checking.............   $  15,300   $     340        2.96%   $  14,150   $     296        2.79%
Time deposits.................................      35,189       1,590        6.02%      25,797       1,177        6.08%
Short-term borrowings.........................       5,187         175        4.50%       3,699         135        4.87%
Long-term borrowings..........................       2,517         150        7.95%       2,575         142        7.35%
                                                -----------  ---------               -----------  ---------
  Total interest bearing liabilities..........      58,193       2,255        5.17%      46,221       1,750        5.05%

Non-interest bearing liabilities..............      11,698      --          --            9,846      --          --
Common stockholders' equity...................       2,452      --          --            1,867      --          --
                                                -----------                          -----------
  Total liabilities and equity................   $  72,343                  --        $  57,934                  --
                                                -----------  ---------               -----------  ---------
                                                -----------                          -----------

Net interest income...........................               $   1,956                            $   1,519
                                                             ---------                            ---------
                                                             ---------                            ---------

Net interest spread...........................      --          --            2.96%      --          --            2.89%

Net interest margin(2)........................      --          --            3.77%      --          --            3.69%

------------------------

(1) Includes nonaccrual loans.

(2) Computed on a fully taxable basis, without regard to tax equivalent yields.

                     ANALYSIS OF AVERAGE RATES AND BALANCES

                                                                   YEARS ENDED DECEMBER 31,
                            ------------------------------------------------------------------------------------------------------
                                         1996                              1995                                1994
                            -------------------------------   -------------------------------   ----------------------------------
                                                    AVERAGE                           AVERAGE                              AVERAGE
                             AVERAGE                YIELD/     AVERAGE                YIELD/     AVERAGE                   YIELD/
                            BALANCE(1)   INTEREST    RATE     BALANCE(1)   INTEREST    RATE     BALANCE(1)   INTEREST(3)    RATE
                            ----------   --------   -------   ----------   --------   -------   ----------   -----------   -------
                                                            (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
INTEREST EARNING ASSETS:
Loans.....................   $35,890      $3,226     8.99%     $24,137      $2,226     9.22%     $18,907       $  988       8.96%
Investment securities.....    17,022       1,079     6.34%      16,079         992     6.17%       9,454          356       6.46%
Other interest earning
  assets..................     3,249         215     6.62%       4,041         251     6.21%       5,142          184       6.13%
                            ----------   --------             ----------   --------             ----------   -----------
  Total interest earning
    assets................    56,161       4,520     8.05%      44,257       3,469     7.84%      33,503        1,528       7.82%
Non-interest earning
  assets..................     3,511       --        --          3,208       --        --          3,087        --          --
                            ----------                        ----------                        ----------
  Total assets............   $59,672                 --        $47,465                 --        $36,590                    --
                            ----------                        ----------
                            ----------                        ----------

INTEREST BEARING
  LIABILITIES:
Savings/interest bearing
  checking................   $14,253      $  399     2.80%     $12,171      $  352     2.89%     $12,650       $  204       2.76%
Time deposits.............    27,369       1,660     6.07%      20,382       1,224     6.01%      14,823          494       5.71%
Short-term borrowings.....     3,504         169     4.82%       2,614         144     5.51%         248           10       6.91%
Long-term borrowings......     2,569         191     7.43%       2,681         221     8.24%       2,725          122       7.67%
                            ----------   --------             ----------   --------             ----------   -----------
  Total interest bearing
    liabilities...........    47,695       2,419     5.07%      37,848       1,941     5.13%      30,446          830       4.67%

Non-interest bearing
  liabilities.............    10,092       --        --          8,200       --        --          5,044        --          --
Common stockholders'
  equity..................     1,885       --        --          1,417       --        --          1,100        --          --
                            ----------                        ----------                        ----------
  Total liabilities and
    equity................   $59,672                 --        $47,465                 --         36,590                    --
                            ----------   --------             ----------   --------                          -----------
                            ----------                        ----------

Net interest income.......                $2,101                            $1,528                             $  698
                                         --------                          --------                          -----------
                                         --------                          --------                          -----------
Net interest spread.......     --          --        2.98%       --          --        2.71%       --           --          3.15%

Net interest margin(2)....     --          --        3.74%       --          --        3.45%       --           --          3.57%

------------------------------

(1) Includes nonaccrual loans.

(2) Computed on a fully taxable basis, without regard to tax equivalent yields.

(3) Represents operations of the Heritage Bank from June 1, 1994 through December 31, 1994.

    The most significant impact on Heritage's net interest income between periods is derived from changes in the volume of and rates earned or paid on interest earning assets and interest bearing liabilities. The volume of average interest earning assets increased 25.9% from $54.9 million for the nine months ended September 30, 1996 to $69.1 million for the same period in 1997. Additionally, non-interest bearing liabilities increased, as did the yield on earning assets, producing an increase in net margin of 8 basis points, from 3.69% for the nine months ended September 30, 1996 to 3.77% for the 1997 period. Average equity to average assets for the periods ended September 30, 1997 and September 30, 1996 were 3.39% and 3.22% respectively. For the years ended December 31, 1996, and 1995 average equity to average assets was 3.16% and 2.99% respectively.

    The following table reflects changes in interest income and expense attributable to changes in the volume and interest rates of significant interest earning assets and interest bearing liabilities. Comparison of 1995 to 1994 is not meaningful because Heritage Bank was not purchased by Heritage until June 1994.

                     ANALYSIS OF VOLUME AND INTEREST RATES

                                                                         NINE MONTHS ENDED                    YEAR ENDED
                                                                        SEPTEMBER 30, 1997                 DECEMBER 31, 1996
                                                                            COMPARED TO                       COMPARED TO
                                                                         NINE MONTHS ENDED                    YEAR ENDED
                                                                        SEPTEMBER 30, 1996                 DECEMBER 31, 1995
                                                                      FAVORABLE/(UNFAVORABLE)           FAVORABLE/(UNFAVORABLE)
                                                                 ---------------------------------  -------------------------------
                                                                   VOLUME       RATE        NET      VOLUME      RATE        NET
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
                                                                                           (IN THOUSANDS)
INTEREST INCOME:
Loans..........................................................   $     964   $      10  $     974  $   1,056  $     (56) $   1,000
Investment securities..........................................          15         (23)        (8)        60         27         87
Other interest earning assets..................................         (26)          2        (24)       (52)        16        (36)
                                                                      -----         ---  ---------  ---------        ---  ---------
    Total interest income......................................         953         (11)       942      1,064        (13)     1,051

INTEREST EXPENSE:
Savings/interest bearing deposits..............................          26          18         44         58        (11)        47
Time deposits..................................................         424         (11)       413        424         12        436
Short term borrowings..........................................          50         (10)        40         43        (18)        25
Long term borrowings...........................................          (3)         11          8         (8)       (22)       (30)
                                                                      -----         ---  ---------  ---------        ---  ---------
    Total interest expense.....................................         497           8        505        517        (39)       478
Increase (decrease) in net interest income.....................   $     456   $     (19) $     437  $     547  $      26  $     573
                                                                      -----         ---  ---------  ---------        ---  ---------
                                                                      -----         ---  ---------  ---------        ---  ---------

    The change in interest income and expense attributable to volume reflects the change in volume times the current year's rate and the change in interest income and expense attributable to rate reflects the change in rates times the prior year's volume.

    For the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996, the increase in interest income is primarily caused by volume increases. Net interest income for the same periods increased $437,000, of which $456,000 was a result of volume increase and ($19,000) was due to rate decrease. Net interest income for fiscal 1996 compared to fiscal 1995 increased $573,000, of which $547,000 was due to volume and $26,000 was due to rate. Both comparisons are consistent with Heritage's continued growth of earning assets and its improvement in net interest margins since 1995.

    PROVISION FOR LOAN LOSSES. Heritage made a provision to its loan loss reserve in 1996 and 1995 of $160,000 and $46,000, respectively. The provisions were determined based on management's assessment of an adequate reserve for possible loan losses. Heritage made a provision to its loan loss reserve of $193,000 for the nine months ended September 30, 1997 compared to $135,000 for the same period in 1996. The increase in 1997 from 1996 reflects management's view of potential loan losses inherent in the increased loan portfolio.

    The provision for loan losses creates an allowance for future losses. The loan loss provision for each year is dependent on many factors, including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of the quality of the loan portfolio, the value of the underlying collateral on problem loans and the general economic conditions in Heritage's market area. Heritage Bank performs a monthly assessment of the risk inherent in its loan portfolio, as well as a detailed review of each asset determined to have identified weaknesses. Based on this analysis, which includes reviewing historical loss trends, current economic conditions, industry concentrations and specific reviews of assets classified with identified weaknesses, Heritage Bank makes provision for potential loan losses. Specific allocations are made for loans where the probability of a loss can be defined and reasonably determined, while the balance of the provision for loan losses are based on historical data, delinquency trends, economic conditions in the market area and industry averages. Annual fluctuations in the provision for loan losses result from management's assessment of the adequacy of the allowance for loan losses.

    Heritage has historically pursued a growth-oriented expansion strategy and has experienced growth of loans, deposits and assets. This strategy reflects a transition from a traditional thrift to activities resembling that of a commercial bank. This business strategy is subject to a greater degree of risk, including the increased risk of losses on loans.

    Heritage's market is concentrated in Montana increasing its exposure to loan losses for a deterioration in economic conditions in Heritage's market area. In addition, Heritage has lease financing and commercial loan participations which were originated out of Heritage's market area. Those loans have differing risks in terms of loan monitoring and higher exposure due to economic conditions and markets outside of Heritage's traditional market area.

    Montana has experienced a deterioration in consumer credit quality consistent with those experienced on a national level. The instances of personal bankruptcies in Montana have doubled in recent years. Based on the average for all insured commercial banks in the state of Montana, the net loss to average total loans has increased 300% in 1995 and increased nearly 100% in 1996. The corresponding average loan loss reserve for commercial banks in Montana at December 31, 1996 was 1.65% of total loans. Heritage's loan loss reserve at September 30, 1997 was 1.03% and .88% at December 31, 1996.

    The continued growth of Heritage's loan portfolio combined with the apparent deterioration in economic trends, both on a national and state-wide basis, and the difference in Heritage's loan loss reserve coverage compared to state-wide commercial bank averages, indicate that additional provisions to the loan loss reserve should be expected to be recorded until such factors are mitigated or stabilize. The provision to the loan loss reserve for the quarter ended December 31, 1997 will be $300,000.

    NON-INTEREST INCOME. The following table presents a summary of non-interest income:

                        ANALYSIS OF NON-INTEREST INCOME

                                    NINE MONTHS
                                       ENDED
                                   SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                   -------------     ---------------------------
                                   1997     1996      1996      1995     1994(1)
                                   ----     ----     ------     ----     -------
                                                  (IN THOUSANDS)
Service charges..................  $196     $182     $  245     $209      $ 96
Loan origination fees............   466      527        679      300       110
Loan servicing fees..............    50       35         46       45        28
Other............................    96       63         89       77        48
                                   ----     ----     ------     ----     -------
    Total........................  $808     $807     $1,059     $631      $282
                                   ----     ----     ------     ----     -------
                                   ----     ----     ------     ----     -------

------------------------

(1) Represents operations of the Heritage Bank from June 1, 1994 through December 31, 1994.

    Non-interest income continues to be a significant source of revenue for Heritage and remained flat, for the nine months ended September 30, 1997 compared to the same period in 1996. Decreases in loan origination fees in the 1997 period were partially offset by increases in other non-interest income. Non-interest income increased by 67.8% from $631,000 in fiscal 1995 to $1.1 million in fiscal 1996. Non-interest income increased by 123.8% from $282,000 in fiscal 1994 to $631,000 in fiscal 1995. The increase in 1996 over 1995 resulted from increased mortgage activity resulting from the addition of more mortgage originators and fees associated with sold mortgages. The increase in 1995 over 1994 is largely due to the short period of combined operations in 1994.

    NON-INTEREST EXPENSE. The following table presents a summary of non-interest expense:

                        ANALYSIS OF NON-INTEREST EXPENSE

                                                                       NINE MONTHS
                                                                          ENDED
                                                                      SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                                                                   --------------------  ---------------------------------
                                                                     1997       1996       1996       1995       1994(1)
                                                                   ---------  ---------  ---------  ---------  -----------
                                                                                       (IN THOUSANDS)
Salaries and benefits............................................  $     876  $     722  $   1,007  $     706   $     354
Premises and equipment...........................................        169        128        192        124          67
Other expenses...................................................        653        836      1,052        675         354
                                                                   ---------  ---------  ---------  ---------       -----
    Total........................................................  $   1,698  $   1,686  $   2,251  $   1,505   $     775
                                                                   ---------  ---------  ---------  ---------       -----
                                                                   ---------  ---------  ---------  ---------       -----

------------------------

(1) Represents operations of the Heritage Bank from June 1, 1994 through December 31, 1994.

    Non-interest expense increased .7% from $1,686,000 for the nine months ended September 30, 1996 to $1.7 million for the same period in 1997. The increase primarily resulted from the opening of the new branch in Chester, Montana, and costs associated with its startup, including premises and equipment expenses as well as salaries. Included in the 1996 other expense is the SAIF assessment of $239,000 (pretax). Excluding this charge, non-interest expense would have been $1.45 million for the first nine months in 1996. The increase in 1997 over 1996 of non-interest expense would have been 17.3%, excluding the SAIF assessment. Total non-interest expense increased by 49.6% from $1.5 million for fiscal 1995 to $2.3 million for fiscal 1996. The increase in 1996 is largely attributable to salaries, wages and commission on sales of mortgage products and the one-time assessment by the SAIF of approximately $239,000 on a pretax basis. Excluding that charge, non-interest expense would have been $2.0 million in fiscal 1996, an increase of 33.7% over fiscal 1995. The increase in non-interest expense can be generally tied to the increase in the size of Heritage Bank and the additional overhead required to operate a larger bank. Non-interest expense increased by 94.2% from $775,000 in fiscal 1994 to $1.5 million in fiscal 1995, principally due to the short period of combined operations in 1994.

    INCOME TAXES. Heritage's income tax provision for fiscal 1996 was $263,000 compared with $214,000 in fiscal 1995, and $87,000 in fiscal 1994. The effective tax rates were 35.0% in fiscal 1996, 35.2% in fiscal 1995 and 42.4% in fiscal 1994. The effective tax rate differs from the federal statutory rate primarily as a result of tax-exempt interest income and state tax benefits in 1996 attributable to operating loss carry-forwards.

HERITAGE FINANCIAL CONDITION

    OVERVIEW. Heritage's total consolidated assets increased by 29.2% from $55.2 million at December 31, 1995 to $71.3 million at December 31, 1996; and by 29.9% from $42.5 million at December 31, 1994 to $55.2 million at December 31, 1995. The increases primarily resulted from increased loans and deposits. The growth of bank assets has continued into 1997. Total assets increased by 9.8% from $71.3 million at December 31, 1996 to $78.4 million at September 30, 1997.

    LOANS. The following table presents the balance of each major category of loans at the dates indicated. Commercial loans include loans to service, retail and wholesale businesses. The majority of Heritage's real estate loan portfolio consists of local residential first mortgages. The majority of these mortgages are fixed-rate mortgages with short-term balloon payments or adjustable rate term mortgages.

Heritage has typically sold a majority of real estate mortgages into the secondary market, with select mortgages that fit Heritage's underwriting standards retained for its portfolio. Mortgages sold into the secondary market totaled $23.8 million for the nine months ended September 30, 1997, $22.7 million for the nine months ended September 30, 1996, and $29.4 million, $10.2 million, and $6.6 million for the years ended December 31, 1996, 1995 and 1994, respectively (with 1994 representing a seven-month period of consolidated operations). The increase in 1996 over 1995 resulted from increased mortgage activity resulting from the addition of more mortgage originators and fees associated with sold mortgages. Loans classified as agricultural loans primarily include operating and equipment loans to local farmers. Loans secured by farmland are listed in the real estate classification. Loans classified as consumer and other include automobile, home improvement and dealer paper.

                               ANALYSIS OF LOANS

                                                            SEPTEMBER 30,                              DECEMBER 31,
                                            ----------------------------------------------  -----------------------------------
                                                     1997                    1996                    1996              1995
                                            ----------------------  ----------------------  ----------------------  -----------
                                              AMOUNT         %        AMOUNT         %        AMOUNT         %        AMOUNT
                                            -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                                                  (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
LOAN CATEGORY:
Commercial and Agricultural...............   $  22,873        41.7%  $  16,090        40.1%  $  17,861        40.3%  $  11,639
Real Estate:
  Residential.............................      12,687        23.2%     10,501        26.1%     10,570        23.8%      9,042
  Construction............................       2,133         3.9%      1,640         4.1%      1,444         3.3%        261
  Farmland................................       1,905         3.5%     --             0.0%        785         1.8%     --
  Other...................................       1,850         3.4%      1,592         4.0%      2,399         5.4%      1,395
Consumer/other............................      13,338        24.3%     10,329        25.7%     11,269        25.4%      7,379
                                            -----------  ---------  -----------  ---------  -----------  ---------  -----------
    Total Loans...........................      54,786       100.0%     40,152       100.0%     44,328       100.0%     29,716
                                                         ---------               ---------               ---------
                                                         ---------               ---------               ---------
Less Unearned Discounts and Fees..........          36                     122                      87                     221
Less Allowance for Loan Losses............         562                     363                     388                     326
                                            -----------             -----------             -----------             -----------
    Total Net Loans.......................   $  54,188               $  39,667               $  43,853               $  29,169
                                            -----------             -----------             -----------             -----------
                                            -----------             -----------             -----------             -----------


                                                                1994
                                                       ----------------------
                                                %        AMOUNT         %
                                            ---------  -----------  ---------

LOAN CATEGORY:
Commercial and Agricultural...............       39.2%  $   8,064        36.4%
Real Estate:
  Residential.............................       30.4%      7,924        35.7%
  Construction............................        0.9%        177          .8%
  Farmland................................     --          --          --
  Other...................................        4.7%        295         1.3%
Consumer/other............................       24.8%      5,725        25.8%
                                            ---------  -----------  ---------
    Total Loans...........................      100.0%     22,185       100.0%
                                            ---------               ---------
                                            ---------               ---------
Less Unearned Discounts and Fees..........                    252
Less Allowance for Loan Losses............                    324
                                                       -----------
    Total Net Loans.......................              $  21,609
                                                       -----------
                                                       -----------

    A principal component of Heritage's earning assets is its loan portfolio. Total loans increased by 36.4% from $40.2 million at September 30, 1996 to $54.8 million at September 30, 1997. Total loans increased by 49.2% from $29.7 million at December 31, 1995 to $44.3 million at year-end December 31, 1996; and increased by 33.9% from $22.1 million at December 31, 1994 to $29.7 million at year-end December 31, 1995. These increases are a direct result of strong loan demand generated through officer call programs and the establishment of the Bank's new branch in Chester, Montana.

    NON-PERFORMING ASSETS. Heritage follows regulatory guidelines with respect to placing loans on non-accrual status. When a loan is placed on non-accrual status, all previously accrued and uncollected interest is reversed. Certain non-performing assets of Heritage are summarized in the following table.

                  NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS

                                                                            SEPTEMBER 30,               DECEMBER 31,
                                                                         --------------------  -------------------------------
                                                                           1997       1996       1996       1995       1994
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
Nonaccrual loans.......................................................  $  --      $  --      $  --      $  --      $      90
Restructured loans.....................................................     --         --         --         --         --
Loans past due 90 days or more.........................................         23         29         27          6     --
                                                                         ---------  ---------  ---------  ---------  ---------
    Total non-performing loans.........................................         23         29         27          6         90
Total OREO.............................................................     --         --         --         --         --
                                                                         ---------  ---------  ---------  ---------  ---------
    Total non-performing assets........................................  $      23  $      29  $      27  $       6  $      90
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------  ---------
Non-performing assets to loans and OREO................................        .04%       .07%       .06%       .02%       .42%

    ALLOWANCE FOR LOAN LOSSES. Heritage Bank's loan loss reserve is available to absorb future loan losses. The current level of the loan loss reserve is a result of management's assessment of the risk within the loan portfolio based on the information revealed in the credit reporting processes. Heritage utilizes a risk-rating system on loans and a monthly credit review and reporting process which results in the calculation of the guideline reserves based on the risk within the portfolio. This assessment of risk takes into account the composition of the loan portfolio, previous loan experience, current economic conditions and other factors that, in management's judgment, deserve recognition.

    The following table sets forth changes in Heritage Bank's loan loss reserve as of the dates indicated:

                     ANALYSIS OF ALLOWANCE FOR LOAN LOSSES

                                                NINE MONTHS
                                                   ENDED
                                               SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                               --------------      -----------------------------
                                               1997      1996       1996       1995       1994
                                               ----      ----      ------      ----      -------
                                                    (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
Balance beginning of period..................  $388      $326      $  326      $324       $--
Balance acquired from Predecessor Bank(1)....   --        --         --         --         325
Provision for loan losses....................   193       135         160        46       --
Charge-offs:
  Commercial.................................    10        98          98        46       --
  Consumer...................................   --        --         --         --           2
  Real estate................................   --        --         --         --        --
  Other......................................     9       --         --         --        --
                                               ----      ----      ------      ----      -------
    Total charge-offs........................    19        98          98        46          2

Recoveries:
  Commercial.................................   --        --         --         --        --
  Consumer...................................   --        --         --           2          1
  Real estate................................   --        --         --         --        --
  Other......................................   --        --         --         --        --
                                               ----      ----      ------      ----      -------
    Total loan recoveries....................   --        --         --           2          1
                                               ----      ----      ------      ----      -------
    Net charge-offs..........................    19        98          98        44          1
                                               ----      ----      ------      ----      -------
Balance end of year..........................  $562      $363      $  388      $326       $324
                                               ----      ----      ------      ----      -------
                                               ----      ----      ------      ----      -------
Allowance for loan losses to total loans.....  1.03%      .90%        .88%     1.10%      1.46%
Net charge-offs to average loans.............   .04%      .28%        .27%      .18%       .01%

------------------------

(1) The balance of $325,000 was acquired from Heritage Bank when it was acquired effective as of June 1, 1994.

    The loan loss reserve at September 30, 1997 was $562,000 compared to $363,000 at September 30, 1996. The allowance for loan losses was $388,000 at December 31, 1996, and $326,000 at December 31, 1995. Activity with the allowance for loan losses primarily reflected charge-offs of loans determined by management to be uncollectible. However, management aggressively pursues recoveries. However, management recognizes the need to monitor the reserve and make adjustments based upon overall asset quality as well as economic and other market factors which can influence the need for additional reserves.

    The continued growth of Heritage's loan portfolio combined with the apparent deterioration in economic trends, both on a national and state-wide basis, indicate that additional provisions to the loan loss reserve should be expected to be recorded until such factors are mitigated or stabilize. The provision to the loan loss reserve for the quarter ended December 31, 1997 will be $300,000.

    The following table allocates the loan loss reserve based on management's judgment of potential losses in the respective areas. While management has allocated reserves to various portfolio segments for purposes of this table, the reserve is general in nature and is available for the portfolio in its entirety:

                     ALLOCATION OF ALLOWANCE OF LOAN LOSSES
                     (IN THOUSANDS, EXCEPT PERCENTAGE DATA)

                                           SEPTEMBER 30,                                     DECEMBER 31,
                       ------------------------------------------------------  -----------------------------------------
                                  1997                        1996                        1996                 1995
                       --------------------------  --------------------------  --------------------------  -------------
                         ALLOWANCE       % TO        ALLOWANCE       % TO        ALLOWANCE       % TO        ALLOWANCE
                            FOR        LOANS IN         FOR        LOANS IN         FOR        LOANS IN         FOR
                        LOAN LOSSES    CATEGORY     LOAN LOSSES    CATEGORY     LOAN LOSSES    CATEGORY     LOAN LOSSES
                       -------------  -----------  -------------  -----------  -------------  -----------  -------------
Commercial and
  Agricultural.......    $     418          1.83%    $     270          1.68%    $     277          1.55%    $     176
Real estate..........           95           .51%           70           .51%           72           .47%           54
Consumer.............           47           .35%           23           .22%           28           .25%           18
Unallocated..........            2        --            --            --                11        --                78
                             -----                       -----                       -----                       -----
    Total............    $     562          1.03%    $     363           .90%    $     388           .88%    $     326
                             -----                       -----                       -----                       -----
                             -----                       -----                       -----                       -----


                                               1994
                                    --------------------------
                          % TO        ALLOWANCE       % TO
                        LOANS IN         FOR        LOANS IN
                        CATEGORY     LOAN LOSSES    CATEGORY
                       -----------  -------------  -----------
Commercial and
  Agricultural.......        1.51%    $     121          1.50%
Real estate..........         .50%           42           .50%
Consumer.............         .24%           14           .25%
Unallocated..........      --               147        --
                                          -----
    Total............        1.10%    $     324          1.46%
                                          -----
                                          -----

    INVESTMENT PORTFOLIO. The investment activities of Heritage are designed to provide an investment alternative for funds not presently required to meet loan demand, assist Heritage Bank in meeting potential liquidity requirements, assist in maximizing income consistent with quality and liquidity requirements, supply collateral to secure public funds and retail repurchase agreements, provide a means for balancing market and credit risks, and provide consistent income and market value throughout changing economic times.

    Heritage's portfolio consists primarily of obligations of U.S. government and its agencies and mortgage backed securities, state and local governments, and agency collateralized obligation securities. Heritage's investment portfolio does not contain concentration of investments in any one issuer in excess of 10% of Heritage's total investment portfolio. Exempt from this calculation are securities of the U.S. government and U.S. government agencies. All Heritage's investments are classified as available for sale.

    The following table sets forth the composition of Heritage's investment portfolio at the dates indicated:

                              INVESTMENT PORTFOLIO

                                                                SEPTEMBER 30,               DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1997       1996       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS)
U.S. government and agencies...............................  $   1,888  $   2,248  $     759  $   3,575  $   3,260
Mortgage backed securities.................................     11,462     11,382     12,306     11,994      8,986
Municipal..................................................      1,213        864        864        521        119
Other......................................................        387        235        243     --         --
                                                             ---------  ---------  ---------  ---------  ---------
    Total investments......................................  $  14,950  $  14,729  $  14,172  $  16,090  $  12,365
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

    For the investment portfolio as of September 30, 1997, the following tables set forth a summary of yield and maturities:

                  ANALYSIS OF INVESTMENT YIELDS AND MATURITIES
                               SEPTEMBER 30, 1997

                                                UP TO 1 YEAR    1-5 YEARS   5-10 YEARS   10 YEARS AND BEYOND    TOTAL
                                                -------------  -----------  -----------  -------------------  ---------
                                                                (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
U.S. government and agencies..................    $  --         $   1,390    $     498        $  --           $   1,888
Mortgage backed...............................        1,467         4,274        1,696            4,025          11,462
Municipals....................................       --                65        1,048              100           1,213
Other securities..............................       --            --              387           --                 387
                                                     ------    -----------  -----------          ------       ---------
    Total.....................................    $   1,467     $   5,729    $   3,629        $   4,125       $  14,950
                                                     ------    -----------  -----------          ------       ---------
                                                     ------    -----------  -----------          ------       ---------
Weighted average yield........................         5.86%         6.68%        6.38%            7.47%           6.75%

    For the investment portfolio as of December 31, 1996, the following tables set forth a summary of yield and maturities:

                  ANALYSIS OF INVESTMENT YIELDS AND MATURITIES
                               DECEMBER 31, 1996

                                                UP TO 1 YEAR    1-5 YEARS   5-10 YEARS   10 YEARS AND BEYOND    TOTAL
                                                -------------  -----------  -----------  -------------------  ---------
                                                                (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
U.S. government and agencies..................    $  --         $     509    $     250        $  --           $     759
Mortgage backed...............................        1,213         5,531        1,347            4,215          12,306
Municipals....................................       --                64          499              301             864
Other securities..............................       --            --              243           --                 243
                                                     ------    -----------  -----------          ------       ---------
    Total.....................................    $   1,213     $   6,104    $   2,339        $   4,516       $  14,172
                                                     ------    -----------  -----------          ------       ---------
                                                     ------    -----------  -----------          ------       ---------
Weighted average yield........................         6.99%         6.34%        6.26%            7.08%           6.62%

    DEPOSITS. The following table sets forth a summary of Heritage's deposits as of the dates indicated:

                              ANALYSIS OF DEPOSITS

                                                                SEPTEMBER 30,               DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1997       1996       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS)
Non-interest bearing.......................................  $  11,492  $   9,848  $  10,001  $   7,448  $   8,273
Interest bearing:
Savings and NOW............................................     16,321     14,487     14,212     11,354     11,568
  Time deposits < $100M....................................     31,946     26,481     28,973     22,072     16,976
  Time deposits > $100M....................................      5,286      4,023      4,455      1,868      1,119
                                                             ---------  ---------  ---------  ---------  ---------
    Total deposits.........................................  $  65,045  $  54,839  $  57,641  $  42,742  $  37,936
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

                 MATURITY OF TIME DEPOSITS OF $100,000 OR MORE

                                                    < 3 MONTHS   3-6 MONTHS   6-12 MONTHS   > 12 MONTHS     TOTAL
                                                    -----------  -----------  -----------  -------------  ---------
                                                                            (IN THOUSANDS)
September 30, 1997................................   $   1,010    $     517    $   2,102     $   1,657    $   5,286
December 31, 1996.................................   $     893    $     600    $   1,727     $     803    $   4,023

    Deposits increased by 18.6% from $54.8 million at September 30, 1996 to $65.0 million at September 30, 1997. Deposits increased by 34.9% from $42.7 million at December 31, 1995 to $57.6 million at year-end December 31, 1996. Deposits also increased by 12.7% from $37.9 million at December 31, 1994 to $42.7 million at year-end December 31, 1995. These increases are attributable to marketing efforts implemented by Heritage Bank and the following of consumer deposits with new loan relationships that have been established in Heritage Bank.

    REGULATORY CAPITAL. As required by the Financial Institutions Reform Recovery and Enforcement Act of 1989 ("FIRREA"), the Office of Thrift Supervision requires that Heritage Bank maintain minimum levels of capital under three separate standards: a tangible capital requirement (stockholders' equity adjusted for the effects of intangibles, investments and advances to "nonincludable" subsidiaries and other factors) equal to not less than 1.5% of tangible assets (as defined in the regulations); a core capital requirement, comprised of tangible capital adjusted for any supervisory goodwill and other defined factors equal to not less than 3% of tangible assets; and a risk-based capital requirement equal to at least 8% of all risk-weighted assets. For risk-weighting, selected assets are given a risk assignment of 0% to 100%. As an example, cash and securities backed by the full faith and credit of the U.S. Government are risk-weighted at 0% or book value, while repossessed assets and delinquent loans over 90 days past due are assigned a 100% factor, or a risk-weighting equal to their book value.

    The following table demonstrates as of September 30, 1997 and December 31, 1996, the extent to which the Heritage Bank exceeds in dollars and in percent, the three FIRREA minimum capital requirements:

                                                         SEPTEMBER 30, 1997                    DECEMBER 31, 1996
                                                 -----------------------------------  -----------------------------------
                                                  ACTUAL     REQUIREMENT    EXCESS     ACTUAL     REQUIREMENT    EXCESS
                                                 ---------  -------------  ---------  ---------  -------------  ---------
                                                                  (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
TANGIBLE CAPITAL:
  Amount.......................................  $   4,368    $   1,167    $   3,201  $   3,879    $   1,060    $   2,819
  % of tangible assets.........................        5.6%         1.5%         4.1%       5.5%         1.5%         4.0%

CORE CAPITAL:
  Amount.......................................  $   4,368    $   2,336    $   2,032  $   3,879    $   2,119    $   1,760
  % of tangible assets.........................        5.6%         3.0%         2.6%       5.5%         3.0%         2.5%

RISK-BASED CAPITAL:
  Amount.......................................  $   4,930    $   3,674    $   1,256  $   4,266    $   3,248    $   1,018
  % of risk-weighted assets....................       10.7%         8.0%         2.7%      10.5%         8.0%         2.5%

    LIQUIDITY AND FUNDS MANAGEMENT. Liquidity management requires Heritage to meet, in a timely fashion, contractual commitments and to respond to other requirements for funds. Heritage Bank has an Asset/Liability Management Committee (ALCO) responsible for managing balance sheet and off-balance sheet commitments to meet the needs of customers while achieving financial objectives. Heritage Bank's ALCO meets regularly to review funding capacities, current and forecasted loan demand and investment opportunities.

    Asset liquidity is provided by regular maturities of loans and by maintaining relatively liquid marketable investment securities and federal funds. Heritage's investment securities due within one year, cash flow from mortgage backed securities, and federal funds sold have historically been adequate for funding needs. Heritage Bank has a stable core deposit base with a relatively small percentage of volatile funding. Jumbo CDS over $100,000 of $5.3 million at September 30, 1997 comprised only 8.1% of total deposits. Interest-bearing deposits accounted for the majority of the funds. Interest-bearing deposits increased by $12.3 million, or 35.0%, from December 31, 1995 to 1996 and increased by $5.6 million, or 19.0%, from December 31, 1994 to 1995. These increases were due primarily to successful, increased marketing efforts. If funding requirements increase substantially, Heritage has in place liquidity contingency plans, which include the ability to borrow federal funds, borrow from the Federal Home Loan Bank, sell loan participations or liquidate short-term marketable investment securities held in its investment portfolios.

    INTEREST RATE SENSITIVITY. Significant changes in interest rates affect the composition, yield and cost of balance sheet components. The rate sensitivity of these assets and liabilities is monitored and matched to control the risk associated with movements in rates. The ALCO for Heritage Bank meets regularly to monitor and formulate strategies and policies to provide sufficient levels of net interest income while maintaining acceptable levels of interest rate sensitivity, risk and liquidity. The primary object of rate sensitivity management is to ensure earnings stability by minimizing the sensitivity of net interest income to fluctuations in interest rates. Heritage Bank uses gap and other systems to measure, monitor and adapt to changing interest rate environments.

    The following table sets forth Heritage's interest rate sensitivity analysis by contractual repricing or maturity at September 30, 1997:

                           INTEREST RATE SENSITIVITY
                            AS OF SEPTEMBER 30, 1997

                                                                         REPRICING OR MATURING IN
                                                                  --------------------------------------
                                                                                  1 TO 5     5-10 YEARS
                                                                  UP TO 1 YEAR     YEARS     AND BEYOND     TOTAL
                                                                  ------------  -----------  -----------  ---------
                                                                       (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
RATE SENSITIVE ASSETS:
  Total loans...................................................   $   29,296    $  21,754    $   3,736   $  54,786
  Investment securities.........................................        5,446        7,069        2,435      14,950
  Other interest earning assets.................................        3,528           98       --           3,626
                                                                  ------------  -----------  -----------  ---------
    Total rate sensitive assets.................................   $   38,270    $  28,921    $   6,171   $  73,362
                                                                  ------------  -----------  -----------  ---------
                                                                  ------------  -----------  -----------  ---------

RATE SENSITIVE LIABILITIES:
  Savings/interest bearing checking.............................   $    9,595    $   6,726    $  --       $  16,321
  Time deposits.................................................       25,201       12,031       --          37,232
  Short term borrowings.........................................        6,469          425       --           6,894
  Long term borrowings..........................................        2,450       --           --           2,450
                                                                  ------------  -----------  -----------  ---------
    Total rate sensitive liabilities............................   $   43,715    $  19,182    $  --       $  62,897
                                                                  ------------  -----------  -----------  ---------
                                                                  ------------  -----------  -----------  ---------

Rate sensitive gap..............................................   $   (5,445)   $   9,739    $   6,171   $  10,465
Cumulative rate sensitive gap...................................   $   (5,445)   $   4,294    $  10,465   $  10,465
Rate sensitive gap %............................................        (6.82)%      12.19%        7.72%      13.10%
Cumulative rate sensitive gap %.................................        (6.82)%       5.37%       13.10%      13.10%

------------------------

Data taken from the Federal Home Loan Bank Rate Shock Analysis, for September 30, 1997.

    The following table sets forth Heritage's interest rate sensitivity analysis by contractual repricing or maturity at December 31, 1996:

                           INTEREST RATE SENSITIVITY
                            AS OF DECEMBER 31, 1996

                                                                         REPRICING OR MATURING IN
                                                                  --------------------------------------
                                                                                  1 TO 5     5-10 YEARS
                                                                  UP TO 1 YEAR     YEARS     AND BEYOND     TOTAL
                                                                  ------------  -----------  -----------  ---------
                                                                       (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
RATE SENSITIVE ASSETS:
  Total loans...................................................   $   19,942    $  19,782    $   4,604   $  44,328
  Investment securities.........................................        5,335        5,768        3,069      14,172
  Other interest-earning assets.................................        5,587           98       --           5,685
                                                                  ------------  -----------  -----------  ---------
    Total rate sensitive assets.................................   $   30,864    $  25,648    $   7,673   $  64,185
                                                                  ------------  -----------  -----------  ---------
                                                                  ------------  -----------  -----------  ---------
RATE SENSITIVE LIABILITIES:
  Savings/interest bearing checking.............................   $    8,529    $   5,683    $  --       $  14,212
  Time deposits.................................................       24,948        8,480       --          33,428
  Short term borrowings.........................................        7,375          425       --           7,800
  Long term borrowings..........................................        2,550       --           --           2,550
                                                                  ------------  -----------  -----------  ---------
    Total rate sensitive liabilities............................   $   43,402    $  14,588    $  --       $  57,990
                                                                  ------------  -----------  -----------  ---------
                                                                  ------------  -----------  -----------  ---------

Rate sensitive gap..............................................   $  (12,538)   $  11,060    $   7,673   $   6,195
Cumulative rate sensitive gap...................................   $  (12,538)   $  (1,478)   $   6,195   $   6,195
Rate sensitive gap %............................................       (17.57)%      15.50%       10.75%       8.68%
Cumulative rate sensitive gap %.................................       (17.57)%      (2.07)%       8.68%       8.68%

------------------------

Data taken from the Federal Home Loan Bank Rate Shock Analysis, for December 31, 1996.

    The following tables set forth Heritage's interest rate sensitivity analysis at the dates indicated with respect to individual categories of loans and provides separate analyses with respect to fixed interest rate loans and floating interest rate loans:

                           LOAN REPRICING OR MATURING
                            AS OF SEPTEMBER 30, 1997

                                                                         REPRICING OR MATURING IN
                                                                  --------------------------------------
                                                                                  1 TO 5     5-10 YEARS
                                                                  UP TO 1 YEAR     YEARS     AND BEYOND     TOTAL
                                                                  ------------  -----------  -----------  ---------
                                                                                   (IN THOUSANDS)
LOAN CATEGORY:
  Commercial and agricultural...................................   $   11,878    $  10,527    $     468   $  22,873
  Real estate...................................................       11,411        4,991        2,173      18,575
  Consumer and other............................................        6,007        6,236        1,095      13,338
                                                                  ------------  -----------  -----------  ---------
    Total loan..................................................   $   29,296    $  21,754    $   3,736   $  54,786
                                                                  ------------  -----------  -----------  ---------
                                                                  ------------  -----------  -----------  ---------
RATE SENSITIVE LOANS:
  Fixed interest rate loan......................................   $    8,612    $  13,047    $   2,412   $  24,071
  Floating interest rate loans..................................       20,684        8,707        1,324      30,715
                                                                  ------------  -----------  -----------  ---------
    Total loan..................................................   $   29,296    $  21,754    $   3,736   $  54,786
                                                                  ------------  -----------  -----------  ---------
                                                                  ------------  -----------  -----------  ---------

                           LOAN REPRICING OR MATURING
                            AS OF DECEMBER 31, 1996

                                                                         REPRICING OR MATURING IN
                                                                  --------------------------------------
                                                                                  1 TO 5     5-10 YEARS
                                                                  UP TO 1 YEAR     YEARS     AND BEYOND     TOTAL
                                                                  ------------  -----------  -----------  ---------
                                                                       (IN THOUSANDS, EXCEPT PERCENTAGE DATA)
LOAN CATEGORY:
  Commercial and agricultural...................................   $    7,797    $   9,754    $     310   $  17,861
  Real estate...................................................        8,525        4,526        2,147      15,198
  Consumer and other............................................        3,620        5,502        2,147      11,269
                                                                  ------------  -----------  -----------  ---------
    Total loan..................................................   $   19,942    $  19,782    $   4,604   $  44,328
                                                                  ------------  -----------  -----------  ---------
                                                                  ------------  -----------  -----------  ---------
RATE SENSITIVE LOANS:
  Fixed interest rate loan......................................   $    5,716    $  16,787    $   3,764   $  26,267
  Floating interest rate loans..................................       14,226        2,995          840      18,061
                                                                  ------------  -----------  -----------  ---------
    Total loan..................................................   $   19,942    $  19,782    $   4,604   $  44,328
                                                                  ------------  -----------  -----------  ---------
                                                                  ------------  -----------  -----------  ---------

    RECENT ACCOUNTING PRONOUNCEMENTS. In June 1996, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The provisions of SFAS No. 125 apply to transactions occurring after December 31, 1996. This adoption has not had a material effect on the consolidated financial position or results of operations of either Company.

    In February 1997, the FASB issued SFAS No. 128, "Earnings per Share." This statement simplifies the standards for computing earnings per share ("EPS") by replacing the presentation of primary and fully diluted EPS with a presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. SFAS No. 128 also requires a reconciliation of the numerator and the denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. The provisions of SFAS No. 128 apply to financial statements issued for periods ending after December 15, 1997. Earlier adoption is not permitted. Adoption will not have a material effect on reported EPS of Heritage or United.

    YEAR 2000 COMPLIANCE. At the time of the OTS merger application filing, both Heritage Bank and United Bank filed with the OTS a required "Year 2000 Project Management Awareness Assessment." Each company is addressing Year 2000 risk and assessing its impact on the availability and integrity of financial systems and the reliability of their respective operational systems. Each company has made an initial inquiry to, and received written responses, from their data processing centers regarding their Year 2000 compliance status. Each company has made an inventory of and received written responses from each of their software vendors as to their Year 2000 compliance. Each company is now monitoring and will continue to monitor and evaluate the responses received from their data centers and software vendors. The institutions have initiated mutual preliminary discussions of post-Merger Year 2000 issues. Following regulatory and shareholder approval of the Merger, additional meetings will be held to further discuss Year 2000 issues on a merged operational basis. Data center operations of the banks will be consolidated, with United Bank converting to Heritage Bank's data processing center, which is anticipated to be completed by June 30, 1998. Heritage Bank has recently been advised by their data processing provider that a new generation of software, to be implemented by early 1998, will be Year 2000 certified.

    A follow up report will be submitted to the OTS outlining specific Year 2000 compliance and the merged Banks' readiness. Until that time, each company will continue to monitor its data center and software vendors for their specific Year 2000 testing and ongoing certification progress.

    As of the date of this Joint Proxy Statement, based on the initial responses from both data centers and software vendors, Heritage Bank and United Bank believe that the costs to be incurred as a result of Year 2000 issues will not have a material impact on their financial position or results of operations.

CHANGES IN ACCOUNTANTS

    For the fiscal years ended December 31, 1994 and 1995, KPMG Peat Marwick LLP served as auditors of Heritage. As of June 25, 1996, Heritage, with the approval of the Board of Directors, engaged Douglas Wilson & Co. as auditors to replace KPMG Peat Marwick LLP, due to the fact that Douglas Wilson's offices are located in the same city as Heritage Bank and, therefore, Heritage was able to eliminate travel and other out-of-pocket costs. During 1997, KPMG Peat Marwick LLP consulted with the managements of United and Heritage regarding the accounting treatment of the Merger. The preliminary conclusions that were expressed by KPMG Peat Marwick LLP to the managements of United and Heritage are summarized under "The Merger--Accounting Treatment." As of January 1, 1998, Heritage, with the approval of the Board of Directors, once again engaged KPMG Peat Marwick LLP to be Heritage's auditors to replace Douglas Wilson & Co. for purposes of the audit for the year ended December 31, 1997 and subsequent years. Heritage made this decision in light of the proposed Merger, recognizing that KPMG Peat Marwick LLP has greater experience than Douglas Wilson & Co. in providing accounting services to publicly held corporations. In the case of each of the changes in accountants described above, there were no disagreements between Heritage and the previous accounting firm, and the accountant's reports on the financial statements of Heritage prior to the change in firms did not contain an adverse opinion, disclaimer of opinion, or modification or qualification as to uncertainty, audit scope or accounting principles.

                           HERITAGE SHAREHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

    As of the Record Date, the officers and directors of Heritage and Heritage Bank beneficially owned all of the outstanding shares of Heritage Common Stock. The following table sets forth the beneficial ownership of Heritage Common Stock prior to the Merger and the beneficial ownership of United Common Stock by Heritage Shareholders after the consummation of the Merger.

                                                                       SECURITY OWNERSHIP      SECURITY OWNERSHIP
                                                                      IN HERITAGE PRIOR TO    IN UNITED AFTER THE
                                                                           THE MERGER                MERGER
                                                                     ----------------------  ----------------------
                                                                       NUMBER                  NUMBER
NAME AND ADDRESS                                                      OF SHARES    PERCENT    OF SHARES    PERCENT
-------------------------------------------------------------------  -----------  ---------  -----------  ---------
John M. Morrison...................................................       7,988(1)    79.88%    416,930      24.55%
5500 Wayzata Blvd.
Suite 145
Golden Valley, MN 55416

Kurt R. Weise......................................................         600       6.00%      29,000       1.71%
5500 Wayzata Blvd.
Suite 145
Golden Valley, MN 55416

Kevin P. Clark.....................................................         500       5.00%      25,050       1.47%
120 First Avenue North
Great Falls, MT 59401

Steve L. Feurt.....................................................         500(2)     5.00%     24,750       1.46%
120 First Avenue North
Great Falls, MT 59401

Janice M. Graser...................................................         412       4.12%      19,570       1.15%
5500 Wayzata Blvd.
Suite 145
Golden Valley, MN 55416

  Total............................................................      10,000        100%     515,300      30.34%

------------------------

(1) Includes 1,236 shares owned by three trusts (412 each) for the benefit of Mr. Morrison's three daughters; Susan Morrison, Mr. Morrison's spouse, is the trustee for each trust.

(2) Includes 100 shares held by Individual Retirement Account of Steve L. Feurt.

(3) Includes United Common Stock issuable pursuant to the Merger and United Common Stock, if any, owned by the named individuals prior to the Merger.

       DESCRIPTION OF CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS

    The rights of Heritage Shareholders are governed by the Articles of Incorporation (the "Heritage Articles") and Bylaws (the "Heritage Bylaws") of Heritage and the laws of the State of Montana. The rights of United Shareholders are governed by the Articles of Incorporation (the "United Articles") and Bylaws (the "United Bylaws") of United and the laws of the State of Minnesota. After the Merger becomes effective, the rights of Heritage Shareholders who become United Shareholders will be governed by the United Articles, the United Bylaws and the laws of the State of Minnesota. In certain respects, rights of Heritage Shareholders and United Shareholders are similar. While it is not practical to describe all changes in the rights of Heritage Shareholders that will result from the differences between the Heritage Articles and Bylaws and the United Articles and Bylaws, the following is a summary of certain significant differences.

CAPITAL STOCK

    The Heritage Articles authorize the issuance of 50,000 shares of Common Stock, no par value per share. Heritage currently has outstanding only one class of Common Stock. Accordingly, all Heritage Shareholders have equal rights and preferences with respect to dividends and distributions upon liquidation.

    The United Articles authorize the issuance of 10,000,000 shares of capital stock, consisting of 8,000,000 shares of no par value common stock and 2,000,000 shares of no par value preferred stock. As of January 8, 1998, 1,223,312 shares of United Common Stock were outstanding.

SPECIAL MEETING OF SHAREHOLDERS

    Montana law, as well as Heritage Bylaws, provide that special meetings of shareholders may be called by the President or the Board of Directors and must be called by the President at the request of holders of not less than 10% of all outstanding shares entitled to vote at the meeting.

    Minnesota law provides that special meetings of shareholders may be called by the chief executive officer, chief financial officer, two or more directors, a shareholder holding at least 10% of the outstanding voting power or if the purpose of the meeting is to consider a business combination, including an action to change the composition of the Board, a shareholder holding at least 25% of the outstanding voting power, or by such person or persons as may be authorized by the articles of incorporation or by the bylaws. United's Bylaws authorize the President, the Board of Directors or a shareholder holding at least 10% or if the purpose of the meeting is to consider a business combination, including an action to change the composition of the Board, a shareholder holding at least 25% of the outstanding voting power, to call a special meeting of shareholders.

CUMULATIVE VOTING

    Under Montana law and Heritage Bylaws, Heritage Shareholders have cumulative voting rights.

    Under Minnesota law, shareholders have cumulative voting rights unless the rights are denied to them in the corporation's articles of incorporation. United Articles deny cumulative voting to United Shareholders.

DISSENTERS' RIGHTS

    Under both Montana Business Corporation Act (the "MtBCA") and Minnesota Business Corporation Act (the "MBCA"), dissenting United and Heritage Shareholders are entitled to certain dissenters' rights. See "The
Merger--Dissenters' Rights" for a detailed explanation of these rights.

DIVIDENDS AND DISTRIBUTIONS

    Heritage and United are subject to the policies of federal regulatory authorities regarding payment of dividends, which generally limit dividends to operating earnings.

    Distributions to shareholders of a Montana as well as a Minnesota corporation, including redemptions, repurchases and dividends, may not be made if any such distribution would render the corporation unable to meet its liabilities in the ordinary course of business or, if as a result of such distribution, the excess of the corporation's assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made.

ANTI-TAKEOVER PROVISIONS

    MONTANA.  Montana does not have an anti-takeover statute.

    MINNESOTA. Section 302A.671 of the MBCA provides that, unless the acquisition of certain new percentages of voting control of the corporation (in excess of 20%, 33 1/3% or 50%) by an existing shareholder or other person is approved by a majority of the shareholders of the corporation other than the acquirer (if already a shareholder) and officers and directors who are also employees of the corporation, the shares acquired above such new percentage level of voting control will not be entitled to voting rights. The corporation is required to hold a special shareholders' meeting to vote on any such acquisition within 55 days after the delivery to the corporation by the acquirer of an information statement describing, among other things, the acquirer and any plans of the acquirer to liquidate or dissolve the corporation and copies of definitive financing agreements for any financing of the acquisition not to be provided by funds of the acquirer. If any acquirer does not submit an information statement to the corporation within 10 days after acquiring shares representing a new threshold percentage of voting control of the corporation, or if the disinterested shareholders vote not to approve such an acquisition, the corporation may redeem the shares so acquired by the acquirer at their market value. Section 302A.671 generally does not apply to a cash offer to purchase all shares of voting stock of the issuing corporation if such offer has been approved by a majority vote of disinterested board members of the issuing corporation.

    Section 302A.673 of the MBCA restricts certain transactions between the corporation and a shareholder who becomes the beneficial holder of 10% or more of the corporation's outstanding voting stock (an "interested shareholder") unless a majority of the disinterested directors of the corporation have approved, prior to the date on which the shareholder acquired a 10% interest, either the business combination transaction suggested by such a shareholder or the acquisition of shares that made such a shareholder a statutory interested shareholder. If such prior approval is not obtained, the statute imposes a four-year prohibition from the interested shareholder's share acquisition date on mergers, sales of substantial assets, loans, substantial issuances of stock and various other transactions involving the corporation and the statutory interested shareholder or its affiliates.

    In the event of certain tender offers for stock of the corporation, Section 302A.675 of the MBCA precludes the tender offeror from acquiring additional shares of stock (including acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of such an offer unless the selling shareholders are given the opportunity to sell the shares on terms that are substantially equivalent to those contained in the earlier tender offer. The Section does not apply if a committee of the Board consisting of all of its disinterested directors (excluding present and former officers of the corporation) approves the subsequent acquisition before shares are acquired pursuant to the earlier tender offer.

    These statutory provisions could also have the effect in certain circumstances of delaying or preventing a change in control of United.

CHARTER AMENDMENTS

    MONTANA. Under the MtBCA, the Board of Directors can establish conditions for the amendment of the Articles of Incorporation (e.g., super-majority vote, no more than a given percentage dissent, etc.) The Board of Directors is required to make a recommendation on the desirability of any amendment (unless a conflict of interest prohibits them from doing so). The MtBCA provides that certain significant amendments to articles of incorporation, but not all amendments, must be approved by the shareholders. Pursuant to Section 35-1-227 of the MtBCA, the vote of shareholders needed to approve an amendment depends in part on the voting groups entitled to vote separately on the amendment and in part on whether any of those voting groups would be entitled to dissenters' rights if the amendment were adopted. Generally, if dissenter's rights would not arise in connection with the amendment, Section 35-1-528 of the MtBCA provides that if a quorum exists, action on a matter other than the election of directors is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the MtBCA require a greater number of affirmative votes. If the amendment would give rise to dissenters' rights under the MtBCA, the amendment must be approved by the holders of a majority of the outstanding shares of each voting group that will have dissenters' rights if the amendment were adopted, unless the articles of incorporation, the board of directors or the MtBCA specifies a greater quorum or voting requirement for a voting group to approve an amendment of any type.

    MINNESOTA. Under Minnesota law, a resolution approved by the affirmative vote of a majority of the directors, or proposed by shareholders holding three percent or more of the voting power of the shares entitled to vote, that sets forth the proposed amendment must be submitted to a vote at the next regular or special meeting of the shareholders of which notice has not yet been given but still can be timely given. Any number of amendments may be submitted to the shareholders and voted upon at one meeting, but the same or substantially the same amendment proposed by a shareholder need not be submitted to the shareholders or be voted upon at more than one meeting during a 15-month period. The resolution may amend the articles in their entirety to restate and supersede the original articles and all amendments to them. However, to the extent that Minnesota law is in conflict with the federal securities laws or rules promulgated thereunder, the federal securities laws or rules promulgated thereunder shall govern.

    Written notice of the shareholders' meeting setting forth the substance of the proposed amendment shall be given to each shareholder entitled to vote.

    The proposed amendment is adopted when approved by the affirmative vote of the shareholders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on the amendment or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

    If the articles provide for a larger proportion or number to transact a specified type of business at a meeting, the affirmative vote of that larger proportion or number is necessary to amend the articles to decrease the proportion or number necessary to transact the business.

                                 LEGAL MATTERS

    The validity of the United Common Stock to be issued to the Heritage Shareholders in connection with the Merger will be passed upon for United by Dorsey & Whitney LLP, in Minneapolis, Minnesota, and Great Falls, Montana. Certain matters in connection with the Merger and this Joint Proxy Statement, as well as federal income tax consequences in connection with this Merger, will also be passed upon by Dorsey & Whitney LLP.

                                    EXPERTS

    The consolidated financial statements of Heritage Bancorporation and subsidiary as of December 31, 1994 and 1995 and for each of the years then ended have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of Heritage Bancorporation and subsidiary as of December 31, 1996 and for the year then ended have been included herein and in the Registration Statement in reliance upon the report of Douglas Wilson & Company, PC, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of United Financial Corp. and subsidiaries as of December 31, 1996 and 1995 and for each of years in the three-year period ended December 31, 1996 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting. The report refers to a change in the method of accounting for investment securities.

                                  PROPOSAL TWO
                           FOR HERITAGE SHAREHOLDERS:

                         APPROVAL OF DIRECTOR NOMINEES

                            ------------------------

    At the time of the Merger, four members of the current United Board will resign. Following the resignations, the three remaining directors will expand the number of the United Board to nine by creating two new vacancies. As a result, each class will consist of three directors. The remaining directors will then elect persons to fill the vacancies on the United Board created by the resignations and the newly created positions. One of the vacancies will be filled by William L. Madison, a current United Board member, who will resign but be elected to the vacancy created for the class of directors whose terms expire in 1998. As part of the Heritage Special Meeting, Heritage Shareholders are asked to approve the nomination of five members to the United Board. The election of the Heritage Nominees by the United Board is a pre-condition to the consummation of the Merger.

    The Heritage Board has nominated the persons named below. It is intended that proxies will be voted for such nominees. Heritage believes that each nominee named below will be able to serve; but should any such nominee be unable to serve as a director of United, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Heritage Board may propose.

                                                                                      FOR TERM
NOMINEE:                                                                              EXPIRING:
-----------------------------------------------------------------------------------  -----------
John M. Morrison...................................................................        2000
Kurt R. Weise......................................................................        2000
Janice M. Graser...................................................................        2000
Larry D. Albert....................................................................        1999
Jerome H. Hentges..................................................................        1999

    Pursuant to the United Articles, the United Board is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and, generally, one-third of the directors belong to each class. The Heritage Nominees will be placed among the classes of directors of the United Board as reflected in the table above.

    The names and ages of the nominees and their principal occupations are set forth below, based upon information furnished to Heritage by each Heritage Nominee. Also set forth below are the names and principal occupations of those current United directors who are expected to remain on the United Board after the Merger.

HERITAGE NOMINEES:

    JOHN M. MORRISON, 60, has served as Chairman of Heritage since 1994. He is the majority Shareholder of Heritage. He is also the Chief Executive Officer and sole shareholder of Central Bancshares, Inc., the parent company of Central Bank located in Stillwater, Minnesota, which he founded in 1988. He was the Chairman and majority shareholder of Bank of Montana System, a bank holding company with approximately $800 million in assets, prior to its sale to Norwest Corp. He is currently involved as a shareholder in businesses such as cellular phone service, fastener manufacturing and precision parts manufacturing.

    KURT R. WEISE, 40, has served as director of Heritage since 1995. He is also Vice President, Treasurer and a Shareholder of Heritage. He also serves as President of Central Financial Services Inc., a bank consulting firm, and President of Central Bancshares Inc. He has been involved with the Central Bank group of companies since they were founded in 1988. He was the Chief Financial Officer of Bank of

Montana System until its sale to Norwest Corp in 1994. He has over 18 years of experience in the finance and banking industries.

    JANICE M. GRASER, 43, has served as director of Heritage Bank since 1996. She is also a Shareholder of Heritage. She is Executive Vice President of Central Bancshares, Inc. and of Central Financial Services Inc. She also serves as a director of Central Bancshares Inc. She has held various titles in companies owned or controlled by John M. Morrison since 1986.

    LARRY D. ALBERT, 46, has served as President and Chief Executive Officer of Central Bank since 1996. Before joining Central Bank, he served as President of AmeriBank, a $150 million in assets community bank located in the Minneapolis/St. Paul area. He has over 23 years of experience in banking.

    JEROME H. HENTGES, 55, is the President of Central Bank--Eden Prairie, and has been with Central Bank since 1989. Before joining Central Bank, he held various senior management positions in banks such as Firstar Bank Minnesota and Metro Bank Bloomington. He has over 30 years of experience in banking in the Minneapolis/St. Paul area.

CURRENT UNITED DIRECTORS:

    BRUCE K. WELDELE, 51, joined United in 1983 as Executive Vice President. He has served as President and Chief Executive Officer of United since October 1983. Mr. Weldele was first elected to the Board of Directors of United in July 1983 and has served as Chairman of the United Board since United's formation in 1996 and before that of United Bank since January 1984.

    WILLIAM L. MADISON, 41, has served as a director of United since 1996. He is President and owner of Johnson Madison Lumber Co., Inc., a retail building materials business located in Great Falls, Montana, since 1984.

    DR. J. WILLIAM BLOEMENDAAL, 67, has served as a director of United since 1976. He is a full-time physician specializing in orthopaedic surgery. He has practiced medicine since 1961 and has been associated since 1975 with Great Falls Orthopaedic Associates, a five-person group actively practicing orthopaedic surgery. Dr. Bloemendaal currently serves as President of Great Falls Orthopaedic Associates.

    ELLIOTT L. DYBDAL, 66, has served as a director of United since 1980. He has been employed by Talcott Building Company in Great Falls, Montana, for over 34 years, serving for the last 21 years as its President and Chief Executive Officer. He also serves as a director of Talcott Building Company.

------------------------

    VOTE REQUIRED. The afirmative vote of a majority of the shares of Heritage Common Stock represented at the meeting in person or by proxy is required for the approval of each nominee.

    THE HERITAGE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF EACH NOMINEE.

                          INFORMATION REGARDING UNITED

BUSINESS

    GENERAL.  United is a savings and loan holding company within the meaning of
Section 10 of HOLA. United was formed in 1996 as a Minnesota corporation and conducts its principal business activities through its bank subsidiary United Bank, a federally chartered stock savings bank that has been in operation since 1923. The deposits of United Bank are insured by the Federal Deposit Insurance Corporation FDIC--SAIF. United Bank has one non-bank subsidiary, Community Service Corporation, that owns and manages real estate held for investment. United, United Bank, and United Bank's subsidiary are collectively referred to as the Company. United Bank's Great Falls, Montana headquarters serves its primary market, the Great Falls metropolitan area. Full service branches are located in Shelby, Glendive, and Havre, Montana. In 1932, United Bank was the first Montana building and loan to be accepted for membership in the Federal Home Loan Bank ("FHLB") System. United Bank converted into a federally chartered mutual savings and loan in 1951, a federally chartered mutual savings bank in June 1983, and a federally chartered stock savings bank in September 1986. United Bank is a member of the FHLB of Seattle, Washington, and is subject to comprehensive supervision, regulation, and examination by the OTS and the FDIC. United Bank is also subject to the regulations of the Board of Governors of the Federal Reserve System.

    The Company's principal business is attracting deposits from the general public through its offices and, using those deposits together with other available funds, to originate primarily loans secured by residential and commercial real estate and consumer loans. The Company also invests in mortgage-backed securities, U.S. Treasury obligations, other U.S. Government agency obligations and interest-earning deposits.

    The Company's financial condition and results of operations are dependent primarily on net interest income and fee income. Net interest income is the difference between the interest income earned on loans, mortgage-backed securities, other investment securities, and interest-earning deposits, less its cost of funds, consisting of interest paid on deposits and borrowed money. The Company's financial condition and results of operations are also significantly influenced by local and national economic conditions, changes in market interest rates, governmental policies, tax laws and the actions of various regulatory agencies.

    MARKET AREA. The Company's primary market area includes the Great Falls, Montana metropolitan area, as well as the areas surrounding its offices in Shelby, Glendive and Havre, Montana. United Bank engages in a very limited amount of lending outside the State of Montana. Great Falls, the county seat of Cascade County, is one of the largest cities in Montana. The estimated 1996 Great Falls and Cascade County populations were approximately 58,000 and 81,000, respectively. The economy of Great Falls and the surrounding area depends heavily on agricultural and livestock activities for which Great Falls serves as the retail and commercial center. Two hospitals in Great Falls have recently merged. This combined medical service serves as a regional medical center providing open heart surgery and cancer treatment facilities. The merger could ultimately result in the elimination of approximately 200 jobs. Great Falls also attracts tourists due to the C.M. Russell Museum and its location en route to Glacier National Park, the Bob Marshall Wilderness Area in northwestern Montana and Yellowstone National Park. Also, with its proximity to the Canadian border, Great Falls benefits from Canadians utilizing its retailing facilities.

    Located in Great Falls is an international airport, the Montana Air National Guard, an F-16 fighter facility and Malmstrom Air Force Base ("MAFB"), consisting of a Minuteman ICBM missile wing. Implemented in mid-1994 was a reduction at MAFB consisting of the transfer of eight KC135 tankers. Also, the Montana Air National Guard mission was reduced in 1994 by three F-16 fighters and approximately 50 full-time guardsmen. These cut-backs left MAFB in 1995 with its 200 Minuteman missile silo mission and a KC135 tanker group. The Montana Air National Guard mission is now comprised of fifteen F-16 fighters, and approximately 350 full-time and 650 part-time personnel.

    In 1995, the Base Closure and Realignment Commission adopted Defense Department recommendations that resulted in the 1996 transfer of the remaining MAFB KC135 tanker group to a Florida base. The MAFB mission now consists of its 200 Minuteman missile silo mission, with approximately 3,900 active-duty military personnel and their 4,700 dependents, 460 appropriated fund civilian employees, and 820 non-appropriated fund contract civilian and private business employees. The Base Closure and Realignment Commission also followed Defense Department recommendations that will enhance MAFB's missile mission. MAFB, by the end of 1998, will receive upgraded Minuteman III missiles transferred from other Air Force bases. MAFB will not receive any additional missile personnel due to a fully staffed missile wing now monitoring and maintaining its existing 200 silos, some of which are empty or contain older Minuteman IIs. There can be no assurance that future Defense Department cut-backs will not continue to adversely influence military operations and thus the economy in the Company's primary market area.

    The economies of Shelby, Glendive and Havre, Montana, the locations of the other United Bank branch offices, are also dependent to a large extent on agricultural, livestock and railroad activities. The now merged Burlington Northern and Sante Fe railroad is a significant employer in Shelby, Glendive and Havre. In addition, Amtrak, which provides passenger service across Montana to the Havre and Shelby markets, has reduced the number of days of service. Future Amtrak curtailments of passenger service and/ or reductions in Montana freight service could have adverse economic consequences for some of United Bank's market areas. For the past several years there has been decreased activity in the oil and gas industry, which affects the economies of the Shelby and Glendive areas. There can be no assurance that the economic conditions of United Bank's market areas will not have an adverse impact on the Company's future revenues and earnings.

    COMPETITION. United Bank, like other depository institutions, is operating in a rapidly changing environment and, therefore, faces considerable competition, both in the attraction of deposits and the making of real estate and consumer loans. Historically, the most direct competition for deposits has come from other savings institutions, credit unions and commercial banks. There are approximately thirty depository institutions, commercial banks, credit unions and savings institutions with offices in United Bank's market areas. Nondepository financial service organizations, primarily in the securities and insurance industries, have also become competitors for retail savings and investment funds. United Bank's deposit programs compete with money market mutual funds, government securities and other investment alternatives. Since passage of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), the impact of competing brokered funds from "troubled" institutions has significantly decreased. United Bank competes for deposits by offering a variety of deposit accounts at interest rates based upon market conditions, convenient business hours, quality of service and convenient branch locations.

    United Bank's competition for real estate loans comes principally from mortgage bankers, other savings institutions, commercial banks, insurance companies and other institutional lenders. United Bank competes for loans mainly through the interest rates and loan fees it charges on its loan programs. Further, United Bank believes it offers a high degree of professionalism and quality in the services it provides borrowers. United Bank's competition for loans varies from time to time, depending upon numerous factors, including the general availability of funds and credit, economic conditions, current interest rate levels, volatility in the mortgage markets, and other factors which are not readily predictable or controllable.

    The FIRREA has resulted in the beginning of the consolidation of the industry, and is reducing the distinctions between the regulatory structures applicable to savings institutions and commercial banks. Legislation being proposed in the United States Congress would further consolidate the regulatory environment for most financial institutions. In many instances, the FIRREA expressly requires that regulations of the OTS applicable to savings institutions be comparable to regulations of the Office of Comptroller of the Currency ("OCC") applicable to national banks. Many of the specific provisions included in the FIRREA have had little or no direct impact on United Bank because United Bank already met or exceeded the requirements imposed pursuant to such provisions. Passed into law in late 1991, the

Federal Deposit Insurance Corporation Improvement Act ("FDICIA"), significantly expanded the scope of operating regulations and regulatory guidelines over United Bank's operations. The current and potential long-term impact the FDICIA and future legislation has and will have on the costs of operations and competitive environment in which United Bank operates, however, is of major concern to United Bank. See "--Regulation--United Bank."

    LENDING ACTIVITIES

        GENERAL. One of the Company's primary sources of income is its lending activities. The Company's interest income from loans receivable as a percentage of total interest income for the years ending December 31, 1996, 1995 and 1994, was approximately 40.8%, 39.0% and 39.4%, respectively. The Company's principal lending activity is the origination of residential loans on existing real estate, including conventional residential real estate loans (loans which are neither insured nor partially guaranteed by government agencies) and residential real estate loans insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA").

        FIXED VS ADJUSTABLE RATE LENDING. Generally, fixed rate loans are considered to have a greater interest rate risk than adjustable rate loans. However, borrowers have learned to take advantage of discounted and below market adjustable starting rates by making early prepayments and refinancing adjustable rate loans when the adjustment is not favorable to the borrower. United Bank does not offer discounted first year or starting rates for adjustable rate loans. Instead fixed rate loans of varying terms out to 15 years are offered where the loan half-life approximates seven years. (i.e. 15-year loan with 7-year half-life.)

    If and when mortgage loans with longer half-lives than seven to eight years are to be retained for loan portfolio, United Bank intends to become more aggressive in providing adjustable rate loan products. Also, as mortgage loan fixed rates increase, the rate differential between adjustable rates and fixed rates will make adjustable rates more attractive without the first year rate discounts which presently result in low yields when adjustable rate loans are paid off early.

    Adjustable rate loans have been available to United Bank's mortgage customers since 1981, however, all adjustable rate mortgage loans produced in 1995 and 1996 were sold in the secondary market. In 1994, $.3 million of adjustable rate loans were retained in United Bank's portfolio.

    United Bank's policy has been to continue to offer both fixed rate and adjustable rate mortgage loan products enabling United Bank to provide borrowers an alternative when fixed rates are rising.

    United Bank's mortgage portfolio contained adjustable rate loans at December 31, 1996, 1995 and 1994, totaling $1.8 million, $2.2 million, and $3.2 million, respectively. The percentage of adjustable rate loans to United Bank's net loans receivable at the above dates was approximately 5%, 7% and 10%, respectively.

        LENDING RISKS. In addition to the aforementioned rate risks, there are a number of specific risks inherent in both mortgage and consumer lending. Generally, shorter term loans with payments that pay off the entire principal balance over the term have less risk than loans with balloon balances at the end of the payment term. United Bank concentrates on residential lending as home loans are believed to present the least amount of risk because of their 20% or more down payments, the sale of loans with terms exceeding 15 years, and the availability of government or private insurance coverage to protect against losses on loans with small or no down payments and up to 30 years repayment terms. Commercial real estate loans have been made where United Bank believed sizable equity and cash flow positions reduced the risks. Residential construction loans do require greater expertise and have greater risk; however, United Bank believes its experienced staff has adequately managed these risks. Consumer loans usually have more risk than real estate loans and are therefore underwritten to manage the collateral and payment risks by having shorter repayment terms, a required down payment and a good credit history.

        LOAN PORTFOLIO COMPOSITION. The following table shows the composition of the Company's loans receivable as of the dates indicated:

                                                   DECEMBER 31,
                                  ----------------------------------------------
                                       1996            1995            1994
                                  --------------  --------------  --------------
                                              (DOLLARS IN THOUSANDS)
Real estate loans:
  Single family.................  $19,263   52.2% $19,209   60.0% $20,503   62.3%
  2-4 units.....................    1,712    4.6    1,302    4.1    1,130    3.4
  5 or more units...............    4,497   12.2    3,986   12.4    3,931   11.9
  Construction..................    4,620   12.5    3,373   10.5    2,455    7.5
  Commercial real estate........    3,077    8.4    2,517    7.9    3,193    9.7
                                  -------  -----  -------  -----  -------  -----
    Total real estate loans.....   33,169   89.9%  30,387   94.9%  31,212   94.8%

Non-mortgage loans:
  Consumer:
    Home equity loans...........    1,132    3.1%   1,136    3.5%   1,257    3.8%
    Recreational vehicle and
      auto......................    1,239    3.3       31     .1       40     .1
    Other consumer loans........      104     .3      199     .6      227     .7
  Commercial:
    Floor plan..................      884    2.4    --      --      --      --
    Lines of credit and other...      355    1.0      282     .9      197     .6
                                  -------  -----  -------  -----  -------  -----
  Total non-mortgage loans......    3,714   10.1%   1,648    5.1%   1,721    5.2%
                                  -------  -----  -------  -----  -------  -----
    Total loans receivable......   36,883  100.0%  32,035  100.0%  32,933  100.0%
                                           -----           -----           -----
                                           -----           -----           -----

Less:
  Unearned fees and discounts...        4               8              11
  Undisbursed loan funds........    1,628           1,600           1,335
  Reserve for losses............       75              75              75
                                  -------         -------         -------
    Net loans receivable........  $35,176         $30,352         $31,512
                                  -------         -------         -------
                                  -------         -------         -------

        LOAN ACTIVITY. The table below shows the loan activity of the Company for the years indicated.

                                                                                   FOR YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1996        1995        1994
                                                                                ----------  ----------  ----------
                                                                                      (DOLLARS IN THOUSANDS)
Real estate loans originated:
  Single family...............................................................  $   16,780  $   11,422  $   14,787
  2-4 units...................................................................         180         596      --
  5 or more units.............................................................         289         125      --
  Construction................................................................       7,103       5,190       7,189
  Commercial real estate......................................................       1,167          45          33
Non-mortgage loans originated.................................................       5,807       1,842       1,997
                                                                                ----------  ----------  ----------
    Total loans originated....................................................      31,326      19,220      24,006
Loans purchased...............................................................      --          --          --
                                                                                ----------  ----------  ----------
    Total originations and purchases..........................................      31,326      19,220      24,006

Secondary market loan sales...................................................     (11,996)     (8,425)    (12,632)
Portfolio loan sales..........................................................      (3,031)     (2,748)     (3,679)
Loan repayments--real estate..................................................      (7,643)     (7,029)    (10,631)
Loan repayments--non-mortgage.................................................      (3,741)     (1,916)     (1,817)
                                                                                ----------  ----------  ----------
    Total sales and repayments................................................     (26,411)    (20,118)    (28,759)
Other net changes:
  Loans in process and discounts..............................................         (24)       (262)       (122)
  Reserve for loan losses.....................................................      --          --          --
  Real estate owned transfers.................................................         (67)     --          --
                                                                                ----------  ----------  ----------
    Total other net changes...................................................         (91)       (262)       (122)

    Net loan activity.........................................................  $    4,824  $   (1,160) $   (4,875)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

    Total loans originated in 1996 were $31.3 million an increase of $12.1 million, or 63%, from the $19.2 million of loan volume generated in 1995. This increase was primarily due to a continuing low interest rate environment, an improved real estate economy in the Great Falls area and the placing of additional emphasis on the origination and retention for portfolio of multi-family residential, commercial real estate, non-mortgage commercial and non-mortgage consumer loans.

        RESIDENTIAL (NONCONSTRUCTION) REAL ESTATE LENDING. At December 31, 1996, approximately $25.5 million, or 69%, of the Company's $36.9 million total loans receivable consisted of loans secured by first liens on single-family and multi-family residential properties. At that date, nonconstruction mortgage loans on single-family residences were approximately $19.3 million, or 52%, of the Company's portfolio. At December 31, 1996, approximately $5.8 million, or 16%, of the Company's total loans receivable consisted of FHA-insured and VA-guaranteed loans. During 1996, the increased emphasis on multi-family lending resulted in an approximate $.9 million, or 17%, increase in multi-family residential loans receivable. This increase in multi-family lending was primarily due to two 1995 construction loans totaling $1.0 million that received permanent financing in 1996.

    Fifty-four percent, or $16.8 million, of the Company's total loan originations during 1996 and 59%, or $11.4 million, of total loan originations during 1995 were secured by single-family dwellings. Of the $12.1 million increase in total 1996 loan production, approximately $5.1 million, or 42%, was attributable to nonconstruction residential lending.

        SECONDARY MARKET LOAN ORIGINATIONS AND SALES. For the past several years, the Company's total production of long-term (15 to 30-year maturity) fixed rate residential loans have been originated according to prearranged underwriting standards that result in immediate sale to the secondary market, primarily to mortgage bankers and pension funds. While origination and sale of these loans produces fee income, the loans are carried at their outstanding principal balance, which is the contracted purchase price, and therefore, no gain or loss is realized at sale. Retaining long-term, fixed-rate loan production for portfolio in the low market interest rate cycle of the past few years would expose the Company to declines in market values should interest rates rise. This origination and sale policy is a component of the Company's overall "Asset/Liability Management" program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of United--Asset/Liability Management."

    Twelve million dollars, or 38%, of the Company's total $31.3 million 1996 loan production and approximately $8.4 million, or 44%, of the Company's total $19.2 million 1995 loan production was comprised of long-term fixed-rate mortgage loans originated for sale to the secondary market. The Company sold long-term fixed-rate mortgage loans to the secondary market in aggregate amounts of $11.5 million in 1996 and $8.7 million and $12.7 million during 1995 and 1994, respectively. At December 31, 1996 and 1995, the other assets component of the Company's "Consolidated Statements of Financial Condition" included $1.2 million and $.7 million respectively of loans contracted for sale to the secondary market.

        PORTFOLIO LOAN SALES. During 1996, 1995 and 1994 the Company sold portfolio loans in aggregate amounts of $3.0 million, $2.7 million and $3.7 million, respectively. These long-term fixed-rate loans were refinances of existing portfolio loans or permanent financing of completed construction loans sold to the secondary market or to Montana State agencies. These loans are carried at their outstanding principal balance, which was the contracted purchase price, and therefore, no gain or loss was realized at sale.

        REAL ESTATE CONSTRUCTION LOANS. In addition to first-lien mortgage loans, United Bank also provides interim financing for construction of single-family and multi-unit dwellings and improvement of real estate to be used for the construction of such dwellings. Construction loans are generally made for periods of six months, with interest paid at quarterly or six-month intervals. Such loans may be extended for several months due to adverse weather conditions or other justifiable delays in construction. United Bank provides financing primarily for a small number of contractors who have demonstrated an ability to complete projects and financial responsibility in residential development and construction and have operated in United Bank's lending area for a number of years. Approximately 16%, or $1.9 million, of the Company's $12.1 million dollar increase in 1996 loan originations was attributable to real estate construction loans. United Bank originated approximately $7.1 million, $5.2 million, and $7.2 million in primarily residential construction loans during 1996, 1995 and 1994, respectively. As of December 31, 1996, construction loans outstanding were approximately $4.6 million, or 13%, of the Company's total loans receivable. Ninety-three percent of construction loans outstanding at December 31, 1996, were residential properties. Of the $1.6 million of undisbursed loan funds outstanding at December 31, 1996, virtually all was attributable to construction loans.

        COMMERCIAL REAL ESTATE LOANS. United Bank also engages in commercial real estate lending. Whenever possible in making such loans, United Bank participates in the United States Small Business Administration's program for guaranteed commercial real estate loans. United Bank's loans on commercial real estate are primarily first lien loans with 10 to 15-year maturities and adjustable interest rates based on U.S. Treasury indexes for 1, 3, and 5 years. At December 31, 1996 and 1995, commercial real estate loans receivable were approximately 8% of total loans receivable, and totaled approximately $3.1 million and $2.5 million, respectively. Commercial real estate loans totaling approximately $1.2 million were originated during 1996, compared to less than $.1 million in 1995. This increase in commercial real estate loan production was due primarily to a $.9 million commercial real estate loan for a local medical office building. United Bank sold 90% of this $.9 million loan to its parent company. The remaining $.3 million in commercial real estate loan originations during 1996 represents five loans to local businesses. The FIRREA generally limits the amount that any federal savings institution can invest in nonresidential real estate loans, and the limitation does not have a material impact on United Bank's commercial lending activities. United Bank is not an agricultural lender and its portfolio does not contain agricultural loans.

        NON-MORTGAGE LOANS. In addition to real estate lending, United Bank also offers consumer and commercial non-mortgage loans. Prior to 1996, United Bank's consumer loan portfolio included home equity, home improvement, auto, and deposit account loans. During 1996, United Bank entered into an agreement with a local merchant to purchase qualifying recreational vehicle ("RV") loans. United Bank requires fire, hazard and casualty insurance for loans secured by home equity and casualty insurance for loans secured by autos and RV units. At December 31, 1996, consumer non-mortgage loans receivable were approximately $2.5 million, or less than 7%, of the Company's total loans receivable. United Bank originated $2.4 million in non-mortgage consumer loans in 1996 of which $1.4 million, or 58%, was represented by RV loans. Approximately $1.6 million, or 13% of the Company's $12.1 million increase in 1996 loan originations was attributable to consumer non-mortgage loans. United Bank makes and retains consumer loans in its portfolio to better match the maturities of its assets and liabilities because the term of consumer loans is relatively short (generally 1 to 15 years).

    United Bank also offers commercial borrowers lines of credit and fixed rate commercial loans. At December 31, 1996, the commercial non-mortgage loan portfolio was approximately $1.2 million, or 3%, of the Company's total loans receivable. During 1996, United Bank originated approximately $3.4 million in commercial non-mortgage loans. Approximately 19%, or $2.3 million, of the Company's $12.1 million increase in loan production was attributable to non-mortgage commercial loans. In 1996, United Bank entered into a floor plan line of credit agreement with a local merchant. This loan is secured by the merchant's new inventory. United Bank pays the manufacturers directly for inventory and holds the original Manufacturer's Statement of Origin and invoice on purchases until paid for by the borrower. At December 31, 1996, United Bank had one floor plan line of credit loan with an outstanding balance of approximately $.9 million, or 2%, of the Company's total loans receivable.

    As of December 31, 1996, United Bank had provided commercial lines of credit loans to ten borrowers aggregating $1.1 million with a total outstanding balance at December 31, 1996 of approximately $.3 million. The largest of these ten loans is an approximate $.5 million secured line of credit that had an outstanding balance of $.2 million at December 31, 1996. United Bank also originates a limited number of commercial loans not secured by real estate. At December 31, 1996, United Bank had one such commercial loan outstanding, with principal owing of less than $.1 million.

    United Bank originates loans through its loan officers, other staff members and referrals and does not utilize loan brokers or loan consultants. United Bank's existing customer base generates many of the loans it originates.

    On November 4, 1994, the four federal financial institutions regulators issued inter-agency guidelines to explain changes made in the final rule 12 CFR, part 564, published June 7, 1994, regarding the use of appraisals for all federally related transactions. This rule continues the licensing requirements and requires the use of licensed and/or certified appraisers for real estate-related financial transactions where the value exceeds $250,000. All transactions of $1,000,000 or more, nonresidential and residential over 4 units where the transaction is $250,000 or more and complex residential transactions of $250,000 or more require a State Certified Appraiser. United Bank requires independent appraisals and/or evaluations for all real estate loans prior to the closing of the loan, with all appraisals conducted in accordance with applicable OTS or FDIC regulations and United Bank's written appraisal policy statement. At a minimum, appraisals utilized by the Bank must be performed in accordance with generally accepted appraisal standards as evidenced by the standards promulgated by the Appraisal Standards Board of the Appraisal Foundation. In addition, as part of the loan approval process, United Bank's loan officers generally conduct on-site inspections of properties securing real estate loans which are to be held in its portfolio.

    All loans made by United Bank must be approved by the Officers' Loan Committee, which consists of certain officers of United Bank. Loans of principal amounts in excess of $250,000 must also be approved by the Directors Loan Committee. All members of the Board of Directors are authorized to serve on the Directors Loan Committee.

    Under United Bank's underwriting policies, conventional, owner-occupied, single-family residential loans can be made up to a 95% loan-to-appraised-value ("LTV") percentage. For these same loans, where the LTV exceeds 80%, United Bank has the additional requirement of private mortgage insurance. Borrowers generally may refinance or prepay loans at their option. The terms of United Bank's conventional real estate loans typically include a due-on-sale clause that provides for acceleration of indebtedness upon the sale or other disposition of secured property. Evidence of fire, casualty and hazard insurance with a mortgagee clause in favor of United Bank is required prior to settlement of residential and commercial real estate loans. Title insurance is also required on properties securing such loans to protect United Bank against prior liens on the property or other claims against the title.

    Pursuant to OTS loan policy regulations, United Bank has established lending policies, loan portfolio diversification standards, prudent underwriting standards, including LTV procedures for the institution's real estate loan portfolio, and established documentation, approval and reporting requirements so that compliance with the institution's real estate lending policies can be monitored. United Bank's Board of Directors reviews real estate lending policies at least once a year.

    The regulatory LTV maximums are as follows:

LOAN TYPE                                                                      MAXIMUM LTV RATIO
-------------------------------------------------------------------------  -------------------------
Raw land.................................................................                 65%
Land development.........................................................                 75%
Construction:
  Commercial, multifamily* and other nonresidential......................                 80%
  1-4 family residential.................................................                 85%
  Improved property......................................................                 85%

------------------------

*Multifamily construction includes condominiums and cooperatives.

    The guidelines stress that LTV ratios are only one of a number of credit factors that must be considered to prudently underwrite a real estate loan. Exceptions to the general lending policy may be made on a case-by-case basis; however, each institution is responsible for establishing an internal process for the review and approval of any loan that does not conform to its lending standards and maximum LTV ratios. Such exceptions must be supported by written justification kept in the permanent loan file. These exceptions must also be reported to the institution's board of directors. The total of all loans that exceed the regulatory LTV limits is limited to 100% of the institution's total capital. United Bank has a written loan policy which includes LTV ratios which are more conservative than the new regulatory ratios. The guidelines have not had any material effect on the lending posture or procedures of United Bank.

    United Bank is also subject to laws and regulations that could impose liability on lenders and owners for cleanup expenses and other costs resulting from hazardous waste located on property securing real estate loans made by United Bank, or on real estate that is owned by United Bank, following a foreclosure. Recent court decisions have continued to expand the circumstances under which lenders have been held liable for hazardous wastes. Although United Bank's lending procedures include measures designed to limit lender liability for hazardous waste cleanup and other related liability, there can be no assurance that United Bank will not become subject to such liability in the future.

    Under federal law, the aggregate amount of loans that United Bank is permitted to make to any one borrower ("LTOB") cannot exceed 15% of unimpaired capital and surplus. Amounts up to an additional 10% of unimpaired capital and surplus may be extended for loans and extensions of credit fully secured by readily marketable collateral, which is defined to include certain financial instruments and bullion having a market value at least equal to the loan amount.

    The OTS has amended the loans to one borrower limitation to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under certain circumstance limited essentially to loans to develop or complete residential housing units. At December 31, 1996, United Bank's LTOB limit was approximately $2.3 million. The largest aggregate loans outstanding to one borrower at December 31, 1996, was approximately $1.8 million and represented twelve loans. At December 31, 1996, United Bank was in compliance with the LTOB limitations.

    Until 1981, United Bank historically made residential mortgage loans on a long-term (generally 30-year), fixed-rate basis. In accordance with then applicable regulations, United Bank's single-family residential mortgage loans provided for fixed rates of interest and for repayment of principal for up to 30 years. Since 1981, United Bank has also offered a variety of adjustable-rate mortgage loans ("ARMs"), the interest rates on which vary with the movement of the index upon which the interest rates are based. If the interest rates change, loan payments, balances or terms may be adjusted. Thru 1994, United Bank's primary index was the cost of funds for the Twelfth FHLB District. Beginning February 22, 1995, United Bank's primary indexes are now the 1, 3 and 5-year constant maturity Treasury indexes. Most of the ARMs currently originated by United Bank have loan terms of 15 to 20 years with rate adjustments generally every 1, 3 or 5 years during the term of the loan. Generally, interest rate adjustments on United Bank's ARMs are now limited to caps of 2% per year and 6% for the life of the loan. At December 31, 1996, ARMs constituted approximately $1.8 million, or 5%, of the Company's net loans receivable.

    In addition to charging interest on loans, United Bank charges fees for originating and servicing loans. These fees are for the inspection of property, payment of invoices during construction and other miscellaneous services. Loan origination fee income recognition is subject to Financial Accounting Standards Board (FASB) Statement No. 91. See "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Loan origination fees."

    For those institutions with significant for-portfolio loan production, the adoption of FASB No. 91 continues to have a major effect upon the reported amounts of interest on loans, loan origination fees, compensation and other employee expenses. Its application, however, has no direct effect upon actual cash flows but, rather, affects only the timing of their recognition as income and expense.

    The average maturity of United Bank's loan portfolio has decreased as borrowers continue to make principal payments. This decrease in average maturity is also due to United Bank's policy of selling long-term, fixed-rate loans and retaining short-term loans in its portfolio. Additionally, with the exception of the FHA-insured and VA-guaranteed loans it originates, the terms of United Bank's mortgage loans contain due-on-sale clauses which generally result in a payoff of the subject loan at the time of sale of the property securing the loan. Although assumptions of loans containing such clauses are generally not permitted, United Bank will permit assumption of certain conventional loans, provided that the assuming party agrees to either a reduction in the term of the loan being assumed or an increase in the interest rate on the loan, or both. Because due-on-sale clauses cause acceleration of indebtedness or may result in assumption of renegotiated loans with reduced terms, the effect of due-on-sale clauses is a decrease in the average maturity of United Bank's loan portfolio.

    Due to changes in loan origination policies and continuing repayment of loans and loan payoffs, the percentage of long-term, (greater than 15-year maturity) fixed-rate loans in the Company's portfolio continues to decline. The following table provides information regarding the maturity of all loans included in the Company's loan portfolio as of December 31, 1996. The amounts reflected in the following table give no effect to assumptions regarding loan prepayments or payoffs. Loans with variable rates of interest are classified as due when the loan principal balances are contractually due, not when the interest rate reprices.

                                                                         LOAN DUE DATES
                                                                    AS OF DECEMBER 31, 1996
                                   ------------------------------------------------------------------------------------------
                                     1 YR        >1 YR      >2 YRS     >3 YRS     >5 YRS     >10 YRS
                                      OR         THRU        THRU       THRU       THRU       THRU         >15
                                     LESS        2 YRS       3 YRS      5 YRS     10 YRS     15 YRS        YRS        TOTAL
                                   ---------  -----------  ---------  ---------  ---------  ---------  -----------  ---------
                                                                     (DOLLARS IN THOUSANDS)
Real estate first--
  mortgage loans:
Adjustable rate (all property
  types..........................  $       2   $      34   $       6  $      96  $     659  $     479   $     442   $   1,718
Fixed rate:
  1-4 dwelling units.............        212          91         644        671      4,602     11,904         322      18,446
  Other residential and
    all nonresidential...........        322          12         814        283      3,312      2,103      --           6,846
Construction:
  Residential....................      2,649      --          --         --         --         --          --           2,649
  Land development...............        343      --          --         --         --         --          --             343
Second trust deed................          2          84      --            479        651        244      --           1,460

Non-mortgage loans:
  Consumer.......................        364          54         139        455        856        607      --           2,475
  Commercial.....................      1,216      --              23     --         --         --          --           1,239
                                   ---------       -----   ---------  ---------  ---------  ---------       -----   ---------
                                   $   5,110   $     275   $   1,626  $   1,984  $  10,080  $  15,337   $     764   $  35,176
                                   ---------       -----   ---------  ---------  ---------  ---------       -----   ---------
                                   ---------       -----   ---------  ---------  ---------  ---------       -----   ---------

                                                                            TOTAL LOANS DUE
                                                                                 AFTER
                                                                           DECEMBER 31, 1997
                                                                          --------------------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Fixed interest rates....................................................       $   28,350
Floating or adjustable rates or balloon payments........................            1,716
                                                                                  -------
                                                                               $   30,066
                                                                                  -------
                                                                                  -------

    For additional information regarding loans see "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements."

    CLASSIFICATION OF ASSETS

        GENERAL. When a borrower fails to make a scheduled payment on a loan and does not cure the delinquency within 15 days, United Bank's policy is to contact the borrower between the 15th and 45th day of delinquency to establish a repayment schedule. If a conventional loan is not current, or a realistic repayment schedule is not being followed by the 90th day of delinquency, United Bank will proceed with legal action to foreclose the property after the loan has become contractually delinquent 90 days. Loans contractually past due 90 days are classified as nonperforming. However, not all loans past due 90 days automatically result in the non-accrual of interest income. If a 90 days past due loan has adequate collateral, or is FHA insured or VA guaranteed, leading to the conclusion that loss of principal and interest would likely not be realized, then interest income will continue to be accrued.

    United Bank, pursuant to Federal regulations, is required to review, classify and report to its Board of Directors its assets on a regular basis and classify them as "substandard" (distinct possibility that some loss will be sustained), "doubtful" (high likelihood of loss), or "loss" (uncollectible). Adequate valuation allowances are required to be established for assets classified as substandard or doubtful in accordance with generally accepted accounting principles. If an asset is classified as a loss, the institution must either establish a specific valuation allowance equal to the amount classified as loss or charge off such amount. As of December 31, 1996 and 1995, United Bank had no asset classified as doubtful or loss, and reported

$40,125 of substandard assets. As a percent of total assets, substandard assets were .04% and .03% at December 31, 1996 and 1995, respectively.

    A savings institution is also required to set aside adequate valuation allowances to the extent that any affiliate possesses assets which pose a risk to the savings institution. The institution's OTS District Director has the authority to approve, disapprove or modify any asset classification and amount established as an allowance pursuant to such classification. In addition, a savings institution is required to record as liabilities reserves for off-balance-sheet items, such as letters of credit, when a loss becomes probable or estimable. Pursuant to federal regulations, United Bank has established written board-approved valuation and loss reserve policies as well as an Internal Asset Review Committee. Delinquent loans are reported to the Board of Directors monthly, and classified assets are reported to the Board of Directors quarterly.

    ASSET QUALITY AND RESERVE FOR LOAN LOSSES

    The following schedule details the amounts of the Company's nonperforming assets consisting of nonaccrual uninsured loans, loans past due over 90 days, restructured loans and all real estate owned-- held for sale ("REO/HFS") as of the dates indicated.

                                                                            DECEMBER 31,
                                                                        --------------------
                                                                          1996       1995
                                                                        ---------  ---------
                                                                            (DOLLARS IN
                                                                             THOUSANDS)
Principal Balances:
  Accruing loans past due over 90 days................................  $      18  $      38
  Non-accrual uninsured loans.........................................     --         --
  Troubled debt restructurings........................................     --         --
  REO/HFS.............................................................         40         40
                                                                              ---        ---
                                                                        $      58  $      78
                                                                              ---        ---
                                                                              ---        ---
  As a percent of total assets........................................        .06%       .07%
                                                                              ---        ---
                                                                              ---        ---

Interest:
  Due on non-accrual loans............................................     --         --
  Included in income..................................................     --         --

    At December 31, 1996, 1995 and 1994, total loan loss reserves were $75,179. Loan loss reserves as a percentage of nonperforming assets at December 31, 1996, 1995 and 1994, were 130%, 96% and 58%, respectively. Loan loss reserves as a percentage of all uninsured loans and REO/HFS at December 31, 1996, 1995 and 1994 were approximately .25%, .32% and .33%, respectively.

    United Bank's operating years ending December 31, 1996 and 1995 began and ended with a loan loss reserve of $75,179. During this two-year period, there were no loan charge-offs, recoveries, or additions to the loan loss reserve. At December 31, 1996 and 1995, the $75,179 loan loss reserve was a general reserve allocated to United Bank's loan portfolio as a whole, rather than to specific categories. The reason for this general loss allocation was the very low balance of nonperforming loans and delinquencies with the loan portfolio comprised primarily of secured residential mortgage loans.

    United has recently embarked on a growth-oriented expansion strategy and expect the results of this strategy to be a growth in loans and assets. This strategy reflects a transition from a traditional thrift to activities resembling that of a commercial bank. This business strategy is subject to a greater degree of risk, including the increased risk of losses on loans.

    United's market is concentrated in Montana, increasing its exposure to loan losses for a deterioration in economic conditions in United's market area. In addition, United has begun to originate agricultural and commercial loans. In addition, United has begun purchasing lease financing and commercial and agricultural loan participations which were originated out of United's market area. Those loans have differing risks in terms of loan monitoring and higher exposure due to economic conditions and markets outside of United's traditional market area.

    Montana has experienced a deterioration in consumer credit quality consistent with those experienced on a national level. The instances of personal bankruptcies in Montana have doubled in recent years. Based on the average for all insured commercial banks in the state of Montana, the net loss to average total loans has increased 300% in 1995 and increased nearly 100% in 1996. The corresponding average loan loss reserve for commercial banks in Montana at December 31, 1996 was 1.65% of total loans. United's allowance for loan losses as a percentage of total loans at September 30, 1997 and December 31, 1996 was
 .21%. Nonperforming loans as a percentage of the allowance for loan losses increased from 23.94% at December 31, 1996 to 113.61% at September 30, 1997.

    Given the continuing low level of nonperforming and classified assets and the sale of a large percentage of new loan production, no loan loss provision expense was deemed necessary (i.e. both probable and estimable) for the years ended December 31, 1996, and 1995. During 1996, United Bank originated approximately $1.2 million of new recreational vehicle (RV) consumer loans. United Bank believes that nationally the delinquent and loss rates on RV loans are generally among the lowest for secured consumer non-mortgage lending. In addition, United Bank maintains high credit underwriting standards for RV loans. However, the risk of losses for RV loans is greater than historically experienced for United Bank's portfolio of predominantly secured residential loans. As a result, it is likely that future loan loss provisions will be necessary for United Bank's portfolio of RV loans. The initial growth of United's loan portfolio combined with the apparent deterioration in economic trends, both on a national and state-wide basis, and apparent deficiency in United's loan loss reserve coverage compared to state-wide averages, indicate that additional provisions to the allowance for loan losses should be expected to be recorded until such factors are mitigated or stabilize.

        CHANGING LOAN PORTFOLIO COMPOSITION AND LOAN LOSS PROVISION
POLICIES. United Bank has recently recruited and employed two experienced agricultural and commercial loan originators. These new employees are originating agricultural and commercial loans for United Bank's loan portfolio. In addition, United Bank is purchasing financing lease, commercial and agricultural loan participations from Heritage Bank. As a result of the foregoing, together with the existing RV loans, United Bank's loan portfolio will be exposed in future periods to greater risk than has historically been experienced with a portfolio comprised primarily of secured residential loans. United Bank will be adopting Heritage Bank's loan loss reserve methodology and commercial and agricultural loan expertise with additional loan loss provisions likely to be incurred by the end of 1997 and in future periods. The provision for loan losses for the quarter ended December 31, 1997 will be $225,000.

    For additional information regarding loss reserve policy see "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Reserve for possible loan losses."

        TROUBLED DEBT RESTRUCTURING. The OTS regulations provide that institutions may, in certain instances, use FASB No. 5, "Accounting for Contingencies," and FASB No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." United Bank did not have a loan in this category at year-end 1996 or 1995.

    REAL ESTATE OWNED

    The schedule below details real estate owned ("REO") both held for sale and investment by United Bank as of the dates indicated.

                                                     DECEMBER 31,
                                                 --------------------
                                                   1996       1995
                                                 ---------  ---------
                                                     (DOLLARS IN
                                                      THOUSANDS)
REO held for sale..............................  $      40  $      40
Allowance for possible losses..................     --         --

REO held for investment........................        755        792
Accumulated depreciation.......................       (370)      (341)
                                                 ---------  ---------
                                                       385        451

                                                 $     425  $     491
                                                 ---------  ---------
                                                 ---------  ---------

As a percent of total assets...................        .41%       .43%

        REO HELD FOR SALE. At December 31, 1996 and 1995, United Bank had a single REO property classified as held for sale. This $40,125 property consisted of two Great Falls commercial lots acquired in partial satisfaction of a judgment and held for over five years.

    United Bank believes that sufficient loss allowances have been recognized in that REO held for sale at December 31, 1996, reflects the lower of (1) fair value minus estimated cost to sell or (2) cost. For additional information regarding REO and REO loss reserves, see "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Real estate owned."

        REO HELD FOR INVESTMENT. This category at December 31, 1996, consisted of two 24-unit apartment complexes located in Glendive, Montana, foreclosed by United Bank and sold to its subsidiary, the Community Service Corporation ("CSC"). The CSC purchased one apartment complex in 1985 for $480,176, and after twelve years of depreciation, the December 31, 1996 net book value was $199,160. The second complex was sold to the CSC in 1990 for $274,475 and after seven years of depreciation, the December 31, 1996 net book value was $185,435. Real estate held for investment accounted for approximately 91% of United Bank's real estate owned at December 31, 1996. The decrease in REO held for investment between December 31, 1996 and 1995, reflects additional depreciation and the sale of a $33,168 book value residence to an individual in exchange for cash. There was a $13,832 gain recognized on the sale.

    For additional information regarding real estate held for sale and loss reserve policy and reserves, see "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Real estate owned."

    SOURCES OF FUNDS. The primary sources of funds are deposits, FHLB borrowings, loan and mortgage-backed securities repayments, proceeds from loan sales, investment securities interest payments and maturities, and net operating revenues. The principal uses of funds are loan originations, mortgage-backed securities and other investment securities purchases, maturing savings certificates and deposit withdrawals, repayment of FHLB borrowings, cash dividends, maintaining liquidity and meeting operating expenses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of United--Liquidity and Capital Resources," and "United Financial Corp. Audited Consolidated Financial Statements--Consolidated Statements of Cash Flows." As demonstrated by the referenced Statements of Cash Flows, $12.6 million of net cash provided by investing activities was utilized to repay $10.5 million of FHLB advances outstanding at the end of 1995, and pay $1.1 million of cash dividends to shareholders. During 1996, unlike 1995 or 1994, United Bank experienced deposits as a source, rather than a use of funds. In addition, during 1996, the mix of investing activities changed with increased loans originated for, and retained for portfolio in 1996 compared to 1995 or 1994. United Bank's borrowing limit from the FHLB is 25% of assets and there were no FHLB advances outstanding at December 31, 1996.

    DEPOSIT ACTIVITIES. Deposits are attracted from within United Bank's market area through the offering of a broad selection of deposit instruments, including NOW accounts, money market accounts, regular savings accounts, certificates of deposit and retirement savings plans. Deposit account terms vary, according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, United Bank considers current market interest rates, profitability to United Bank, matching deposit and loan products offered by its competition and its customer preferences and concerns. United Bank reviews its deposit mix and pricing weekly.

    The principal types of deposit accounts offered by United Bank at December 31, 1996, are summarized as follows:

                                                            WEIGHTED AVG.
TYPE                                             TERM       INTEREST RATE    AMOUNT     PERCENT
--------------------------------------------  -----------  ---------------  ---------  ---------
                                                            (DOLLARS IN THOUSANDS)
NOW Accounts................................                       2.86%    $   6,250       7.94%
MMDA........................................                       3.49%        2,419       3.07%
Savings Deposits............................                       3.56%       29,918      38.02%
Time Deposits...............................       91-Day          4.13%          297        .38%
                                                  182-Day          4.99%        7,135       9.07%
                                                   1-Year          5.29%       10,425      13.25%
                                               1 1/2-Year          5.11%           32        .04%
                                                   2-Year          5.74%        7,831       9.95%
                                               2 1/2-Year          5.88%        1,577       2.00%
                                                   4-Year          5.55%       12,248      15.56%
                                                   6-Year          4.79%           39        .05%
                                                   8-Year          5.99%          526        .67%
                                                                    ---     ---------  ---------
                                                                   5.43%       40,110      50.97%

                                                                   4.45%    $  78,697     100.00%
                                                                    ---     ---------  ---------
                                                                    ---     ---------  ---------

    IRA/Keogh retirement account balances, of all types, at December 31, 1996 were approximately $6.0 million or 7.65% of all deposits. At December 31, 1996, there were no jumbo time deposits (minimum balance of $.1 million).

    Early withdrawal from certificate deposits subjects the depositor to an early withdrawal penalty which is currently equal to six months of simple, nominal interest when the original maturity is longer than one year, three months of simple, nominal interest when original maturity is 92 days to one year, and all interest earned when original maturity is 91 days or less.

    Traditionally, a relatively small number of United Bank's depositors have resided outside Montana. Deposits are not solicited outside of Montana. At December 31, 1996, accounts held by out-of-state depositors were approximately $3.4 million, or 4% of total deposits.

    United Bank experienced a net increase in deposits of $.4 million for the year ended December 31, 1996, a net decrease in deposits of $10.8 million for the year ended December 31, 1995, and a net decrease of $6.2 million for the year ended December 31, 1994. United Bank's 1995 $10.8 million decrease in deposits and the 1994 $6.2 million decrease in deposits was the direct result of an improving U.S. economy and an increase in market interest rates. Depositors, who had "parked" funds in daily savings deposits during the historical low interest rate cycle, withdrew funds to higher rate competing alternative investments. In addition, United Bank experienced increased competition and higher rates offered by some competing financial institutions. During 1996, market interest rates declined and United Bank, to stem the outflow of deposits, adopted a more aggressive pricing policy. As a result, many daily savings depositors elected higher rate United Bank time deposits rather than withdrawal and total deposits increased $.4 million.

    Inasmuch as market demand generally dictates deposit maturities and rates, United Bank intends to continue to offer those types of accounts that have broad market appeal. It is United Bank's policy not to accept or place brokered deposits. See "--Regulation--United Bank."

    The following table sets forth the net change in deposits for the periods shown.

                                                                 FOR YEARS ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1996        1995       1994
                                                               ---------  ----------  ---------
                                                                    (DOLLARS IN THOUSANDS)
No Minimum Term
  NOW Accounts...............................................  $     517  $     (111) $     392
  Money Market Demand Accounts...............................        (15)       (394)      (323)
                                                               ---------  ----------  ---------
                                                                     502        (505)        69

Savings Deposits.............................................     (2,543)    (12,373)    (5,788)

Fixed-Term
  Time Deposits with inital maturities of:
    6 months and under.......................................          6          56       (715)
    Over 6 months to 18 months...............................      1,943       1,994        146
    Over 18 months to 30 months..............................        887        (120)        86
    Over 30 months...........................................         31         333       (604)
  Jumbo Certificates*........................................       (420)       (180)       600
                                                               ---------  ----------  ---------
                                                                   2,447       2,083       (487)

    Net Change...............................................  $     406  $  (10,795) $  (6,206)
                                                               ---------  ----------  ---------
                                                               ---------  ----------  ---------

------------------------

*   Minimum $.1 million term 30 days to 1 year.

    The following table presents, by various weighted average interest rate categories, the amounts of United Bank's time deposits at December 31, 1996, which mature within the periods indicated.

WEIGHTED AVG.                              WITHIN     WITHIN     WITHIN
INTEREST RATE                              1 YEAR     2 YEARS    3 YEARS   THEREAFTER     TOTAL
----------------------------------------  ---------  ---------  ---------  -----------  ---------
                                                          (DOLLARS IN THOUSANDS)
3.25 - 4.99%............................  $   7,432     --      $      36   $       3   $   7,471
5.50 - 5.99%............................     19,583  $   5,500      3,073       4,420      32,576
6.00 - 7.99%............................     --         --         --              63          63
                                          ---------  ---------  ---------  -----------  ---------
  Total.................................  $  27,015  $   5,500  $   3,109   $   4,486   $  40,110
                                          ---------  ---------  ---------  -----------  ---------
                                          ---------  ---------  ---------  -----------  ---------

    The following table presents, by various weighted average interest rate categories, the amounts of United Bank's time deposits at December 31, 1995, which mature within the periods indicated.

WEIGHTED AVG.                              WITHIN     WITHIN     WITHIN
INTEREST RATE                              1 YEAR     2 YEARS    3 YEARS   THEREAFTER     TOTAL
----------------------------------------  ---------  ---------  ---------  -----------  ---------
                                                          (DOLLARS IN THOUSANDS)
3.25 - 4.99%............................  $     916  $     467     --       $      58   $   1,441
5.50 - 5.99%............................     21,287      8,304  $   1,737       1,780      33,108
6.00 - 7.99%............................        746        455        464       1,449       3,114
                                          ---------  ---------  ---------  -----------  ---------
  Total.................................  $  22,949  $   9,226  $   2,201   $   3,287   $  37,663
                                          ---------  ---------  ---------  -----------  ---------
                                          ---------  ---------  ---------  -----------  ---------

    For additional information regarding deposits see "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Deposits."

    BORROWINGS. The FHLB of Seattle functions as the central reserve bank providing credit for savings institutions and certain other member financial institutions. As a member of the FHLB of Seattle, United Bank is required to own capital stock in the FHLB of Seattle, and is authorized to apply for advances on the security of specified collateral. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. United Bank's currently established available FHLB advance credit line is 25% of assets. The FHLB of Seattle is required to review its credit limitations and standards at least annually. Also see "--Regulation--United Bank."

    Historically, United Bank has relied upon deposits, loan repayments and investment securities cash flows as its major source of funds, and consequently has made limited use of FHLB advances. At December 31, 1996, no FHLB advances were outstanding. At December 31, 1995, United Bank had outstanding $10.5 million of overnight and fixed rate FHLB advances. For additional information regarding borrowings, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of United" and "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Federal Home Loan Bank Advances".

    INVESTMENT ACTIVITIES. The Company's primary source of income is from mortgage-backed securities and other investment securities. Interest income from these two sources as a percentage of total interest income for the years ending December 31, 1996, 1995 and 1994 was approximately 57.1%, 57.6% and 58.4%, respectively.

    Mortgage-backed securities and investment securities income has replaced loan portfolio income as the Company's primary source of revenue for reasons of asset liability management. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of United--Asset/Liability Management" and "United Financial Corp. Audited Consolidated Financial Statements--Consolidated Statements of Cash Flows--Years Ended December 31, 1996, 1995, and 1994." In addition, mortgage-backed securities were purchased as they are "qualifying loans" for thrift tax purposes. See "--Taxation" and "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Income Taxes."

    Pursuant to OTS regulatory requirements (including Thrift Bulletin No. 52), the Company has established an Investment Committee and has developed comprehensive, Board of Directors' approved, written investment policies relating to the investment in income producing assets other than loan originations. The Company's stated investment policy is to purchase only held-to-maturity or available-for-sale investments and not for trading. The Company reports monthly to its Board of Directors all investment activity, including purchases, sales, maturities and book-vs-market-value comparisons. The Company reports quarterly to its Board of Directors minutes of Investment Committee meetings, recapping past activities, forecasting expected cash flows, interest rate projections and investment strategies for the upcoming quarter. For additional information regarding investment securities, see "United Financial

Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Investments" "Investment Securities," "Fair Value of Financial Instruments" and "Derivative financial instruments."

    Federally chartered savings institutions are authorized to invest in various types of liquid assets, including U.S. Treasuries and securities of various U.S. Government agencies, certificates of deposit at insured banks and thrift institutions, bankers' acceptances, federal funds and mortgage-backed securities. Subject to various restrictions, federally chartered savings institutions may also invest a portion of their assets in commercial paper, corporate debt securities and in mutual funds (the assets of which conform to the investments that such an institution is authorized to make directly). As of December 31, 1996, the Company had approximately $61.0 million of investments comprised of $35.8 million, and $25.2 million of securities classified as held-to-maturity and available-for-sale, respectively.

    The following table sets forth the book value, maturities and weighted average yields of the Company's investment portfolio at December 31, 1996. Mortgage-backed securities due dates are maturity dates for non-REMIC securities and expected average lives for REMIC certificates. The Kemper U.S. Government bond mutual fund yield is based on cost.

                                                             MORTGAGE-               KEMPER
                                    U.S. TREASURIES/           BACKED           U.S. GOV'T BOND
                                  U.S. GOV'T AGENCIES        SECURITIES           MUTUAL FUND              TOTALS
                                  --------------------  --------------------  --------------------  --------------------
                                    BOOK                  BOOK                  BOOK                  BOOK
                                    VALUE      YIELD      VALUE      YIELD      VALUE      YIELD      VALUE      YIELD
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                  (DOLLARS IN THOUSANDS)
Less than 1 yr..................  $  16,006       5.40% $   5,811       5.81% $   5,182       6.36% $  26,999       5.67%
After 1 yr through 2 yrs........      6,571       5.59%       885       6.36%    --         --          7,456       5.68%
After 2 yrs through 5 yrs.......      6,026       6.37%    12,653       6.35%    --         --         18,679       6.36%
After 5 yrs through 10 yrs......     --         --          6,006       6.32%    --         --          6,006       6.32%
After 10 yrs....................     --         --          1,873       6.92%    --         --          1,873       6.92%
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                  $  28,603       5.65% $  27,228       6.27% $   5,182       6.36% $  61,013       5.99%
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

    SERVICE CORPORATION ACTIVITIES. United has no direct subsidiaries other than United Bank. United Bank has a wholly-owned service corporation, the Community Service Corporation, which owns and manages real estate held for investment. At December 31, 1996, United Bank had an investment of approximately $385,000 in its service corporation. A federal savings institution's aggregate outstanding investment to its service corporation cannot exceed 3% of the institution's assets. United Bank is in compliance with the subsidiary investment limits.

    EMPLOYEES. At December 31, 1996, the Company employed twenty six full-time employees and six part-time employees. Management considers its relations with its employees to be excellent. The Company maintains a comprehensive employee benefit program providing, among other benefits, hospitalization and major medical insurance, paid sick leave and retirement plans. The Company's employees are not represented by any collective bargaining group. See "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Retirement plans" and "Post-retirement benefits".

    REGULATION--UNITED

        GENERAL. United Financial Corp. is a savings and loan holding company within the meaning of Section 10 of the Home Owners Loan Act, as amended ("HOLA"). As such, United is subject to OTS examination and supervision as well as certain reporting requirements. As a SAIF-insured subsidiary of a savings institution holding company, United Bank is subject to certain restrictions in dealing with United and with other persons from time to time affiliated with United Bank which continues to be subject to examination and supervision by the OTS. In addition, the OTS has enforcement authority over United and its non-savings association subsidiaries which also permits the OTS to restrict or prohibit activities that are deemed to be a risk to the safety and soundness of the subsidiary savings association. This regulation and oversight is intended primarily for the protection of the depositors of United Bank and not for shareholders of United.

    As a unitary savings and loan holding company, United generally is not subject to activity restrictions, provided United Bank satisfies the Qualified Thrift Lender ("QTL") test described below under "--Regulation--United Bank--Qualified Thrift Lender Test". If United acquires control of another savings association as a separate entity, it would become a multiple savings and loan holding company, and the activities of United and any of its subsidiaries (other than United Bank or any other SAIF-insured savings association) would become subject to such restrictions unless such other associations each qualify as a QTL or were acquired in a supervisory acquisition.

    United must obtain approval from the OTS before acquiring control of any other SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple savings and loan holding company controlling savings associations in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing savings association.

    Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more persons, may acquire "control," as that term is defined in OTS regulations, of a federally-insured savings institution without giving at least 60 day's written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interest of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisitions of control by such person.

    The common stock of United is registered as a class with the Commission under the Exchange Act. Thus, United is subject to the periodic reporting requirements, proxy solicitation requirements and the insider-trading restrictions of the Exchange Act. The periodic reports, proxy statements, and other information filed by United can be inspected, copied or obtained from the Washington D.C. office of the SEC.

    United is a "registered company" under Minnesota law and is subject certain provisions governing mergers, take-overs, business combinations, and other similar transactions.

        TRANSACTIONS WITH AFFILIATES. Section 11 of the HOLA, as amended by FIRREA, provides that transactions between an insured subsidiary of a holding company and an affiliate thereof will be subject to the restrictions that apply to transactions between banks that are members of the Federal Reserve System and their affiliates pursuant to Sections 23A and 23B of the Federal Reserve Act. Generally, Sections 23A and 23B (i) limit the extend to which the financial institution or its subsidiaries may engage in "covered transactions" with an affiliate, as defined, to an amount equal to 10% of such institution's capital and surplus and an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all transactions with an affiliate, whether or not "covered transactions," be on terms substantially the same, or at least as favorable to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee or similar other types of transactions. In addition to the restrictions that apply to member banks pursuant to Sections 23A and 23B, three other restrictions apply to savings associations, including those that are part of a holding company organization. First, savings associations may not make any loan or extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies. Second, savings associations may not purchase or invest in affiliate securities except those of a subsidiary. Finally, the Director of the OTS is granted the authority to impose more stringent restrictions when justifiable for reasons of safety and soundness.

    Extensions of credit by United Bank to its executive officers, directors and principal shareholders are subject to Section 22(h) of the Federal Reserve Act, which among other things, generally prohibits loans to any such individual where the aggregate amount exceeds an amount equal to 15% of a bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus in case of loans that are fully secured by readily marketable collateral. As of December 31, 1996, United Bank was in compliance with this extension of credit regulation.

    REGULATION--UNITED BANK

        GENERAL. United Bank is a federally chartered stock savings bank, the deposits of which are insured and backed by the full faith and credit of the United States Government. As a result, United Bank is subject to broad federal regulation and oversight applicable to all of its operations. United Bank is a member of the FHLB of Seattle, Washington, and is also subject to certain limited regulations by the Federal Reserve Board. United Bank is a member of the SAIF and the deposits of the Bank are insured by the FDIC. As a result, the FDIC has certain regulatory and examination authority over United Bank.

    Some of these regulatory requirements and restrictions are discussed below and elsewhere.

        FEDERAL REGULATION OF SAVINGS ASSOCIATIONS. The OTS has extensive authority over the operations of United Bank. Accordingly, United Bank is required to file periodic reports with the OTS and is also subject to periodic examinations by the OTS and the FDIC. The last regular OTS and FDIC examinations of United Bank were completed January 1997 and April 1990, respectively. The OTS and the FDIC have entered into an agreement that provides for joint examinations by the FDIC with the OTS, unless compelling reasons otherwise are warranted. Federal examiners can require United Bank to provide higher general or specific loan loss reserves or write down assets. During its most recent examinations, United Bank was not required to take any of these actions.

    The OTS also has extensive enforcement authority over United Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders or removal orders, and to initiate injunctive actions. Generally, these enforcement actions can be initiated for violations of laws and regulations and for unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required. In addition, the lending and investment authority of United Bank is prescribed by such laws and regulations.

    In order to fund its operations, the OTS has established a schedule for the assessment of fees upon all savings associations. This general assessment, currently paid on a semiannual basis, is levied based upon United Bank's asset size, including consolidated subsidiaries, as reported in its quarterly Thrift Financial Report, with "troubled" institutions paying a "premium rate" on the same asset total, and all other institutions like United Bank paying a "general rate." United Bank paid "general rate" assessments totaling $33,162 in 1996, $35,649 in 1995 and $37,544 in 1994.

    The 1989 passage of the FIRREA provides for a major restructuring of the federal regulatory scheme applicable to financial institutions and their holding companies. The FIRREA abolished the Federal Home Loan Bank Board and the Federal Savings and Loan Insurance Corporation, with many of the previous regulatory functions transferred to the OTS. Regulatory functions relating to deposit insurance and to conservatorships and receiverships of federally insured financial institutions, including both savings institutions and banks, are generally exercised by the FDIC. The FIRREA contains provisions affecting numerous aspects of the operation and regulation of federally insured savings institutions and empowers the OTS Director and the FDIC to promulgate regulations implementing the provisions of FIRREA.

    The 1991 passage of the FDICIA continues to have far reaching effects on the management and operation of banks and savings associations, as well as their relationship with federal regulators. The FDICIA provides for the recapitalization of the Bank Insurance Fund ("BIF"), but does not contain financial restructuring provisions that would allow affiliation with securities and insurance firms or permit commercial firms to own banks, nor does it provide for a new holding company structure, nor does it authorize nationwide interstate banking and branching, nor does it restructure or consolidate the bank and thrift regulatory agencies. The FDICIA authorizes a new era of intensified regulation with explicit rules replacing the more informal and at times flexible supervisory policies previously followed by federal regulators. The nexus of the FDICIA is the continuation of the reregulation of the banking and savings industry which began with the FIRREA.

    The description of the FIRREA, the FDICIA and other federal legislation rules and regulations as set forth in this document does not purport to be a complete recital of all laws or their impact on United Bank.

    As a creditor and a financial institution, United Bank is subject to various regulations promulgated by the Federal Reserve Board, including, without limitation, Regulation B (Equal Credit Opportunity), Regulation D (Reserves), Regulation E (Electronic Fund Transfers), Regulation Z (Truth in Lending) and Regulation CC (Availability of Funds). As creditors of loans secured by real property, and as owners of real property, financial institutions, including United Bank, may be subject to potential liability under various statutes and regulations applicable to property owners generally, including statutes and regulations relating to the environmental condition of the property and bankruptcy laws.

        DEPOSIT INSURANCE AND FDIC REGULATION. United Bank is a member of the SAIF which is administered by the FDIC. Savings deposits are insured up to the applicable limits (generally $100,000 pursuant to insured depositor) by the FDIC and backed by the full faith and credit of the United States Government. The FDIC is empowered to impose deposit insurance premiums, conduct examinations and require reporting by United Bank. The FDIC may also prohibit United Bank from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC can also initiate enforcement actions against United Bank, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance of United Bank if it determines that United Bank has engaged or is engaging in any unsafe or unsound practice, or is in an unsafe or unsound condition.

    The FDIC has been mandated by Congress to reach a level of insurance reserve amounting to 1.25% of bank and thrift industry deposits. In addition, under the FDICIA, the FDIC may impose special assessments on its SAIF members to repay amounts borrowed from the U.S. Treasury or for any other reason deemed necessary by the FDIC. The FDICIA also is authorized by the FDIC to implement a risk-based deposit insurance assessment system. To that end a Risk Related Premium System now assigns each insured institution to 1 of 3 capital groups, and to 1 of 3 supervisory sub-groups. Capital groups are assigned based upon capital ratios:
"well-capitalized," "adequately-capitalized," and "under-capitalized." Within each capital group, institutions are further divided into sub-groups based upon their potential "risk" to the insurance fund: "A" healthy, "B" supervisory concern, "C" substantial supervisory concern. Under the risk-based regulations, FDIC insurance premiums prior to 1997 ranged from a low of $.23 to a high of $.31 pursuant to $100 of deposits. See "--Regulatory Capital Requirements."

    For the past several years, United Bank's risk-based insurance designation has been the most favorable, "well-capitalized" and "A" healthy and thus the Bank has incurred FDIC/SAIF deposit insurance premiums at the lowest available rate, $.23 pursuant to $100 of deposits. For the past three years, United Bank has incurred non-special assessment FDIC/SAIF deposit insurance premium expense as follows: 1996, $170,286; 1995, $199,068; and 1994, $220,780.

    Enacted into law in 1996 was legislation providing for a special assessment against FDIC/SAIF member institutions which capitalized the SAIF insurance reserve to the prescribed 1.25% of insured deposits level. For United Bank, this one-time special assessment was $549,700, or 65.7 basis points pursuant to $100 of United Bank's insured deposit base on March 31, 1995. The Company's 1996 consolidated financial statements reflect the expense and payment of this $549,700 special assessment.

    Based upon United Bank's 1996 year-end "1A" FDIC risk classification, United Bank's FDIC/SAIF assessment rate, beginning January 1, 1997 decreased from 23 basis points to 6.48 basis points pursuant to $100 of insured deposits. Most commercial banks, insured under the FDIC/Bank Insurance Fund (BIF) will, beginning January 1, 1997, be assessed 1.296 basis points pursuant to $100 of insured deposits. In addition, 1996 legislation provides for the merger of the SAIF and BIF insurance funds on January 1, 1999, provided the bank and savings association charters have been merged by that date.

        BROKERED DEPOSITS. United Bank, due to its capital position, is empowered to, but by policy does not accept, place or solicit brokered deposits.

        REGULATORY CAPITAL REQUIREMENTS. The FIRREA established capital standards for savings institutions, requiring the OTS to promulgate capital regulations no less stringent than those applicable to national banks. To that end, the OTS issued regulations resulting in three different minimum capital requirements, a "tangible capital requirement," a "core capital or leverage limit requirement" and a "risk-based capital requirement." For further information on these capital requirements and the extent to which United Bank substantially exceeds all three requirements, see "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Regulatory Capital." United Bank, at December 31, 1996, had no intangible assets, such as purchased mortgage servicing rights or goodwill.

    For the risk-based capital component, savings institution assets are assigned to one of the following four risk-weighted categories based upon the degree of risk associated: (1) zero percent for cash and securities backed by the full faith and credit of the U.S. Government and for notes and obligations of the FSLIC and the FDIC; (2) twenty percent for high-quality, mortgage-backed securities (typically Federal National Mortgage Association or Federal Home Loan Mortgage Corporation), all claims on FHLBs, general obligations of state and local governments and claims on domestic depository institutions; (3) fifty percent for qualifying single-family, residential mortgage loans, qualifying multi-family, residential loans and other mortgage-backed securities backed by qualifying home mortgage loans; and (4) one-hundred percent for all other loans and investments, including consumer loans, commercial loans, home equity loans, non-qualifying mortgage loans, residential construction loans, repossessed assets, real estate loans more than ninety days delinquent, and certain equity investments.

    Long proposed by the OTS, and authorized by the FIRREA, has been an "interest-rate-risk" ("IRR") component of regulatory capital. This IRR capital component is expected to become effective in 1997. For further information see the "Management's Discussion and Analysis of Financial Condition and Results of Operation of United--Asset/Liability Management--IRR Exposure Measurement." This IRR capital component will be expressed as the change in net portfolio value-NPV (i.e. the present value of all expected cash flows from assets less the present value of all expected cash flows from liabilities) as the result of a hypothetical 200 basis points instantaneous increase or decrease in interest rates divided by the present value of an institution's assets. An institution with a normal level of IRR is defined by the OTS as having a measured IRR of less than 2%. Only institutions where the measured IRR exceeds 2% will be required to maintain an IRR capital component.

    Based on its current capital position, most recent OTS calculated IRR, and proposed exemption criteria, United Bank would not have an IRR capital adjustment.

    The FDICIA also mandates that regulations be promulgated adding other risk-based capital requirements covering (a) concentrations of credit risk, (b) risks from nontraditional activities and (c) the capital impact of fair value adjustments associated with FASB Statement No. 115, "Accounting for Certain

Investments in Debt and Equity Securities". United Bank's significant capital position and the extent to which it already exceeds current minimum capital requirements leads management to believe United Bank will maintain compliance with any new capital requirements.

    The FDICIA places much greater emphasis on capital as a measure of performance and establishes a rigid regulatory scheme based almost entirely on capital levels. Under the FIRREA, failure to meet capital standards can result in the use of gross restrictions, cease and desist orders, civil monetary penalties, capital directives to enforce requirements and required written capital plans. The FDICIA does not eliminate previous enforcement powers, but severely limits regulators' discretion in the exercise, timing and choice of regulatory actions. The FDICIA does so by limiting regulators' discretion not to impose regulatory restrictions that are, in most cases, available under current law.

    The five statutory capital categories established by the FDICIA are: "well capitalized"--institutions with capital that significantly exceeds the required minimum level for each relevant capital measurement; "adequately capitalized"--institutions with capital that meets the required minimum level for each relevant capital measure; "undercapitalized"--institutions with capital that fails to meet the required minimum level for any relevant capital measure; "significantly undercapitalized"--institutions with capital significantly below the required minimum level for any relevant capital measure; and "critically undercapitalized"--institutions that fall below a critical capital level set by the appropriate federal banking agency. United Bank's capital position substantially exceeds the definition of "well capitalized."

        QUALIFIED THRIFT LENDER TEST. The HOLA requires savings institutions to meet a QTL test. If United Bank maintains an appropriate level of Qualified Thrift Investments ("QTIs") (primarily residential mortgages and related investments, including certain mortgage-related securities), it will continue to enjoy full borrowing privileges from the FHLB of Seattle, Washington. The required percentage of QTIs is 65% of portfolio assets (defined as all assets minus intangible assets, property used by the institution in conducting its business and liquid assets equal to 10% of total assets). Certain assets are subject to a percentage limitation of 20% of portfolio assets. In addition, savings associations may include shares of stock of the FHLBs, Federal National Mortgage Association, and Federal Home Loan Mortgage Corporation as qualifying QTIs. Compliance with the QTL test is determined on a monthly basis in nine out of every 12 months. As of December 31, 1996, United Bank was in compliance with its QTL requirement with 92% of its assets invested in QTIs.

    A savings association that does not meet a QTL test must either convert to a bank charter or comply with the following restrictions on its operations: (i) the savings association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the savings association shall be restricted to those of a national bank; (iii) the savings association shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the savings association shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the savings association ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

        SAFETY AND SOUNDNESS STANDARDS. Prior to the FDICIA, the phrase "unsafe or unsound practice" was a generic term dependent upon the facts and circumstances to be established by the appropriate banking regulatory agency. The FDICIA now requires the federal banking regulatory agencies to prescribe by regulation explicit standards for safety and soundness, including: (a) operational and managerial standards; (b) asset quality, earnings and stock valuation standards; (c) compensation standards for executive officers, employees, directors, etc.; and (d) any other standards deemed appropriate by the regulatory agencies. United Bank's management believes that its operations meet or exceed current safety and soundness regulations.

        CONSUMER ISSUES. The FDICIA mandates a number of pro-consumer measures, including one entitled "The Truth in Savings Act," ("TISA"). The TISA contains mandatory disclosure requirements for interest-bearing deposit accounts at insured institutions with the goal of standardizing the types of information presented in deposit advertisements so consumers can make meaningful comparisons between competing claims for deposits. United Bank has implemented ongoing TISA mandates and believes that its operations are in compliance.

    The Community Reinvestment Act ("CRA") requires an insured financial institution to help meet the credit needs of its community, including low- and moderate-income borrowers and neighborhoods, consistent with the safe and sound operation of the institution. Regulators are authorized to evaluate and rate the CRA activities of insured institutions. The FIRREA mandated the CRA to require public disclosure of the regulators' evaluation and rating of each insured depository institution. Previously, the public disclosure section of the regulators' evaluations merely stated the institution's rating and the agencies' conclusions on each assessment factor and discussed the facts supporting these conclusions. The FDICIA now adds an additional requirement that regulators disclose the data used in assessing a depository institution's performance. During the most recent OTS compliance exam completed in November 1995, the OTS conducted CRA performance evaluations and United Bank was rated as having had "an outstanding record of helping to meet the credit needs of its entire local community in a manner consistent with its resources and capabilities."

        LIQUIDITY. All savings associations such as United Bank are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings associations. At the present time, the required liquid asset ratio is 5%.

    Liquid assets for purposes of this ratio include specified short-term assets (e.g., cash, certain time deposits, certain banker's acceptances and short-term United States Government obligations), and long-term assets (e.g., United States Government obligations of more than one and less than five years and state agency obligations with a minimum term of 18 months). Short-term liquid assets currently must constitute at least 1% of United Bank's average daily balance of net withdrawable deposit accounts and current borrowings. Monetary penalties may be imposed upon associations for violations of liquidity requirements.

    For additional information regarding liquidity requirements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of United--Liquidity and Capital Resources."

        FEDERAL HOME LOAN BANK. United Bank is a member of the FHLB of Seattle, Washington which is one of several regional banks that administer the home financing credit function for savings associations. Each FHLB serves as a reserve or central bank for its members within its assigned areas. Each FHLB is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB system. Each FHLB makes loans (advances) to its members in accordance with the policies and the procedures established by the FHLB board of directors. All policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB.

    Federal law requires the FHLBs to transfer a significant amount of their reserves and undivided profits to the government agency established to resolve troubled thrift cases and to contribute to low and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low and moderate income housing projects (Affordable Housing Program). These requirements have and will continue to adversely affect the amount of FHLB dividends. These contributions could also have an adverse effect on the future value of FHLB stock. A loss in value of United Bank's FHLB stock investment could result in a reduction of United Bank's capital.

    United Bank is required to purchase and maintain FHLB stock with minimum annual requirements of the greater of: 1% of residential mortgage loans, .3% of total assets, or 5% of FHLB advances outstanding. At December 31, 1996, United Bank was in compliance with the minimum stock requirement with $379,000 invested in FHLB stock.

    During the fiscal years 1996, 1995 and 1994, United Bank received FHLB stock dividend income of $31,035, $23,230 and $28,639, respectively. The 1996 dividend provided United Bank with an annual return of 7.80%, the 1995 dividend annual return was 6.59%, while the 1994 dividend was 6.84%.

        FEDERAL RESERVE SYSTEM. The regulations of the Federal Reserve Board can require savings institutions to maintain non-interest-earning reserves against certain of their transaction accounts (primarily deposit accounts that may be accessed by writing checks) and nonpersonal time deposits with maturities of less than 18 months. For the calculation period including December 31, 1996 and 1995, United Bank was in compliance, but did not have a non-interest-earning reserve requirement.

    Savings associations are authorized to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board regulations require the Bank to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

        PROPOSED LEGISLATION. Several bills have been introduced in the United State Congress that would, if adopted, significantly change laws and regulations applicable to savings and loans and savings and loan holding companies. The general tenor of this type of legislation is that the OTS will be combined with the Office of the Comptroller of the Currency as a single agency overseeing the operations of federal financial institutions and that the savings institution charter will eventually be eliminated. If such legislation were adopted, federal savings institutions would become national banks, and savings and loan holding companies, such as United, would become subject to regulation and oversight by the Federal Reserve Board as bank holding companies. The permitted activities of bank holding companies are more limited than the activities of a savings and loan holding company. In general, a bank holding company may engage, either directly or through one of its subsidiaries, only in activities that the Federal Reserve Board concludes are directly related to banking activities. Some versions of this type of legislation provide that savings and loan holding company activities would be "grandfathered" and not further restricted by Federal Reserve Board regulation. If this kind of legislation were adopted, and savings and loan holding companies became subject to regulation as bank holding companies and no provision to grandfather savings and loan holding company activities was included or the date on which such grandfathered activities have to be commenced predates the date of organization of United, some of the operating flexibility at the holding company level that the reorganization was intended to provide would not be available.

    For more information regarding legislation see "Management Discussion and Analysis of Financial Condition and Results of Operations of
United--Legislation."

    The full impact that current, proposed and future legislative rules and regulations will have on United Bank and other financial institutions are not known at this time and cannot be predicted.

    TAXATION

        GENERAL. United and United Bank report their income on a calendar year basis and have elected to file a consolidated federal income tax return. Montana state statue prevents filing of a consolidated Montana income tax return, and thus separate returns are filed by United and United Bank. A Tax Sharing Agreement provides that the United and United Bank"...pay their respective federal and state taxes as separate corporations on a stand alone basis." Generally with some exceptions, including United Bank's reserve for bad debts discussed below, United, United Bank and its subsidiary are subject to federal income taxes in the same manner as other corporations.

    The following discussion of tax matters is intended solely as a summary and does not purport to be a comprehensive description of all the tax rules applicable to United, United Bank or its subsidiary.

        TAX BAD DEBT RESERVES. For taxable years beginning prior to January 1, 1996, savings institutions, such as United Bank, which met certain definitional tests primarily relating to their assets and the nature of their business ("qualifying thrifts"), were permitted to establish a reserve for bad debts and to make annual additions thereto, which additions may, within specified formula limits, have been deducted in arriving at their taxable income. United Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, including various types of mortgage-backed securities, may have been computed using an amount based on United Bank's actual loss experience or a percentage equal to 8% of United Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the nonqualifying reserve. United Bank's deduction with respect to nonqualifying loans was computed under the experience method, which essentially allows a deduction based on United Bank's actual loss experience over a period of several years. Each year United Bank selected the most favorable way to calculate the deduction attributable to an addition to the tax bad debt reserve.

    Recently enacted federal legislation repealed the reserve method of accounting for bad debt reserves for tax years beginning after December 31, 1995. As a result, savings associations can no longer calculate their deduction for bad debts using the percentage-of-taxable-income method. Instead, savings associations are required to compute their deduction based on specific charge-offs during the taxable year or, if the savings association or its controlled group had assets of less than $500 million, based on actual loss experience over a period of years. This legislation also requires savings associations to recapture into income over a six-year period their post-1987 additions to their bad debt tax reserves, thereby generating additional current tax liability. At December 31, 1996, United Bank's bad debt reserve for tax purposes was approximately $3.2 million. At December 31, 1996, there were no post-1987 reserves.

    Under prior law, if United Bank failed to satisfy the qualifying thrift definitional tests in any taxable year, it would be unable to make additions to its bad debt reserve. Instead, United Bank would be required to deduct bad debts as they occur and would additionally be required to recapture its bad debt reserve deductions ratably over a multi-year period. Among other things, the qualifying thrift definitional tests required United Bank to hold at least 60% of its assets as "qualifying assets." Qualifying assets generally include cash, obligations of the United States or any agency or instrumentality thereof, certain obligations of a state or political subdivision thereof, loans secured by interests in improved residential real property or by savings accounts, student loans and property used by United Bank in the conduct of its banking business. Under current law, a savings association will not be required to recapture its pre-1988 bad debt reserves if it ceases to meet the qualifying thrift definitional tests.

        CORPORATE ALTERNATIVE MINIMUM TAX. Federal tax law imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which United Bank's adjusted current earnings exceed its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modification) over $2.0 million was imposed on corporations, including the Company, whether or not an alternative minimum tax is paid.

        DIVIDENDS-RECEIVED DEDUCTION AND OTHER MATTERS. United may exclude from its income 100% of dividends received from United Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which United and United Bank will not file a consolidated tax return, except that if

United of United Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

    There have not been any IRS audits of the Company's federal income tax returns during the past five years.

        STATE TAXATION. Under Montana tax law, savings institutions are subject to a corporation license tax, which incorporates or is substantially similar to applicable provisions of the Federal Code. The corporation license tax was imposed on federal taxable income, subject to certain adjustments, at a rate of 6.75% for 1996, 1995 and 1994.

    There have not been any Montana Department of Revenue audits of the Company's state tax returns during the past five years.

    For additional information regarding federal and state income taxes, see "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Income Taxes."

PROPERTIES

    On December 31, 1996, the Company owned all of its land, buildings and improvements having an aggregate cost of $2,520,890, less accumulated depreciation of $1,303,631, for a net book value of $1,217,259. Office locations:

Home Office
United Financial Corp./United Savings Bank, F.A.
601 1st Avenue North
Great Falls, MT 59401

Shelby Bank Branch                                  Glendive Bank Branch            Havre Bank Branch
201 Main Street                                     123 W. Bell Street              410 3rd Avenue
Shelby, MT 59474                                    Glendive, MT 59330              Havre, MT 59601

    DATA PROCESSING EQUIPMENT. The Company's data processing is contracted through an outside service bureau, FISERV of Milwaukee, Wisconsin. The Company owns only the minimal equipment necessary to process transactions and communicate with the FISERV service center.

LEGAL PROCEEDINGS

    The Company is not involved in any pending material legal proceedings.

MARKET FOR UNITED'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The common stock of United is traded in the over-the-counter market and is listed with the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System. The trading symbol is UBMT. On June 23, 1997, the last full day of trading before announcement of the proposed Merger, the closing price per share of United Common Stock was $20.00, and on January 9, 1998, the closing price per share of United Common Stock was $25.125.

    STOCKHOLDERS. As of January 8, 1998, there were approximately 260 shareholders of record, and approximately 1,100 beneficial owners, for a total estimated 1,360 shareholders.

    COMMON STOCK MARKET PRICES. The Company's quarterly (high and low) stock prices for the past three years are as follows:

                                                                                   UBMT STOCK PRICE
                                                                                 --------------------
                                                                                   HIGH        LOW
                                                                                 ---------  ---------
1995       First quarter.......................................................  $   17.25  $   15.50
           Second quarter......................................................      18.00      16.25
           Third quarter.......................................................      18.00      17.00
           Fourth quarter......................................................      18.25      17.00

1996       First quarter.......................................................  $   18.50  $   17.50
           Second quarter......................................................      18.75      17.75
           Third quarter.......................................................      19.25      18.00
           Fourth quarter......................................................      19.75      18.50

1997       First quarter.......................................................  $   19.75  $   18.75
           Second quarter......................................................      22.25      18.94
           Third quarter.......................................................      24.25      21.75
           Fourth quarter......................................................      27.00      23.75

    DIVIDENDS. For a discussion of United's past dividend payments, the combined entity's future approach to dividend payments and restrictions upon the combined entity's ability to declare and pay future dividends, see "Market Prices and Dividend Policy--United's and Heritage's Common Stock Dividend Payment History."

SECURITY OWNERSHIP

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. Except as set forth below, no person is known to the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock.

                                                              AMOUNT AND NATURE OF   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP  OF CLASS
------------------------------------------------------------  --------------------  ---------
Eighteen Seventy Financial Inc..............................          120,000          9.8%(1)
Two Manhattanville Road
Purchase, NY 10577

------------------------

(1) As reported by Schedule 13D dated August 30, 1996, filed by Eighteen Seventy Financial Inc. and its parent corporation, Eighteen Seventy Corporation.

    SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth certain information concerning the directors of the Company. The information includes as of September 1, 1997, the shares of the Company's Common Stock beneficially owned by each director, and by all directors and executive officers as a group. Where beneficial ownership is less than one percent (*), the percentage is not reflected in the table. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the common stock indicated.

                                                                                                  NUMBER OF
                                                                                                  SHARES OF
                                                          TERM OF                                COMMON STOCK
                                               DIRECTOR   OFFICE                                 BENEFICIALLY   PERCENT
DIRECTOR/AGE                                    SINCE     EXPIRES            POSITION               OWNED       OF CLASS
---------------------------------------------  --------   -------   ---------------------------  ------------   --------
Bruce K. Weldele.............................    1983      1999     Chairman, President,            30,000(1)      2.5%
  Age 51                                                              CEO and Director

Dean J. Mart.................................    1988      1999     Senior Vice President-           5,000        *
  Age 56                                                              Loan Admin. Director

J. William Bloemendaal.......................    1976      1998     Director                        25,750(2)(3)    2.1%
  Age 67

Elliott L. Dybdal............................    1980      1998     Director                        18,750(3)      1.5%
  Age 66

William L. Madison...........................    1996      1999     Director                           100(3)     *
  Age 41

Rudy Tramelli................................    1971      2000     Director                           100(3)     *
  Age 69

All directors and executive officers as a
  group (10 persons).........................                                                       98,030         8.0%

------------------------

(1) Includes 5,000 shares held by Bruce K. Weldele in an Individual Retirement Account.

(2) Includes 4,000 shares held by Dr. Bloemendaal in an Individual Retirement Account and 10,000 shares held by Great Falls Orthopaedic Associates Profit Sharing and Pension Plans of which Dr. Bloemendaal is trustee.

(3) Voting and investment power is shared with spouse with whom shares are held jointly.

MANAGEMENT

    The executive officers and directors of United as of September 1, 1997, together with their ages and business experience, are set forth below:

NAME                              AGE                            POSITION HELD
----------------------------      ---      ----------------------------------------------------------
Bruce K. Weldele............          51   Chairman, President, CEO and Director
Dean J. Mart................          56   Senior Vice President--Loan Admin. and Director
Charles J. Hallingstad......          47   Vice President--Marketing and Human Resources
                                           Vice President--Branch and Savings Adminstration,
Loyall Kissee...............          55   Secretary and Branch Manager
G. Brent Marvosh............          50   Vice President--Finance/Treasurer
Michael J. McCleary.........          49   Vice President--Loan Servicing and Operations
J. William Bloemendaal......          67   Director
Elliott L. Dybdal...........          66   Director
William L. Madison..........          41   Director
Rudy Tramelli...............          69   Director

    Bruce K. Weldele has held the position of President and Chairman of the Board of Directors of United Financial Corp. since its inception. Mr. Weldele joined United Bank in 1983 as Executive Vice President. He has served as United Bank's President and Chief Executive Officer since October 1983. Mr. Weldele was first elected to United Bank's Board of Directors in July 1983 and has served as Chairman of the Board of United since its formation in 1996 and before that United Bank since January 1984.

    DEAN J. MART has held the position of Senior Vice President of United Financial Corp. since its inception. Mr. Mart joined United Bank in July 1984 as Senior Vice President. Since that time, he has been responsible for loan administration. Before joining the Company, he was employed for over 20 years by Norwest Bank Great Falls, N.A., and served during a period of that time as Vice President--Commercial Loan Officer. Mr. Mart has been a director of United since its formation in 1996 and before that a director of United Bank since 1988.

    MR. HALLINGSTAD joined United Bank in 1972 and has served in various capacities since that time. In January 1981 he was named Vice President in charge of Marketing. Since January 1984, he has served as Vice President in charge of Marketing and Human Resources.

    MR. KISSEE joined United Bank in 1974 and has held various positions since that time. In March 1980 he was elected Vice President in charge of Branch and Savings Administration. In 1981, Mr. Kissee was elected Secretary of United and has served in that capacity since that time. Since February 1986, he has served as branch Manager of United's branch office in Havre.

    MR. MARVOSH, a Certified Public Accountant, joined United in October 1980 and has served United in various capacities since that time. Commencing January 1983, he served as Assistant Controller and in November 1983 was elected Treasurer/Controller. In October 1985, he was elected Vice President of Finance in addition to his position as Treasurer.

    MR. MCCLEARY joined United in 1977 and has acted in several different capacities since that time. In January 1981, he became Assistant Vice President having responsibilities as Treasurer/Controller until January 1983 when he became Assistant Vice President in charge of Operations. In October 1985, he was elected Vice President in charge of Operations.

    DR. J. WILLIAM BLOEMENDAAL is a full-time physician specializing in orthopaedic surgery. He has practiced medicine since 1961 and has been associated since 1975 with Great Falls Orthopaedic Associates, a five-person group actively practicing orthopaedic surgery. Dr. Bloemendaal currently serves as President of Great Falls Orthopaedic Associates. Dr. Bloemendaal has been a director of United since its formation in 1996 and before that a director of United Bank since 1976.

    ELLIOTT L. DYBDAL has been employed by Talcott Building Company in Great Falls for over 34 years, serving for the last 21 years as its President and Chief Executive Officer. He also serves as a director of Talcott Building Company. Mr. Dybdal has been a director of United since its formation in 1996 and before that a director of United Bank since 1980.

    WILLIAM L MADISON has served as President/Owner of Johnson Madison Lumber Co., Inc., a retail building materials business, since 1984. Mr. Madison has been a director of United since 1996.

    RUDY TRAMELLI is self-employed and engages in real estate management and development. He has been actively employed in these business activities for over 32 years. Mr. Tramelli has been a director of United since its formation in 1996 and before that a director of United Bank since 1971.

    The Board of Directors of United is divided into three classes. The members of each class are elected to serve three-year terms with the term of each class ending on successive years. The terms of Messrs. Bloemendaal and Dybdal will expire at the time of the United Annual Shareholders Meeting to be held in 1998; the terms of Messrs. Weldele, Mart and Madison will expire at the time of the United Annual Shareholders Meeting to be held in 1999; and the term of Mr. Tramelli will expire at the time of the United Annual Shareholders Meeting to be held in 2000. For a discussion of the expected managment of the combined entity after the Effective Time, see "The Merger--Consequences of the Merger; Change of Control."

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the cash compensation paid by the Company for services rendered during the past three (3) years ended December 31, 1996, to its President and Chief Executive Officer. No other executive officer received total cash compensation during the period exceeding $100,000.

    NAME AND PRINCIPAL POSITIONS: Bruce K. Weldele, Chairman of the Board, President, Chief Executive Officer and Director

                                                   LONG TERM COMPENSATION
            ANNUAL COMPENSATION              -----------------------------------
-------------------------------------------  RESTRICTED     OPTIONS      LTIP      ALL OTHER
  YEAR     SALARY(1)     BONUS      OTHER     STOCK(2)      SARS(2)     PAYOUTS    COMP.(3)
---------  ----------  ---------  ---------  -----------  -----------  ---------  -----------
  1996     $  155,100     --         --          --           --          --       $   1,900
  1995        150,000     --         --          --           --          --           3,080
  1994        144,000     --         --          --           --          --           3,080

------------------------

(1) Includes earnings reductions contributions made by Bruce K. Weldele to the Company's 401(k) Plan (or that of United Bank prior to the formation of United).

(2) Neither the Company nor United Bank maintains any plan pursuant to which it has granted or issued options, SARs, restricted stock, or other stock based compensation to executives.

(3) Represents the Company's or United Bank's contributions on behalf of Bruce
    K. Weldele to the 401(k) Thrift Retirement Plan.

    EXECUTIVE OFFICER SEVERANCE AGREEMENTS. During fiscal year 1993, the Board of Directors approved change of control severance agreements for each of the executive officers of the Company and United Bank. The agreements provide for severance compensation for each of the executive officers in the event any company or person acquires control of United Bank, as determined in accordance with applicable federal regulations. Pursuant to his agreement, upon change of control, Mr. Weldele would be entitled to lump-sum compensation equal to two times his annual base salary plus any target bonuses, and 24 months of continued welfare and employee benefits. The agreements with all other executive officers provide for payment upon a change of control of lump-sum compensation equal to the annual base salary, plus any target bonuses, and 12 months of continued welfare and employee benefits.

    BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION. The Board of Directors had furnished the following report on executive compensation:

    All directors not employed by the Company annually review salary recommendations made by the Chief Executive Officer which cover all officers (other than the Chief Executive Officer). The specific recommendations reflect the job responsibilities assigned to each officer, the manner in which those duties have been performed, and the prevailing market conditions relative to each position.

    Compensation of the Chief Executive Officer for 1996 was reviewed by the directors and increased at approximately the inflation rate.

    PENSION PLAN. The Company has a noncontributory defined benefit pension plan (the "Pension Plan") which is administered by the Financial Institutions Retirement Fund (the "Fund"). The Fund is a nonprofit, tax-qualified pension plan and trust through which Federal Home Loan Banks, savings and loan associations and similar institutions may cooperate in providing for the retirement of their employees.

    After becoming eligible for membership in the Pension Plan, employees who complete 1,000 hours of service each calendar year will be enrolled as active members and will be entitled to accrue retirement benefits under the Pension Plan. The monthly pension amount to be received by an employee under the Pension Plan upon retirement is based on an employee's benefit service and salary. Benefit service includes the period of employment as an active member in the Pension Plan in addition to any previous employment prior to the date the Company joined the Fund and for which it has purchased credit. Salary for purposes of the Company's contribution to the Pension Plan includes an employee's basic annual salary rate as of each January 1, exclusive of any special payments.

    Whether an employee has a vested right to receive retirement benefits under the Pension Plan depends upon the employee's age and years of vesting service. Vesting service includes the period of time beginning from the first day of the month in which an employee was hired and the last day of the month in which the employee terminates his or her employment. Vesting service specifically excludes service performed after an employee has attained the age of 65 and does not include any period of employment that precedes the earliest date that the Company provided the employee with credit under any pension plan. An active member employee who has performed 5 years of vesting service, is fully vested and is entitled to receive 100% of his retirement benefits under the Pension Plan upon attaining the age of 65, whether or not such employee has terminated employment with the Company prior to attaining the age of 65. Any employee who has completed fewer than 5 years of vesting service will not be eligible to receive retirement benefits if such employee terminates service with the Company prior to becoming fully vested.

    Retirement benefits under the Pension Plan will be paid when an employee entitled to such benefits attains the normal retirement age of 65. In certain circumstances, some individuals may be entitled to receive early retirement benefits upon attaining the age of 45, although such benefits will be reduced on the basis of an early retirement factor that is applied to the full amount the employee would be entitled to receive at the normal retirement age of 65.

    The following table sets forth, in straight life annuity amounts, the estimated benefits payable upon retirement to active member participants in the Pension Plan. The estimated annual benefits set forth in the table do not reflect, however, refunds of contributions that members made and elected to receive while the Company participated on a contributory basis. Salary is calculated on the basis of the employee's average salary in the five highest consecutive years of compensation; provided, however, if an employee has fewer than five years of service at the time of his retirement, salary is based on the employee's previous year's salary and, assuming salaries increase at 5% per annum, the estimated pension benefits are approximately 15% lower than those reflected in the table based on the 5-year highest salary average.

                               YEARS OF SERVICE
            ------------------------------------------------------
  SALARY       15         20         25         30          35
----------  ---------  ---------  ---------  ---------  ----------
$ 30,000    $  10,125  $  13,500  $  16,875  $  20,250  $   23,625
  40,000       13,500     18,000     22,500     27,000      31,500
  50,000       16,875     22,500     28,125     33,750      39,375
  60,000       20,250     27,000     33,750     40,500      47,250
  70,000       23,625     31,500     39,375     47,250      55,125
  80,000       27,000     36,000     45,000     54,000      63,000
  90,000       30,375     40,500     50,625     60,750      70,875
 100,000       33,750     45,000     56,250     67,500      78,750
 110,000       37,125     49,500     61,875     74,250      86,625
 120,000       40,500     54,000     67,500     81,000      94,500
 130,000       43,875     58,500     73,125     87,750     102,375

    During the fiscal year ended December 31, 1996, no funds were paid or distributed pursuant to the Pension Plan to Mr. Weldele, the most highly compensated executive officer named above. At December 31, 1996, Mr. Weldele had twelve years of credited service under the Pension Plan and his defined compensation for purposes of the Pension Plan as of December 31, 1996, was $127,800.

    SECTION 401(K) PLAN.  The Company has an employees' savings plan under
Section 401(k) of the Internal Revenue Code (the Code). The Company allows eligible employees to contribute up to 15% of their monthly wages. Subject to Code limitation, the Company matches an amount equal to 50% of the employee's contribution, up to 6% of total wages. Participants are at all times fully vested in their contributions and are immediately vested in the Company's contributions.

    For further information, see "United Financial Corp. Audited Consolidated Financial Statements-- Notes to Consolidated Financial Statements--Retirement Plans."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    United is a holding company for United Bank. United Bank is a federally chartered savings bank. The Company makes mortgage and consumer loans to its directors, officers and employees in accordance with regulations promulgated by the OTS and other applicable statutes and regulations. These loans are currently made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons and, in the judgment of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

                         UNITED SELECTED FINANCIAL DATA

    The following table sets forth certain consolidated financial data concerning United. The selected financial data as of December 31, 1996 and 1995 and for each of the three years ended December 31, 1996 have been derived from the audited consolidated financial statements of United, included herein. The selected financial data as of December 31, 1994, 1993 and 1992, and for each of the years ended December 31, 1993 and 1992 have been derived from the audited consolidated financial statements of United, which are not included herein. The financial data as of and for the nine months ended September 30, 1997 and 1996 have been derived from United's unaudited financial statements, included herein. The unaudited financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year. This information should be read in conjunction with the consolidated financial statements of United, appearing elsewhere in this Joint Proxy Statement.

                                               NINE MONTHS
                                           ENDED SEPTEMBER 30,
                                                                                YEAR ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1997       1996       1996       1995       1994       1993       1992
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)
OPERATING DATA:
Interest Income..........................  $   5,560  $   5,402  $   7,253  $   7,394  $   7,926  $   8,253  $   8,318
Interest expense.........................      2,652      2,674      3,565      3,420      3,616      4,046      4,678
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income......................      2,908      2,728      3,688      3,974      4,310      4,207      3,640
Provision for loan losses................     --         --         --         --         --         --             27
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income after provision for
  loan losses............................      2,908      2,728      3,688      3,974      4,310      4,207      3,613
Non-interest income......................        482        643        835        595        772      1,045        903
Non-interest expense.....................      1,565      2,179      2,771      2,133      2,085      2,091      2,010
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes...............      1,825      1,192      1,752      2,436      2,997      3,161      2,506
Provision for income taxes...............        685        440        649        714      1,111      1,189        926
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...............................  $   1,140  $     752  $   1,103  $   1,722  $   1,886  $   1,972  $   1,580
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------

PER SHARE DATA:
Net income per share.....................  $     .93  $     .62  $     .90  $    1.41  $    1.54  $    1.61  $    1.29
Dividends per share......................        .72        .66        .89        .81        .73        .65        .57
Book value per share(1)..................      20.24      19.88      19.96      20.18      18.43      18.52      17.65
Tangible book value per share(1).........      20.24      19.88      19.96      20.18      18.43      18.52      17.65
Average common shares outstanding........      1,223      1,223      1,223      1,223      1,223      1,223      1,223

FINANCIAL CONDITION DATA:
Assets...................................  $ 103,082  $ 107,945  $ 103,837  $ 114,440  $ 112,506  $ 119,041  $ 116,598
Net loans................................     34,160     33,585     35,176     30,352     31,512     36,388     43,211
Investment securities....................     58,649     68,419     61,013     78,378     74,843     71,971     67,054
Deposits.................................     72,111     78,292     78,697     78,291     89,086     95,292     94,051
Long-term debt...........................     --         --         --         --         --         --         --
Stockholders' equity.....................     24,757     24,320     24,416     24,688     22,548     22,655     21,589

SELECTED FINANCIAL RATIOS AND OTHER DATA:
Return on average assets.................       1.44%       .94%      1.03%      1.62%      1.58%      1.64%      1.43%
Return on average stockholders' equity...       6.20%      4.08%      4.50%      7.21%      8.16%      8.89%      7.45%
Net interest margin......................       3.81%      3.54%      3.59%      3.83%      3.72%      3.62%      3.46%
Efficiency ratio(2)......................      46.17%     48.32%     49.10%     46.68%     41.03%     39.81%     44.24%
Net charge-offs to average loans.........     --         --         --         --         --         --         --
Nonperforming loans to total loss........        .24%    --            .06%       .12%       .27%       .11%       .13%
Allowance for loan losses to total
  loans..................................        .21%       .23%       .21%       .24%       .24%       .21%       .18%
Nonperforming loans to allowance for loan
  losses.................................     113.61%       .42%     23.94%     50.53%    119.68%     58.67%     72.66%
Stockholders' equity to assets(1)........      24.02%     22.53%     23.51%     21.57%     20.04%     19.03%     18.52%

------------------------------

(1) At period end.

(2) Excludes September 1996 pre-tax charge for SAIF assessment of $550,000.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                        RESULTS OF OPERATIONS OF UNITED

MATERIAL CHANGES IN FINANCIAL CONDITION

    COMPARISON OF THE NINE-MONTH PERIOD FROM DECEMBER 31, 1996, TO SEPTEMBER 30,
     1997

                                                         SELECTED FINANCIAL CONDITION RECAP
                                                       --------------------------------------
                                                       SEPTEMBER 30,  DECEMBER 31,
                                                           1997           1996       CHANGE
                                                       -------------  ------------  ---------
                                                               (DOLLARS IN THOUSANDS)
                                                       (UNAUDITED, EXCEPT DECEMBER 31, 1996)
Total assets.........................................   $   103,082    $  103,837   $    (755)
Cash and cash equivalents............................         5,743         2,934       2,809
Investments (held-to-maturity).......................        32,300        35,828      (3,528)
Investments (available-for-sale).....................        26,349        25,185       1,164
Loans receivable, net................................        34,160        35,176      (1,016)
Real estate owned....................................           357           425         (68)
FHLB stock...........................................           524           379         145
All other assets.....................................         3,649         3,910        (261)
Deposits.............................................        72,111        78,697      (6,586)
FHLB advances........................................         5,000        --           5,000
All other liabilities................................         1,214           724         490
Total liabilities....................................        78,325        79,421      (1,096)
Stockholders' equity, net............................        24,757        24,416         341

        GENERAL. Assets decreased $.8 million, or less than 1%, to $103.1 million. A $5.0 million FHLB advance due in mid-October 1997 was incurred with the proceeds utilized to purchase investment securities. In addition, deposits decreased $6.6 million, or 8.4%, to $72.1 million.

        INVESTMENTS. During the first nine months of 1997, securities held-to-maturity (HTM) decreased $3.5 million, or 9.8%, to $32.3 million. HTM securities totalling $17.4 million were purchased, proceeds from called and matured HTM securities were $14.9 million, and $6.0 million of mortgage-backed securities principal payments were received. The majority of the HTM purchases were medium-term five-seven year maturity, callable FHLB notes. Available-for-sale (AFS) investment securities increased $1.2 million, or 4.6%, to $26.3 million. Purchases of AFS securities were $4.0 million, while proceeds from matured and called AFS securities were $3.0 million. In addition, due to lower market interest rates the AFS unrealized loss adjustment improved $.2 million. The AFS securities purchased were 3 1/2 to 4 year maturity, callable FHLB notes.

        LOANS RECEIVABLE. For the nine months ended September 30, 1997, net loans receivable decreased $1.0 million, or 2.9%, as follows:

                                                                                (UNAUDITED)
Loans originated for portfolio..............................................    $ 12.0 million
Sales of portfolio loans....................................................     (1.9) million
Payments and payoffs........................................................    (10.9) million
Other changes...............................................................      (.2) million
                                                                              ----------------
      Net decrease..........................................................   $ (1.0) million
                                                                              ----------------
                                                                              ----------------

    During the nine months ended September 30, 1997, $8.0 million of loans were originated for sale and $8.4 million of loans were sold to the secondary market.

    Loans receivable at the dates indicated consisted of the following:

                                                              SEPTEMBER 30,
                                                           --------------------  DECEMBER 31,
                                                             1997       1996         1996
                                                           ---------  ---------  ------------
                                                                 (DOLLARS IN THOUSANDS)
                                                            (UNAUDITED, EXCEPT DECEMBER 31,
                                                                         1996)
Conventional:
  1-4 family residential units...........................  $  15,717  $  14,389   $   15,445
  5 or more family residential units.....................      5,729      4,607        4,497
  Construction...........................................      4,559      5,492        4,620
  Commercial and other...................................      2,766      2,289        3,077
FHA insured or VA guaranteed loans.......................      4,783      5,875        5,530
Home equity loans........................................        706      1,211        1,132
Loans to depositors, savings secured.....................         66        184           92
Recreational vehicle and auto loans......................        972      1,253        1,239
Other non-mortgage loans.................................        833        872        1,251
                                                           ---------  ---------  ------------
                                                              36,131     36,172       36,883

Less:
  Discounts on loans.....................................          3          5            4
  Reserve for possible loan losses.......................         75         75           75
  Loans in process.......................................      1,893      2,507        1,628
                                                           ---------  ---------  ------------
                                                           $  34,160  $  33,585   $   35,176
                                                           ---------  ---------  ------------
                                                           ---------  ---------  ------------

        REAL ESTATE OWNED. The $68,000, or 16.0%, decrease was due to additional depreciation for properties held for investment and the sale at no loss of a $40,100 held-for-sale Great Falls commercial lot. At September 30, 1997 real estate owned was comprised of two 24-unit apartment complexes in Glendive, Montana, owned as depreciating investments by United Bank's wholly-owned subsidiary.

        FHLB STOCK. FHLB stock increased $145,000, or 38.3%, to $524,000. In addition to $27,000 in dividends, an additional $118,000 stock purchase was required by the FHLB due to the increase in United Bank's loans during 1996.

        ALL OTHER ASSETS. This combined category decreased $.3 million, or 6.7%, to $3.6 million. Loans receivable contracted for sale to the secondary market decreased $.4 million from $1.2 million to $.8 million.

        DEPOSITS. Deposits decreased $6.6 million, or 8.4%, to $72.1 million. United Bank's average cost of deposits for the first nine months of 1997 was 4.42%, compared to an average cost of 4.41% for the same nine months in 1996. United Bank's cost of deposits was 4.48% at September 30, 1997, 4.45% at December 31, 1996, and 4.44% at September 30, 1996.

    The following table indicates the amounts and maturities of time certificates of deposit of $100,000 or more outstanding as of September 30, 1997:

                                                                                     AMOUNT
                                                                                   -----------
                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
MATURITY                                                                           (UNAUDITED)
---------------------------------------------------------------------------------
3 months or less.................................................................   $     523
>3 months through 6 months.......................................................         864
>6 months through 1 year.........................................................         697
>1 year..........................................................................       1,662
                                                                                   -----------
                                                                                    $   3,746
                                                                                   -----------
                                                                                   -----------

        FHLB ADVANCES. At the end of the first quarter of 1997, United Bank incurred a $5.0 million, 5.90% fixed rate advance due in mid-October 1997.

        ALL OTHER LIABILITIES. This combined category totalled $1.2 million on September 30, 1997, compared to $.7 million at December 31, 1996. The $.5 million, or 67.7%, change was primarily due to increases in both accrued interest payable and advance payments by borrowers for taxes and insurance.

        STOCKHOLDERS' EQUITY. The $341,000, or 1.4%, increase in stockholders' equity was comprised of $1.1 million of net income, $.9 million of cash dividends paid, and an approximate $.1 million improvement in the unrealized loss adjustment for available-for-sale securities. Book value per share was $20.24 at September 30, 1997, and $19.96 per share at December 31, 1996. Stockholders' equity ratio (stockholders' equity divided by assets) was 24% at September 30, 1997, compared to 23.5% at December 31, 1996.

        ASSET QUALITY AND LOSS RESERVES. At September 30, 1997 and December 31, 1996, total loan loss reserves were $75,200. The two nine-month periods ending September 30, 1997 and 1996 began and ended with the general loan loss reserve of $75,200. During these two nine-month periods there were no loan charge-offs, recoveries, or additions to the reserve. At September 30, 1997 and December 31, 1996, the $75,200 loan loss reserve was a general reserve allocated to United Bank's loan portfolio as a whole, rather than to specific categories. The reason for this general loss allocation was the very low balance of non-performing loans and delinquencies with the loan portfolio comprised primarily of secured residential mortgage loans. Non-performing assets consisting of non-accrual uninsured loans, accruing loans past due over 90 days, restructured loans, other repossessed assets and real estate owned held-for-sale ("REO/ HFS") were $136,000 at September 30, 1997 and $57,700 at December 31, 1996. Loan loss reserves as a percentage of all uninsured loans and REO/HFS were .26% at September 30, 1997, and .25% at December 31, 1996.

    Federal regulations require United Bank to classify its assets as substandard (distinct possibility that some loss will be sustained), doubtful (high likelihood of loss), and loss (uncollectible). At September 30, 1997, United Bank's substandard assets were $50,500 and no asset was classified as doubtful or loss. At December 31, 1996, United Bank's substandard assets were $40,100 and no asset was classified as doubtful or loss.

    Given the continuing low level of nonperforming and classified assets and the sale of a large percentage of new loan production, no loss provision expense was deemed necessary (i.e. both probable and estimable) for the nine months ended September 30, 1997 and September 30, 1996. In 1996, loans receivable increased approximately $1.2 million as a result of new recreational vehicle
(RV) consumer loans. During the first nine months of 1997 less than $.2 million of RV loans were made, and due primarily to payments and pay-offs, the Bank's RV portfolio at September 30, 1997, was less than $.9 million. United Bank believes that, nationally, the delinquent and loss rates on RV loans are generally among the lowest for secured consumer non-mortgage lending. In addition, United Bank maintains high credit underwriting standards for RV loans. However, the risk of losses for RV loans is greater than historically experienced for United Bank's portfolio of predominantly secured residential loans. As a result, it is likely that future loan loss provisions will be necessary for United Bank's portfolio of RV loans.

        CHANGING LOAN PORTFOLIO COMPOSITION AND LOAN LOSS PROVISION POLICIES. United Bank has recently recruited and employed two experienced agricultural and commercial loan originators. These new employees are originating agricultural and commercial loans for United Bank's loan portfolio. In addition, United Bank is purchasing lease financing, commercial and agricultural loan participations from Heritage Bank. As a result of the foregoing, together with the existing RV loans, United Bank's loan portfolio will be exposed in future periods to greater risk than has historically been experienced with a portfolio comprised primarily of secured residential loans. United Bank will be adopting Heritage Bank's loan loss reserve methodology and commercial and agricultural loan expertise with additional loan loss provisions likely to be incurred by the end of 1997 and in future periods. The provision for loan losses for the quarter ended December 31, 1997 will be $225,000.

    CHANGES IN FINANCIAL CONDITION DURING 1996

    During 1996, total assets decreased $10.6 million, or 9%, to $103.8 million, investment securities decreased $17.4 million, or 22%, to $61.0 million, loans receivable increased $4.8 million, or 16%, to $35.2 million, deposits increased $.4 million, or less than 1%, to $78.7 million, FHLB advances decreased $10.5 million to none outstanding, and stockholders' equity decreased $.3 million, or 1%, to $24.4 million.

    The 1996 repayments of FHLB advances, and the net increase in loans receivable were funded primarily by mortgage-backed securities principal collections, matured and called investment securities, and sales of investment securities classified as available-for-sale.

    Total 1996 loan production was $31.3 million, a $12.1 million, or 63%, increase when compared to 1995. Twelve million dollars, or 38%, of the total 1996 loan production was comprised of long-term fixed-rate mortgage loans originated for sale to the secondary market.

    The $.3 million decrease in stockholders' equity was comprised of $1.1 million of net income, less $1.1 million of cash dividends paid to shareholders, a $.2 million increase in the unrealized loss adjustment for available-for-sale investment securities, and a $37,000 decrease for capitalized holding company formation costs. Stockholders' equity at December 31, 1996, was 23.5% of assets, and book value was $19.96 per share.

    The following table summarizes the major components of United's net income for the three years ended December 31, 1996, as well as the changes which occurred between the periods shown.

                                                                 YEAR ENDED DECEMBER 31,
                                                ---------------------------------------------------------
                                                         1996                    1995             1994
                                                ----------------------  ----------------------  ---------
                                                 AMOUNT      CHANGE      AMOUNT      CHANGE      AMOUNT
                                                ---------  -----------  ---------  -----------  ---------
                                                                 (DOLLARS IN THOUSANDS)
Interest income...............................  $   7,253   $    (141)  $   7,394   $    (532)  $   7,926
Interest expense..............................      3,565         145       3,420        (196)      3,616
                                                ---------       -----   ---------       -----   ---------
  Net interest income.........................      3,688        (286)      3,974        (336)      4,310
Noninterest income............................        835         240         595        (177)        772
Noninterest expense...........................      2,771         638       2,133          48       2,085
                                                ---------       -----   ---------       -----   ---------
  Income before income taxes..................      1,752        (684)      2,436        (561)      2,997
Provision for income taxes....................        649         (65)        714        (397)      1,111
                                                ---------       -----   ---------       -----   ---------
  Net income..................................  $   1,103   $    (619)  $   1,722   $    (164)  $   1,886
                                                ---------       -----   ---------       -----   ---------
                                                ---------       -----   ---------       -----   ---------

RESULTS OF OPERATIONS

    MATERIAL CHANGES IN RESULTS OF OPERATIONS--COMPARISON OF THE NINE MONTHS
     ENDED SEPTEMBER 30, 1997, AND SEPTEMBER 30, 1996

                                                                             INCOME RECAP
                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                                   ---------------------------------
                                                                     1997       1996       CHANGE
                                                                   ---------  ---------  -----------
                                                                        (DOLLARS IN THOUSANDS)
                                                                              (UNAUDITED)
Interest income..................................................  $   5,560  $   5,402   $     158
Interest expense.................................................      2,652      2,674         (22)
                                                                   ---------  ---------       -----
  Net interest income............................................      2,908      2,728         180
Noninterest income...............................................        482        643        (161)
Noninterest expense..............................................      1,565      2,179        (614)
                                                                   ---------  ---------       -----
  Income before income taxes.....................................      1,825      1,192         633
Provision for income taxes.......................................        685        440         245
                                                                   ---------  ---------       -----
  Net income.....................................................  $   1,140  $     752   $     388
                                                                   ---------  ---------       -----
                                                                   ---------  ---------       -----

        GENERAL. Net income for the first nine months of 1997 was $1,139,700, a $387,500, or 51.5% improvement compared to $752,200 earned in the same nine months in 1996. Included in last year's earnings was a $132,400 pre-tax gain on the sale of an available-for-sale investment and an additional $549,700 of pre-tax noninterest expense for the one-time FDIC special assessment. Without the after tax $81,500 net income benefit from the investment sale and the after tax $338,300 reduction in earnings due to the special assessment, net income for the first nine months of 1997 was up $130,700, or 13.0%. The primary reason for this improvement was increased 1997 net interest income. The cash flows from mortgage-backed securities repayments and an FHLB advance were utilized to fund higher yielding portfolio loans and investment purchases. In addition, noninterest expense was lower due primarily to reduced FDIC/SAIF deposit insurance rates.

    United's return on average assets for the first nine months of 1997 was 1.44%, compared to .94% for the same 1996 period. Based on weighted average shares outstanding, year-to-date 1997 net income was $.93 per share, compared to $.62 per share for the same 1996 period.

        INTEREST INCOME. Compared to the same nine month period in 1996, average year-to-date 1997 interest-earning assets decreased $1.1 million, or 1.1%. The mix of interest-earning assets changed with loans receivable average balances increasing $4.0 million, or 13.0%, mortgage-backed securities average balances declining $9.6 million, or 28.4% and other investments and interest earning deposits average balances increasing $4.5 million, or 11.7%. The year-to-date 1997 average yield for all interest-earning assets increased to 7.29%, compared to 7.01% for the same 1996 period. As a result, 1997 year-to-date interest income increased $157,900, or 2.9%.

        INTEREST EXPENSE. Compared to the first nine months of 1996, year-to-date 1997 average deposits decreased $3.3 million, or 4.2%. The average cost of deposits was 4.42% for the first nine months of 1997, compared to 4.41% for the same 1996 period. As a result, deposits interest expense declined $106,400, or 4.1%. The first nine months of 1997 average FHLB advances were $3.5 million, average cost was 5.87%, and borrowing expense was $155,700. For the same 1996 period, average FHLB advances were $1.6 million, average cost was 5.76%, and borrowing expense was $71,000. The first nine months of 1997 and 1996 cost of all interest-bearing liabilities was 4.49% and 4.44%, respectively.

        NET INTEREST INCOME. This category increased $179,700, or 6.6%, for the reasons cited above. Net interest spread (the difference between the average yield on interest-earning assets less the average cost of interest-bearing liabilities) increased to 2.80% for the first nine months of 1997, compared to 2.57% for the same 1996 period. Net interest margin (net interest income divided by average interest-earning assets) increased to 3.81% for the first nine months of 1997, compared to 3.54% for the same 1996 period. The ratio of average interest-earning assets to average interest-bearing liabilities was 1.29 and 1.28 for the first nine months of 1997 and 1996, respectively.

        NONINTEREST INCOME. Year-to-date 1997 noninterest income was $482,000, a $161,400, or 25.1%, decrease compared to the same nine month period in 1996. The primary reason for this decline was the 1996 sale of an available-for-sale investment which resulted in a pre-tax gain of $132,400. In addition, fees and discounts income was down $18,300, or 5.6%, FHLB stock dividend income was up $4,000, or 17.0%, and other income was down $14,700, or 9.1%.

        NONINTEREST EXPENSE. This category decreased $613,800, or 28.2%, due primarily to the third quarter 1996 $549,700 one-time FDIC special assessment. Absent this special assessment, the first nine months of 1996 noninterest expense was $1,629,200 compared to $1,565,100 for the same 1997 nine month period. This $64,100, or 3.9%, improvement was primarily due to a $97,800, or 72.3%, reduction in 1997 FDIC insurance expense as assessment rates dropped from 23 to 6.5 basis points per $100 of insured deposits. In addition, salaries and employee benefits increased $58,500, or 6.9%, offset by other expenses which decreased $35,400, or 9.0%.

        INCOME TAXES. Income before taxes for the first nine months of 1997 was $1,825,500 compared to $1,192,400 for the same 1996 period. Income taxes increased $244,600 from $440,200 in 1996 to $684,800 in 1997. The primary reason for this change was the additional $547,700 before tax expense and $211,400 tax reduction for the 1996 FDIC special assessment, and the 1996 $132,400 before tax income and $50,900 additional taxes for the 1996 investment securities sale.

    COMPARISON OF YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

        GENERAL.  Net income for 1996 was $1,103,000, a $619,000, or 36%, decrease compared to 1995. The primary reasons for this decline were: (1) a $549,700 FDIC/SAIF deposit insurance special assessment, (2) a $286,000 decline in net interest income resulting primarily from higher deposit costs and borrowing expense, and (3) higher other expenses due to approximately $90,000 of advertising expenditures.

    Net interest margin (net interest income divided by average interest-earning assets) declined 24 basis points to 3.59%. Net interest spread (the difference between the average yield on interest-earning assets less the average cost of interest-bearing liabilities) declined 29 basis points to 2.62%. The return on average assets for 1996 was 1.03% compared to 1.62% for 1995. Based on weighted average shares outstanding, 1996 net income was $.90 per share, compared to $1.41 per share for 1995.

        INTEREST INCOME. Average 1996 interest-earning assets declined $1.1 million, or 1%, to $102.6 million. Average 1996 loans receivable increased $1.0 million, or 3%, to $31.8 million, and average other interest-earning assets declined $2.1 million, to $70.8 million. Loans receivable average yields decreased 4 basis points to 9.29% and overall lower yields on all other interest-earning assets resulted in a 1996 average yield for all interest-earning assets of 7.07%, compared to 7.13% in 1995.

        INTEREST EXPENSE. Average 1996 deposits decreased $2.5 million, or 3%, to $78.5 million. The mix of average deposits changed with average lower cost statement savings decreasing $5.2 million, or 15%, while higher cost/repricing average time deposits increased $2.5 million, or 7%. The 1996 cost of average time deposits increased 29 basis points to 5.43%. The 1996 average cost of deposits rose to 4.43%, compared to 4.22% in 1995. Deposit interest expense in 1996 therefore increased $61,000, or 2%, to $3,473,000.

    Primarily due to $10.5 million dollars of FHLB advances outstanding at the end of 1995, average 1996 borrowings were $1.6 million, a $1.5 million increase over 1995, resulting in $92,000 of interest expense in 1996, compared to $8,000 in 1995. The 1996 average cost of borrowings was 5.72%, compared to 5.89% in 1995. The 1996 average cost of all interest-bearing liabilities increased to 4.45%, compared to 4.22% in 1995.

        NET INTEREST INCOME. This category decreased $286,000, or 7%, to $3,688,000 for the reasons cited above.

        NONINTEREST INCOME. This category increased $240,000, or over 40%, to $835,000. The primary reason for this increase was $150,000 in gains from 1996 sales of available-for-sale investment securities. In 1996, loan origination fee and discount income increased $85,000, or 24%, to $443,000. This improvement was the direct result of increased loan production. During 1996 loans originated for sale to the secondary market were $12 million, compared to $8.4 million in 1995, and loans originated for portfolio in 1996 were $19.3 million, compared to $10.8 million in 1995.

        NONINTEREST EXPENSE. This category increased $638,000, or 30%, to $2,771,000. The primary reason for this increase was the 1996 $549,700 FDIC/SAIF deposit insurance premium previously discussed. The after tax impact of this special assessment was a $338,300, or a 28 cent per share reduction in 1996 net income. In 1996, a $16,000 loss on the sale of real estate owned was incurred. Other expenses increased $103,000, or 25%, to $522,000 due primarily to higher advertising expense for a media marketing campaign.

        PROVISION FOR INCOME TAXES. Income before taxes in 1996 was $1,752,000, a $684,000, or 28%, reduction from 1995. Total 1996 income taxes were $649,000, a $65,000, or 9%, decrease compared to 1995. This disproportionate decrease in 1996 taxes, compared to the pre-tax earnings decrease, was due primarily to the 1995 federal statutory bad debt deduction. This 1995 bad debt deduction reduced 1995 federal income taxes by approximately $152,000. For 1996 and 1995, the Company incurred the 6.75% marginal Montana corporate license tax.

        PROVISIONS FOR LOSSES ON LOANS AND ASSET QUALITY. Non-performing assets consisting of non-accrual uninsured loans, accruing loans past due over 90 days, restructured loans, and all real estate owned held for sale ("REO/HFS") were approximately $58,000 at December 31, 1996, and $78,000 at December 31, 1995, representing .06%, and .07% of total assets, respectively. At December 31, 1996 and 1995, total loss reserves were $75,000. Loss reserves as a percentage of nonperforming assets at December 31, 1996 and 1995, were 130% and 96%, respectively. Loss reserves as a percentage of uninsured loans and REO/HFS at December 31, 1996 and 1995, were .25% and .32%, respectively.

    Federal regulations require United Bank to classify its assets as substandard (distinct possibility that some loss will be sustained), doubtful (high likelihood of loss), and loss (uncollectible). At December 31, 1996 and 1995, United Bank's substandard assets were approximately $40,000. At the end of 1996 and 1995, no asset was classified as doubtful or loss.

    Given the continuing low level of nonperforming and classified assets and the sale of a large percentage of new loan production, no loan loss provision expense was deemed necessary (i.e. both probable and estimable) for the years ended December 31, 1996 and 1995. During 1996, loans receivable increased approximately $1.2 million as a result of new recreational vehicle consumer loans. Future loan loss provisions may be necessary for these loans.

    COMPARISON OF YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

        GENERAL. Net income for 1995 was $1,722,000, a decrease of $164,000, or 9% less than 1994. Net income for 1995 was the third best year surpassed only by 1994's second best year, $1,886,000. During 1995, continuing increases in market interest rates had two major unfavorable results: (1) higher deposit costs and a net deposit outflow (funded by a decrease in average higher yielding interest-earning assets), and (2) less loan production resulting in lower loan origination fees and discount income.

    Net interest margin (net interest income divided by average interest-earning assets) increased 11 basis points to 3.83%. Net interest spread (the difference between the average yield on interest-earning assets less the average cost of interest-bearing liabilities) decreased 13 basis points to 2.91%. The 1995 return on average assets was 1.62% compared to 1.58% for 1994. Based on weighted average shares outstanding, 1995 net income was $1.41 per share, compared to $1.54 per share for 1994.

        INTEREST INCOME. Average 1995 interest-earning assets declined $11.9 million, or 10%, due to the funding of deposit withdrawals. Average 1995 loans receivable decreased $2.5 million and average investment securities decreased $9.9 million. While loans receivable average yields decreased 5 basis points to 9.33%, overall higher market interest rates for other interest-earning assets resulted in a 1995 average yield for all interest-earning assets of 7.13%, compared to 6.85% in 1994.

        INTEREST EXPENSE. Average 1995 deposits decreased $14.0 million, or 15%, compared with 1994, while due to higher interest rates and time deposits repricing, deposit interest expense declined only $204,000, or 6%. The 1995 average cost of deposits was 4.22%, compared to 3.81% in 1994. Due to $10.5 million of FHLB advances at year-end, average 1995 borrowings were only $137,000, resulting in $8,000 of interest expense in 1995, compared to none in 1994. The 1995 average cost of borrowings was 5.89%. The average 1995 cost of all interest-bearing liabilities was 4.22%.

        NET INTEREST INCOME. Despite the net $196,000 decrease in interest expense, the even greater $532,000 decrease in interest income resulted in a $336,000, or 8%, reduction in net interest income.

        NONINTEREST INCOME. This category decreased $177,000, or 23%, to $595,000, and was the second primary reason for the decline in 1995's earnings. Due to both higher market interest rates and increased competition for loans, 1995 loan production declined 20% to $19.2 million, resulting in loan origination fee and discount income declining $171,000, or 32%. In addition, due primarily to lower average balances, 1995 FHLB stock dividend income was $5,000 lower, offset by a $5,000 net gain from the sale of investment securities.

        NONINTEREST EXPENSE. This category increased $48,000, or 2%, to $2,133,000, and was the net result of a $48,000, or 4%, increase in salaries and employee benefits, a $17,000, or 7%, increase in net occupancy and equipment expense (due to a Great Falls office remodel and a data center conversion), offset by a $22,000, or 10%, reduction in FDIC/SAIF deposit insurance due to a lower deposit base.

        PROVISION FOR INCOME TAXES. Income before taxes was $2,436,000, a $561,000, or 19%, reduction from 1994. Total 1995 income taxes were $714,000, a $397,000, or 36%, decrease compared to 1994. This disproportionate decrease in 1995 taxes, compared to the decrease in pre-tax earnings, was due primarily to United Bank utilizing the federal statutory bad debt deduction to lower the 34% marginal federal corporate tax rate in 1995, compared to no bad debt deduction in 1994. United Bank's 1995 bad debt deduction reduced federal taxes by approximately $152,000. For both 1995 and 1994, the marginal Montana corporate license tax was 6.75%.

REGULATORY DEVELOPMENTS

    As required by the FIRREA, the OTS requires that United Bank maintain minimum levels of capital under three separate standards (see "United Financial Corp. Audited Consolidated Financial Statements--Notes to Consolidated Financial Statements--Regulatory Capital"). At December 31, 1996, United Bank's stockholders' equity was $15.3 million resulting in a capital ratio of approximately 16.2%. United Bank, as demonstrated by the referenced footnote, is in substantial compliance with, and far exceeds, each of the three minimum regulatory capital requirements. The balance of United Bank's operations are in compliance with the many other FIRREA provisions, none of which materially restrict

United Bank's present operational plans. However, FIRREA compliance has resulted in higher deposit insurance premiums, increased regulatory compliance expense and reduced FHLB stock dividends.

    The regulatory focus on capital as the primary measurement of an institution's strength was reemphasized by the FDICIA. The FDICIA introduced a capital framework resulting in the classification of an institution as "well capitalized," "adequately capitalized," "under capitalized," "significantly under capitalized," and "critically under capitalized." Other FDICIA provisions address individual capital components for the risk from changes in interest rates, concentrations of credit, nontraditional activities, and the capital impact of fair value adjustments associated with the Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." FDICIA provisions also provide for prompt corrective supervisory action, as well as mandatory and discretionary supervisory actions for those institutions failing to meet minimum thresholds. FDICIA provisions significantly expand the scope of operating regulations and widen the application of regulatory guidelines over the operations of federally insured financial institutions. United Bank's FDICIA capital rating exceeds "well capitalized" and its operations are in compliance with FDICIA provisions, none of which materially restrict United Bank's present operational plans. However, FDICIA compliance has increased United Bank's regulatory burden and increased regulatory compliance expense.

LEGISLATION

    Over the past year, regulatory and legislative changes have continued to have a dramatic effect on United Bank and all other federally regulated depository institutions. Regulatory agencies have become more aggressive in their oversight role and have been implementing a "get-tough" approach to compliance examinations and fair lending law interpretation and enforcement. The current Administration is focusing on consumer compliance issues, in particular fair lending, while Congress continues to focus on areas that pose potential safety and soundness problems. It is doubtful that the complexity of the laws, regulations and guidelines facing United Bank, and all other federally regulated depository institutions, will materially abate in the near future. Their impact on United Bank has become clear. United Bank will continue to be burdened with regulatory compliance issues that add to United Bank's costs of operations, while at the same time providing a distinct competitive advantage to nonregulated competitors.

    Enacted into law in 1996 was legislation providing for a special assessment against FDIC/SAIF member institutions which capitalized the SAIF insurance reserve to the prescribed 1.25% of insured deposits level. For United Bank, this one-time special assessment was $549,700, or 65.7 basis points per $100 of United Bank's insured deposit base on March 31, 1995. The Company's 1996 consolidated financial statements reflect the expense and payment of this $549,700 special assessment.

    Based upon United Bank's 1996 year-end "1A" FDIC risk classification, United Bank's FDIC/SAIF assessment rate, beginning January 1, 1997, will decrease from 23 basis points to 6.48 basis points per $100 of insured deposits. Most commercial banks, insured under the FDIC/Bank Insurance Fund (BIF) will, beginning January 1, 1997, be assessed 1.296 basis points per $100 of insured deposits. In addition, 1996 legislation provides for the merger of the SAIF and BIF insurance funds on January 1, 1999, provided the bank and savings association charters have been merged by that date. The U.S. Treasury Department is required to present its common insurance fund recommendations to Congress by March 31, 1997.

    What ultimate impact this new legislation, and other potential changes in federal law regarding interstate banking and branching, Glass-Stegall Act revisions, the potential merger of federal regulatory agencies, the continued consolidation of the banking industry, increasing competition from non-regulated competitors, and other regulatory changes will have on United Bank's operations cannot be predicted at this time.

ASSET/LIABILITY MANAGEMENT

    United Bank's earnings depend to a large extent on the level of its "net interest income." Net interest income depends upon the difference (referred to as "interest rate spread") between the yield on United Bank's loan and investment portfolios and interest-earning cash balances ("interest-earning assets"), and the rates paid on its deposits and borrowings ("interest-bearing liabilities"). Net interest income is further affected by the relative amounts of United Bank's interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. When the amount of interest-earning assets is less than the amount of interest-bearing liabilities, the net yield on interest-earning assets is less than the interest rate spread. Should this difference in amounts become too great, United Bank could incur a net interest expense despite a positive spread.

    One of the primary objectives of United Bank's management over the past several years has been to restructure United Bank's balance sheet to reduce its vulnerability to changes in interest rates ("Interest Rate Risk"). Savings institutions historically have suffered from a mismatch in the term to maturity of their assets and liabilities, with mortgage loan assets tending to be of a much longer term than deposits, the primary liabilities of savings institutions. In periods of rising interest rates, this mismatch can render savings institutions vulnerable to increases in costs of funds (deposits and borrowings) that can outstrip increases in returns on longer-term fixed rate loans and investments, resulting in a decrease in positive interest rate spread and lower earnings.

    Several strategies have been employed by United Bank to minimize the mismatch of asset and liability maturities. For the past several years, United Bank has maintained the policy of selling all newly-originated long-term (15 to 30-year maturity) fixed-rate mortgage loans to the secondary market. These loans are sold at their outstanding principal balance, which is the prearranged contract purchase price, and therefore, no gain or loss is realized at sale. United Bank promotes the origination and retention of loans providing for periodic interest rate adjustments, shorter terms to maturity or balloon provisions. United Bank also emphasizes investment in adjustable rate or shorter-term mortgage-backed securities and other interest-earning investments. Liquidity not utilized for retained loan production has resulted, over the past several years, in an increase in the relative percentage to total assets of shorter-term investments versus longer-term loans. In the very low market interest rate and flat yield curve environment of the past few years, no real opportunity existed to extend loan portfolio or investment maturity purchases for a higher yield. Longer term (15 to 30-year) fixed-rate mortgage loan retention, or greater than 7-year to maturity investment purchases would have provided only a marginal increase in interest income while exposing United Bank to significant declines in market values if interest rates rose substantially. During 1996, United Bank decided to retain selected portfolio loans for higher earnings by engaging in increased multi-family and commercial estate lending, as well as increased non-mortgage commercial and consumer lending. Multi-family, all commercial real estate lending and commercial and consumer non-mortgage lending is generally shorter-term in nature than single family residential lending and, although typically fixed rate, bears higher interest rates.

    While United Bank believes that its ongoing asset/liability management strategies have reduced exposure to interest rate risk, future earnings and stockholders' equity will continue to be influenced by changes in levels of market interest rates, competition, and other economic factors beyond the control of United Bank's management. Management believes that its conservative short-term maturity and adjustable rate investment and loan portfolio policies, enable United to minimize portfolio market value declines, and maintain earnings, while providing the liquidity to reprice assets to offset higher market interest rates and increased deposit costs.

    INTEREST RATE EXPOSURE. IRR exposure seeks to establish a methodology to measure the potential for the reduction of earnings and stockholders' equity resulting from both lower net interest income ("NII") and lower net portfolio value ("NPV") caused by changes in market interest rates. The earnings of most financial institutions are exposed to IRR because typically a larger dollar amount of liabilities (primarily deposits) reprice faster than do loans, investments, or other interest-earning assets. Therefore, when interest rates rise, the cost of deposits reprice and often do so more rapidly than the yield on interest-earning assets, thereby reducing NII. Typically, a financial institution's interest-earning assets are of a longer duration or term than its interest-bearing liabilities, and therefore net portfolio value, i.e. the present value of all expected cash flows from assets less the present value of all expected cash flows from liabilities will decline as interest rates rise. NPV thus provides a leading indicator of future potential changes in both NII and stockholders' equity.

    Given that IRR, is the most important component of United Bank's earnings, and given OTS mandates (including Thrift Bulletin No. 13), United Bank has established a formal written Board of Director's approved IRR policy. United Bank has also established an Asset/Liability Management Committee and an Investment Committee which meets at least quarterly to review and report in writing to United Bank's Board of Directors management's efforts to minimize IRR.

    IRR EXPOSURE MEASUREMENT. The most effective method of measuring IRR is via asset/liability computer simulation. Inputting comprehensive detailed raw data concerning assets and liabilities, along with a variety of assumptions, forecasts, and pricing changes, simulation compares the effects of a variety of interest rate environments on an institution's NII and NPV. While United Bank has the option of buying, and producing its own asset/liability program, the problems with such computer models are four fold: (1) high cost, (2) rapid obsolescence as requirements and data change over time, (3) extremely labor intensive, and (4) most importantly, the product derived is only as good as the time available to devote to the assumptions and forecasts inputted. United Bank's management has determined that the cost versus benefit to be derived from an in-house model is not worth the manpower and software costs involved. Also given United Bank's asset size, (less than $500 million) United Bank falls under an OTS exemption that allows utilization of an asset/liability computer simulation program prepared and distributed by the OTS. The OTS Thrift Financial Report includes Schedule CMR which provides detailed information about the balances, interest rates, repricing, and maturity characteristics of United Bank's financial instruments. By utilizing United Bank's provided Schedule CMR data, the OTS runs computer simulations ("Net Portfolio Value Model") utilizing OTS assumptions. Received quarterly is an Interest Rate Risk Exposure Report detailing United Bank's interest rate sensitivity under various instantaneous changes in interest rates. This OTS computer simulation report displays first the present value of United Bank's total assets and net portfolio value with no change in rates, then displays the changes expected to occur with four instantaneous 100 basis point increases and four instantaneous 100 basis point decreases in interest rates.

    United Bank's Board of Directors, per OTS requirements, has established the following maximum percentage changes, or policy limits for NPV:

                                              % CHANGE NET
                                             PORTFOLIO VALUE
                                           -------------------
INSTANTANEOUS BASIS POINT CHANGE IN RATES          NPV
-----------------------------------------  -------------------
                  +400                                -40%
                  +300                                -30%
                  +200                                -20%
                  +100                                -10%
                    0                                   0
                  -100                                -10%
                  -200                                -20%
                  -300                                -30%
                  -400                                -40%

    The following table demonstrates United Bank's December 31, 1996 NPV: Dollar Amount, Dollar Change, and Percentage Change for the four instantaneous increases and the four instantaneous decreases in interest rates:

               NET PORTFOLIO VALUE--NPV
------------------------------------------------------
CHANGE IN RATES   $ AMOUNT     $ CHANGE     % CHANGE
---------------  -----------  -----------  -----------
                (DOLLARS IN THOUSANDS)
    +400 bp          16,353       -1,981          -11%
    +300 bp          17,009       -1,326           -7%
    +200 bp          17,639         -695           -4%
    +100 bp          18,128         -206           -1%
       0             18,334
    -100 bp          18,217         -118           -1%
    -200 bp          18,140         -194           -1%
    -300 bp          18,523          188           +1%
    -400 bp          19,153          819           +4%

    The following table demonstrates United Bank's December 31, 1996 Present Value ("PV") of total assets, NPV Ratio, and Basis Point Change for the four instantaneous increases and the four instantaneous decreases in interest rates:

                   $ PV OF TOTAL
CHANGE IN RATES        ASSETS         NPV RATIO   BASIS POINT CHANGE
---------------  ------------------  -----------  ------------------
                       (DOLLARS IN THOUSANDS)
    +400 bp              93,890           17.42%       -140 bp
    +300 bp              94,920           17.92%        -90 bp
    +200 bp              95,932           18.39%        -43 bp
    +100 bp              96,814           18.72%        -9 bp
       0                 97,423           18.82%
    -100 bp              97,721           18.64%        -18 bp
    -200 bp              98,080           18.49%        -32 bp
    -300 bp              98,916           18.73%        -9 bp
    -400 bp             100,012           19.15%        +33 bp

    The OTS has also established an IRR Capital Component. For further information see "--Regulation--United Bank's Regulatory Capital Requirements."

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY

    AVERAGE BALANCE SHEETS. The following table sets forth for each of the three years indicated information regarding the Company's: (1) average balance sheets, and (2) an analysis of net interest earnings as follows: (i) for each category of interest-earning asset and interest-bearing liability, the average amount outstanding during the year and interest earned and paid, (ii) the average yield for each category of interest-earning asset, and average cost for each category of interest-bearing liability, (iii) the average yield for all interest-earning assets and the average cost for all interest-bearing liabilities, (iv) the net yield for interest-earning assets, and (v) other information regarding return on average assets, return on average equity, equity to average assets ratio, and dividend payout ratio.

                             UNITED FINANCIAL CORP.
                             AVERAGE BALANCE SHEET

                                                                               FOR THE YEAR ENDED DECEMBER 31, 1996
                                                                              --------------------------------------
                                                                               AVERAGE     INTEREST       AVERAGE
                                                                               BALANCE    EARNED/PAID   YIELD/COST
                                                                              ----------  -----------  -------------
                                                                                      (DOLLARS IN THOUSANDS)
ASSETS
Loans receivable............................................................  $   31,821   $   2,956          9.29%
Mortgage-backed securities..................................................      32,524       2,017          6.20%
Investments--other..........................................................      35,389       2,128          6.01%
Interest-earning deposits...................................................       2,907         152          5.22%
                                                                              ----------  -----------          ---
    Total interest-earning assets...........................................     102,641   $   7,253          7.07%
                                                                                          -----------          ---
                                                                                          -----------          ---
Non-earning assets..........................................................       4,017
                                                                              ----------
    Total assets............................................................  $  106,658
                                                                              ----------
                                                                              ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
NOW and money market accounts...............................................  $    8,499   $     257          3.02%
Savings deposits............................................................      30,617       1,078          3.52%
Time deposits...............................................................      39,335       2,138          5.44%
                                                                              ----------  -----------          ---
    Total deposits..........................................................      78,451       3,473          4.43%
FHLB advances...............................................................       1,608          92          5.72%
                                                                              ----------  -----------          ---
    Total interest-bearing liabilities......................................  $   80,059   $   3,565          4.45%
                                                                              ----------  -----------          ---
                                                                              ----------  -----------          ---
Stockholders' equity........................................................      24,977
Unrealized loss on securities available-for-sale............................        (442)
                                                                              ----------
    Total stockholders' equity..............................................  $   24,535
                                                                              ----------
                                                                              ----------
Net interest-earning assets.................................................  $   22,582
Net interest income.........................................................               $   3,688
                                                                                          -----------
                                                                                          -----------
Net interest spread(1)......................................................                                  2.62%
                                                                                                               ---
                                                                                                               ---
Net interest margin(2)......................................................        3.59%
Net income..................................................................               $   1,103
                                                                                          -----------
                                                                                          -----------
Return on average assets(3).................................................        1.03%
Return on average equity(4).................................................        4.50%
Equity to average assets ratio(5)...........................................       23.00%
Dividend payout ratio(6)....................................................          99%
Interest-earning assets to interest-bearing liabilities ratio...............        1.28

Income per share............................................................  $      .90
Dividends paid per share....................................................  $      .89

------------------------

(1) Average yield interest-earning assets minus average rate interest-bearing liabilities

(2) Net interest income divided by average interest-earning assets

(3) Net income divided by average total assets

(4) Net income divided by average equity

(5) Average equity divided by average total assets

(6) Dividends paid per share divided by net income per share

                             UNITED FINANCIAL CORP.
                             AVERAGE BALANCE SHEET

                                                                               FOR THE YEAR ENDED DECEMBER 31, 1995
                                                                              --------------------------------------
                                                                               AVERAGE     INTEREST       AVERAGE
                                                                               BALANCE    EARNED/PAID   YIELD/COST
                                                                              ----------  -----------  -------------
                                                                                      (DOLLARS IN THOUSANDS)
ASSETS
Loans receivable............................................................  $   30,870   $   2,880          9.33%
Mortgage-backed securities..................................................      20,183       1,262          6.25%
Investments--other..........................................................      48,388       3,000          6.20%
Interest-earning deposits...................................................       4,319         252          5.83%
                                                                              ----------  -----------          ---
    Total interest-earning assets...........................................     103,760   $   7,394          7.13%
                                                                                          -----------          ---
                                                                                          -----------          ---
Non-earning assets..........................................................       2,839
                                                                              ----------
    Total assets............................................................  $  106,599
                                                                              ----------
                                                                              ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
NOW and money market accounts...............................................  $    7,996   $     243          3.04%
Savings deposits............................................................      36,278       1,277          3.52%
Time deposits...............................................................      36,654       1,892          5.16%
                                                                              ----------  -----------          ---
    Total deposits..........................................................      80,928       3,412          4.22%
FHLB advances...............................................................         137           8          5.89%
                                                                              ----------  -----------          ---
    Total interest-bearing liabilities......................................  $   81,065   $   3,420          4.22%
                                                                              ----------  -----------          ---
                                                                              ----------  -----------          ---
Stockholders' equity........................................................  $   24,551
Unrealized loss on securities available-for-sale............................        (687)
                                                                              ----------
    Total stockholders' equity..............................................  $   23,864
                                                                              ----------
                                                                              ----------
Net interest-earning assets.................................................  $   22,695
Net interest income.........................................................               $   3,974
                                                                                          -----------
                                                                                          -----------
Net interest spread(1)......................................................                                  2.91%
                                                                                                               ---
                                                                                                               ---
Net interest margin(2)......................................................        3.83%
Net income..................................................................               $   1,722
                                                                                          -----------
                                                                                          -----------
Return on average assets(3).................................................        1.62%
Return on average equity(4).................................................        7.21%
Equity to average assets ratio(5)...........................................       22.39%
Dividend payout ratio(6)....................................................          57%
Interest-earning assets to interest-bearing liabilities ratio...............        1.28
Income per share............................................................  $     1.41
Dividends paid per share....................................................  $      .81

------------------------

(1) Average yield interest-earning assets minus average rate interest-bearing liabilities

(2) Net interest income divided by average interest-earning assets

(3) Net income divided by average total assets

(4) Net income divided by average equity

(5) Average equity divided by average total assets

(6) Dividends paid per share divided by net income per share

                             UNITED FINANCIAL CORP.
                             AVERAGE BALANCE SHEET

                                                                               FOR THE YEAR ENDED DECEMBER 31, 1994
                                                                              --------------------------------------
                                                                               AVERAGE     INTEREST       AVERAGE
                                                                               BALANCE    EARNED/PAID   YIELD/COST
                                                                              ----------  -----------  -------------
                                                                                      (DOLLARS IN THOUSANDS)
ASSETS
Loans receivable............................................................  $   33,326   $   3,125          9.38%
Mortgage-backed securities..................................................      20,438       1,179          5.77%
Investments-other...........................................................      57,986       3,451          5.95%
Interest-earning deposits...................................................       3,897         171          4.39%
                                                                              ----------  -----------          ---
  Total interest-earnings assets............................................     115,647   $   7,926          6.85%
                                                                                          -----------          ---
                                                                                          -----------          ---
Non-earning assets..........................................................       3,440
                                                                              ----------
  Total assets..............................................................  $  119,087
                                                                              ----------
                                                                              ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
NOW and money market accounts...............................................  $    8,552   $     252          2.95%
Savings deposits............................................................      51,780       1,823          3.52%
Time deposits...............................................................      34,634       1,541          4.45%
                                                                              ----------  -----------          ---
  Total deposits............................................................      94,966       3,616          3.81%
FHLB advances...............................................................
                                                                              ----------  -----------          ---
  Total interest-bearing liabilities........................................  $   94,966   $   3,616          3.81%
                                                                              ----------  -----------          ---
                                                                              ----------  -----------          ---
Stockholders' equity........................................................  $   23,759
Unrealized loss on securities available-for-sale............................        (641)
                                                                              ----------
  Total stockholders' equity................................................  $   23,118
                                                                              ----------
                                                                              ----------
Net interest-earning assets.................................................  $   20,681
Net interest income.........................................................               $   4,310
                                                                                          -----------
                                                                                          -----------
Net interest spread(1)......................................................                                  3.04%
                                                                                                               ---
                                                                                                               ---
Net interest margin(2)......................................................        3.72%
Net income..................................................................               $   1,886
                                                                                          -----------
                                                                                          -----------
Return on average assets(3).................................................        1.58%
Return on average equity(4).................................................        8.16%
Equity to average assets ratio(5)...........................................       19.41%
Dividend payout ratio(6)....................................................          47%
Interest-earning assets to interest-bearing liabilities ratio...............        1.22

Income per share............................................................  $     1.54
Dividends paid per share....................................................  $      .73

------------------------

(1) Average yield interest-earning assets minus average rate interest-bearing liabilities

(2) Net interest income divided by average interest-earning assets

(3) Net income divided by average total assets

(4) Net income divided by average equity

(5) Average equity divided by average total assets

(6) Dividends paid per share divided by net income per share

    The following table sets forth United's weighted average yield on interest-earning assets and cost of interest-bearing liabilities at December 31st for each of the three years indicated:

                                                                                                     AT DECEMBER 31,
                                                                                             -------------------------------
                                                                                               1996       1995       1994
                                                                                             ---------  ---------  ---------
Year-end yield:
  Loans receivable.........................................................................       9.18%      9.16%      9.16%
  Mortgage-backed securities...............................................................       6.27       5.77       5.89
  Investments..............................................................................       5.76       6.00       6.18
  Interest-earning deposits................................................................       6.41       4.75       5.81
                                                                                                   ---        ---        ---
    Interest-earning assets................................................................       7.14%      6.79%      6.98%

Year-end cost:
  Deposits.................................................................................       4.45%      4.44%      3.94%
  FHLB advances............................................................................     --           5.78     --
                                                                                                   ---        ---        ---
    Interest-bearing liabilities...........................................................       4.45%      4.60%      3.94%
    Interest rate spread...................................................................       2.69%      2.19%      3.04%
                                                                                                   ---        ---        ---
                                                                                                   ---        ---        ---

    The following table sets forth information regarding changes in interest income and interest expense for United for the years indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by previous rate), (2) changes in rates (changes in rate multiplied by previous volume) and (3) change in rate/ volume (change in rate multiplied by the change in volume):

                             UNITED FINANCIAL CORP.
                              RATE VOLUME ANALYSIS

                                                                                           YEARS ENDED DECEMBER 31,
                                                                                            (DOLLARS IN THOUSANDS)
                                                                                ----------------------------------------------
                                                                                                 1996 V. 1995
                                                                                         INCREASE (DECREASE) DUE TO:
                                                                                                           RATE/
                                                                                  VOLUME       RATE       VOLUME       TOTAL
                                                                                -----------  ---------  -----------  ---------
Interest income:
  Loans receivable............................................................   $      90   $      (9)  $      (5)  $      76
  Mortgage-backed securities..................................................         771         (10)         (6)        755
  Investments.................................................................        (806)        (91)         25        (872)
  Interest-earning deposits...................................................         (82)        (26)          8        (100)
                                                                                     -----   ---------       -----   ---------
    Total interest income.....................................................         (27)       (136)         22        (141)
Interest expense:
  Deposits....................................................................         (40)         92           9          61
  FHLB advances...............................................................          87      --              (3)         84
                                                                                     -----   ---------       -----   ---------
    Total interest expense....................................................          47          92           6         145
                                                                                     -----   ---------       -----   ---------
    Net interest income.......................................................   $     (74)  $    (228)  $      16   $    (286)
                                                                                     -----   ---------       -----   ---------
                                                                                     -----   ---------       -----   ---------


                                                                                                 1995 V. 1994
                                                                                ----------------------------------------------
Interest income:
  Loans receivable............................................................   $    (230)  $     (16)  $       1   $    (245)
  Mortgage-backed securities..................................................         (15)         99          (1)         83
  Investments.................................................................        (510)        114         (54)       (450)
  Interest-bearing deposits...................................................          18          56           6          80
                                                                                     -----   ---------       -----   ---------
    Total interest income.....................................................        (737)        253         (48)       (532)
Interest expense:
  Deposits....................................................................        (534)        387         (57)       (204)
  FHLB advances...............................................................      --          --               8           8
                                                                                     -----   ---------       -----   ---------
    Total interest expense....................................................        (534)        387         (49)       (196)
                                                                                     -----   ---------       -----   ---------
    Net interest income.......................................................   $    (203)  $    (134)  $       1   $    (336)
                                                                                     -----   ---------       -----   ---------
                                                                                     -----   ---------       -----   ---------

                                                                                                 1994 V. 1993
                                                                                ----------------------------------------------
Interest income:
  Loans receivable............................................................   $    (667)  $     (43)  $       7   $    (703)
  Mortgage-backed securities..................................................         333        (130)        (43)        160
  Investments.................................................................         439        (115)        (41)        283
  Interest-bearing deposits...................................................        (112)         86         (41)        (67)
                                                                                     -----   ---------       -----   ---------
    Total interest income.....................................................          (7)       (202)       (118)       (327)
Interest expense:
  Deposits....................................................................         (61)       (375)          6        (430)
  FHLB advances...............................................................      --          --          --          --
                                                                                     -----   ---------       -----   ---------
    Total interest expense....................................................         (61)       (375)          6        (430)
                                                                                     -----   ---------       -----   ---------
    Net interest income.......................................................   $      54   $     173   $    (124)  $     103
                                                                                     -----   ---------       -----   ---------
                                                                                     -----   ---------       -----   ---------

LIQUIDITY AND CAPITAL RESOURCES

    Federal regulations require United Bank to maintain a daily average balance of liquid assets equal to a percentage, currently 5%, of net withdrawable deposits and other borrowings payable in one year or less. As of December 31, 1996 and December 31, 1995, United Bank's liquidity ratios were 28.9% and 46.0%, respectively. The same regulations also require United Bank to maintain a short-term liquid assets ratio equal to at least 1% of its average daily balance of net withdrawable deposits and borrowings payable in one year or less. As of December 31, 1996 and 1995, United Bank's short-term liquid asset ratios were 17.1% and 22.5%, respectively. During the fiscal years 1996 and 1995, United Bank consistently maintained both ratios far in excess of regulatory requirements. United Bank's liquidity investments for regulatory purposes were approximately $23.4 million at December 31, 1996, and consisted primarily of cash, interest-earning bank accounts, FHLB certificates of deposit, U.S. Treasuries and U.S. Government agencies with maturities of five years or less.

    The primary sources of funds are deposits, FHLB borrowings, loan and mortgage-backed securities repayments, proceeds from loan sales, investment securities interest payments and maturities, and net operating revenues. The principal uses of funds are loan originations, mortgage-backed securities and other investment securities purchases, maturing savings certificates and deposit withdrawals, repayment of FHLB borrowings, cash dividends, maintaining liquidity and meeting operating expenses. As demonstrated by the 1996 Statements of Cash Flows, $12.6 million of net cash provided by investing activities was utilized to repay $10.5 million of FHLB advances outstanding at the end of 1995, and pay $1.1 million of cash dividends to shareholders. During 1996, unlike 1995 or 1994, the Company experienced deposits as a source, rather than a use of funds. In addition, during 1996, the mix of investing activities changed with increased loans originated for, and retained for portfolio in 1996 compared to 1995 or 1994.

    United Bank can borrow from the FHLB in an amount not to exceed 25% of assets. United currently has no material commitments for loan fundings or other expenditures.

    At December 31, 1996, United's stockholders' equity was approximately $24.4 million, or over 23.5% of assets. Additionally, United Bank's regulatory capital is over $12.1 million more than the highest of three regulatory capital standards required by federal regulations. United's current level of capital and liquidity provides it with the opportunity to manage its balance sheet with a great deal of flexibility while still complying with regulatory requirements. This operating advantage has provided management with the ability to restructure its balance sheet over the past several years. As a result, United has become more profitable and has better matched its assets and liabilities to react to and take advantage of changes in market conditions. Management believes that the present facilities and equipment required to conduct its business are more than adequate for the foreseeable future.

EFFECT OF INFLATION AND CHANGING PRICES

    The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historic dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

YEAR 2000 COMPLIANCE

    At the time of the OTS merger application filing, both Heritage Bank and United Bank filed with the OTS a required "Year 2000 Project Management Awareness Assessment." Each company is addressing Year 2000 risk and assessing its impact on the availability and integrity of financial systems and the reliability of their respective operational systems. Each company has made an initial inquiry to, and received written responses form, their data processing centers regarding their Year 2000 compliance status. Each company has made an inventory of and received written responses from each of their software vendors as to their Year 2000 compliance. Each company is now monitoring and will continue to monitor and evaluate the responses received from their data centers and software vendors. The institutions have initiated mutual preliminary discussions of post-Merger Year 2000 issues. Following regulatory and shareholder approval of the Merger additional meetings will be held to further discuss Year 2000 issues on a merged operational basis. Data center operations of the banks will be consolidated, with United Bank converting to Heritage Bank's data processing center, which is anticipated to be completed by June 30, 1998. Heritage Bank has recently been advised by their data processing provider that a new generation of software, to be implemented by early 1998, will be Year 2000 certified.

    A follow up report will be submitted to the OTS outlining specific Year 2000 compliance and the combined entity's readiness. Until that time, each company will continue to monitor its data center and software vendors for their specific Year 2000 testing and ongoing certification progress.

    As of the date of this Joint Proxy Statement, given the initial responses form both data centers and software vendors, Heritage Bank and United Bank believe that the costs to be incurred as a result of Year 2000 issues will not have a material impact on their financial position or results of operations.

                         INDEX TO FINANCIAL STATEMENTS

HERITAGE:

Independent Auditors' Report..........................................................        F-2

Consolidated Statements of Financial Condition--September 30, 1997 (unaudited),
  December 31, 1996 and 1995..........................................................        F-3

Consolidated Statements of Income--Nine Months Ended September 30, 1997 and 1996
  (unaudited) and Years Ended December 31, 1996 and 1995..............................        F-4

Consolidated Statements of Stockholders' Equity--Nine Months Ended September 30, 1997
  (unaudited) and Years Ended December 31, 1996 and 1995..............................        F-5

Consolidated Statements of Cash Flows--Nine Months Ended September 30, 1997 and 1996
  (unaudited) and Years Ended December 31, 1996 and 1995..............................        F-6

Notes to Consolidated Financial Statements............................................        F-8

Independent Auditors' Report..........................................................       F-26

Consolidated Statements of Financial Condition--December 31, 1995 and 1994............       F-27

Consolidated Statements of Income--Years Ended December 31, 1995 and 1994.............       F-28

Consolidated Statements of Stockholders' Equity--Years Ended December 31, 1995 and
  1994................................................................................       F-29

Consolidated Statements of Cash Flows--Years Ended December 31, 1995 and 1994.........       F-30

Notes to Consolidated Financial Statements............................................       F-31

UNITED:

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Financial Condition--September 30, 1997, September 30, 1996
  and December 31, 1996...............................................................       F-49

Consolidated Statements of Income--Nine Months Ended September 30, 1997 and 1996......       F-50

Consolidated Statements of Cash Flows--Nine Months Ended September 30, 1997 and
  1996................................................................................       F-51

Consolidated Statement of Changes in Stockholders' Equity--Nine Months Ended
  September 30, 1997..................................................................       F-52

Notes to Unaudited Consolidated Financial Statements..................................       F-53

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report..........................................................       F-62

Consolidated Statements of Financial Condition--December 31, 1996 and 1995............       F-63

Consolidated Statements of Income--Years Ended December 31, 1996, 1995 and 1994.......       F-64

Consolidated Statements of Cash Flows--Years Ended December 31, 1996, 1995 and 1994...       F-65

Consolidated Statements of Changes in Stockholders' Equity--Years Ended
  December 31, 1996, 1995 and 1994....................................................       F-66

Notes to Consolidated Financial Statements............................................       F-67

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

Heritage Bancorporation

Great Falls, Montana

    We have audited the accompanying consolidated statements of financial condition of Heritage Bancorporation and subsidiary as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the management of Heritage Bancorporation. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Heritage Bancorporation and subsidiary as of December 31, 1995, were audited by other auditors whose report dated March 7, 1996 expressed an unqualified opinion on those statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all materials respects, the financial position of Heritage Bancorporation and subsidiary as of December 31, 1996, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Douglas Wilson & Company, PC

Great Falls, Montana

March 31, 1997

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

       AS OF SEPTEMBER 30, 1997, DECEMBER 31, 1996 AND DECEMBER 31, 1995

                                                                         9/30/97
                                                                        UNAUDITED      12/31/96       12/31/95
                                                                      -------------  -------------  -------------
                                                     ASSETS

Cash and Cash Equivalents...........................................  $   5,949,858  $  10,089,203  $   6,944,814
Time Deposits in Banks..............................................         98,000         98,000        345,485
Securities Available-for-Sale.......................................     14,949,780     14,172,122     16,089,603
Loans Receivable, Net...............................................     52,337,693     41,454,506     27,774,445
Loans Held for Sale.................................................      1,850,159      2,398,942      1,394,679
Excess of Cost over Fair Value of Net Assets Acquired, Net..........        505,091        537,329        580,313
Stock in Federal Home Loan Bank of Seattle, at Cost.................        360,900        328,100        303,800
Accrued Interest Receivable.........................................        620,462        480,693        400,299
Premises and Equipment, Net.........................................      1,198,066      1,189,648        936,160
Prepaid Expenses and Other Assets...................................        484,916        598,524        440,521
                                                                      -------------  -------------  -------------
    Total Assets....................................................  $  78,354,925  $  71,347,067  $  55,210,119
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits..........................................................  $  65,044,661  $  57,640,689  $  42,741,642
  Borrowed Funds....................................................      2,450,000      2,550,000      2,650,000
  Federal Home Loan Bank Advances...................................      5,925,000      1,425,000       --
  Securities Sold under Agreements to Repurchase....................        969,390      6,374,786      7,090,982
  Advances from Borrowers for Taxes and Insurance...................        298,188        143,019        126,566
  Income Taxes Payable..............................................        139,263        131,543        172,872
  Accrued Interest Payable..........................................        636,469        532,491        390,035
  Accrued Expenses and Other Liabilities............................        157,511        371,387        344,090
                                                                      -------------  -------------  -------------
    Total Liabilities...............................................     75,620,482     69,168,915     53,516,187
                                                                      -------------  -------------  -------------
Minority Interest...................................................       --                  451            412
                                                                      -------------  -------------  -------------
Stockholders' Equity, Substantially Restricted:
  Common Stock, $.01 stated value;
    Authorized 2,000,000 Shares; 10,000 Shares Issued and
      Outstanding...................................................            100            100            100
  Additional Paid-In Capital........................................      1,080,028      1,080,028      1,080,028
  Retained Earnings.................................................      1,536,665        997,384        511,355
  Net Unrealized Gains (Losses) on Securities Available-for-Sale....        117,650        100,189        102,037
                                                                      -------------  -------------  -------------
      Total Stockholders' Equity....................................      2,734,443      2,177,701      1,693,520
                                                                      -------------  -------------  -------------
      Total Liabilities and Stockholders' Equity....................  $  78,354,925  $  71,347,067  $  55,210,119
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

                       CONSOLIDATED STATEMENTS OF INCOME

 FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996 AND
          FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

                                                             9/30/97       9/30/96
                                                            UNAUDITED     UNAUDITED      12/31/96      12/31/95
                                                           ------------  ------------  ------------  ------------
Interest Income:
  Loans Receivable.......................................  $  3,267,158  $  2,293,223  $  3,225,854  $  2,226,432
  Mortgage-Backed Securities.............................       600,274       616,337       823,694       673,192
  Investment Securities..................................       164,101       159,746       179,962       263,701
  Time Deposits in Banks.................................         5,135        12,842        21,923        46,461
  Other Interest-Earning Assets..........................       174,644       187,166       268,931       259,431
                                                           ------------  ------------  ------------  ------------
    Total Interest Income................................     4,211,312     3,269,314     4,520,364     3,469,217
                                                           ------------  ------------  ------------  ------------
Interest Expense:
  Deposits...............................................     1,929,659     1,472,697     2,058,630     1,576,235
  Borrowed Funds.........................................       270,763       157,835       222,793       220,988
  Securities Sold under Agreements to Repurchase.........        55,163       119,899       137,565       143,689
                                                           ------------  ------------  ------------  ------------
    Total Interest Expense...............................     2,255,585     1,750,431     2,418,988     1,940,912
                                                           ------------  ------------  ------------  ------------
    Net Interest Income..................................     1,955,727     1,518,883     2,101,376     1,528,305
Provision for Loan Losses................................       192,400       135,000       160,000        46,000
                                                           ------------  ------------  ------------  ------------
    Net Interest Income after Provision for Loan
      Losses.............................................     1,763,327     1,383,883     1,941,376     1,482,305
                                                           ------------  ------------  ------------  ------------
Non-Interest Income:
  Loan Origination Fees..................................       465,910       527,350       678,575       300,135
  Loan Servicing Fees....................................        50,301        35,224        45,687        44,959
  Customer Service Charges...............................       195,797       182,094       245,265       208,797
  Other..................................................        96,302        62,910        89,371        76,650
                                                           ------------  ------------  ------------  ------------
    Total Non-Interest Income............................       808,310       807,578     1,058,898       630,541
                                                           ------------  ------------  ------------  ------------
Non-Interest Expense:
  Compensation and Benefits..............................       875,796       721,908     1,006,825       706,476
  Occupancy and Equipment................................       169,581       127,958       191,693       124,473
  Deposit Insurance Premiums.............................        17,238       315,635       343,144        86,816
  Data Processing Fees...................................       144,027       115,350       156,715       127,484
  Other..................................................       492,059       405,258       552,354       459,418
                                                           ------------  ------------  ------------  ------------
    Total Non-Interest Expense...........................     1,698,701     1,686,109     2,250,731     1,504,667
                                                           ------------  ------------  ------------  ------------
    Income before Income Taxes and Minority Interest.....       872,986       505,352       749,543       608,179
Income Taxes.............................................       333,655       194,935       263,457       214,511
                                                           ------------  ------------  ------------  ------------
    Income before Minority Interest......................       539,281       310,417       486,086       393,668
Minority Interest........................................       --            --                (57)          (53)
                                                           ------------  ------------  ------------  ------------
    Net Income...........................................  $    539,281  $    310,417  $    486,029  $    393,615
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

                                                                                        NET UNREALIZED
                                                                                        GAINS (LOSSES)     TOTAL
                                                             ADDITIONAL                 ON SECURITIES      STOCK
                                                 COMMON       PAID-IN       RETAINED      AVAILABLE-      HOLDERS'
                                                  STOCK       CAPITAL       EARNINGS       FOR-SALE        EQUITY
                                               -----------  ------------  ------------  --------------  ------------
Balances at December 31, 1994................   $     100   $  1,080,028  $    117,740   $    (18,606)  $  1,179,262

Net Income...................................      --            --            393,615        --             393,615

Change in Net Unrealized Gains (Losses) on
  Securities Available-for-Sale..............      --            --            --             120,643        120,643
                                                    -----   ------------  ------------  --------------  ------------

  Balances at December 31, 1995..............         100      1,080,028       511,355        102,037      1,693,520

Net Income...................................      --            --            486,029        --             486,029

Change in Net Unrealized Gains (Losses) on
  Securities Available-for-Sale..............      --            --            --              (1,848)        (1,848)
                                                    -----   ------------  ------------  --------------  ------------

  Balances at December 31, 1996..............         100      1,080,028       997,384        100,189      2,177,701

Net Income...................................      --            --            539,281        --             539,281

Change in Net Unrealized Gains (Losses) on
  Securities Available-for-Sale..............      --            --            --              17,461         17,461
                                                    -----   ------------  ------------  --------------  ------------
  Balances at September 30, 1997
    (Unaudited)..............................   $     100   $  1,080,028  $  1,536,665   $    117,650   $  2,734,443
                                                    -----   ------------  ------------  --------------  ------------
                                                    -----   ------------  ------------  --------------  ------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

                                                                                       9/30/97         9/30/96
                                                                                      UNAUDITED       UNAUDITED
                                                                                    --------------  --------------
Cash Flows from Operating Activities:
  Net Income......................................................................  $      539,281  $      310,417
  Adjustments to Reconcile Net Income to Net Cash Provided by Operating
    Activities:
    Provision for Loan Losses.....................................................         192,400         135,000
    Amortization of Excess of Cost over Fair Value of Net Assets Acquired.........          32,238          32,238
    Depreciation and Amortization of Premises and Equipment.......................          82,690          51,911
    Amortization of Discounts on Loans and Deferred Loan Origination Fees.........         (69,899)        (68,656)
    Stock Dividends Reinvested in Federal Home Loan Bank
      of Seattle..................................................................         (32,800)        (17,900)
    Increase in Accrued Interest Receivable.......................................        (139,769)        (64,427)
    Increase (Decrease) in Prepaid Expenses and Other Assets......................         113,608        (300,714)
    Increase (Decrease) in Accrued Interest Payable...............................         103,978          63,725
    Increase in Accrued Expenses and Other Liabilities............................         (50,987)        220,606
    Increase (Decrease) in Minority Interest......................................            (451)             16
                                                                                    --------------  --------------
      Net Cash Provided by Operating Activities...................................         770,289         362,216
                                                                                    --------------  --------------
Cash Flows from Investing Activities:
  Net Decrease in Time Deposits in Banks..........................................        --                99,000
  Net Increase in Loans Receivable................................................     (10,456,905)    (10,564,658)
  Purchases of Securities Available-for-Sale......................................      (3,448,610)     (4,102,160)
  Proceeds from Maturities and Paydowns of Securities Available-for-Sale..........       2,688,413       5,366,390
  Purchases of Premises and Equipment.............................................         (91,108)       (282,416)
                                                                                    --------------  --------------
      Net Cash Used in Investing Activities.......................................     (11,308,210)     (9,483,844)
                                                                                    --------------  --------------
Cash Flows from Financing Activities:
  Net Increase in Deposits........................................................       7,403,972      12,097,012
  Federal Home Loan Bank Advances.................................................      11,150,000       2,685,000
  Federal Home Loan Bank Payments.................................................      (6,650,000)     (1,260,000)
  Payments on Borrowings..........................................................        (100,000)       (100,000)
  Securities Sold under Repurchase Agreements.....................................      (5,405,396)     (4,559,523)
                                                                                    --------------  --------------
      Net Cash Provided by Financing Activities...................................       6,398,576       8,862,489
                                                                                    --------------  --------------
      Net Increase (Decrease) in Cash and Cash Equivalents........................      (4,139,345)       (259,139)
Cash and Cash Equivalents at Beginning of Period..................................      10,089,203       6,944,814
                                                                                    --------------  --------------
      Cash and Cash Equivalents at End of Period..................................  $    5,949,858  $    6,685,675
                                                                                    --------------  --------------
                                                                                    --------------  --------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                       12/31/96        12/31/95
                                                                                    --------------  --------------
Cash Flows from Operating Activities:
  Net Income......................................................................  $      486,029  $      393,615
  Adjustments to Reconcile Net Income to Net Cash Provided by Operating
    Activities:
    Provision for Loan Losses.....................................................         160,000          46,000
    Amortization of Excess of Cost over Fair Value of Net Assets Acquired.........          42,984          42,984
    Depreciation and Amortization of Premises and Equipment.......................          87,582          57,502
    Deferred Loan Origination Fees (Costs), Net...................................         (42,770)        (12,384)
    Amortization of Discounts on Loans............................................         (91,541)        (18,525)
    Stock Dividends Reinvested in Federal Home Loan Bank of Seattle...............         (24,300)        (19,000)
    Increase in Accrued Interest Receivable.......................................         (80,394)        (98,169)
    Decrease (Increase) in Deferred Income Tax Assets.............................          (1,904)         57,689
    Increase in Prepaid Expenses and Other Assets.................................        (156,099)        (57,942)
    Increase (Decrease) in Income Taxes Payable...................................         (41,329)        159,117
    Increase (Decrease) in Accrued Interest Payable...............................         142,456         280,930
    Increase in Accrued Expenses and Other Liabilities............................          27,297         185,058
    Increase in Minority Interest.................................................              39              36
                                                                                    --------------  --------------
      Net Cash Provided by Operating Activities...................................         508,050       1,016,911
                                                                                    --------------  --------------
Cash Flows from Investing Activities:
  Net Decrease in Time Deposits in Banks..........................................         247,485         701,109
  Net Increase in Loans Receivable................................................     (14,710,013)     (7,575,623)
  Purchases of Securities Held-to-Maturity........................................        --            (5,013,729)
  Proceeds from Maturities and Paydowns of Securities Held-to-Maturity............        --             1,099,507
  Purchases of Securities Available-for-Sale......................................      (4,561,250)     (1,594,179)
  Proceeds from Maturities and Paydowns of Securities Available-for-Sale..........       6,476,883       1,976,187
  Purchases of Premises and Equipment.............................................        (341,070)       (223,997)
                                                                                    --------------  --------------
      Net Cash Used in Investing Activities.......................................     (12,887,965)    (10,630,725)
                                                                                    --------------  --------------
Cash Flows from Financing Activities:
  Net Increase in Deposits........................................................      14,899,047       4,826,395
  Federal Home Loan Bank Advances.................................................       1,425,000        --
  Payments on Borrowings..........................................................        (100,000)        (75,000)
  Securities Sold under Repurchase Agreements.....................................        (716,196)      6,830,948
  Increase (Decrease) in Advances from Borrowers for Taxes and Insurance..........          16,453         (25,780)
                                                                                    --------------  --------------
      Net Cash Provided by Financing Activities...................................      15,524,304      11,556,563
                                                                                    --------------  --------------
      Net Increase in Cash and Cash Equivalents...................................       3,144,389       1,942,749
Cash and Cash Equivalents at Beginning of Year....................................       6,944,814       5,002,065
                                                                                    --------------  --------------
      Cash and Cash Equivalents at End of Year....................................  $   10,089,203  $    6,944,814
                                                                                    --------------  --------------
                                                                                    --------------  --------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    A. GENERAL--Heritage Bancorporation ("the Company") was organized in 1993 as a savings and loan holding company, and on June 7, 1994, completed the acquisition of Heritage Bank, FSB ("the Bank") and its wholly owned subsidiary, Fidelity Service Corporation. Net income for the Bank since the date of acquisition is included in the consolidated statements of income. The Company owns 199,980 shares of the 200,000 outstanding shares of the Bank, or 99.99 percent.

    The Bank provides a full range of banking services to individual and corporate customers in central Montana. The Bank is subject to competition from other financial institutions. The Bank is also subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities. Fidelity Service Corporation is dormant and has no assets.

    The accounting and consolidated financial statement reporting policies of the Company conform with generally accepted accounting principles and prevailing practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported and disclosed amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

    Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

    Management believes the allowance for losses on loans and real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. However, no such adjustments have been required to be made.

    B. BASIS OF PRESENTATION--The consolidated financial statements include the accounts of the Company and its subsidiaries, the Bank and Fidelity Service Corporation. All significant intercompany transactions have been eliminated in consolidation.

    In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (all of which are of a normal recurring nature) necessary to present fairly the consolidated financial position at September 30, 1997, and the results of operations and cash flows for each of the nine-month periods ended September 30, 1997 and 1996, in conformity with generally accepted accounting principles.

    C. CASH EQUIVALENTS--For purposes of the statement of cash flows, the Company considered all cash, daily interest demand deposits and non-interest-bearing deposits with banks, and time deposits in banks having original maturities of three months of less to be cash equivalents.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    D. INVESTMENT SECURITIES--At the date of acquisition, the Company's investments are classified into three categories and accounted for as follows:

    - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost.

    - Debt and equity securities, if bought and held principally for the purpose of selling them in the near term, are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

    - Debt and equity securities not classified as either held-to-maturity or trading securities are classified as available-for-sale and reported at fair value, with any unrealized gains and losses excluded from earnings and reported (net of tax effect) as a separate component of stockholders' equity.

    During 1995, the Bank reclassified all existing held-to-maturity securities to available-for-sale (see Note 2).

    Declines in the fair value of available-for-sale or held-to-maturity securities below carrying value that are other than temporary are charged to expense as realized losses and the related carrying value reduced to fair value.

    Premiums and discounts on investment securities are recognized in interest income using a method approximating the level-yield method over the term of each security. Realized gains and losses of investments sold are based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method, and are reported "net" in the consolidated statements of income.

    E. LOANS RECEIVABLE AND LOAN FEES--Loans receivable are stated at unpaid principal balances, less unearned discounts and net deferred loan origination fees. Interest on loans is credited to income as earned. Interest receivable is accrued only if deemed collectible. Discounts on purchased loans are amortized into interest income using the level-yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

    Material loan origination fees and related direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Origination fees on loan sold to the secondary market are recognized when the loan is sold. The amortization of deferred loan fees and costs and the accretion of unearned discounts on non-performing loans is discontinued during periods of non-performance.

    F. LOANS HELD FOR SALE--Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value. Net unrealized losses are recognized through a valuation allowance by charges to income.

    G. ALLOWANCE FOR LOAN LOSSES--The allowance for loan losses is established through a provision for loan losses charged against operating expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal balance is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit, based on evaluations of the collectibility and prior loss experience of loans and commitments to extend credit. The evaluation takes into consideration such factors as changes in the

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay.

    In 1995, the Company adopted the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," (collectively, the "Statements"). The Statements provide guidance for establishing an allowance for losses on specific loans which are deemed to be impaired. Groups of smaller balance homogeneous loans (generally consumer loans) are evaluated for impairment collectively. A loan is considered impaired when it is probable that the Company will be unable to collect all principal and interest according to the contractual terms of the loan's original agreement. When a loan is determined to be impaired, a reserve is established through a charge to bad debt expense for the amount of the impairment. The amount of the impairment is measured using cash flows discounted at the loan's effective interest rate, except when it is determined that the sole source of repayment for the loan is the operations or liquidation of the underlying collateral. In such cases, the current value of the collateral, reduced by anticipated selling costs will be used in place of discounted cash flows. Generally, when a loan is deemed impaired, current period interest previously accrued but not collected is reversed against current period interest income. Income on such impaired loans is then recognized only to the extent that cash in excess of any amounts charged off to the allowance for loan losses is received and where the future collection of principal is probable. Interest accruals are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

    The Company's adoption of the Statements did not have a material impact on the Company's financial position or results of operations. At December 31, 1996 and 1995, impaired loans were not material.

    H. AMORTIZATION OF EXCESS PURCHASE PRICE--The excess of cost over the fair value of the net assets of the subsidiary is being amortized against income using the straight-line method over a period of 15 years.

    I. OTHER REAL ESTATE OWNED--Other real estate owned represents real estate acquired through foreclosure and is initially recorded at the lower of fair market value less estimated costs to sell or "cost" (defined as the fair market value at initial foreclosure). Valuations are periodically performed by management, and an allowance for losses is established by a charge to expense if the fair market value less estimated costs to sell is less than "cost". At December 31, 1996 and 1995, the Company did not hold any other real estate.

    J. STOCK IN FEDERAL HOME LOAN BANK--Federal law requires a member institution of the Federal Home Loan Bank (FHLB) System to hold common stock of its district FHLB accordingly to predetermined formulas.

    K. PREMISES AND EQUIPMENT--Premises and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets on straight-line and accelerated methods.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    L. INCOME TAXES--The Company and the Bank file a consolidated federal income tax return. Under a formal tax sharing arrangement, the Bank's federal income tax provision is computed on a separate company basis, and income taxes currently payable are paid to the Company. State statute prevents filing of a consolidated Montana income tax return; and accordingly, separate returns are filed by the Bank and the Company.

    Deferred tax assets and liabilities are recognized for the estimated future consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    M. NET INCOME PER SHARE--Net income per share data is calculated by dividing net income by the weighted average number of shares outstanding during the year.

NOTE 2:  CASH AND CASH EQUIVALENTS:

    Cash and cash equivalents includes $8,801,966 and $6,122,848 in interest bearing deposits with banks at December 31, 1996 and 1995, respectively.

NOTE 3:  SECURITIES AVAILABLE-FOR-SALE AND HELD-TO-MATURITY:

    On November 15, 1995, FASB issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." The Special Report allows for a "one-time classification" of securities as of a single date between November 15, 1995, and December 15, 1995. In December 1995, the Company reclassified all existing held-to-maturity securities with an amortized cost of approximately $10,992,000 and an unrealized gain of approximately $54,000 to available-for-sale.

    The amortized cost, unrealized gains and losses, and estimated market values of securities available-for-sale at December 31 are as follows:

                                                                  1996
                                         ------------------------------------------------------
                                                           GROSS        GROSS       ESTIMATED
                                           AMORTIZED    UNREALIZED   UNREALIZED      MARKET
                                             COST          GAINS       LOSSES         VALUE
                                         -------------  -----------  -----------  -------------
U. S. Government and Federal
  Agencies.............................  $     750,000   $   9,295    $  --       $     759,295
Mortgage-Backed Securities.............     12,163,382     180,819      (38,351)     12,305,850
Municipal Bonds........................        860,965       3,312       --             864,277
Other..................................        238,727       3,973       --             242,700
                                         -------------  -----------  -----------  -------------
                                         $  14,013,074   $ 197,399    $ (38,351)  $  14,172,122
                                         -------------  -----------  -----------  -------------
                                         -------------  -----------  -----------  -------------

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 3:  SECURITIES AVAILABLE-FOR-SALE AND HELD-TO-MATURITY: (CONTINUED)

                                                                  1995
                                         ------------------------------------------------------
                                                           GROSS        GROSS       ESTIMATED
                                           AMORTIZED    UNREALIZED   UNREALIZED      MARKET
                                             COST          GAINS       LOSSES         VALUE
                                         -------------  -----------  -----------  -------------
Federal Agencies.......................  $   3,549,906   $  26,751    $  (1,542)  $   3,575,115
Mortgage-Backed Securities.............     11,856,164     168,583      (31,164)     11,993,583
Municipal Bonds........................        520,734         171       --             520,905
                                         -------------  -----------  -----------  -------------
                                         $  15,926,804   $ 195,505    $ (32,706)  $  16,089,603
                                         -------------  -----------  -----------  -------------
                                         -------------  -----------  -----------  -------------

    Maturities of securities available-for-sale by contractual maturity at December 31, 1996, are shown below. Maturities of securities do not reflect repricing opportunities present in many adjustable rate securities, nor do they reflect shorter maturities based upon early prepayments of principal.

                                                                                  ESTIMATED
                                                                   AMORTIZED       MARKET
                                                                     COST           VALUE
                                                                 -------------  -------------
Due in One Year or Less........................................  $    --        $    --
Due after One Year through Five Years..........................        512,500        521,405
Due after Five Years through Ten Years.........................      1,337,192      1,344,867
Mortgage-Backed Securities.....................................     12,163,382     12,305,850
                                                                 -------------  -------------
                                                                 $  14,013,074  $  14,172,122
                                                                 -------------  -------------
                                                                 -------------  -------------

    There were no sales of available-for-sale securities or held-to-maturity securities during the years ended December 31, 1996 and 1995.

    Securities with carrying amounts of $250,390 and $254,765 at December 31, 1996 and 1995, respectively, were pledged to secure deposits as required or permitted by law.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 4:  LOANS RECEIVABLE:

    Loans receivable at December 31 are summarized as follows:

                                                                   12/31/96       12/31/95
                                                                 -------------  -------------
First Mortgage Loans and Contracts Secured by Real Estate......  $  12,013,810  $   9,303,296
Commercial Mortgage Loans......................................      8,814,436      6,488,530
Commercial Non-Mortgage Loans..................................      8,578,642      5,149,883
Second Mortgage Consumer Loans.................................      5,692,364      3,355,565
Auto and Other Consumer Loans..................................      5,388,508      3,822,860
Agricultural Loans.............................................      1,252,851       --
Savings Account Loans..........................................        188,503        201,066
                                                                 -------------  -------------
                                                                    41,929,114     28,321,200

Less: Unearned Discount........................................         93,612        185,153
     Allowance for Loan Losses.................................        387,656        325,492
     Net Deferred Loan Origination Fees (Costs)................         (6,660)        36,110
                                                                 -------------  -------------
     Loans Receivable, Net.....................................  $  41,454,506  $  27,774,445
                                                                 -------------  -------------
                                                                 -------------  -------------

    The weighted average stated interest rate on loans receivable at December 31, 1996 and 1995, was approximately 8.9 percent and 9.0 percent, respectively. The average yield on loans receivable, including amortization of unearned discount, was approximately 8.4 percent and 8.3 percent for the years ended December 31, 1996 and 1995, respectively.

    Loans receivable include approximately $14,347,000 and $11,527,000 in adjustable rate loans at December 31, 1996 and 1995, respectively.

    Real estate loans serviced for others totaled approximately $14,104,000 and $11,143,000 at December 31, 1996 and 1995, respectively.

    At December 31, 1996 and 1995, approximately $5,978,000 and $4,369,000, respectively, of loans or purchased participation loans were acquired where the customers are out of the state of Montana. Anticipated credit losses arising from these transactions compare favorably with the Company's credit loss experience of its loan portfolio as a whole.

    A summary of activity in the allowance for loan losses follows:

                                                                         12/31/96    12/31/95
                                                                        ----------  ----------
Balance, Beginning of Year............................................  $  325,492  $  324,021
Provision for Loan Losses.............................................     160,000      46,000
Losses Charged Against the Allowance, Net of Recoveries...............     (97,836)    (44,529)
                                                                        ----------  ----------
    Balance, End of Year..............................................  $  387,656  $  325,492
                                                                        ----------  ----------
                                                                        ----------  ----------

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 5:  ACCRUED INTEREST RECEIVABLE:

    Accrued interest receivable at December 31 is summarized as follows:

                                                                         12/31/96    12/31/95
                                                                        ----------  ----------
Loans Receivable......................................................  $  316,403  $  182,339
Mortgage-Backed Securities............................................      98,563      92,300
Investment Securities.................................................      49,876      71,501
Time Deposits in Banks and Other Interest-Earning Assets..............      15,851      54,159
                                                                        ----------  ----------
                                                                        $  480,693  $  400,299
                                                                        ----------  ----------
                                                                        ----------  ----------

NOTE 6:  PREMISES AND EQUIPMENT:

    Premises and equipment at December 31 are summarized as follows:

                                                                      12/31/96      12/31/95
                                                                    ------------  ------------
Land..............................................................  $    120,531  $    100,531
Building and Improvements.........................................       913,215       742,691
Furniture, Fixtures and Equipment.................................       652,844       502,269
                                                                    ------------  ------------
                                                                       1,686,590     1,345,491
Accumulated Depreciation..........................................      (496,942)     (409,331)
                                                                    ------------  ------------
                                                                    $  1,189,648  $    936,160
                                                                    ------------  ------------
                                                                    ------------  ------------

    Depreciation of premises and equipment was $87,582 and $57,502 for the years ended December 31, 1996 and 1995, respectively.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 7:  DEPOSITS:

    Deposits at December 31 are summarized as follows:

                                                                      1996                      1995
                                               WEIGHTED     ------------------------  ------------------------
                                             AVERAGE RATE      AMOUNT          %         AMOUNT          %
                                             -------------  -------------  ---------  -------------  ---------
Passbook Accounts..........................           3.55% $   5,780,992       10.0% $   4,026,947        9.4%
NOW and Demand Accounts....................           1.31%    18,778,245       32.6     15,186,477       35.5
                                                            -------------  ---------  -------------  ---------
                                                               24,559,237       42.6     19,213,424       44.9
                                                            -------------  ---------  -------------  ---------
Certificate of Deposit Accounts............   3.00 to 3.99%      --           --           --           --
                                              4.00 to 4.99%       361,107         .6        411,244        1.0
                                              5.00 to 5.99%    25,606,360       44.4      3,496,659        8.2
                                              6.00 to 6.99%     7,113,985       12.4     19,620,315       45.9
                                              7.00 to 7.99%      --           --           --           --
                                              8.00 to 8.99%      --           --           --           --
                                                            -------------  ---------  -------------  ---------
                                                               33,081,452       57.4%    23,528,218       55.1
                                                            -------------  ---------  -------------  ---------
    Total Deposits.........................                 $  57,640,689      100.0% $  42,741,642      100.0%
                                                            -------------  ---------  -------------  ---------
                                                            -------------  ---------  -------------  ---------

    Scheduled maturities of certificates of deposit at December 31, 1996, are as follows:

Due within One Year............................................  $ 13,967,613
Due within Two to Three Years..................................    12,086,423
Due within Four to Five Years..................................     7,027,416
                                                                 ------------
                                                                 $ 33,081,452
                                                                 ------------
                                                                 ------------

    The weighted average cost of deposits was approximately 4.6 percent and 4.0 percent at December 31, 1996 and 1995, respectively.The average cost of deposits approximated 4.1 percent and 4.2 percent for the years ended December 31, 1996 and 1995, respectively.

    Interest expense on deposits is summarized as follows:

                                                                      12/31/96      12/31/95
                                                                    ------------  ------------
Passbook Accounts.................................................  $    376,563  $    118,027
NOW and Demand Accounts...........................................       251,771       230,663
Certificate of Deposit Accounts...................................     1,430,296     1,227,545
                                                                    ------------  ------------
                                                                    $  2,058,630  $  1,576,235
                                                                    ------------  ------------
                                                                    ------------  ------------

    Cash payments for interest on deposits for the year ended December 31, 1996 and 1995, totaled approximately $1,861,000 and $1,348,000, respectively.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 8:  BORROWED FUNDS:

    Borrowed funds consist of a note payable due in annual installments beginning July 1996 with a $1,000,000 final payment on January 15, 2005. The note is secured by 199,980 shares of the Bank and is guaranteed by certain principal shareholders of the Company. Interest is at an annual rate equal to two percent over the Federal Funds rate. The July 1996 payment of $75,000 was paid during 1995, and the July 1997 payment of $100,000 was paid in 1996. Therefore, the scheduled maturities of the debt are as follows:

1997............................................................  $   --
1998............................................................      150,000
1999............................................................      200,000
2000............................................................      200,000
2001............................................................      250,000
Thereafter......................................................    1,750,000
                                                                  -----------
                                                                  $ 2,550,000
                                                                  -----------
                                                                  -----------

NOTE 9:  FEDERAL HOME LOAN BANK ADVANCES:

    Federal Home Loan Bank advances consist of the following:

                                                                          INTEREST  MATURITY
DATE OF ADVANCE                                                 AMOUNT     RATE       DATE
------------------------------------------------------------  ----------  -------   --------
1/16/96.....................................................  $  200,000    5.8%     1/16/01
1/23/96.....................................................     100,000   5.77%     1/23/01
2/9/96......................................................     125,000   5.64%      2/9/01
9/24/96.....................................................   1,000,000   5.72%     1/22/97
                                                              ----------
                                                              $1,425,000
                                                              ----------
                                                              ----------

    The advances are secured by certain securities of the bank with carrying amounts totaling $1,899,605. Interest on the advances is payable monthly with principal due at maturity.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 10:  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:

    Securities sold under agreements to repurchase at December 31 consist of the following:

                                                                   1996
                                          -------------------------------------------------------
                                                                           BOOK         MARKET
                                                          WEIGHTED       VALUE OF      VALUE OF
                                           REPURCHASE      AVERAGE      UNDERLYING    UNDERLYING
                                             AMOUNT       RATE PAID     SECURITIES    SECURITIES
                                          ------------  -------------  ------------  ------------
Securities Sold Under Agreements to
  Repurchase Within:
  1-30 days.............................  $  4,980,000         5.34%   $  5,006,905  $  5,004,650
  31-90 days............................     1,150,789         5.04       1,327,653     1,347,463
  Greater than 90 days..................       243,997         3.20         514,821       513,019
                                          ------------          ---    ------------  ------------
                                          $  6,374,786         5.00%   $  6,849,379  $  6,865,132
                                          ------------          ---    ------------  ------------
                                          ------------          ---    ------------  ------------

                                                                   1995
                                          -------------------------------------------------------
                                                                           BOOK         MARKET
                                                          WEIGHTED       VALUE OF      VALUE OF
                                           REPURCHASE      AVERAGE      UNDERLYING    UNDERLYING
                                             AMOUNT       RATE PAID     SECURITIES    SECURITIES
                                          ------------  -------------  ------------  ------------
Securities Sold Under Agreements to
  Repurchase Within:
  1-30 days.............................  $  4,902,682         5.24%   $  5,254,715  $  5,313,077
  31-90 days............................     1,938,300         5.39       2,082,153     2,102,433
  Greater than 90 days..................       250,000         5.96         260,851       258,065
                                          ------------          ---    ------------  ------------
                                          $  7,090,982         5.35%   $  7,597,719  $  7,673,575
                                          ------------          ---    ------------  ------------
                                          ------------          ---    ------------  ------------

    The securities underlying agreements to repurchase entered into by the Company are for the same securities originally sold and are held in a custody account by a third party. For the year ended December 31, 1996, securities sold under agreements to repurchase averaged approximately $3,486,000, and the maximum outstanding at any month end during the year was $6,374,786.

NOTE 11:  INCOME TAXES:

    Income tax expense is summarized as follows:

                                                              FEDERAL      STATE      TOTAL
                                                             ----------  ---------  ----------
Year ended December 31, 1996:
  Current..................................................  $  203,643  $  60,331  $  263,974
  Deferred.................................................      (7,632)     7,115        (517)
                                                             ----------  ---------  ----------
                                                             $  196,011  $  67,446  $  263,457
                                                             ----------  ---------  ----------
                                                             ----------  ---------  ----------
Year ended December 31, 1995:
  Current..................................................  $  105,019  $  51,803  $  156,822
  Deferred.................................................      48,236      9,453      57,689
                                                             ----------  ---------  ----------
                                                             $  153,255  $  61,256  $  214,511
                                                             ----------  ---------  ----------
                                                             ----------  ---------  ----------

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 11:  INCOME TAXES: (CONTINUED)
    Actual income tax expense differs from the expected income tax expense for that year (computed by applying the United State federal corporate rate of 34 percent to earnings before income taxes) as follows:

                                                                         12/31/96    12/31/95
                                                                        ----------  ----------
Computed Expected Tax Expense.........................................  $  254,845  $  206,781
Increase (Decrease) Resulting from:
  State Taxes, Net of Federal Income Tax Effects......................      44,514      40,429
  Goodwill Amortization...............................................      16,532      14,615
  Prior Year (Over) Under Accrual.....................................      44,775     (34,674)
  Other, Net..........................................................     (97,209)    (12,640)
                                                                        ----------  ----------
                                                                        $  263,457  $  214,511
                                                                        ----------  ----------
                                                                        ----------  ----------

    Deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The types of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31 are as follows:

                                                                         12/31/96    12/31/95
                                                                        ----------  ----------
Deferred Tax Assets:
  Loans, Principally Due to Reserve for Loan Losses and Loan
    Origination Fees Deferred for Financial Reporting Purposes........  $  116,639  $  105,951
  Purchase Accounting.................................................      63,740     115,086
  Capital Loss Carryforwards..........................................      17,868      17,868
  Other...............................................................      43,893       6,604
                                                                        ----------  ----------
    Total Gross Deferred Tax Assets...................................     242,140     245,509
                                                                        ----------  ----------
Deferred Tax Liabilities:
  Stock in Federal Home Loan Bank of Seattle, Principally Due to
    Dividends Not Recognized for Tax Purposes.........................      81,758      72,403
  Available-for-Sale Securities Fair Value Adjustment.................      58,847      60,751
  Premises and Equipment, Principally Due to Differences in
    Depreciation......................................................      18,195      10,153
  SAIF Assessment.....................................................      --          20,766
                                                                        ----------  ----------
    Total Gross Deferred Tax Liabilities..............................     158,800     164,073
                                                                        ----------  ----------
    Net Deferred Tax Assets...........................................  $   83,340  $   81,436
                                                                        ----------  ----------
                                                                        ----------  ----------

    In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods in which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryback years, projected future taxable income, and tax planning strategies in make this assessment. Based upon the level of historical taxable income and projections for

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 11:  INCOME TAXES: (CONTINUED)
future taxable income over the periods in which the deferred tax assets are deductible, at December 31, 1996 and 1995, management believes it is more likely than not that the Company and the Bank will realize the benefits of these deductible differences.

    Retained earnings at December 31, 1996 and 1995, include approximately $265,000 for which no provision for federal income tax has been made. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. However, it is not contemplated that amounts allocated to bad debt deductions will be used in any manner that would create taxable income.

    The Bank has capital loss carryforwards totaling approximately $110,000 that expire in 1997.

    Cash paid for income taxes for the years ended December 31, 1996 and 1995, totaled $130,000 and $82,000, respectively.

NOTE 12:  RELATED PARTIES:

    The Bank has entered into transactions with its directors, principal officers and their affiliates (related parties). The aggregate amount of loans to such related parties at December 31, 1996, was $60,620. During 1996, new loans to related parties amounted to $61,985 and repayments amounted to $23,642.

    Central Financial Services (CFS) provides various management services to the Bank, including accounting and tax services, investment consulting, personnel consulting, insurance advisory services and regulatory consulting. CFS is owned by Heritage's majority stockholder. The charges were $70,009 and $63,942 for the years ended December 31, 1996 and 1995, respectively.

NOTE 13:  EMPLOYEE BENEFIT PLAN:

    The Bank has a cash or deferred profit-sharing plan. To be eligible for the plan, an employee must complete one-half year of full-time employment with the Bank. Annual contributions are determined by the Bank's board of directors. Contributions for the years ended December 31, 1996 and 1995, totaled $28,267 and $20,626, respectively.

NOTE 14:  REGULATORY CAPITAL OF THE BANK:

    The three capital requirements under the Financial Institutions Reform, Recovery and Enforcement Act are: (1) a tangible capital requirement (stockholders' equity adjusted for the effects of intangibles, investments and advances to "nonincludable" subsidiaries and other factors) equal to not less than 1.5 percent of tangible assets (as defined in the regulations), (2) a core capital requirement (comprised of tangible capital adjusted for supervisory goodwill and other defined factors) equal to not less than 3 percent of tangible assets, and (3) a risk-based capital requirement equal to at least 8 percent of all risk-weighted assets. For the risk-weighting, selected assets are given a risk assignment of 0 percent to 100 percent. As an example, cash and securities backed by the full faith and credit of the U. S. Government are risk-weighted at 0 percent of book value, while repossessed assets and delinquent loans over 90 days past due are assigned a 100 percent factor, or a risk-weighting equal to their book value.

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

    The following table demonstrates, in dollars and percents, the extent to which the Bank exceeds the minimum capital requirements as of December 31, 1996:

                                                                 REGULATORY CAPITAL
                                                      ----------------------------------------
                                                                    APPROXIMATE
                                                         ACTUAL     REQUIREMENT      EXCESS
                                                      ------------  ------------  ------------
Tangible Capital:
  Dollar Amount.....................................  $  3,878,604  $  1,059,720  $  2,818,884
  Percent of Tangible Assets........................           5.5%          1.5%          4.0%
  Percent of Risk-Weighted Assets...................           9.6%          2.6%          6.9%

Core Capital:
  Dollar Amount.....................................     3,878,604     2,119,440     1,759,164
  Percent of Tangible Assets........................           5.5%          3.0%          2.5%
  Percent of Risk-Weighted Assets...................           9.6%          5.2%          4.3%

Risk-Based Capital:
  Dollar Amount.....................................     4,266,260     3,248,160     1,018,100
  Percent of Risk-Weighted Assets...................          10.5%          8.0%          2.5%

    Generally accepted accounting principles (GAAP) capital differs from tangible, core, and risk-based capital as a result of the following:

Capital Measured by GAAP........................................  $ 4,516,132
Unrealized Gains on Available-for-Sale Securities...............     (100,199)
Goodwill........................................................     (537,329)
                                                                  -----------
    Tangible and Core Capital...................................    3,878,604
General Valuation Reserve.......................................      387,656
                                                                  -----------
    Risk-Based Capital..........................................  $ 4,266,260
                                                                  -----------
                                                                  -----------

NOTE 15:  FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In 1995, the Company adopted SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 requires disclosures of fair value for financial instruments, whether recognized or not recognized in the statement of financial condition. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that both imposes a contractual obligation on one entity to deliver cash or another financial instrument to a second entity.

    Quoted market prices are used for fair value when available but do not exist for some of the Bank's financial instruments, primarily loans and time deposits. The fair value of these instruments has been derived from the Federal Home Loan Bank ("FHLB") Rate Shock Analysis ("FHLB Analysis"). This FHLB Analysis primarily employs the discounted cash flow method which determines the economic value of loans and time deposits by calculating the present value of expected cash flows. The present value is determined by discounting the cash flows the instruments are expected to generate by the yields currently available to investors on instruments of comparable risk and duration. Therefore, to calculate present

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 15: FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED) value, the FHLB makes assumptions about the size and timing of expected cash flows and appropriate discount rates. Different assumptions could materially change these instruments' estimated values.

    SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair values presented do not represent the Bank's underlying value.

    The following assumptions and methods were used by the Bank in estimating fair value:

    A. FINANCIAL ASSETS--Due to the liquid nature of the instruments, the carrying value of cash and cash equivalents and time deposits in banks approximates market value. For all investment securities, the fair value is based upon quoted market prices. The fair value of loans receivable was obtained from the FHLB Analysis. The fair value of accrued interest receivable approximates book value as the Bank expects contractual receipt in the short-term. The fair value of FHLB stock approximates redemption value.

    B. FINANCIAL LIABILITIES--The fair value of NOW and demand accounts and non-term savings deposits approximates book values as these deposits are payable on demand. The fair value of time deposits was obtained from the FHLB Analysis. The imputed interest rate on the borrowed funds and advances approximates the Company's current long-term borrowing rate. Accordingly, the fair value of borrowed funds and advances approximates the carrying value. The fair value of securities sold under agreements to repurchase and accrued interest payable approximates book value due to contractual payment in the short term.

    C. OFF-BALANCE SHEET--Commitments made to extend credit represent commitments for loan originations, the majority of which are contracted for immediate sale; and therefore, no fair value adjustment is necessary.

    D. LIMITATIONS--Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding comparable market interest rates, future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax effect of the difference between the fair value

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 15: FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED) and carrying value of financial instruments can have a significant effect on fair value estimates and have not been considered in the estimates presented herein.

                                                                      DECEMBER 31, 1996
                                                                 ----------------------------
                                                                  BOOK VALUE     FAIR VALUE
                                                                 -------------  -------------
Financial Assets:
  Cash and Cash Equivalents....................................  $  10,089,000  $  10,089,000
  Time Deposits in Banks.......................................         98,000         98,000
  Securities Available-for-Sale................................     14,172,000     14,172,000
  Loans Receivable, Net........................................     43,853,000     43,623,000
  Accrued Interest Receivable..................................        481,000        481,000
  Stock in Federal Home Loan Bank of Seattle...................        328,000        328,000
                                                                 -------------  -------------
                                                                 $  69,021,000  $  68,791,000
                                                                 -------------  -------------
                                                                 -------------  -------------
Financial Liabilities:
  NOW and Demand Accounts......................................  $  18,778,000  $  18,778,000
  Savings Deposits.............................................      5,781,000      5,781,000
  Time Deposits................................................     33,081,000     33,162,000
  Borrowed Funds and Advances..................................      3,975,000      3,975,000
  Securities Sold under Agreements to Repurchase...............      6,375,000      6,375,000
  Accrued Interest Payable.....................................        532,000        532,000
                                                                 -------------  -------------
                                                                 $  68,522,000  $  68,603,000
                                                                 -------------  -------------
                                                                 -------------  -------------
Off-Balance Sheet:
  Commitments to Extend Credit.................................                 $     430,000
                                                                                -------------
                                                                                -------------

                                                                      DECEMBER 31, 1995
                                                                 ----------------------------
                                                                  BOOK VALUE     FAIR VALUE
                                                                 -------------  -------------
Cash and Cash Equivalents......................................  $   6,945,000  $   6,945,000
  Time Deposits in Banks.......................................        345,000        345,000
  Securities Available-for-Sale................................     16,090,000     16,090,000
  Loans Receivable, Net........................................     29,169,000     29,727,000
  Accrued Interest Receivable..................................        400,000        400,000
  Stock in Federal Home Loan Bank of Seattle...................        304,000        304,000
                                                                 -------------  -------------
                                                                 $  53,253,000  $  53,811,000
                                                                 -------------  -------------
                                                                 -------------  -------------

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 15:  FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)

                                                                      DECEMBER 31, 1995
                                                                 ----------------------------
                                                                  BOOK VALUE     FAIR VALUE
                                                                 -------------  -------------
Financial Liabilities:
  NOW and Demand Accounts......................................  $  15,186,000  $  15,186,000
  Savings Deposits.............................................      4,027,000      4,027,000
  Time Deposits................................................     23,528,000     23,669,000
  Borrowed Funds and...........................................      2,650,000      2,650,000
  Securities Sold under Agreements to Repurchase...............      7,091,000      7,091,000
  Accrued Interest Payable.....................................        390,000        390,000
                                                                 -------------  -------------
                                                                 $  52,872,000  $  53,013,000
                                                                 -------------  -------------
                                                                 -------------  -------------
Off-Balance Sheet:
  Commitments to Extend Credit.................................                 $     688,000
                                                                                -------------
                                                                                -------------

NOTE 16:  COMMITMENTS AND CONTINGENCIES:

    The Bank has sold loans to various investors in the secondary market under sales agreements which contain repurchase provisions. Under the repurchase provisions, the Bank may be required to repurchase a loan if a borrower fails to make three monthly payments within 120 days after the sale of the loan. The balance of loans sold with repurchase provisions remaining at December 31, 1996, is approximately $7,200,000. Total loans repurchased during 1996 under limited repurchase agreements totaled $79,199 on total sold volume of $29,337,311.

    In March 1994 the Bank entered into a three-year noncancelable service contract for data processing services.

NOTE 17:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK:

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit risk.

    The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

    Financial instruments outstanding at December 31, 1996, whose contract amounts represent credit risk include:

Commitments to Extend Credit--Fixed Rate..........................  $ 429,704
                           --Variable Rate........................     --
                                                                    ---------
                                                                    $ 429,704
                                                                    ---------
                                                                    ---------

                     HERITAGE BANCORPORATION AND SUBSIDIARY
                              GREAT FALLS, MONTANA

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

NOTE 17: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: (CONTINUED) Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

NOTE 18:  PARENT COMPANY INFORMATION:

                                                                                          12/31/96      12/31/95
                                                                                        ------------  ------------
                                             CONDENSED BALANCE SHEET
Assets:
  Cash (Deposited with Bank)..........................................................  $     91,196  $     33,020
  Investment in Bank..................................................................     4,515,681     4,117,399
  Other Assets........................................................................       161,731       239,692
                                                                                        ------------  ------------
                                                                                        $  4,768,608  $  4,390,111
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Liabilities and Stockholders' Equity:
  Notes Payable.......................................................................  $  2,550,000  $  2,650,000
  Other Liabilities...................................................................        40,907        46,591
  Stockholders' Equity................................................................     2,177,701     1,693,520
                                                                                        ------------  ------------
                                                                                        $  4,768,608  $  4,390,111
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                          CONDENSED STATEMENT OF INCOME
Revenues:
  Cash Dividends from the Bank........................................................  $    200,000  $    160,000
  Interest Earning Assets.............................................................        16,665         2,338
                                                                                        ------------  ------------
                                                                                             216,665       162,338
                                                                                        ------------  ------------
Expenses:
  Interest on Note Payable............................................................       191,234       220,988
  Other...............................................................................        43,846        34,276
                                                                                        ------------  ------------
                                                                                             235,080       255,264
                                                                                        ------------  ------------
    Loss before Income Tax Benefit and Equity in Undistributed Income of the Bank.....       (18,415)      (92,926)
Income Tax Benefit....................................................................       104,332       120,953
                                                                                        ------------  ------------
    Income before Equity in Undistributed Income of the Bank..........................        85,917        28,027
Equity in Undistributed Income of the Bank............................................       400,112       365,588
                                                                                        ------------  ------------
    Net Income........................................................................  $    486,029  $    393,615
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                            HERITAGE BANCORPORATION
                                 AND SUBSIDIARY
                       CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

Heritage Bancorporation:

    We have audited the accompanying consolidated statements of financial condition of Heritage Bancorporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all materials respects, the financial position of Heritage Bancorporation and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Billings, Montana

March 7, 1996

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1995 AND 1994

                                                                                         1995           1994
                                                                                     -------------  -------------
                                                     ASSETS

Cash and cash equivalents..........................................................  $   6,944,814      5,002,065
Time deposits in banks.............................................................        345,485      1,046,594
Securities available-for-sale (note 2).............................................     16,089,603      4,035,889
Securities held-to-maturity, market value of $8,180,021 (note 2)...................       --            8,329,166
                                                                                     -------------  -------------
                                                                                        16,089,603     12,365,055
Loans receivable, net (notes 3 and 14).............................................     27,774,445     21,313,038
Loans held for sale................................................................      1,394,679        295,554
Excess of cost over fair value of net assets acquired, net (note 15)...............        580,313        623,297
Stock in Federal Home Loan Bank of Seattle, at cost................................        303,800        284,800
Accrued interest receivable (note 4)...............................................        400,299        302,130
Premises and equipment, net (note 5)...............................................        936,160        769,665
Deferred income tax assets, net (note 9)...........................................         81,436        210,804
Prepaid expenses and other assets..................................................        359,085        301,143
                                                                                     -------------  -------------
                                                                                     $  55,210,119     42,514,145
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits (note 6)................................................................  $  42,741,642     37,936,359
  Borrowed funds (note 7)..........................................................      2,650,000      2,725,000
  Securities sold under agreements to repurchase (note 8)..........................      7,090,982        238,922
  Advances from borrowers for taxes and insurance..................................        126,566        152,346
  Income taxes payable (note 9)....................................................        172,872         13,755
  Accrued interest payable.........................................................        390,035        109,105
  Accrued expenses and other liabilities...........................................        344,090        159,032
                                                                                     -------------  -------------
      Total liabilities............................................................     53,516,187     41,334,519
                                                                                     -------------  -------------
Minority interest..................................................................            412            364
Stockholders' equity, substantially restricted (notes 9 and 11):
  Common stock, $.01 stated value; Authorized 2,000,000 shares; 10,000 shares
    issued and outstanding.........................................................            100            100
  Additional paid-in capital.......................................................      1,080,028      1,080,028
  Retained earnings................................................................        511,355        117,740
  Net unrealized gains (losses) on securities available-for-sale (note 2)..........        102,037        (18,606)
                                                                                     -------------  -------------
      Total stockholders' equity...................................................      1,693,520      1,179,262
                                                                                     -------------  -------------
Commitments and contingencies (notes 13 and 14)....................................  $  55,210,119     42,514,145
                                                                                     -------------  -------------
                                                                                     -------------  -------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

              YEARS ENDED DECEMBER 31, 1995 AND 1994 (SEE NOTE 1)

                                                                                            1995          1994
                                                                                        ------------  ------------
Interest income:
  Loans receivable....................................................................  $  2,226,432       988,164
  Mortgage-backed securities..........................................................       673,192       285,790
  Investment securities...............................................................       263,701        82,408
  Time deposits in banks..............................................................        46,461        41,869
  Other interest-earning assets.......................................................       259,431       130,069
                                                                                        ------------  ------------
    Total interest income.............................................................     3,469,217     1,528,300
                                                                                        ------------  ------------
Interest expense:
  Deposits............................................................................     1,576,235       701,862
  Borrowed funds......................................................................       220,988       122,223
  Securities sold under agreements to repurchase......................................       143,689         5,754
                                                                                        ------------  ------------
    Total interest expense............................................................     1,940,912       829,839
                                                                                        ------------  ------------
    Net interest income...............................................................     1,528,305       698,461
Provision for loan losses (note 3)....................................................        46,000       --
                                                                                        ------------  ------------
    Net interest income after provision for loan losses...............................     1,482,305       698,461
Non-interest income:
  Loan origination fees...............................................................       300,135       110,484
  Loan servicing fees.................................................................        44,959        27,502
  Customer service charges............................................................       208,797        96,239
  Other...............................................................................        76,650        47,185
                                                                                        ------------  ------------
    Total non-interest income.........................................................       630,541       281,410
                                                                                        ------------  ------------
Non-interest expense:
  Compensation and benefits...........................................................       706,476       353,842
  Occupancy and equipment.............................................................       124,473        66,768
  Deposit insurance premiums..........................................................        86,816        41,113
  Data processing fees................................................................       127,484        59,916
  Other...............................................................................       459,418       253,411
                                                                                        ------------  ------------
    Total non-interest expense........................................................     1,504,667       775,050
                                                                                        ------------  ------------
    Income before income taxes and minority interest..................................       608,179       204,821
Income taxes (note 9).................................................................       214,511        86,959
                                                                                        ------------  ------------
Income before minority interest.......................................................       393,668       117,862
    Minority interest.................................................................           (53)         (122)
                                                                                        ------------  ------------
Net income............................................................................  $    393,615       117,740
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income per share..................................................................  $      39.36         11.77
                                                                                        ------------  ------------
                                                                                        ------------  ------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                             NET
                                                                                         UNREALIZED
                                                                                            GAINS
                                                                                         (LOSSES) ON
                                                                ADDITIONAL               SECURITIES       TOTAL
                                                    COMMON       PAID-IN     RETAINED   AVAILABLE-FOR- STOCKHOLDERS'
                                                     STOCK       CAPITAL     EARNINGS       SALE          EQUITY
                                                  -----------  ------------  ---------  -------------  ------------
Balances at December 31, 1993...................   $  --            --          --           --             --
Issuance of stock...............................         100      1,080,028     --           --          1,080,128
Net income......................................      --            --         117,740       --            117,740
Change in net unrealized gains (losses) on
  securities available-for-sale.................      --            --          --          (18,606)       (18,606)
                                                       -----   ------------  ---------  -------------  ------------
Balances at December 31, 1994...................         100      1,080,028    117,740      (18,606)     1,179,262
Net income......................................      --            --         393,615       --            393,615
Change in net unrealized gains (losses) on
  securities available-for-sale.................      --            --          --          120,643        120,643
                                                       -----   ------------  ---------  -------------  ------------
Balances at December 31, 1995...................   $     100      1,080,028    511,355      102,037      1,693,520
                                                       -----   ------------  ---------  -------------  ------------
                                                       -----   ------------  ---------  -------------  ------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                           1995           1994
                                                                                      --------------  ------------
Cash flows from operating activities:
  Net income........................................................................  $      393,615       117,740
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for loan losses.......................................................          46,000            --
    Amortization of excess of cost over fair value of net assets acquired...........          42,984        21,492
    Depreciation of premises and equipment..........................................          57,502        29,270
    Deferred loan origination fees, net.............................................         (12,384)      (22,167)
    Amortization of discounts on loans..............................................         (18,525)      (13,753)
    Amortization of premiums and discounts on investment securities, net............         (36,831)       (6,281)
    Stock dividends reinvested in Federal Home Loan Bank of Seattle.................         (19,000)      (12,900)
    Increase in accrued interest receivable.........................................         (98,169)     (106,221)
    Decrease (increase) in deferred income tax assets...............................          57,689        (3,899)
    Increase in prepaid expenses and other assets...................................         (57,942)     (280,174)
    Increase (decrease) in income taxes payable.....................................         159,117       (14,916)
    Increase (decrease) in accrued interest payable.................................         280,930        (2,651)
    Increase in accrued expenses and other liabilities..............................         185,058         5,921
    Increase in minority interest...................................................              36           366
                                                                                      --------------  ------------
      Net cash provided by (used in) operating activities...........................         980,080      (288,173)
                                                                                      --------------  ------------
Cash flows from investing activities:
  Net decrease in time deposits in banks............................................         701,109       491,315
  Net increase in loans receivable..................................................      (7,575,623)   (3,708,571)
  Purchases of securities held-to-maturity..........................................      (5,013,729)   (2,558,225)
  Proceeds from maturities and paydowns of securities held-to-maturity..............       1,099,507       898,425
  Purchases of securities available-for-sale........................................      (1,594,179)   (2,964,580)
  Proceeds from maturities and paydowns of securities available-for-sale............       2,013,018       107,992
  Purchases of premises and equipment...............................................        (223,997)      (18,568)
  Payment for purchase of Heritage Bank (note 15)...................................        --          (3,454,349)
  Acquired subsidiaries' cash and cash equivalents (note 15)........................        --           4,288,207
                                                                                      --------------  ------------
      Net cash used in investing activities.........................................     (10,593,894)   (6,918,354)
                                                                                      --------------  ------------
Cash flows from financing activities:
  Net increase in deposits..........................................................       4,826,395     8,373,929
  Proceeds from borrowings..........................................................        --           2,725,000
  Payments on borrowings............................................................         (75,000)     (258,891)
  Securities sold under repurchase agreements.......................................       6,830,948       260,034
  Increase (decrease) in advances from borrowers for taxes and insurance............         (25,780)       28,392
  Proceeds from issuance of stock...................................................        --           1,080,128
                                                                                      --------------  ------------
      Net cash provided by financing activities.....................................      11,556,563    12,208,592
                                                                                      --------------  ------------
Net increase in cash and cash equivalents...........................................       1,942,749     5,002,065
Cash and cash equivalents at beginning of year......................................       5,002,065       --
                                                                                      --------------  ------------
Cash and cash equivalents at end of year............................................  $    6,944,814     5,002,065
                                                                                      --------------  ------------
                                                                                      --------------  ------------

          See accompanying notes to consolidated financial statements.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) GENERAL

    Heritage Bancorporation (the Company) was organized in 1993 as a Savings and Loan Holding Company and on June 7, 1994 completed the acquisition of Heritage Bank, F.S.B. (the Bank) and its wholly-owned subsidiary, Fidelity Service Corporation (see note 15). Net income for the Bank since the date of acquisition is included in the consolidated statements of income. The Company owns 199,980 shares of the 200,000 outstanding shares of the Bank or 99.9%.

    The Bank provides a full range of banking services to individual and corporate customers in central Montana. The Bank is subject to competition from other financial institutions. The Bank is also subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities. Fidelity Service Corporation is dormant and has no assets.

    The accounting and consolidated financial statement reporting policies of the Company conform with generally accepted accounting principles and prevailing practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported and disclosed amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

    Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for losses on loans and real estate owned, management obtains independent appraisals for significant properties.

    Management believes the allowances for losses on loans and real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

    (b) BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries, the Bank and Fidelity Service Corporation. All significant intercompany transactions have been eliminated in consolidation.

    (c) CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all cash, daily interest demand deposits and non-interest-bearing deposits with banks, and time deposits in banks having original maturities of three months or less to be cash equivalents.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (d) INVESTMENT SECURITIES

    At the date of acquisition, the Company's investments are classified into three categories and accounted for as follows:

    - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as HELD-TO-MATURITY and reported at amortized cost.

    - Debt and equity securities, if bought and held principally for the purpose of selling them in the near term, as classified as TRADING SECURITIES and reported at fair value, with unrealized gains and losses included in earnings.

    - Debt and equity securities not classified as either held-to-maturity or trading securities are classified as AVAILABLE-FOR-SALE and reported at fair value, with any unrealized gains and losses excluded from earnings and reported (net of tax effect) as a separate component of stockholders' equity.

    During 1995, the Bank reclassified all existing held-to-maturity securities to available-for-sale (see note 2).

    Declines in the fair value of available-for-sale or held-to-maturity securities below carrying value that are other than temporary are charged to expense as realized losses and the related carrying value reduced to fair value.

    Premiums and discounts on investment securities are recognized in interest income using a method approximating the level-yield method over the term of each security. Realized gains and losses of investments sold are based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method, and are reported "net" in the consolidated statements of income.

    (e) LOANS RECEIVABLE AND LOAN FEES

    Loans receivable are stated at unpaid principal balances, less unearned discounts and net deferred loan origination fees. Interest on loans is credited to income as earned. Interest receivable is accrued only if deemed collectible. Discounts on purchased loans are amortized into interest income using the level-yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

    Material loan origination fees and related direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Origination fees on loans sold to the secondary market are recognized when the loan is sold. The amortization of deferred loan fees and costs and the accretion of unearned discounts on non-performing loans is discontinued during periods of non-performance.

    (f) LOANS HELD FOR SALE

    Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value. Net unrealized losses are recognized through a valuation allowance by charges to income.

    (g) ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is established through a provision for loan losses charged against operating expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal balance is unlikely. The allowance is an amount that management

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit, based on evaluations of the collectibility and prior loss experience of loans and commitments to extend credit. The evaluation takes into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay.

    In 1995, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," (collectively, the Statements). The Statements provide guidance for establishing an allowance for losses on specific loans which are deemed to be impaired. Groups of smaller-balance homogeneous loans (generally consumer loans) are evaluated for impairment collectively. A loan is considered impaired when it is probable that the Company will be unable to collect all principal and interest according to the contractual terms of the loan's original agreement. When a loan is determined to be impaired, a reserve is established through a charge to bad debt expense for the amount of the impairment. The amount of the impairment is measured using cash flows discounted at the loan's effective interest rate, except when it is determined that the sole source of repayment for the loan is the operations or liquidation of the underlying collateral. In such cases, the current value of the collateral, reduced by anticipated selling costs will be used in place of discounted cash flows. Generally, when a loan is deemed impaired, current period interest previously accrued but not collected is reversed against current period interest income. Income on such impaired loans is then recognized only to the extent that cash in excess of any amounts charged-off to the allowance for loan losses is received and where the future collection of principal is probable. Interest accruals are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

    The Company's adoption of the Statements did not have a material impact on the Company's financial position or results of operations. At December 31, 1995, impaired loans were not material.

    (h) AMORTIZATION OF EXCESS PURCHASE PRICE

    The excess of cost over the fair value of the net assets acquired of the Bank is being amortized against income using the straight-line method over a period of 15 years.

    (i) OTHER REAL ESTATE OWNED

    Other real estate owned represents real estate acquired through foreclosure and is initially recorded at the lower of fair market value less estimated costs to sell or "cost" (defined as the fair market value at initial foreclosure). Valuations are periodically performed by management, and an allowance for losses is established by a charge to expense if the fair market value less estimated costs to sell is less than "cost". At December 31, 1995 and 1994 the Company did not hold any other real estate.

    (j) STOCK IN FEDERAL HOME LOAN BANK

    Federal law requires a member institution of the Federal Home Loan Bank
(FHLB) System to hold common stock of its district FHLB according to predetermined formulas.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (k) PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets on straight-line and accelerated methods.

    (l) INCOME TAXES

    The Company and the Bank file a consolidated Federal income tax return. Under a formal tax sharing arrangement, the Bank's Federal income tax provision is computed on a separate company basis and income taxes currently payable are paid to the Company. State statute prevents filing of a consolidated Montana income tax return and, accordingly, separate returns are filed by the Bank and the Company.

    Deferred tax assets and liabilities are recognized for the estimated future consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (m) NET INCOME PER SHARE

    Net income per share data is calculated by dividing net income by the weighted average number of shares outstanding during the year.

    (n) RECLASSIFICATIONS

    Certain reclassifications have been made to the 1994 financial statements to conform with 1995 presentation.

(2)  SECURITIES AVAILABLE-FOR-SALE AND HELD-TO-MATURITY

    On November 15, 1995, the FASB issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." The Special Report allows for a "one-time classification" of securities as of a single date between November 15, 1995 and December 15, 1995. In December 1995, the Company reclassified all existing held-to-maturity securities with an amortized cost of approximately $10,982,000 and unrealized gain of approximately $54,000 to available-for-sale.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(2)  SECURITIES AVAILABLE-FOR-SALE AND HELD-TO-MATURITY (CONTINUED)
    The amortized cost, unrealized gains and losses, and estimated market values of securities available-for-sale at December 31 is as follows:

                                                                                       1995
                                                               -----------------------------------------------------
                                                                                 GROSS        GROSS
                                                                 AMORTIZED    UNREALIZED   UNREALIZED    ESTIMATED
                                                                   COST          GAINS       LOSSES     MARKET VALUE
                                                               -------------  -----------  -----------  ------------
U.S. Government and Federal agencies.........................  $   3,549,906      26,751       (1,542)     3,575,115
Mortgage-backed securities...................................     11,856,164     168,583      (31,164)    11,993,583
Municipal bonds..............................................        520,734         171       --            520,905
                                                               -------------  -----------  -----------  ------------
                                                               $  15,926,804     195,505      (32,706)    16,089,603
                                                               -------------  -----------  -----------  ------------
                                                               -------------  -----------  -----------  ------------


                                                                                       1994
                                                               -----------------------------------------------------
                                                                                 GROSS        GROSS
                                                                 AMORTIZED    UNREALIZED   UNREALIZED    ESTIMATED
                                                                   COST          GAINS       LOSSES     MARKET VALUE
                                                               -------------  -----------  -----------  ------------
U.S. Government and Federal agencies.........................  $   1,999,709          14      (35,822)     1,963,901
Mortgage-backed securities...................................      2,065,716      12,028       (5,756)     2,071,988
                                                               -------------  -----------  -----------  ------------
                                                               $   4,065,425      12,042      (41,578)     4,035,889
                                                               -------------  -----------  -----------  ------------
                                                               -------------  -----------  -----------  ------------

    Maturities of securities available-for-sale by contractual maturity at December 31, 1995 are shown below. Maturities of securities do not reflect repricing opportunities present in many adjustable rate securities, nor do they reflect expected shorter maturities based upon early prepayments of principal.

                                                                     AMORTIZED     ESTIMATED
                                                                       COST       MARKET VALUE
                                                                   -------------  ------------
Due in one year or less..........................................  $   2,399,961     2,410,725
Due after one year through five years............................      1,012,500     1,022,185
Due after five years through ten years...........................        658,179       663,110
Mortgage-backed securities.......................................     11,856,164    11,993,583
                                                                   -------------  ------------
                                                                   $  15,926,804    16,089,603
                                                                   -------------  ------------
                                                                   -------------  ------------

    There were no sales of available-for-sale securities or held-to-maturity securities during the years ended December 31, 1995 and 1994.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(2)  SECURITIES AVAILABLE-FOR-SALE AND HELD-TO-MATURITY (CONTINUED)

    The amortized cost and estimated market values of securities held-to-maturity at December 31, 1994 is as follows:

                                                              GROSS       GROSS     ESTIMATED
                                              AMORTIZED    UNREALIZED   UNREALIZED    MARKET
                                                 COST         GAINS       LOSSES      VALUE
                                             ------------  -----------  ----------  ----------
U.S. Government and Federal agencies.......  $  1,296,345      --          (33,978)  1,262,367
Mortgage-backed securities.................     6,913,449       5,835     (116,569)  6,802,715
Municipal bonds............................       119,372      --           (4,433)    114,939
                                             ------------       -----   ----------  ----------
    Total..................................  $  8,329,166       5,835     (154,980)  8,180,021
                                             ------------       -----   ----------  ----------
                                             ------------       -----   ----------  ----------

(3)  LOANS RECEIVABLE

    Loans receivable at December 31 are summarized as follows:

                                                                       1995           1994
                                                                   -------------  ------------
First mortgage loans and contracts secured by real estate........  $   9,303,296     8,100,585
Commercial loans.................................................     11,638,413     8,063,501
Second mortgage consumer loans...................................      3,355,565     2,931,115
Auto and other consumer loans....................................      3,822,860     2,539,164
Savings account loans............................................        201,066       254,866
                                                                   -------------  ------------
                                                                      28,321,200    21,889,231
Less:
  Unearned discount..............................................        185,153       203,678
  Allowance for loan losses......................................        325,492       324,021
  Net deferred loan origination fees.............................         36,110        48,494
                                                                   -------------  ------------
    Loans receivable, net........................................  $  27,774,445    21,313,038
                                                                   -------------  ------------
                                                                   -------------  ------------

    The weighted average stated interest rate on loans receivable at December 31, 1995 and 1994 was approximately 9.0% and 8.6%, respectively. The average yield on loans receivable, including amortization of unearned discount, was approximately 8.3% and 7.8% for the years ended December 31, 1995 and 1994, respectively.

    Loans receivable include approximately $11,527,000 and $10,587,000 in adjustable rate loans at December 31, 1995 and 1994, respectively.

    Real estate loans serviced for others totaled approximately $11,143,000 and $11,585,000 at December 31, 1995 and 1994, respectively.

    At December 31, 1995 and 1994, approximately $4,369,000 and $2,757,000, respectively, of loans or purchased participation loans were acquired where the customers are out of the state of Montana. Anticipated credit losses arising from these transactions compare favorably with the Company's credit loss experience of its loan portfolio as a whole.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(3)  LOANS RECEIVABLE (CONTINUED)
    A summary of activity in the allowance for loan losses follows:

                                                                            1995       1994
                                                                         ----------  ---------
Balance, beginning of year.............................................  $  324,021     --
Provision for loan losses..............................................      46,000     --
Reserve acquired (note 15).............................................      --        325,497
Losses charged against the allowance, net of recoveries................     (44,529)    (1,476)
                                                                         ----------  ---------

Balance, end of year...................................................  $  325,492    324,021
                                                                         ----------  ---------
                                                                         ----------  ---------

(4)  ACCRUED INTEREST RECEIVABLE

    Accrued interest receivable at December 31 is summarized as follows:

                                                                            1995       1994
                                                                         ----------  ---------
Loans receivable.......................................................  $  182,339    141,772
Mortgage-backed securities.............................................      92,300     50,464
Investment securities..................................................      71,501     64,838
Time deposits in banks and other interest-earning assets...............      54,159     45,056
                                                                         ----------  ---------
                                                                         $  400,299    302,130
                                                                         ----------  ---------
                                                                         ----------  ---------

(5)  PREMISES AND EQUIPMENT

    Premises and equipment at December 31 are summarized as follows:

                                                                         1995         1994
                                                                     ------------  ----------
Land...............................................................  $    100,531     100,531
Building and improvements..........................................       742,691     677,691
Furniture, fixtures and equipment..................................       502,269     343,273
                                                                     ------------  ----------
                                                                        1,345,491   1,121,495
Accumulated depreciation...........................................      (409,331)   (351,830)
                                                                     ------------  ----------
                                                                     $    936,160     769,665
                                                                     ------------  ----------
                                                                     ------------  ----------

    Depreciation of premises and equipment (included in occupancy and equipment expense) was $57,502 and $29,270 for the years ended December 31, 1995 and 1994, respectively.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(6)  DEPOSITS

    Deposits at December 31 are summarized as follows:

                                                                    1995
                                                 ------------------------------------------            1994
                                                 WEIGHTED AVERAGE                            ------------------------
                                                       RATE           AMOUNT          %         AMOUNT          %
                                                 ----------------  -------------  ---------  -------------  ---------
Passbook accounts..............................             3.23%  $   4,026,947        9.4% $   4,587,867       12.1%
NOW and demand accounts........................             1.46%     15,186,477       35.5     15,852,253       41.8
                                                                   -------------  ---------  -------------  ---------
    Total......................................                       19,213,424       44.9     20,440,120       53.9
                                                                   -------------  ---------  -------------  ---------
Certificate of deposit accounts:...............     3.00 to 3.99%       --           --          1,297,865        3.4
                                                    4.00 to 4.99%        411,244        1.0      1,485,942        3.9
                                                    5.00 to 5.99%      3,496,659        8.2      9,851,977       26.0
                                                    6.00 to 6.99%     19,620,315       45.9      2,706,204        7.1
                                                    7.00 to 7.99%       --           --            872,068        2.3
                                                    8.00 to 8.99%       --           --          1,282,183        3.4
                                                                   -------------  ---------  -------------  ---------
Total certificate of deposit accounts..........                       23,528,218       55.1     17,496,239       46.1
                                                                   -------------  ---------  -------------  ---------
    Total deposits.............................                    $  42,741,642      100.0% $  37,936,359      100.0%
                                                                   -------------  ---------  -------------  ---------
                                                                   -------------  ---------  -------------  ---------

    Scheduled maturities of certificates of deposit at December 31, 1995 are as follows:

Due within one year............................................  $13,254,433
Due within two to three years..................................    8,678,321
Due within four to five years..................................    1,595,464
                                                                 -----------
                                                                 $23,528,218
                                                                 -----------
                                                                 -----------

    The weighted average cost of deposits was approximately 4.0% and 3.3% at December 31, 1995 and 1994, respectively. The average cost of deposits approximated 4.2% and 3.6% for the years ending December 31, 1995 and 1994, respectively.

    Interest expense on deposits is summarized as follows:

                                                                     YEARS ENDED DECEMBER
                                                                              31,
                                                                    -----------------------
                                                                        1995        1994
                                                                    ------------  ---------
Passbook accounts.................................................  $    118,027     66,127
NOW and demand accounts...........................................       230,663    126,624
Certificate of deposit accounts...................................     1,227,545    509,111
                                                                    ------------  ---------
                                                                    $  1,576,235    701,862
                                                                    ------------  ---------
                                                                    ------------  ---------

    Cash payments for interest on deposits for the years ended December 31, 1995 and 1994 totaled approximately $1,348,000 and $841,000, respectively.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(7)  BORROWED FUNDS

    Borrowed funds consist of a note payable due in annual installments beginning July 1996 with a $1,000,000 final payment on January 15, 2005. The note is secured by 199,980 shares of the Bank and is guaranteed by certain principal shareholders of the Company. Interest is at an annual rate equal to 2% over the Federal Funds rate. The July 1996 payment of $75,000 was paid during 1995, therefore, the scheduled maturities of the debt are as follows:

1997............................................................  $ 100,000
1998............................................................    150,000
1999............................................................    200,000
2000............................................................    200,000
Thereafter......................................................  2,000,000
                                                                  ---------
                                                                  ---------

(8)  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    Securities sold under agreements to repurchase at December 31, consist of the following:

                                                                   1995
                                           -----------------------------------------------------
                                                                          BOOK      MARKET VALUE
                                                          WEIGHTED      VALUE OF         OF
                                            REPURCHASE     AVERAGE     UNDERLYING    UNDERLYING
                                              AMOUNT      RATE PAID    SECURITIES    SECURITIES
                                           ------------  -----------  ------------  ------------
Securities sold under agreements to
  repurchase within:
  1 - 30 days............................  $  4,902,682        5.24%  $  5,254,715  $  5,313,077
  31 - 90 days...........................     1,938,300        5.39      2,082,153     2,102,433
  Greater than 90 days...................       250,000        5.96        260,851       258,065
                                           ------------         ---   ------------  ------------
                                           $  7,090,982        5.35%  $  7,597,719  $  7,673,575
                                           ------------         ---   ------------  ------------
                                           ------------         ---   ------------  ------------


                                                                   1994
                                           -----------------------------------------------------
                                                                          BOOK      MARKET VALUE
                                                          WEIGHTED      VALUE OF         OF
                                            REPURCHASE     AVERAGE     UNDERLYING    UNDERLYING
                                              AMOUNT      RATE PAID    SECURITIES    SECURITIES
                                           ------------  -----------  ------------  ------------
Securities sold under agreements to
  repurchase within 31 - 90 days.........  $    238,922        5.04%  $    504,233  $    484,645
                                           ------------         ---   ------------  ------------
                                           ------------         ---   ------------  ------------

    The securities underlying agreements to repurchase entered into by the Company are for the same securities originally sold and are held in a custody account by a third party. For the year ended December 31, 1995 securities sold under agreements to repurchase averaged approximately $2,600,000 and the maximum outstanding at any month-end during the year was approximately $7,100,000.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(9)  INCOME TAXES

    Income tax expense is summarized as follows:

                                                                FEDERAL      STATE      TOTAL
                                                               ----------  ---------  ---------
Year ended December 31, 1995:
  Current....................................................  $  105,019     51,803    156,822
  Deferred...................................................      48,236      9,453     57,689
                                                               ----------  ---------  ---------
                                                               $  153,255     61,256    214,511
                                                               ----------  ---------  ---------
                                                               ----------  ---------  ---------
1994:
  Current....................................................  $   60,118     12,915     73,033
  Deferred...................................................      11,435      2,491     13,926
                                                               ----------  ---------  ---------
                                                               $   71,553     15,406     86,959
                                                               ----------  ---------  ---------
                                                               ----------  ---------  ---------

    Actual income tax expense differs from the "expected" income tax expense for that year (computed by applying the United States Federal corporate tax rate of 34% to earnings before income taxes) as follows:

                                                                             1995       1994
                                                                          ----------  ---------
Computed "expected" tax expense.........................................  $  206,781     69,639
Increase (decrease) resulting from:
  State taxes, net of Federal income tax effects........................      40,429     10,168
  Goodwill amortization.................................................      14,615      7,307
  Prior year overaccrual................................................     (34,674)    --
  Other, net............................................................     (12,640)      (155)
                                                                          ----------  ---------
                                                                          $  214,511     86,959
                                                                          ----------  ---------
                                                                          ----------  ---------

    Deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The types of

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(9)  INCOME TAXES (CONTINUED)
temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31 are as follows:

                                                                            1995       1994
                                                                         ----------  ---------
Deferred tax assets:
  Loans, principally due to reserve for loan losses and loan
    origination fees deferred for financial reporting purposes.........  $  105,951    114,451
  Purchase accounting (note 15)........................................     115,086    136,665
  Available-for-sale securities fair value adjustment..................      --         10,928
  Capital loss carryforwards...........................................      17,868     16,266
  Other................................................................       6,604      8,382
                                                                         ----------  ---------
    Total gross deferred tax assets....................................     245,509    286,692
                                                                         ----------  ---------
Deferred tax liabilities:
  Stock in Federal Home Loan Bank of Seattle, principally due to
    dividends not recognized for tax purposes..........................  $   72,403     65,097
  Available-for-sale securities fair value adjustment..................      60,762     --
  Premises and equipment, principally due to differences in
    deprecation........................................................      10,153     10,153
  SAIF assessment......................................................      20,755     --
  Other................................................................      --            638
                                                                         ----------  ---------
    Total gross deferred tax liabilities...............................     164,073     75,888
                                                                         ----------  ---------
    Net deferred tax asset.............................................  $   81,436    210,804
                                                                         ----------  ---------
                                                                         ----------  ---------

    In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryback years, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, at December 31, 1995 and 1994 management believes it is more likely than not that the Company and the Bank will realize the benefits of these deductible differences.

    Retained earnings at December 31, 1995 and 1994 includes approximately $265,000 for which no provision for Federal income tax has been made. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. However, it is not contemplated that amounts allocated to bad debt deductions will be used in any manner that would create taxable income.

    The Bank has capital loss carryforwards totaling approximately $110,000 that expire in 1998.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(9)  INCOME TAXES (CONTINUED)
    Cash paid for income taxes for the years ended December 31, 1995 and 1994 totaled approximately $82,000 and $101,000, respectively.

(10)  RELATED PARTY TRANSACTIONS

    Central Financial Services (CFS) provides various management services to the Bank including, accounting and tax services, investment consulting, personnel consulting, insurance advisory services and regulatory consulting. CFS is owned by the Company's majority stockholder. The charges were $63,942 and $36,031 for the years ended December 31, 1995 and 1994, respectively.

(11)  EMPLOYEE BENEFIT PLAN

    The Bank has an employee savings plan. To be eligible for the plan, an employee must complete one year of full-time employment with the Bank. Annual contributions, which are determined by the Bank's Board of Directors, are to be at least 2% of the participating employees' wages. Contributions for the years ended December 31, 1995 and 1994 totaled approximately $20,600 and $9,300, respectively.

(12)  REGULATORY CAPITAL OF THE BANK

    The three capital requirements under the Financial Institutions Reform, Recovery and Enforcement Act are: (1) a tangible capital requirement (stockholders' equity adjusted for the effects of intangibles, investments and advances to "nonincludable" subsidiaries and other factors) equal to not less than 1.5% of tangible assets (as defined in the regulations), (2) a core capital requirement (comprised of tangible capital adjusted for supervisory goodwill and other defined factors) equal to not less than 3% of tangible assets, and (3) a risk-based capital requirement equal to at least 8% of all risk-weighted assets. For the risk-weighting, selected assets are given a risk assignment of 0% to 100%. As an example, cash and securities backed by the full faith and credit of the U.S. Government are risk-weighted at 0% of book value, while repossessed assets and delinquent loans over 90 days past due are assigned a 100% factor, or a risk-weighting equal to their book value.

    The following table demonstrates, in dollars and percents, the extent to which the Bank exceeds the minimum capital requirements as of December 31, 1995:

                                                             REGULATORY CAPITAL
                                               ----------------------------------------------
                                                                APPROXIMATE
                                                   ACTUAL       REQUIREMENT        EXCESS
                                               --------------  --------------  --------------
Tangible capital:
  Dollar amount..............................  $  3,433,000         817,000       2,616,000
  Percent of tangible assets.................           6.3%            1.5%            4.8%
Core capital:
  Dollar amount..............................  $  3,433,000       1,634,000       1,799,000
  Percent of tangible assets.................           6.3%            3.0%            3.3%
Risk-based capital:
  Dollar amount..............................  $  3,758,000       2,353,000       1,405,000
  Percent of risk-weighted assets............          12.8%            8.0%            4.8%

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(12)  REGULATORY CAPITAL OF THE BANK (CONTINUED)
    Generally accepted accounting principles (GAAP) capital differs from tangible, core, and risk-based capital as a result of the following:

Capital measured by GAAP........................................  $ 4,117,000
Unrealized gains on available-for-sale securities...............     (102,000)
Goodwill........................................................     (580,000)
Other...........................................................       (2,000)
                                                                  -----------
Tangible and core capital.......................................    3,433,000
General valuation reserve.......................................      325,000
                                                                  -----------
Risk-based capital..............................................  $ 3,758,000
                                                                  -----------
                                                                  -----------

(13)  FAIR VALUE OF FINANCIAL INSTRUMENTS

    In 1995, the Company adopted SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." SFAS No. 107 requires disclosures of fair value for financial instruments, whether recognized or not recognized in the statement of financial condition. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity, or a contract that both imposes a contractual obligation on one entity to deliver cash or another financial instrument to a second entity.

    Quoted market prices are used for fair value when available, but do not exist for some of the Bank's financial instruments, primarily loans and time deposits. The fair value of these instruments has been derived from the Federal Home Loan Bank (FHLB) Rate Shock Analysis (FHLB Analysis). This FHLB Analysis primarily employs the discounted cash flow method which determines the economic value of loans and time deposits by calculating the present value of expected cash flows. The present value is determined by discounting the cash flows the instruments are expected to generate by the yields currently available to investors on instruments of comparable risk and duration. Therefore, to calculate present value, the FHLB makes assumptions about the size and timing of expected cash flows and appropriate discount rates. Different assumptions could materially change these instruments' estimated values.

    SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair values presented do not represent the Bank's underlying value.

    The following assumptions and methods were used by the Bank in estimating fair value:

    FINANCIAL ASSETS. Due to the liquid nature of the instruments, the carrying value of cash and cash equivalents and time deposits in banks approximates market value. For all investment securities, the fair value is based upon quoted market prices. The fair value of loans receivable was obtained from the FHLB Analysis. The fair value of accrued interest receivable approximates book value as the Bank expects contractual receipt in the short-term. The fair value of FHLB stock approximates redemption value.

    FINANCIAL LIABILITIES. The fair value of NOW and demand accounts and non-term savings deposits approximates book values as these deposits are payable on demand. The fair value of time deposits was obtained from the FHLB Analysis. The imputed interest rate on the borrowed funds approximates the Company's current long-term borrowing rate. Accordingly, the fair value of borrowed funds approximates

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) the carrying value. The fair value of securities sold under agreements to repurchase and accrued interest payable approximates book value due to contractual payment in the short-term.

    OFF-BALANCE SHEET. Commitments made to extend credit represent commitments for loan originations, the majority of which are contracted for immediate sale and therefore no fair value adjustment is necessary.

    LIMITATIONS. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding comparable market interest rates, future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax effect of the difference between the fair value and carrying value of financial instruments can have a significant effect on fair value estimates and have not been considered in the estimates presented herein.

                                                                                            DECEMBER 31, 1995
                                                                                       ---------------------------
                                                                                        BOOK VALUE     FAIR VALUE
                                                                                       -------------  ------------
Financial Assets:
  Cash and cash equivalents..........................................................  $   6,945,000     6,945,000
  Time deposits in banks.............................................................        345,000       345,000
  Securities available-for-sale......................................................     16,090,000    16,090,000
  Loans receivable, net..............................................................     29,169,000    29,727,000
  Accrued interest receivable........................................................        400,000       400,000
  Stock in Federal Home Loan Bank of Seattle.........................................        304,000       304,000
                                                                                       -------------  ------------
                                                                                       $  53,253,000    53,811,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Financial Liabilities:
  NOW and demand accounts............................................................  $  15,186,000    15,186,000
  Savings deposits...................................................................      4,027,000     4,027,000
  Time deposits......................................................................     23,528,000    23,669,000
  Borrowed funds.....................................................................      2,650,000     2,650,000
  Securities sold under agreements to repurchase.....................................      7,091,000     7,091,000
  Accrued interest payable...........................................................        390,000       390,000
                                                                                       -------------  ------------
                                                                                       $  52,872,000    53,013,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Off-Balance Sheet:
  Commitments to extend credit.......................................................  $    --             688,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(14)  COMMITMENTS AND CONTINGENCIES

    The Bank has sold loans to various investors in the secondary market under sales agreements which contain recourse provisions. Under the recourse provisions, the Bank may be required to repurchase a loan if a borrower fails to make three monthly payments within 120 days after the sale of the loan. The balance of loans sold with recourse provisions remaining at December 31, 1995 is approximately $6,884,000.

    In March 1994, the Bank entered into a three-year noncancelable service contract for data processing services.

    The deposits of the Bank are insured by the Savings Association Insurance Fund (SAIF), one of two funds administered by the Federal Deposit Insurance Corporation (FDIC). The Bank currently pays premiums of approximately 0.23% of thrift deposits. Under a plan to recapitalize the SAIF, the U.S. Treasury Department, FDIC, OTS, and the Congress are considering a plan to impose a "one-time" premium assessment of an incremental 0.85% to 0.90% of deposits. If this plan is implemented, the Bank would be assessed a "one-time" premium of approximately $239,000, based on deposit balances as of March 31, 1995.

(15)  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit risk.

    The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

    Financial instruments outstanding at December 31, 1995 whose contract amounts represent credit risk include:

Commitments to extend credit:
  --fixed rate....................................................  $ 126,075
  --variable rate.................................................    562,200
                                                                    ---------
                                                                    $ 688,275
                                                                    ---------
                                                                    ---------

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(16)  ACQUISITION

    On June 7, 1994, the Company acquired 199,980 shares of the 200,000 outstanding shares (99.9%) of Heritage Bank. The transaction was accounted for as a purchase and, accordingly, the consolidated statement of income for the year ended December 31, 1994 includes the Bank's results of operations since the date of the purchase.

    In connection with the purchase, the Company recorded the following:

Cash and cash equivalents.........................  $  4,288,207
Time deposits in bank.............................     1,537,909
Investment securities.............................     7,871,922
Loans receivable, net.............................    17,864,101
Excess of cost over fair value of net assets
  acquired........................................       644,789
Stock in Federal Home Loan Bank of Seattle........       271,900
Accrued interest receivable.......................       195,909
Premises and equipment............................       780,367
Deferred income tax assets........................       195,977
Prepaid expense and other assets..................        20,969
                                                    ------------
                                                      33,672,050
                                                    ------------

Deposits..........................................    29,541,318
Borrowed funds....................................       258,891
Advances from borrowers for taxes and insurance...       123,954
Income taxes payable..............................        28,671
Accrued interest payable..........................       111,756
Accrued expenses and other liabilities............       153,111
                                                    ------------
                                                      30,217,701
                                                    ------------
  Payment for purchase............................  $  3,454,349
                                                    ------------
                                                    ------------

    The premium paid over the historical net assets of the Bank at the date of purchase was as follows:

Cash consideration paid...........................  $ 3,454,349
Net assets........................................    3,045,291
                                                    -----------
  Premium paid over historical cost of net
    assets........................................  $   409,058
                                                    -----------
                                                    -----------

    The premium was allocated to the assets acquired as follows:

Loans...................................  $  (132,000)
Investment securities...................     (248,211)
Deferred income tax assets..............      144,480
Excess of acquisition cost (goodwill)...      644,789
                                          -----------
                                          $   409,058
                                          -----------
                                          -----------

                     HERITAGE BANCORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1995 AND 1994

(17)  PARENT COMPANY INFORMATION

    The following is condensed information of Heritage Bancorporation (parent company only):

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                             1995         1994
                                                                                         ------------  ----------
                                            CONDENSED BALANCE SHEETS

ASSETS:
Cash (deposited with Bank).............................................................  $     33,020      33,718
Investment in Bank.....................................................................     4,117,399   3,631,151
Other assets...........................................................................       239,692     277,789
                                                                                         ------------  ----------
                                                                                         $  4,390,111   3,942,658
                                                                                         ------------  ----------
                                                                                         ------------  ----------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Note payable...........................................................................  $  2,650,000   2,725,000
Other liabilities......................................................................        46,591      38,396
Stockholders' equity...................................................................     1,693,520   1,179,262
                                                                                         ------------  ----------
                                                                                         $  4,390,111   3,942,658
                                                                                         ------------  ----------
                                                                                         ------------  ----------

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                         ------------------------
                                                                                             1995         1994
                                                                                         ------------  ----------
                                         CONDENSED STATEMENTS OF INCOME

Revenues:
  Cash dividends from the Bank.........................................................  $    160,000      50,000
  Interest earning assets..............................................................         2,338       1,545
                                                                                         ------------  ----------
                                                                                              162,338      51,545
                                                                                         ------------  ----------
Expenses:..............................................................................
  Interest on note payable.............................................................       220,988     122,238
  Other................................................................................        34,276      32,219
                                                                                         ------------  ----------
                                                                                              255,264     154,457
                                                                                         ------------  ----------
Loss before income tax benefit and equity in undistributed income of the Bank..........       (92,926)   (102,912)
Income tax benefit.....................................................................       120,953      25,000
                                                                                         ------------  ----------
Income (loss) before equity in undistributed income of the Bank........................        28,027     (77,912)
Equity in undistributed income of the Bank.............................................       365,588     195,652
                                                                                         ------------  ----------
  Net income...........................................................................  $    393,615     117,740
                                                                                         ------------  ----------
                                                                                         ------------  ----------

                          UNITED UNAUDITED AND AUDITED
                       CONSOLIDATED FINANCIAL STATEMENTS

                             UNITED FINANCIAL CORP.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (UNAUDITED, EXCEPT DECEMBER 31)

                                                       SEPTEMBER 30,      DECEMBER
                                                    --------------------     31,
                                                      1997       1996       1996
                                                    ---------  ---------  ---------
                                                     (DOLLARS IN THOUSANDS, EXCEPT
                                                                EQUITY/
                                                      ASSETS, SHARE AND PER SHARE
                                                                 DATA)
                                      ASSETS
Cash and cash equivalents:
  Cash and amounts due from banks.................  $     715  $     673  $    921
  Interest-earning deposits with banks............      5,028        485     2,013
                                                    ---------  ---------  ---------
                                                        5,743      1,158     2,934
Investments:
  Securities held-to-maturity (estimated fair
    value of $32,492, $36,705 and $35,943 at
    September 30, 1997 and 1996 and December 31,
    1996, respectively)...........................     32,300     36,764    35,828
  Securities available-for-sale...................     26,349     31,655    25,185
                                                    ---------  ---------  ---------
                                                       58,649     68,419    61,013
Loans receivable, net.............................     34,160     33,585    35,176
Premises and equipment, net.......................      1,363      1,432     1,407
Real estate owned.................................        357        666       425
Accrued interest receivable.......................      1,052        956       817
FHLB stock, at cost...............................        524        379       379
Other assets......................................      1,234      1,350     1,686
                                                    ---------  ---------  ---------
                                                    $ 103,082  $ 107,945  $103,837
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  NOW and money market accounts...................  $   7,753  $   8,407  $  8,669
  Savings deposits................................     26,477     30,317    29,918
  Time deposits...................................     37,881     39,568    40,110
                                                    ---------  ---------  ---------
                                                       72,111     78,292    78,697
FHLB advances.....................................      5,000      3,650     --
Accrued interest payable..........................        297        276        66
Advance payments by borrowers for taxes and
  insurance.......................................        466        522       211
Income taxes payable..............................        281         83       259
Other liabilities.................................        170        802       188
                                                    ---------  ---------  ---------
                                                       78,325     83,625    79,421
Stockholders' equity:
Preferred stock, no par value (2,000,000 shares
  authorized; none outstanding)...................     --         --         --
Common stock, no par value (8,000,000 shares
  authorized; 1,223,312 outstanding)..............      8,849      1,223     1,223
Paid-in capital...................................         --      7,626     7,626
Retained earnings--partially restricted...........     16,319     15,991    16,060
Unrealized loss on securities
  available-for-sale..............................       (411)      (520)     (493 )
                                                    ---------  ---------  ---------
                                                       24,757     24,320    24,416
                                                    ---------  ---------  ---------
                                                    $ 103,082  $ 107,945  $103,837
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------
Equity/Assets.....................................      24.0%      22.5%     23.5%
Book Value/Share..................................  $   20.24  $   19.88  $  19.96

                             UNITED FINANCIAL CORP.

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                                               NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                  (DOLLARS IN
                                                                                               THOUSANDS, EXCEPT
                                                                                                PER SHARE DATA)
Interest income:
  Loans.....................................................................................  $   2,419  $   2,150
  Mortgage-backed securities................................................................      1,177      1,550
  Investment securities.....................................................................      1,821      1,578
  Interest-earning deposits.................................................................        143        124
                                                                                              ---------  ---------
                                                                                                  5,560      5,402
Interest Expense:
  Deposits..................................................................................      2,497      2,603
  FHLB advances.............................................................................        155         71
                                                                                              ---------  ---------
                                                                                                  2,652      2,674
  Net interest income.......................................................................      2,908      2,728
Provision for losses on loans...............................................................     --         --
                                                                                              ---------  ---------
  Net interest income after provision for losses on loans...................................      2,908      2,728
Noninterest Income:
  Fees and discounts........................................................................        307        325
  FHLB stock dividends......................................................................         28         24
  Investment securities sales, net gain.....................................................     --            132
  Other Income..............................................................................        147        162
                                                                                              ---------  ---------
                                                                                                    482        643
Noninterest Expense:
  Salaries and employee benefits............................................................        908        850
  Net occupancy and equipment expense.......................................................        195        184
  Data processing expense...................................................................         66         67
  FDIC/SAIF deposit insurance premium.......................................................         38        135
  FDIC/SAIF deposit insurance special assessment............................................     --            550
  Other expenses............................................................................        358        393
                                                                                              ---------  ---------
                                                                                                  1,565      2,179
                                                                                              ---------  ---------
  Income before income taxes................................................................      1,825      1,192
Provision for income taxes..................................................................        685        440
                                                                                              ---------  ---------
  Net income................................................................................  $   1,140  $     752
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Net income per share........................................................................  $     .93  $     .62

                             UNITED FINANCIAL CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES:
Net income................................................................................  $    1,140  $      752
Adjustments to reconcile net cash provided by operating activities:
  Depreciation and amortization of Bank premises and equipment............................          87          86
  Depreciation of real estate held for investment.........................................          27          27
  Investment securities net accretion.....................................................         (59)       (174)
  Sales of available-for-sale securities, net gain........................................      --            (132)
  Loans originated for the secondary market...............................................      (7,989)     (9,078)
  Proceeds from secondary market loan sales...............................................       8,443       8,978
  FHLB stock dividends....................................................................         (27)        (23)
  Net change in income taxes payable......................................................          22        (177)
  Net change in accrued interest receivable...............................................        (235)        (41)
  Net change in accrued interest payable..................................................         231         208
  Net change in other assets..............................................................         (86)         79
  Net change in other liabilities.........................................................         (18)        393
                                                                                            ----------  ----------
    Net cash provided by operating activities.............................................       1,536         898
INVESTING ACTIVITIES:
Purchases of held-to-maturity securities..................................................     (17,350)    (17,047)
Proceeds from matured and called held-to-maturity securities..............................      14,950       2,000
Mortgage-backed securities principal collections..........................................       5,987      21,590
Purchases of available-for-sale securities................................................      (3,998)     (6,908)
Proceeds from matured and called available-for-sale securities............................       3,000       7,000
Proceeds from sales of available-for-sale securities......................................                   3,139
Loans originated for portfolio............................................................     (12,007)    (14,311)
Loan principal collections................................................................      10,864       7,868
Proceeds from sales of portfolio loans....................................................       1,896       2,239
All other changes in loans, net...........................................................         263         904
Purchases of premises and equipment.......................................................         (43)        (24)
Net change in real estate owned...........................................................          41        (136)
Proceeds from redemption of FHLB stock....................................................      --             120
FHLB stock purchase.......................................................................        (118)     --
                                                                                            ----------  ----------
    Net cash provided by investing activities.............................................       3,485       6,434
                                                                                            ----------  ----------
FINANCING ACTIVITIES:
Net (decrease) increase in deposits.......................................................      (6,586)          1
Net increase (decrease) in FHLB advances..................................................       5,000      (6,850)
Net increase in advance escrow payments by borrowers......................................         255         298
Capitalized holding company formation costs...............................................      --             (37)
Cash dividends paid.......................................................................        (881)       (807)
                                                                                            ----------  ----------
    Net cash used by financing activities.................................................      (2,212)     (7,395)
                                                                                            ----------  ----------
Increase (decrease) in cash and cash equivalents..........................................       2,809         (63)
Cash and cash equivalents at beginning of year............................................       2,934       1,221
                                                                                            ----------  ----------
    Cash and cash equivalents at end of period............................................  $    5,743  $    1,158
                                                                                            ----------  ----------
SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash payments for interest................................................................  $    2,421  $    2,466
Cash payments for income taxes............................................................  $      663  $      481

                             UNITED FINANCIAL CORP.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                            ---------------------------------------------------------
                                                                                               UNREALIZED
                                                                                                 HOLDING
                                                                                                  GAINS
                                                              COMMON      PAID-IN   RETAINED    (LOSSES)
                                                               STOCK      CAPITAL   EARNINGS       NET        TOTAL
                                                            -----------  ---------  ---------  -----------  ---------
Balance--December 31, 1996................................   $   1,223   $   7,626  $  16,060   $    (493)  $  24,416
  Net income..............................................      --          --          1,140      --           1,140
  Cash dividends paid ($.72 per share)....................      --          --           (881)     --            (881)
  Decrease in unrealized loss on investment securities
    available-for-sale....................................      --          --         --              82          82
  Elimination of par value................................       7,626      (7,626)    --          --          --
                                                            -----------  ---------  ---------       -----   ---------
Balance--September 30, 1997...............................   $   8,849   $          $  16,319   $    (411)  $  24,757
                                                            -----------  ---------  ---------       -----   ---------
                                                            -----------  ---------  ---------       -----   ---------

                             UNITED FINANCIAL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

GENERAL

    United Financial Corp. ("United"), a Minnesota corporation formed in 1996, is a unitary savings bank holding company headquartered in Great Falls, Montana. United Financial Corp.'s wholly owned subsidiary, United Savings Bank, F.A. ("United Bank") is a federally chartered stock savings bank. United Bank's wholly owned subsidiary, Community Service Corporation, a Montana corporation formed in 1974, owns and manages real estate held for investment. United, United Bank, and United Bank's subsidiary are collectively referred to as the Company. United Bank's Great Falls Montana headquarters serves its primary market, the Great Falls metropolitan area. Full service branches are located in Shelby, Glendive and Havre, Montana. United Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC")--Savings Association Insurance Fund ("SAIF"). United Bank is a member of the Federal Home Loan Bank ("FHLB") of Seattle, Washington, and is subject to comprehensive supervision, regulation and examination by the Office of Thrift Supervision ("OTS") and the FDIC.

BASIS OF PRESENTATION

    United's consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Rule 10-01 of Securities and Exchange Commission Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the information contained herein reflects all postings and disclosures (consisting only of normal recurring adjustments) necessary for a fair presentation of the consolidated financial condition, results of operations, changes in stockholders' equity, and changes in cash flows for the periods disclosed. Operating results for the nine months ended September 30, 1997, are not necessarily indicative of the results anticipated for the year ended December 31, 1997. For additional information, refer to the consolidated audited financial statements and footnotes thereto included in the Company's annual report and Form 10-K for the year ending December 31, 1996.

MERGER ANNOUNCEMENT

    On June 24, 1997, a joint press release announced that United and Heritage Bancorporation had signed a letter of intent to merge. Heritage Bancorporation is the parent company of Heritage Bank, FSB, a Great Falls, Montana federally chartered savings bank with $80 million in assets. A combination of United and Heritage would create a banking institution with approximately $183 million in assets, $88 million in loans, $137 million in deposits and $30 million in stockholders' equity.

    Under the terms of the letter of intent, United and Heritage will merge in a tax-free reorganization pursuant to which United shareholders will own 70% of the combined entity and Heritage shareholders will own 30% of the combined entity. The parties have agreed that the bank holding company which results from the merger will be called United Financial Corp. and that the resulting bank will be called Heritage Bank.

    The merger has been approved by the Boards of Directors of both companies with the effective date expected to be in the first quarter of 1998, pending regulatory approval and a favorable vote by shareholders.

                             UNITED FINANCIAL CORP.

                                  (UNAUDITED)

STOCKHOLDERS' EQUITY

    On April 23, 1997, the shareholders of United approved a resolution which amended United's Articles of Incorporation and changed the par value of United's common stock and preferred stock from $1.00 par value to no par value. As a result, United's additional paid-in capital account has been combined with common stock as presented in the Consolidated Statement of Changes in Stockholders' Equity. In addition, the Stockholders' Equity section of United's Consolidated Statements of Financial Condition reflect no par value for preferred and common stock.

CASH EQUIVALENTS

    For purposes of the Consolidated Statements of Cash Flows, all cash, daily interest and noninterest-bearing deposits with banks are classified as cash equivalents.

COMPUTATION OF NET INCOME PER SHARE

    Net income or earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding for the quarters and nine months ended September 30, 1997, and September 30, 1996, were 1,223,312.

RECENT ACCOUNTING PRONOUNCEMENTS

    Financial Accounting Standards Board ("FASB") Statement No. 128 "Earnings per Share," was issued in February 1997. This Statement will replace the presentation of primary earnings per share (EPS) with a presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stocks were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

    Statement No. 128 is effective for United for periods ending after December 15, 1997. Once effective, all prior period EPS data presented must be restated to conform to the provisions of the Statement. Since United has never had employee stock options or any other provisions whereby common stock could be exercised or converted into additional common stock, the adoption of Statement No. 128 is not expected to have a material impact on the calculation of EPS.

DIVIDENDS DECLARED

    On January 27, 1997, the Board of Directors of United declared a first-quarter 1997 cash dividend of $.235 per share, paid February 24, 1997. On April 23, 1997, the Board of Directors of United declared a second-quarter 1997 cash dividend of $.24 per share, paid May 26, 1997. On July 28, 1997, the Board of Directors of United declared a third-quarter 1997 cash dividend of $.245 per share paid August 25, 1997. On October 27, 1997, the Board of Directors of United declared a fourth-quarter 1997 cash dividend of $.25 per share, paid November 24, 1997.

MATERIAL CONTRACTS--SEVERANCE AGREEMENTS

    Beginning in 1993, and renewed each year, United Bank's Board of Directors provided change of control severance agreements to its President and each of its five Vice-Presidents. The agreements provide

                             UNITED FINANCIAL CORP.

                                  (UNAUDITED)

for severance compensation in the event any company or person acquires control of United Bank, as determined in accordance with applicable federal regulations. Pursuant to his agreement upon a change of control, United Bank's President would be entitled to lump-sum compensation equal to two times his annual base salary plus any target bonuses, and 24 months of continued welfare and employee benefits. The agreements with each of the five Vice-Presidents provide for payment, upon a change of control, of lump-sum compensation equal to their annual base salary, plus any target bonuses, and 12 months of continued welfare and employee benefits.

FDIC/SAIF INSURANCE SPECIAL ASSESSMENT AND CHANGE IN INSURANCE PREMIUM

    Enacted into law in 1996 was legislation providing for a special assessment against FDIC/SAIF member institutions which capitalized the SAIF insurance reserve to the statutory prescribed 1.25% of insured deposits level. For United Bank, this one-time special assessment was $549,700, based upon 65.7 basis points per $100 of United Bank's insured deposit base on March 31, 1995. The Company's 1996 consolidated financial statements reflect this additional FDIC/SAIF insurance expense, the after tax impact amounting to a $338,300, or $.28 per share, reduction in third quarter and all 1996 net income.

    Based upon United Bank's 1996 year-end "1A" FDIC risk classification, United Bank's semi-annual FDIC/SAIF assessment rate, beginning January 1, 1997, decreased from 23 basis points to 6.5 basis points per $100 of insured deposits. Most commercial banks, now insured under the FDIC/Bank Insurance Fund (BIF), began paying 1.3 basis points per $100 of insured deposits. For the second half of 1997 United Bank's FDIC/SAIF assessment rate will be 6.3 basis points and BIF members will pay 1.26 basis points. In addition, this new law provides for the merger of the BIF/SAIF insurance funds on January 1, 1999, provided the bank and savings association charters have been merged by that date.

EMERGING LEGISLATION

    Now being debated in the U.S. Congress and Senate are several "Banking" and "Financial Modernization" bills that include such issues as thrift and thrift holding company charter changes, conversion of thrifts to national bank charter status, changes in bank holding company powers, merger of the BIF and SAIF FDIC insurance funds, consolidation of federal regulatory agencies, "modernization" of the FHLB system, branch banking and several other "consumer" and regulatory issues. What final form, and impact, this type of legislation and other potential changes in federal law regarding interstate banking and branching, Glass-Stegall Act revisions, the continued consolidation of the banking industry and other regulatory changes will have on United Bank's operations cannot be predicted at this time.

DEBT AND EQUITY INVESTMENT ACCOUNTING

    FASB Statement No. 115, "Accounting for Investments in Certain Debt and Equity Securities" addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. Statement No. 115 requires that the Company's investments be classified into the following three categories and accounted for as follows:

    (1) Debt securities purchased with the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost.

    (2) Debt and equity securities purchased and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

                             UNITED FINANCIAL CORP.

                                  (UNAUDITED)

    (3) Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale and reported at fair value, with net unrealized gains and losses excluded from earnings and reported (net of tax effect) as a separate component of stockholders' equity.

    United does not maintain a trading portfolio. All investment securities are therefore classified as either held-to-maturity or available-for-sale. Held-to-maturity investments, shown at cost, are comprised of mortgage-backed securities, Federal Home Loan Bank ("FHLB") certificates of deposit and U.S. Government securities and agencies. Available-for-sale securities, shown at fair value with net unrealized holding gains and losses, net of tax, reported in stockholders' equity, are comprised of the Kemper U.S. Government bond mutual fund and U.S. Government securities and agencies.

                             UNITED FINANCIAL CORP.

                                  (UNAUDITED)

    A comparison of the amortized cost and estimated fair value of investment securities at the dates indicated is as follows:

                                                                   SEPTEMBER 30, 1997
                                                            --------------------------------
                                                                     GROSS   GROSS  ESTIMATED
                                                            AMORTIZED UNREALIZED UNREALIZED   FAIR
                                                              COST   GAINS   LOSSES  VALUE
                                                            --------------------------------
                                                                 (DOLLARS IN THOUSANDS)
                                                                      (UNAUDITED)
Held-to-maturity:
U.S. Government agencies.................................... $11,000 $    78 $ --   $11,078

GNMA fixed and adjustable rate..............................   1,728      41   --     1,769
FNMA and FHLMC adjustable rate..............................   5,619      46     (83 )   5,582
FNMA and FHLMC 7 yr. and FHLMC 5 yr balloons................  12,646     112   --    12,758
FNMA and FHLMC REMIC certificates...........................   1,307   --        (2 )   1,305
                                                            --------------------------------
  Mortgage-backed securities................................  21,300     199     (85 )  21,414
                                                            --------------------------------
                                                            $32,300 $   277 $   (85 ) $32,492
                                                            --------------------------------
                                                            --------------------------------
Available-for-Sale:
U.S. Treasuries and U.S. Government agencies................ $21,022 $    65 $   (16 ) $21,071
Kemper U.S. Government bond mutual fund.....................   5,996      --    (718 )   5,278
                                                            --------------------------------
                                                            $27,018 $    65 $  (734 ) $26,349
                                                            --------------------------------
                                                            --------------------------------

                                                                   DECEMBER 31, 1996
                                                            --------------------------------
                                                                 (DOLLARS IN THOUSANDS)
Held-to-Maturity:
U.S. Government agencies.................................... $ 2,600 $     9   --   $ 2,609
FHLB certificates of deposit................................   6,000   --     --      6,000
                                                            --------------------------------
  U.S. Government agencies and other........................   8,600       9   --     8,609
                                                            --------------------------------

GNMA fixed and adjustable rate..............................   2,092      31      (1 )   2,122
FNMA and FHLMC adjustable rate..............................   5,787      28     (79 )   5,736
FNMA and FHLMC 7 yr and FHLMC 5 yr balloons.................  14,965     143      (3 )  15,105
FNMA and FHLMC REMIC certificates...........................   4,384   --       (13 )   4,371
                                                            --------------------------------
  Mortgage-backed securities................................  27,228     202     (96 )  27,334
                                                            --------------------------------
                                                            $35,828 $   211 $   (96 ) $35,943
                                                            --------------------------------
                                                            --------------------------------

Available-for-Sale:
U.S. Treasuries and U.S. Government agencies................ $20,024 $    94 $  (115 ) $20,003
Kemper U.S. Government bond mutual fund.....................   5,996      --    (814 )   5,182
                                                            --------------------------------
                                                            $26,020 $    94 $  (929 ) $25,185
                                                            --------------------------------
                                                            --------------------------------

                             UNITED FINANCIAL CORP.

                                  (UNAUDITED)

    A comparison of the amortized cost and estimated fair values of held-to-maturity and available-for-sale investment securities by contractual maturities at September 30, 1997, is shown below. Estimated maturities may differ from contractual maturities as some securities have call or prepayment options.

                                                                                               SEPTEMBER 30, 1997
                                                                                            ------------------------
                                                                                                          ESTIMATED
                                                                                             AMORTIZED      FAIR
                                                                                               COST         VALUE
                                                                                            -----------  -----------
                                                                                             (DOLLARS IN THOUSANDS)
                                                                                                  (UNAUDITED)
Held-to-Maturity:
Due after 2 years through 5 years.........................................................   $   8,000    $   8,063
Due after 5 years through 7 years.........................................................       3,000        3,015
Mortgage-backed securities................................................................      21,300       21,414
                                                                                            -----------  -----------
                                                                                                32,300    $  32,492
                                                                                            -----------  -----------
                                                                                            -----------  -----------

Available-for-Sale:
Due in 1 year or less.....................................................................   $  14,043    $  14,040
Due after 1 year through 2 years..........................................................       1,985        2,001
Due after 2 years through 5 years.........................................................       4,994        5,030
Kemper U.S. Government bond mutual fund...................................................       5,996        5,278
                                                                                            -----------  -----------
                                                                                             $  27,018    $  26,349
                                                                                            -----------  -----------
                                                                                            -----------  -----------

    During the nine months ended September 30, 1997, no investment security was sold. During the nine months ended September 30, 1996, one available-for-sale investment security with a book value of $3,007,090 was sold realizing a gain of $132,363.

ITEMS OF OTHER INCOME OR OTHER EXPENSES EXCEEDING ONE PERCENT OF THE AGGREGATE
  OF TOTAL INTEREST INCOME AND OTHER INCOME

    Advertising-related expenses for the nine months ended September 30, 1997, and 1996 were $60,800 and $68,000, respectively.

REGULATORY CAPITAL

    United Bank, the wholly owned regulated thrift institution of United is required to meet three FIRREA-enacted capital regulations: (1) a tangible capital requirement (stockholders' equity adjusted for the effects of intangibles, investments and advances to "nonincludable" subsidiaries and other factors) equal to not less than 1.5% of tangible assets (as defined in the regulations), (2) a core capital requirement, comprised of tangible capital adjusted for supervisory goodwill and other defined factors equal to not less than 3% of tangible assets, and (3) a risk-based capital requirement equal to 8% of all risk-weighted assets. For risk-weighting, selected assets are given a risk assignment of 0% to 100%. For example, cash and securities backed by the full faith and credit of the U.S. Government are risk-weighted at 0% of book value, while repossessed assets and delinquent loans over 90 days past due are assigned a 100% factor, or a risk-weighting equal to their book value. United Bank's total risk-weighted assets at September 30, 1997 were approximately $35.4 million.

                             UNITED FINANCIAL CORP.

                                  (UNAUDITED)

    The following table demonstrates as of September 30, 1997, the extent to which United Bank exceeds in dollars and in percent, the three minimum regulatory capital requirements:

                                                                                        REGULATORY CAPITAL
                                                                                -----------------------------------
                                                                                 ACTUAL     REQUIREMENT    EXCESS
                                                                                ---------  -------------  ---------
                                                                                      (DOLLARS IN THOUSANDS)
                                                                                            (UNAUDITED)
Tangible capital:
  $ Amount....................................................................  $  15,052    $   1,400    $  13,652
  % of tangible assets........................................................      16.1%         1.5%        14.6%
Core capital:
  $ Amount                                                                      $  15,052    $   2,800    $  12,252
  % of tangible assets                                                              16.1%         3.0%        13.1%
Risk-based capital:
  $ Amount....................................................................  $  15,127    $   2,836    $  12,291
  % of risk-weighted assets...................................................      42.7%         8.0%        34.7%

    Stockholders' equity as shown on United's consolidated financial statements differs from tangible, core and risk-based regulatory capital at the date indicated as follows:

                                                                                              SEPTEMBER 30, 1997
                                                                                             ---------------------
                                                                                                  (DOLLARS IN
                                                                                                  THOUSANDS)
                                                                                                  (UNAUDITED)
Consolidated stockholders' equity..........................................................        $  24,757
United stockholders' equity................................................................           (9,347)
                                                                                                     -------
  United Bank stockholders' equity.........................................................           15,410
Non-includable investments and notes of United Bank's subsidiary...........................             (351)
Unrealized loss on debt investment securities available-for-sale...........................               (7)
                                                                                                     -------
  Tangible and Core United Bank capital....................................................           15,052
Reserve for possible loan losses...........................................................               75
                                                                                                     -------
  Risk-based capital.......................................................................        $  15,127
                                                                                                     -------
                                                                                                     -------

    The Office of Thrift Supervision ("OTS") is responsible for insuring that capital standards reflect interest rate risk ("IRR"), defined as the potential for the reduction of earnings and stockholders' equity resulting from changes in market interest rates. The OTS has delayed implementation of a proposed capital deduction for savings institutions with a greater than normal level of IRR as calculated by the OTS Net Portfolio Value Model. Due to its current capital position, most recent OTS calculated IRR and proposed exemption criteria, United Bank would not have an IRR capital adjustment.

    Failure to comply with applicable regulatory capital requirements can result in capital directives from the director of the OTS, restrictions on growth, and other limitations on a savings association's operations.

                             UNITED FINANCIAL CORP.

                                  (UNAUDITED)

    The following table sets forth for the nine month period ended September 30, 1997, information regarding (1) average balance sheets, (2) an analysis of net interest income, and (3) other information regarding changes in interest-earning assets and interest-bearing liabilities.

                                                                                            INTEREST     AVERAGE
                                                                                 AVERAGE     EARNED/     YIELD/
                                                                                 BALANCE      PAID        COST
                                                                                ---------  -----------  ---------
                                                                                     (DOLLARS IN THOUSANDS,
                                                                                     EXCEPT PER SHARE DATA)
                                                                                           (UNAUDITED)
ASSETS
Mortgage loans (net of LIP)...................................................  $  31,374   $   2,190       9.31%
Non-mortgage loans............................................................      3,522         229       8.67%
                                                                                ---------  -----------  ---------
  Loans receivable............................................................     34,896       2,419       9.24%
Mortgage-backed securities....................................................     24,085       1,177       6.52%
Investments-other.............................................................     39,124       1,821       6.21%
Interest-earning deposits.....................................................      3,567         143       5.35%
                                                                                ---------  -----------  ---------
  Total interest-earning assets...............................................    101,672   $   5,560       7.29%
                                                                                           -----------  ---------
                                                                                           -----------  ---------
Non-earning assets............................................................      3,811
                                                                                ---------
                                                                                $ 105,483
                                                                                ---------
                                                                                ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
NOW and money market demand accounts..........................................  $   8,373   $     187       2.98%
Savings deposits..............................................................     27,908         733       3.50%
Time deposits.................................................................     39,074       1,577       5.38%
                                                                                ---------  -----------  ---------
  Total deposits..............................................................     75,355       2,497       4.42%
FHLB advances.................................................................      3,481         155       5.87%
                                                                                ---------  -----------  ---------
  Total interest-bearing liabilities..........................................  $  78,836   $   2,652       4.49%
                                                                                ---------  -----------  ---------
                                                                                ---------  -----------  ---------
  Stockholders' Equity........................................................  $  25,014
Unrealized loss on securities available-for-sale..............................       (502)
                                                                                ---------
Stockholders' equity, net.....................................................  $  24,512
                                                                                ---------
                                                                                ---------
Net interest-earning assets...................................................  $  22,836
Net interest income...........................................................              $   2,908
                                                                                           -----------
                                                                                           -----------
Net interest spread (1).......................................................                              2.80%
                                                                                                        ---------
                                                                                                        ---------
Net interest margin (2).......................................................      3.81%
Net income....................................................................              $   1,140
                                                                                           -----------
                                                                                           -----------
Return on average assets (3)..................................................      1.44%
Return on average equity (4)..................................................      6.20%
Equity to average assets ratio (5)............................................     23.24%
Dividend payout ratio (6).....................................................     77.28%
Interest-earning assets to interest-bearing liabilities ratio.................       1.29
Net income per share..........................................................  $     .93
Cash dividends paid...........................................................  $     881

--------------------------

(1) Average yield interest-earning assets minus average rate interest-bearing liabilities

(2) Net interest income divided by average interest-earning assets

(3) Net income divided by average total assets

(4) Net income divided by average equity

(5) Average equity divided by average total assets

(6) Dividends paid per share divided by net income per share

                             UNITED FINANCIAL CORP.

                                  (UNAUDITED)

    The following table sets forth for the nine month period ended September 30, 1996, information regarding (1) average balance sheets, (2) an analysis of net interest income, and (3) other information regarding changes in interest-earning assets and interest-bearing liabilities.

                                                                                            INTEREST     AVERAGE
                                                                                 AVERAGE     EARNED/     YIELD/
                                                                                 BALANCE      PAID        COST
                                                                                ---------  -----------  ---------
                                                                                     (DOLLARS IN THOUSANDS,
                                                                                     EXCEPT PER SHARE DATA)
                                                                                           (UNAUDITED)
ASSETS
Mortgage loans (net of LIP)...................................................  $  28,515   $   1,989       9.30%
Non-mortgage loans............................................................      2,377         161       9.03%
                                                                                ---------  -----------  ---------
  Loans receivable............................................................     30,892       2,150       9.28%
Mortgage-backed securities....................................................     33,656       1,550       6.14%
Investments-other.............................................................     35,061       1,578       6.00%
Interest-earning deposits.....................................................      3,175         124       5.22%
                                                                                ---------  -----------  ---------
  Total interest-earning assets...............................................    102,784   $   5,402       7.01%
                                                                                           -----------  ---------
                                                                                           -----------  ---------
Non-earning assets............................................................      3,979
                                                                                ---------
                                                                                $ 106,763
                                                                                ---------
                                                                                ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
NOW and money market demand accounts..........................................  $   8,472   $     192       3.02%
Savings deposits..............................................................     30,910         815       3.52%
Time deposits.................................................................     39,247       1,596       5.42%
                                                                                ---------  -----------  ---------
  Total deposits..............................................................     78,629       2,603       4.41%
FHLB advances.................................................................      1,644          71       5.76%
                                                                                ---------  -----------  ---------
  Total interest-bearing liabilities..........................................  $  80,273   $   2,674       4.44%
                                                                                ---------  -----------  ---------
                                                                                ---------  -----------  ---------
  Stockholders' Equity........................................................  $  25,015
Unrealized loss on securities available-for-sale..............................       (434)
                                                                                ---------
Stockholders' equity, net.....................................................  $  24,581
                                                                                ---------
                                                                                ---------
Net interest-earning assets...................................................  $  22,511
Net interest income                                                                         $   2,728
                                                                                           -----------
                                                                                           -----------
Net interest spread (1).......................................................                              2.57%
                                                                                                        ---------
                                                                                                        ---------
Net interest margin (2).......................................................      3.54%
Net income....................................................................              $     752
                                                                                           -----------
                                                                                           -----------
Return on average assets (3)..................................................       .94%
Return on average equity (4)..................................................      4.08%
Equity to average assets ratio (5)............................................     23.02%
Dividend payout ratio (6).....................................................    107.31%
Interest-earning assets to interest-bearing liabilities ratio.................       1.28
Net income per share..........................................................  $     .62
Cash dividends paid...........................................................  $     807

--------------------------

(1) Average yield interest-earning assets minus average rate interest-bearing liabilities

(2) Net interest income divided by average interest-earning assets

(3) Net income divided by average total assets

(4) Net income divided by average equity

(5) Average equity divided by average total assets

(6) Dividends paid per share divided by net income per share

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of United Financial Corp.:

    We have audited the accompanying consolidated statements of financial condition of United Financial Corp. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of United's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Financial Corp. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

    As discussed in the notes to the consolidated financial statements, United changed its method of accounting for investments in debt and equity securities in 1994 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                          KPMG Peat Marwick LLP

Billings, Montana
January 17, 1997

                             UNITED FINANCIAL CORP.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
                                                      ASSETS
Cash and cash equivalents:
  Cash and amounts due from banks.........................................................  $      921  $      805
  Interest-earning deposits with banks....................................................       2,013         416
                                                                                            ----------  ----------
                                                                                                 2,934       1,221
Investments:
  Securities held-to-maturity (estimated fair value of $35,943 and $43,199 at December 31
    1996 and 1995, respectively)..........................................................      35,828      43,117
  Securities available-for-sale...........................................................      25,185      35,261
                                                                                            ----------  ----------
                                                                                                61,013      78,378
Loans receivable, net.....................................................................      35,176      30,352
Premises and equipment, net...............................................................       1,407       1,494
Real estate owned.........................................................................         425         491
Accrued interest receivable...............................................................         817         916
Federal Home Loan Bank stock, at cost.....................................................         379         476
Other assets..............................................................................       1,686       1,112
                                                                                            ----------  ----------
                                                                                            $  103,837  $  114,440
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  NOW and money market demand accounts....................................................  $    8,669  $    8,167
  Savings deposits........................................................................      29,918      32,461
  Time deposits...........................................................................      40,110      37,663
                                                                                            ----------  ----------
                                                                                                78,697      78,291
Federal Home Loan Bank advances...........................................................      --          10,500
Accrued interest payable..................................................................          66          68
Advance payments by borrowers for taxes and insurance.....................................         211         224
Income taxes payable......................................................................          36          19
Deferred income taxes.....................................................................         223         241
Other liabilities.........................................................................         188         409
                                                                                            ----------  ----------
                                                                                                79,421      89,752
Stockholders' equity:
  Preferred stock, $1.00 par value (2,000,000 shares authorized; none outstanding)........      --          --
  Common stock, $1.00 par value (8,000,000 shares authorized; 1,223,312 outstanding)......       1,223       1,223
  Paid-in capital.........................................................................       7,626       7,663
  Retained earnings-partially restricted..................................................      16,060      16,046
  Unrealized loss on securities available-for-sale........................................        (493)       (244)
                                                                                            ----------  ----------
                                                                                                24,416      24,688
                                                                                            ----------  ----------
Commitments and contingencies.............................................................  $  103,837  $  114,440
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See Notes to Consolidated Financial Statements.

                             UNITED FINANCIAL CORP.

                       CONSOLIDATED STATEMENTS OF INCOME

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                             ----------------------------------
                                                                                1996        1995        1994
                                                                             ----------  ----------  ----------
Interest Income:
  Loans....................................................................  $    2,956  $    2,880  $    3,125
  Mortgage-backed securities...............................................       2,017       1,262       1,179
  Investment securities....................................................       2,128       3,000       3,451
  Interest-earning deposits................................................         152         252         171
                                                                             ----------  ----------  ----------
                                                                                  7,253       7,394       7,926

Interest Expense:
  Deposits.................................................................       3,473       3,412       3,616
  Federal Home Loan Bank advances..........................................          92           8      --
                                                                             ----------  ----------  ----------
                                                                                  3,565       3,420       3,616
                                                                             ----------  ----------  ----------
    Net interest income....................................................       3,688       3,974       4,310
  Provision for losses on loans............................................      --          --          --
                                                                             ----------  ----------  ----------
    Net interest income after provision for losses on loans................       3,688       3,974       4,310

Noninterest Income:
  Fees and discounts.......................................................         444         358         529
  FHLB stock dividends.....................................................          31          23          29
  Investment securities sales, net gain....................................         150           6      --
  Other income.............................................................         210         208         214
                                                                             ----------  ----------  ----------
                                                                                    835         595         772

Noninterest Expense:
  Salaries and employee benefits...........................................       1,172       1,174       1,126
  Net occupancy and equipment expense......................................         248         250         233
  Data processing expense..................................................          93          91          91
  FDIC/SAIF deposit insurance premium......................................         170         199         221
  FDIC/SAIF deposit insurance special assessment...........................         550      --          --
  Other expenses...........................................................         538         419         414
                                                                             ----------  ----------  ----------
                                                                                  2,771       2,133       2,085
                                                                             ----------  ----------  ----------
    Income before income taxes.............................................       1,752       2,436       2,997
Provision for income tax expense (benefit):
  Current..................................................................         667         759       1,126
  Deferred.................................................................         (18)        (45)        (15)
                                                                             ----------  ----------  ----------
                                                                                    649         714       1,111
                                                                             ----------  ----------  ----------
    Net income.............................................................  $    1,103  $    1,722  $    1,886
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
Net income per share.......................................................  $      .90  $     1.41  $     1.54

                See Notes to Consolidated Financial Statements.

                             UNITED FINANCIAL CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  -------------------------------
                                                                                    1996       1995       1994
                                                                                  ---------  ---------  ---------
OPERATING ACTIVITIES:
Net income......................................................................  $   1,103  $   1,722  $   1,886
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization of bank premises and equipment..................        114        118         85
  Depreciation of real estate held for investment...............................         37         38         40
  Investment securities net accretion...........................................       (208)       (54)       (21)
  Sales of available-for-sale securities, net gain..............................       (150)        (6)    --
  Loans originated for the secondary market.....................................    (11,996)    (8,426)   (12,704)
  Proceeds from secondary market loan sales.....................................     11,482      8,725     12,727
  Federal Home Loan Bank stock dividends........................................        (30)       (23)       (29)
  Net change in income taxes payable............................................         17         13        (77)
  Net change in deferred income taxes...........................................        (18)       (45)       (15)
  Net change in accrued interest receivable.....................................         98         91        (74)
  Net change in accrued interest payable........................................         (2)        26          6
  Net change in other assets....................................................        114       (138)        (8)
  Net change in other liabilities...............................................       (222)       139        (93)
                                                                                  ---------  ---------  ---------
    Net cash provided by operating activities...................................        339      2,180      1,723
                                                                                  ---------  ---------  ---------
INVESTING ACTIVITIES:
Purchases of held-to-maturity securities........................................    (25,047)   (25,092)   (17,560)
Proceeds from matured and called held-to-maturity securities....................      7,000      3,195     14,060
Mortgage-backed securities principal collections................................     25,559      4,707      3,736
Purchases of available-for-sale securities......................................     (6,908)    --         (7,824)
Proceeds from matured and called available-for-sale securities..................     12,556      3,294      2,500
Proceeds from sales of available-for-sale securities............................      4,141     12,797     --
Loans originated for portfolio..................................................    (19,330)   (10,794)   (11,302)
Loan principal collections......................................................     11,384      8,945     12,448
Proceeds from sales of portfolio loans..........................................      3,031      2,748      3,679
All other changes in loans, net.................................................         92        262        122
Purchases of premises and equipment.............................................        (28)      (301)       (16)
Net decrease in real estate owned...............................................         29         35         64
Federal Home Loan Bank stock net redemptions (purchases)........................        128        (62)       147
                                                                                  ---------  ---------  ---------
    Net cash provided (used) by investing activities............................     12,607       (266)        54
                                                                                  ---------  ---------  ---------
FINANCING ACTIVITIES:
Net increase (decrease) in deposits.............................................        406    (10,795)    (6,206)
Net change in Federal Home Loan Bank advances...................................    (10,500)    10,500     --
Net decrease in advance escrow payments by borrowers............................        (13)       (42)       (44)
Holding company formation costs.................................................        (37)    --         --
Cash dividends paid.............................................................     (1,089)      (991)      (893)
                                                                                  ---------  ---------  ---------
    Net cash used by financing activities.......................................    (11,233)    (1,328)    (7,143)
                                                                                  ---------  ---------  ---------
Increase (Decrease) in cash and cash equivalents................................      1,713        586     (5,366)
Cash and cash equivalents at beginning of year..................................      1,221        635      6,001
                                                                                  ---------  ---------  ---------
    Cash and cash equivalents at end of year....................................  $   2,934  $   1,221  $     635
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Supplemental Cash Flow Disclosure:
Cash payments for interest......................................................  $   3,566  $   3,394  $   3,610
Cash payments for income taxes..................................................  $     513  $     915  $   1,197

                 See Notes to Consolidated Financial Statements

                             UNITED FINANCIAL CORP.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        THREE YEARS ENDED DECEMBER 31, 1996
                                                             ---------------------------------------------------------
                                                                                                UNREALIZED
                                                                                                  HOLDING
                                                                                                   GAINS
                                                               COMMON      PAID-IN   RETAINED    (LOSSES)
                                                                STOCK      CAPITAL   EARNINGS       NET        TOTAL
                                                             -----------  ---------  ---------  -----------  ---------
Balance--December 31, 1993.................................   $   1,223   $   7,663  $  14,322   $    (553)  $  22,655
  Effect of change in accounting for investment securities
    January 1, 1994........................................      --          --         --             619         619
  Net income...............................................      --          --          1,886      --           1,886
  Cash dividends paid ($.73 per share).....................      --          --           (893)     --            (893)
  Increase in unrealized loss on investment securities
    available-for-sale.....................................      --          --         --          (1,718)     (1,718)
                                                             -----------  ---------  ---------  -----------  ---------
Balance--December 31, 1994.................................       1,223       7,663     15,315      (1,652)     22,549
  Net income...............................................      --          --          1,722      --           1,722
  Cash dividends paid ($.81 per share).....................      --          --           (991)     --            (991)
  Decrease in unrealized loss on investment securities
    available-for-sale.....................................      --          --         --           1,408       1,408
                                                             -----------  ---------  ---------  -----------  ---------
Balance--December 31, 1995.................................       1,223       7,663     16,046        (244)     24,688
  Net income...............................................      --          --          1,103      --           1,103
  Cash dividends paid ($.89 per share).....................      --          --         (1,089)     --          (1,089)
  Holding company formation costs..........................      --             (37)    --          --             (37)
  Increase in unrealized loss on investment securities
    available-for-sale.....................................      --          --         --            (249)       (249)
                                                             -----------  ---------  ---------  -----------  ---------
Balance--December 31, 1996.................................   $   1,223   $   7,626  $  16,060   $    (493)  $  24,416
                                                             -----------  ---------  ---------  -----------  ---------
                                                             -----------  ---------  ---------  -----------  ---------

                 See Notes to Consolidated Financial Statements

                             UNITED FINANCIAL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      THREE YEARS ENDED DECEMBER 31, 1996

GENERAL

    United Financial Corp. ("United"), a Minnesota corporation formed in 1996, is a unitary savings bank holding company headquartered in Great Falls, Montana. United Financial Corp.'s wholly owned subsidiary, United Savings Bank, F.A. ("United Bank") is a federally chartered stock savings bank. United Bank's wholly owned subsidiary, Community Service Corporation, a Montana corporation formed in 1974, owns and manages real estate held for investment. United, United Bank, and United Bank's subsidiary are collectively referred to as the Company. United Bank's Great Falls Montana headquarters serves its primary market, the Great Falls metropolitan area. Full service branches are located in Shelby, Glendive and Havre, Montana. United Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC")--Savings Association Insurance Fund ("SAIF"). United Bank is a member of the Federal Home Loan Bank ("FHLB") of Seattle, Washington, and is subject to comprehensive supervision, regulation and examination by the Office of Thrift Supervision ("OTS") and the FDIC.

BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of United, United Bank. The consolidated financial statements also include the Community Service Corporation, a wholly-owned subsidiary of United Bank. United, United Bank and United Bank's subsidiary are collectively referred to as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

    The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported and disclosed amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period. Actual results could differ significantly from those estimates.

    Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the reserve for possible loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the reserves for losses on loans and real estate owned, management obtains independent appraisals for significant properties. Management believes that the reserves for losses on loans and real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the reserves may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review United Bank's reserves for losses on loans and real estate owned. Such agencies may require United Bank to recognize additions to the reserves based on their judgments about information available to them at the time of their examination.

INVESTMENTS

    Investments are required to be classified into three categories and accounted for as follows:

        1) Debt securities purchased with the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

        2) Debt and equity securities, if bought and held principally for the purpose of selling them in the near term, are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

        3) Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale and reported at fair value, with net unrealized gains and losses excluded from earnings and reported (net of tax effect) as a separate component of stockholders' equity.

    At December 31, 1996 and 1995, the net unrealized gains and losses for all available-for-sale securities were losses of $834,590 and $412,405, for which the net unrealized tax benefit (a component of other assets) was $341,336 and $168,055, respectively. The stockholders' equity unrealized loss adjustment, net of the tax effect, at December 31, 1996 and 1995, was $493,254 and $244,350, respectively.

    The Company's investment portfolio contains both debt and equity securities. The Kemper U.S. Government bond fund is the only equity investment, while debt investments include U.S. Treasuries, U.S. Government agencies (including FHLB certificates of deposit) and mortgage-backed securities. Nonmortgage-backed investment securities are classified as either held-to-maturity or available-for-sale. Mortgage-backed investment securities represent participating interests in pools of first-mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are classified as held-to-maturity and are recorded at cost in the underlying pool of mortgage loans at the time of purchase, adjusted for any premium or discount. Investment discount is accreted or, in the case of premium, is amortized into income, using a method that approximates the level yield method, over the remaining term to maturity, adjusted for prepayments as received. United, by policy, does not purchase any investment for trading purposes. The cost of any investment, if sold, is determined by specific identification. Declines in the fair value of available-for-sale or held-to-maturity securities below carrying value that are other than temporary are charged to expense as realized losses and the related carrying value reduced to fair value.

SECONDARY MARKET LOAN SALES

    For the past several years, United Bank's total production of long-term, fixed-rate loans has been originated according to prearranged purchaser underwriting standards that result in immediate sale to the secondary market, primarily to mortgage bankers and pension funds. These loans are carried at their outstanding principal balance, which is the contracted purchase price, and therefore, no gain or loss is realized at sale. At December 31, 1996 and 1995, the other assets component of the Consolidated Statements of Financial Condition included $1,238,647 and $724,476, respectively, of loan production contracted for sale to the secondary market.

LOAN ORIGINATION FEES

    Material loan origination fees and related direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Origination fees on loans sold to the secondary market are recognized when the loan is sold. The amortization of deferred loan fees and costs and the accretion of unearned discounts on non-performing loans is discontinued during periods of non-performance.

LOANS RECEIVABLE

    Loans receivable are stated at unpaid principal balances, less the reserve for loan losses, discounts, unearned income and loans in process. Loans are placed on non-accrual status when collection of interest

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

is considered doubtful (generally loans past due 90 days or more). All loan interest previously accrued is provided an allowance by a charge to interest income, and income is subsequently recognized only to the extent that cash payments are received.

RESERVE FOR POSSIBLE LOAN LOSSES

    The reserve for possible loan losses is established through a provision for losses on loans which is charged to expense. Loan losses are charged against the reserve when management believes that the collectability of principal is unlikely. The reserve balance is an amount management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit, based on evaluations of collectability and prior loss experience. The evaluations consider such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay.

    The Company provides a reserve for losses on specific loans which are deemed to be impaired. Groups of small balance homogeneous loans (generally consumer loans) are evaluated for impairment collectively. A loan is considered impaired when, based upon current information and events, it is probable that the Company will be unable to collect, on a timely basis, all principal and interest according to the contractual terms of the loan's original agreement. When a specific loan is determined to be impaired, the reserve for possible loan losses is increased through a charge to expense for the amount of the impairment. The amount of the impairment is measured using cash flows discounted at the loan's effective interest rate, except when it is determined that the sole source of repayment for the loan is the operation or liquidation of the underlying collateral. In such cases, the current value of the collateral, reduced by anticipated selling costs will be used in place of discounted cash flows. The Company recognizes interest income on impaired loans only to the extent that cash payments are received.

    The reserve for possible loan losses as determined above, includes the reserve for impaired loans. The Company's existing policies for evaluating the adequacy of the reserve for loan losses and policies for discontinuing the accrual of interest on loans are used to establish the basis for determining whether a loan is impaired. At December 31, 1996 and 1995, no loans were classified as non-accrual or impaired.

REAL ESTATE OWNED

    Real estate owned represents real estate assets acquired through foreclosure or deed in lieu, and is comprised of properties both held for sale and held for investment, i.e., the production of income. Foreclosed assets held for sale are carried at the lower of (1) fair value minus estimated cost to sell, or (2) cost. Fair value is determined as the amount that could be reasonably expected in a current sale (other than a forced or liquidation sale) between a willing buyer and a willing seller. Management conducts an evaluation of each asset after foreclosure, and periodically thereafter. If the fair value of the asset minus the estimated cost to sell is less than the cost of the property, this deficiency is recognized as a valuation allowance and is charged to expense. Foreclosed assets held for the production of income are properties sold at their carrying value to United Bank's subsidiary, the Community Service Corporation, in exchange for loans and cash. The subsidiary carries these assets at their cost, less depreciation, which is computed using the straight-line method over the estimated useful lives of the assets. For both types of real estate owned, costs, if any, related to development and improvement are capitalized, whereas costs related to the holding of the assets are expensed.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

PREMISES AND EQUIPMENT

    Premises and equipment are recorded at cost. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets which range from 10 to 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

FEDERAL HOME LOAN BANK STOCK

    Federal law requires a member institution of the FHLB System to hold common stock of its district FHLB according to predetermined formulas.

INCOME TAXES

    United and its subsidiaries have elected to file a consolidated federal income tax return. State statute prevents filing of a consolidated Montana income tax return, and thus separate returns are filed by United and United Bank. Deferred tax assets and liabilities are recognized for the estimated future consequences attributable to differences between the financial statement amounts of assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in tax expense in the period that includes the enactment date.

RETIREMENT PLANS

    United Bank contributes to the Savings Associations Retirement Fund (a multi-employer defined benefit plan) which covers substantially all employees. United Bank funds actuarially determined pension costs as accrued. Consulting actuaries to the plan have indicated that the Fund continues to maintain the ERISA full funding limitation. Accordingly, normal plan costs of $111,971, $102,779 and $95,816, were offset from full funding for the plan years ending June 30, 1996, 1995 and 1994, respectively. Actual recorded pension expense, representing fiduciary insurance and administrative costs only, was $2,697, $2,709 and $2,577, for the years ending December 31, 1996, 1995 and 1994, respectively.

    United Bank has an employees' savings plan under Section 401(k) of the Internal Revenue Code (the Code). United allows eligible employees to contribute up to 15% of their monthly wages. Subject to Code limitations, United Bank matches an amount equal to 50% of the employee's contribution, up to 6% of total wages. Participants are at all times fully vested in their contributions and are immediately vested in United Bank's contributions. United Bank's 401(k) contributions and administrative costs were $23,345, $25,583 and $25,577 respectively in 1996, 1995 and 1994.

NET INCOME PER SHARE

    Net income per share data is based upon the weighted average number of shares outstanding.

CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all cash, daily interest and non-interest-bearing deposits with banks as cash equivalents.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company has not entered into any swaps, options, or futures contracts. Included in U.S. Government agencies are investments in structured notes which have contractual step-up interest rates and call features.

IMPAIRMENT AND DISPOSAL OF LONG-LIVED ASSETS

    FASB Statement No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the sum of the expected future cash flows is less than the carrying amount of the asset. Statement No. 121 was adopted January 1, 1996, and did not have a material impact on the Company's consolidated financial position or results of operations.

    ACCOUNTING FOR MORTGAGE SERVICING RIGHTS.

    In May 1995, the FASB issued Statement No. 122, "Accounting for Mortgage Servicing Rights." Statement No. 122 amends FASB Statement No. 65, "Accounting for Certain Mortgage Banking Activities," and requires that entities engaged in mortgage banking activities recognize rights to serve mortgage loans for others as separate assets, whether those rights were acquired through loan origination activities or through purchase transactions. In addition, a valuation reserve is established for impairment of mortgage servicing rights based on the predominate risk characteristics of the underlying loans and subsequently adjusted to reflect changes in the fair value of the servicing rights. Statement #122 was adopted by United Bank effective January 1, 1996 and did not have a material impact on United Bank's financial position or results of operations.

TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

    In June 1996, the FASB issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Statement No. 125 provides guidance on accounting for transfers and servicing of financial assets, recognition and measurement of servicing assets and liabilities, financial assets subject to prepayment, secured borrowings and collateral, and extinguishment of liabilities.

    Statement No. 125 generally requires the recognition as separate assets the rights to service mortgage loans for others, whether the servicing rights are acquired through purchases or loan originations. Statement No. 125 also specifies that financial assets subject to prepayment, including loans that can be contractually prepaid or otherwise settled in such a way that the holder would not recover substantially all of its recorded investment, be measured like debt securities available-for-sale under Statement No. 115, as amended by Statement No. 125. Statement No. 125 is effective for fiscal years beginning after December 31, 1996, and is not expected to have a material impact on the Company's consolidated financial position or results of operations.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

INVESTMENT SECURITIES

    A comparison of the amortized cost and estimated fair value of investment securities at the dates indicated is as follows:

                                                                                     DECEMBER 31, 1996
                                                                    ----------------------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                                       COST          GAINS        LOSSES     FAIR VALUE
                                                                    -----------  -------------  -----------  -----------
                                                                                   (DOLLARS IN THOUSANDS)
Held-to-Maturity:
  U.S. Government agencies........................................   $   2,600     $       9     $  --        $   2,609
  FHLB certificates of deposit....................................       6,000        --            --            6,000
                                                                    -----------        -----         -----   -----------
    U.S. Government agencies and other............................       8,600             9        --            8,609
                                                                    -----------        -----         -----   -----------
  GNMA fixed and adjustable rate..................................       2,092            31            (1)       2,122
  FNMA and FHLMC adjustable rate..................................       5,787            28           (79)       5,736
  FNMA and FHLMC 7 yr and FHLMC 5 yr balloons.....................      14,965           143            (3)      15,105
  FNMA and FHLMC REMIC certificates...............................       4,384        --               (13)       4,371
                                                                    -----------        -----         -----   -----------
    Mortgage-backed securities....................................      27,228           202           (96)      27,334
                                                                    -----------        -----         -----   -----------
                                                                     $  35,828     $     211     $     (96)   $  35,943
                                                                    -----------        -----         -----   -----------
                                                                    -----------        -----         -----   -----------
Available-for-Sale:
  U.S. Treasuries and U.S. Government agencies....................   $  20,024     $      94     $    (115)   $  20,003
  Kemper U.S. Government bond mutual fund.........................       5,996        --              (814)       5,182
                                                                    -----------        -----         -----   -----------
                                                                     $  26,020     $      94     $    (929)   $  25,185
                                                                    -----------        -----         -----   -----------
                                                                    -----------        -----         -----   -----------


                                                                                     DECEMBER 31, 1995
                                                                    ----------------------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                                       COST          GAINS        LOSSES     FAIR VALUE
                                                                    -----------  -------------  -----------  -----------
                                                                                   (DOLLARS IN THOUSANDS)
Held-to-Maturity:
  U.S. Treasuries and U.S. Government agencies....................   $   2,901     $       1     $      (1)   $   2,901
  GNMA fixed and adjustable rate..................................       2,339            35            (1)       2,373
  FNMA and FHLMC adjustable rate..................................       5,952            35           (31)       5,956
  FNMA 7 year and FHLMC 5 year balloons...........................       5,196            79        --            5,275
  FNMA and FHLMC REMIC certificates...............................      26,729             8           (43)      26,694
                                                                    -----------        -----         -----   -----------
    Mortgage-backed securities....................................      40,216           157           (75)      40,298
                                                                    -----------        -----         -----   -----------
                                                                     $  43,117     $     158     $     (76)   $  43,199
                                                                    -----------        -----         -----   -----------
                                                                    -----------        -----         -----   -----------
Available-for-Sale:
  U.S. Treasuries and U.S. Government agencies....................   $  29,678     $     395     $    (234)   $  29,839
  Kemper U.S. Government bond mutual fund.........................       5,996        --              (574)       5,422
                                                                    -----------        -----         -----   -----------
                                                                     $  35,674     $     395     $    (808)   $  35,261
                                                                    -----------        -----         -----   -----------
                                                                    -----------        -----         -----   -----------

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

    A comparison of the amortized cost and estimated fair values of held-to-maturity and available-for-sale investment securities by contractual maturities at December 31, 1996 is shown below. Expected maturities may differ from contractual maturities as some securities have call or prepayment options.

                                                                            DECEMBER 31, 1996
                                                                         ------------------------
                                                                          AMORTIZED    ESTIMATED
                                                                            COST      FAIR VALUE
                                                                         -----------  -----------
                                                                          (DOLLARS IN THOUSANDS)
Held-to-Maturity:
  Due in 1 year or less................................................   $   6,000    $   6,000
  Due after 1 year through 5 years.....................................       2,600        2,609
  Mortgage-backed securities...........................................      27,228       27,334
                                                                         -----------  -----------
                                                                          $  35,828    $  35,943
                                                                         -----------  -----------
                                                                         -----------  -----------
Available-for-Sale:
  Due in 1 year or less................................................   $  10,027    $  10,006
  Due after 1 year through 2 years.....................................       6,003        5,971
  Due after 2 years through 5 years....................................       3,994        4,026
  Kemper U.S. Government bond mutual fund..............................       5,996        5,182
                                                                         -----------  -----------
                                                                          $  26,020    $  25,185
                                                                         -----------  -----------
                                                                         -----------  -----------

    Gross proceeds from sales of investment securities available-for-sale for the year ended December 31, 1996, were $4,141,328 resulting in gross gains of $150,235. Gross proceeds from sales of investment securities available-for-sale for the year ended December 31, 1995, were $12,796,898 resulting in gross gains of $154,608 and gross losses of $149,305. There were no sales of investment securities in 1994.

ACCRUED INTEREST RECEIVABLE

    Accrued interest receivable at the dates indicated consisted of the following:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1996       1995
                                                                                ---------  ---------
                                                                                    (DOLLARS IN
                                                                                     THOUSANDS)
Accrued interest receivable on:
  Interest-earning deposits...................................................  $      15  $      30
  Mortgage-backed securities..................................................        142        193
  Other investment securities.................................................        371        438
  Loans receivable............................................................        289        255
                                                                                ---------  ---------
                                                                                $     817  $     916
                                                                                ---------  ---------
                                                                                ---------  ---------

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

LOANS RECEIVABLE

    Loans receivable at the dates indicated consisted of the following:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1996       1995
                                                                         ---------  ---------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
Conventional real estate loans:
  1-4 family residential units.........................................  $  15,445  $  13,540
  5 or more family residential units...................................      4,497      3,986
  Construction.........................................................      4,620      3,373
  Commercial and other.................................................      3,077      2,517
FHA insured or VA guaranteed loans.....................................      5,530      6,970
Home equity loans......................................................      1,132      1,136
Loans to depositors, savings secured...................................         92        175
Recreational vehicle and auto loans....................................      1,239         31
Other non-mortgage loans...............................................      1,251        307
                                                                         ---------  ---------
                                                                            36,883     32,035
Less:
  Discounts on loans...................................................          4          8
  Reserve for possible loan losses.....................................         75         75
  Loans in process.....................................................      1,628      1,600
                                                                         ---------  ---------
                                                                         $  35,176  $  30,352
                                                                         ---------  ---------
                                                                         ---------  ---------

    Real estate loans serviced for others totaled $4,380,889, $3,719,442 and $2,101,509 at December 31, 1996, 1995 and 1994, respectively. These loans are not included in the consolidated financial statements.

    There were no nonaccrual loan principal balances for which interest income had not been recognized at December 31, 1996, 1995 and 1994.

    The average yield on loans was 9.29%, 9.33% and 9.38% for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, 1995 and 1994, the average yield on loans was 9.18%, 9.16% and 9.16%, respectively.

    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit risk.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitment and conditional obligations as it does for on-balance-sheet instruments.

    Financial instruments outstanding at December 31, 1996, whose contract amounts represent credit risk are fixed-rate commitments to extend credit totaling approximately $462,000.

    At December 31, 1996 and 1995, the Company had adjustable rate loans in its portfolio of approximately $1,765,000 and $2,290,000, respectively.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

    A summary of changes in the reserve for possible loan losses for the years indicated is as follows:

                                                                               YEAR ENDED DECEMBER 31,
                                                                        -------------------------------------
                                                                           1996         1995         1994
                                                                           -----        -----        -----
                                                                               (DOLLARS IN THOUSANDS)
Balance at beginning of period........................................   $      75    $      75    $      75
Provision charged to operating expense................................      --           --           --
Losses charged off....................................................      --           --           --
                                                                               ---          ---          ---
                                                                         $      75    $      75    $      75
                                                                               ---          ---          ---
                                                                               ---          ---          ---

REAL ESTATE OWNED

    Real estate owned at the dates indicated consisted of the following:

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
                                                                                   (DOLLARS IN
                                                                                    THOUSANDS)
Real estate held for investment..............................................  $     755  $     792
Accumulated depreciation.....................................................       (370)      (341)
                                                                               ---------  ---------
                                                                                     385        451
Real estate held for sale....................................................         40         40
                                                                               ---------  ---------
                                                                               $     425  $     491
                                                                               ---------  ---------
                                                                               ---------  ---------

    During 1996, United Bank sold real estate held for sale with a $245,924 book value to an individual in exchange for a $184,000 loan and cash. There was a $15,924 loss recognized on the sale. During 1996, United Bank's subsidiary sold real estate held for investment with a $33,168 book value to an individual in exchange for cash. There was a $13,832 gain recognized on the sale.

    During 1995, United Bank's subsidiary sold real estate held for investment with a $34,799 book value to an individual in exchange for cash. There was a $6,669 gain recognized on the sale.

    A summary of changes in the allowance for possible losses on the disposition of real estate owned for the years indicated is as follows:

                                                                               YEAR ENDED DECEMBER 31,
                                                                         -----------------------------------
                                                                            1996         1995        1994
                                                                            -----        -----     ---------
                                                                               (DOLLARS IN THOUSANDS)
Balance at beginning of period.........................................      --           --       $      60
Provision charged to operating expense.................................      --           --          --
Losses charged off.....................................................      --           --             (60)
                                                                                 --           --
                                                                                                         ---
                                                                             --           --          --
                                                                                 --           --
                                                                                 --           --
                                                                                                         ---
                                                                                                         ---

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

PREMISES AND EQUIPMENT

    Premises and equipment at the dates indicated are summarized as follows:

                                                                            DECEMBER 31,
                                                                        --------------------
                                                                          1996       1995
                                                                        ---------  ---------
                                                                            (DOLLARS IN
                                                                             THOUSANDS)
Land..................................................................  $     264  $     264
Buildings and improvements............................................      2,257      2,257
Furniture and equipment...............................................        341        396
                                                                        ---------  ---------
                                                                            2,862      2,917
Accumulated depreciation..............................................     (1,455)    (1,423)
                                                                        ---------  ---------
                                                                        $   1,407  $   1,494
                                                                        ---------  ---------
                                                                        ---------  ---------

DEPOSITS

    Deposits at the dates indicated are comprised of the following:

                                              DECEMBER 31, 1996
                                    -------------------------------------    DECEMBER 31, 1995
                                    WEIGHTED AVG.                          ----------------------
                                    INTEREST RATE   AMOUNT      PERCENT     AMOUNT      PERCENT
                                    -------------  ---------  -----------  ---------  -----------
                                                       (DOLLARS IN THOUSANDS)
NOW accounts......................          2.86%  $   6,250         7.9%  $   5,733         7.3%
Money market demand accounts......          3.49%      2,419         3.1%      2,434         3.1%
                                    -------------  ---------       -----   ---------       -----
                                            3.03%      8,669        11.0%      8,167        10.4%

Savings deposits..................          3.56%     29,918        38.0%     32,461        41.5%

Time deposits.....................     3.25-4.99%      7,471         9.5%      1,441         1.8%
                                       5.00-5.99%     32,576        41.4%     33,108        42.3%
                                       6.00-7.99%         63          .1%      3,114         4.0%
                                    -------------  ---------       -----   ---------       -----
                                            5.43%     40,110        51.0%     37,663        48.1%
                                    -------------  ---------       -----   ---------       -----
                                            4.45%  $  78,697       100.0%  $  78,291       100.0%
                                    -------------  ---------       -----   ---------       -----
                                    -------------  ---------       -----   ---------       -----

    There were no jumbo time deposits (minimum $.1 million) at December 31, 1996. There were approximately $.4 million of jumbo time deposits at December 31, 1995.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

    Maturities of time deposits are as follows:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1996       1995
                                                                       ---------  ---------
                                                                           (DOLLARS IN
                                                                            THOUSANDS)
Due date:
  Within one year....................................................  $  27,015  $  22,949
  Within two years...................................................      5,500      9,226
  Within three years.................................................      3,109      2,201
  Thereafter.........................................................      4,486      3,287
                                                                       ---------  ---------
                                                                       $  40,110  $  37,663
                                                                       ---------  ---------
                                                                       ---------  ---------

    Interest expense on deposits consisted of the following:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
Interest on deposits:
  NOW and money market demand accounts...........................  $     257  $     243  $     252
  Savings deposits...............................................      1,078      1,277      1,823
  Time deposits..................................................      2,147      1,898      1,548
  Less withdrawal penalties......................................         (9)        (6)        (7)
                                                                   ---------  ---------  ---------
                                                                   $   3,473  $   3,412  $   3,616
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The average cost of deposits was 4.43%, 4.22% and 3.81% for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, 1995 and 1994, the cost of deposits was 4.45%, 4.44% and 3.94%, respectively.

FEDERAL HOME LOAN BANK ADVANCES

    There were no FHLB advances outstanding at December 31, 1996, and $10.5 million of FHLB advances were outstanding at December 31, 1995. The weighted average interest rate on FHLB advances outstanding at December 31, 1995 was 5.78%. FHLB advances are secured by pledges of FHLB stock, funds on deposit, and by a blanket assignment of United Bank's unpledged, qualifying mortgage loans, mortgage-backed securities, and other investment securities.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

INCOME TAXES

    A summary of the current and deferred components of income tax expense (benefit) are as follows:

                                                                           YEAR ENDED DECEMBER 31,
                                                                       -------------------------------
                                                                         1996       1995       1994
                                                                       ---------  ---------  ---------
                                                                           (DOLLARS IN THOUSANDS)
Current--Federal.....................................................  $     549  $     595  $     921
      --State........................................................        118        164        205
                                                                       ---------  ---------  ---------
                                                                             667        759      1,126
                                                                       ---------  ---------  ---------
Deferred--Federal....................................................        (15)       (44)       (13)
       --State.......................................................         (3)        (1)        (2)
                                                                       ---------  ---------  ---------
                                                                             (18)       (45)       (15)
                                                                       ---------  ---------  ---------
Provision for income taxes...........................................  $     649  $     714  $   1,111
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    The Company's income taxes differ from those computed at the federal statutory corporate tax rate of 34% for 1996, 1995 and 1994 as follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                                      -------------------------------
                                                                        1996       1995       1994
                                                                      ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
Tax provision at statutory rate.....................................  $     596  $     828  $   1,019
Tax-exempt interest and dividends...................................        (23)       (29)       (42)
State tax, net of federal income tax benefit........................         76        108        134
Tax reserve for loan losses due to an increase in base year
  reserves..........................................................     --           (194)    --
Other...............................................................     --              1     --
                                                                      ---------  ---------  ---------
  Provision for income taxes........................................  $     649  $     714  $   1,111
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at the dates indicated are as follows:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1996       1995
                                                                                ---------  ---------
                                                                                    (DOLLARS IN
                                                                                     THOUSANDS)
Deferred tax assets:
  Loans, due to the reserve for possible loan losses deferred for financial
    purposes..................................................................  $      29  $      29
  Vacation/termination benefits not recognized for tax purposes until paid....         27         25
  Other deferred tax assets...................................................         13     --
                                                                                ---------  ---------
                                                                                       69         54
                                                                                ---------  ---------
Deferred tax liabilities:
  Premises and equipment, principally due to differences in depreciation......        211        198
  Federal Home Loan Bank stock, principally due to dividends not recognized
    for tax purposes..........................................................         68         88
  Other deferred tax liabilities..............................................         13          9
                                                                                ---------  ---------
                                                                                      292        295
                                                                                ---------  ---------
    Net deferred tax liability................................................  $     223  $     241
                                                                                ---------  ---------
                                                                                ---------  ---------

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryback years, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, at December 31, 1996 and 1995, management believes it is more likely than not that United and United Bank will realize the benefits of those deductible differences.

    Retained earnings, at December 31, 1996, includes approximately $3,200,000 for which no provision for federal income tax has been made. This amount represents the base year tax bad debt reserve which is essentially an allocation of earnings to pre-1988 bad debt deductions for income tax purposes only. This amount is treated as a permanent difference and deferred taxes are not recognized unless it appears that this amount will be reduced and thereby result in taxable income in the foreseeable future. Under current tax regulations, management does not foresee any changes in its business or operations which would result in a recapture of its federal bad debt reserve into taxable income.

    For taxable years beginning prior to January 1, 1996, savings institutions such as United Bank were allowed, if certain conditions were met, a special bad debt deduction for income tax purposes under Section 593 of the Internal Revenue Code. The deduction was based on actual loss experience over a period of years or a percentage of taxable income before such deduction. United Bank, beginning with the 1988 tax year, had not utilized the percentage of taxable income bad debt deduction.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

    Recently enacted federal legislation repeals the Section 593 percentage of taxable income method of computing tax deductions for bad debt reserves for tax years beginning after December 31, 1995. As a result, savings associations are no longer able to calculate their deduction for bad debts using the percentage-of-taxable-income method. Instead, savings associations with assets of less than $500 million compute their deduction based on actual loss experience over a period of years. This legislation also requires savings associations to recapture into income over a six-year period their bad debt tax reserves in excess of their 1987 "base year" reserve level thereby generating additional tax liability. At December 31, 1996, United Bank's bad debt tax reserves were approximately the same as its base year reserves, therefore no recapture is required.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company is required to disclose the fair value of financial instruments, whether recognized or not recognized in the statement of financial condition. A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that both imposes a contractual obligation on one entity to deliver cash or another financial instrument to a second entity.

    Quoted market prices are used for fair value when available, but do not exist for some of the Company's financial instruments, primarily loans and time deposits. The fair value of these instruments has been derived from the Office of Thrift Supervision Net Portfolio Value Model ("OTS Model"). This OTS Model primarily employs the static discounted cash flow method which estimates the fair value of loans and time deposits by discounting the cash flows the instruments are expected to generate by the yields currently available to investors on instruments of comparable risk and duration. Therefore, to calculate present value, the OTS Model makes assumptions about the size and timing of expected cash flows and appropriate discount rates. Different assumptions could materially change these instruments' estimated value.

    The following assumptions and methods are used by the Company in estimating fair value:

        Financial Assets--The fair value approximates book value for cash and cash equivalents as they represent over-night funds. For all investment securities, the fair value is based upon quoted market prices. The fair value of loans receivable was obtained from the OTS Model. The fair value of accrued interest receivable approximates book value as the Company expects contractual receipt in the short-term. The fair value of FHLB stock approximates redemption value. Secondary market loan sales receivable approximates book value as each loan is contracted for immediate sale.

        Financial Liabilities--The fair value of NOW and money market demand accounts and non-term savings deposits approximates book value as these deposits are payable on demand. The fair value of time deposits was obtained from the OTS Model. The fair value of FHLB advances and accrued interest payable approximates book value due to contractual payment in the short-term.

        Off-Balance Sheet--Commitments made to extend credit represent commitments for loan originations, the majority of which are contracted for immediate sale, and therefore no fair value adjustment is necessary.

        Limitations--Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding comparable

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

    market interest rates, future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Fair value estimates are based on existing on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax effect of the difference between the fair value and carrying value of financial instruments can have a significant effect on fair value estimates and have not been considered in the estimates presented herein.

    The approximate book value and estimated fair value of the Company's financial instruments at the dates indicated are as follows:

                                                                   DECEMBER 31,
                                                    ------------------------------------------
                                                            1996                  1995
                                                    --------------------  --------------------
                                                      BOOK       FAIR       BOOK       FAIR
                                                      VALUE      VALUE      VALUE      VALUE
                                                    ---------  ---------  ---------  ---------
                                                              (DOLLARS IN THOUSANDS)
Financial Assets:
  Cash and cash equivalents.......................  $   2,934  $   2,934  $   1,221  $   1,221
  Securities held-to-maturity.....................     35,828     35,943     43,117     43,199
  Securities available-for-sale...................     25,185     25,185     35,261     35,261
  Loans receivable................................     35,176     35,700     30,352     31,200
  Accrued interest receivable.....................        817        817        916        916
  Federal Home Loan Bank stock....................        379        379        476        476
  Secondary market loan sales receivable..........      1,239      1,239        724        724

Financial Liabilities:
  NOW and money market demand accounts............      8,669      8,669      8,167      8,167
  Savings deposits................................     29,918     29,918     32,461     32,461
  Time deposits...................................     40,110     40,000     37,662     37,700
  Federal Home Loan Bank advances.................     --         --         10,500     10,500
  Accrued interest payable........................         66         66         68         68

Off-Balance Sheet:
  Commitments to extend credit....................        462        462      1,328      1,328

MATERIAL CONTRACTS

    Beginning in 1993, and renewed each year since, United Bank's Board of Directors provided change of control severance agreements to its President and each of its five Vice Presidents. The agreements provide for severance compensation in the event any company or person acquires control of United Bank, as determined in accordance with applicable federal regulations. Pursuant to his agreement upon a change of control, United Bank's President would be entitled to lump-sum compensation equal to two times his annual base salary plus any target bonuses, and 24 months of continued welfare and employee benefits. The agreements with United Bank's five Vice Presidents provide for payment, upon a change of control, of lump-sum compensation equal to their annual base salary, plus any target bonuses, and 12 months of continued welfare and employee benefits.

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

REGULATORY CAPITAL

    United Bank is required to meet three FIRREA-enacted capital requirements: a tangible capital requirement (stockholders' equity adjusted for the effects of intangibles, investments and advances to "nonincludable" subsidiaries and other factors) equal to not less than 1.5% of tangible assets (as defined in the regulations), a core capital requirement, comprised of tangible capital adjusted for supervisory goodwill and other defined factors equal to not less than 3% of tangible assets, and a risk-based capital requirement equal to at least 8% of all risk-weighted assets. For risk-weighting, selected assets are given a risk assignment of 0% to 100%. United Bank's total risk-weighted assets at December 31, 1996, were approximately $35.8 million.

    The following table demonstrates as of December 31, 1996, the extent to which United Bank exceeds in dollars and in percent, the three FIRREA minimum capital requirements:

                                                                  REGULATORY CAPITAL
                                                          -----------------------------------
                                                           ACTUAL     REQUIREMENT    EXCESS
                                                          ---------  -------------  ---------
                                                                (DOLLARS IN THOUSANDS)
Tangible capital:
  $ Amount..............................................  $  14,974    $   1,417    $  13,557
  % of tangible assets..................................       15.9%         1.5%        14.4%
Core capital:
  $ Amount..............................................  $  14,974    $   2,834    $  12,140
  % of tangible assets..................................       15.9%         3.0%        12.9%
Risk-based capital:
  $ Amount..............................................  $  15,009    $   2,862    $  12,147
  % of risk-weighted assets.............................       42.0%         8.0%        34.0%

    Stockholders' equity as shown on the Company's consolidated financial statements differs from United Bank's tangible, core and risk-based regulatory capital at December 31, 1996, as follows:

                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Consolidated stockholders' equity.......................................       $   24,416
United stockholders' equity.............................................           (9,100)
                                                                                  -------
  United Bank stockholders' equity......................................           15,316
Non-includable investments and notes of United Bank subsidiary..........             (386)
Unrealized loss on debt investment securities available-for-sale........               44
                                                                                  -------
  Tangible and Core United Bank capital.................................           14,974
Reserve for possible loan losses........................................               75
Other assets required to be deducted....................................              (40)
                                                                                  -------
  Risk-based capital....................................................       $   15,009
                                                                                  -------
                                                                                  -------

    The OTS is responsible for insuring that capital standards reflect interest rate risk ("IRR"), defined as the potential for the reduction of earnings and stockholders' equity resulting from changes in market interest rates. The OTS has delayed implementation of a proposed capital deduction for savings institutions with a greater than normal level of IRR as calculated by the OTS Model. Due to its current capital

                             UNITED FINANCIAL CORP.

                      THREE YEARS ENDED DECEMBER 31, 1996

position, the most recent OTS calculated IRR and proposed exemption criteria, United Bank is not expected to have an IRR capital adjustment.

    Failure to comply with applicable regulatory capital requirements can result in capital directives from the director of the OTS, restrictions on growth, and other limitations on a savings association's operations.

ITEMS OF OTHER INCOME OR OTHER EXPENSES EXCEEDING ONE PERCENT OF THE AGGREGATE
  OF TOTAL INTEREST INCOME AND OTHER INCOME

    Advertising expenses included in other expenses were $91,600, $30,900 and $3,300, for the years ended December 31, 1996, 1995 and 1994, respectively.

LITIGATION

    The Company is not involved in any pending material legal proceedings.

REORGANIZATION

    During the year ended December 31, 1996, the Board of Directors of United Bank approved a plan of reorganization whereby United Bank became a wholly-owned subsidiary of United Financial Corp. The plan was approved by stockholders and federal regulators and each common share of United Savings Bank, F.A. was exchanged for one share of United Financial Corp. The reorganization was a business combination between entities under common control and accounted for similar to a pooling-of-interests.

                      UNITED FINANCIAL CORP. (PARENT ONLY)

                        STATEMENT OF FINANCIAL CONDITION

                                                                                               DECEMBER 31, 1996
                                                                                              --------------------
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
                                                      ASSETS

Cash and cash equivalents--interest-earning deposits with banks.............................       $      593
                                                                                                      -------

Investments:
  Securities held-to-maturity...............................................................            1,600
  Securities available-for-sale.............................................................            5,998
                                                                                                      -------
                                                                                                        7,598
Loans receivable............................................................................              802
Accrued interest receivable.................................................................              138
Investment in subsidiary....................................................................           15,316
                                                                                                      -------
                                                                                                   $   24,447
                                                                                                      -------
                                                                                                      -------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Income taxes payable........................................................................       $       31
                                                                                                      -------

Stockholders' equity:
  Common stock..............................................................................            1,223
  Paid-in capital...........................................................................            7,626
  Retained earnings-partially restricted....................................................           16,060
  Unrealized loss on securities available-for-sale..........................................             (493)
                                                                                                      -------
                                                                                                       24,416
                                                                                                      -------
                                                                                                   $   24,447
                                                                                                      -------
                                                                                                      -------

                      UNITED FINANCIAL CORP. (PARENT ONLY)

                              STATEMENT OF INCOME

                                                                                      YEAR ENDED DECEMBER 31, 1996
                                                                                      -----------------------------
                                                                                         (DOLLARS IN THOUSANDS)
Income
Interest Income:
  Loans.............................................................................            $      13
  Investment securities.............................................................                  290
  Interest-earning deposits.........................................................                   41
                                                                                                   ------
                                                                                                      344
Gain on sale of investment security.................................................                   18
Dividends from subsidiary...........................................................                  556
                                                                                                   ------
                                                                                                      918
Expenses............................................................................                   11
                                                                                                   ------
  Income before income taxes and equity in undistributed income of subsidiary.......                  907
Provision for current income tax expense............................................                  133
                                                                                                   ------
  Income before equity in undistributed income of subsidiary........................                  774
Equity in undistributed income of subsidiary........................................                  329
                                                                                                   ------
  Net income........................................................................            $   1,103
                                                                                                   ------
                                                                                                   ------

                      UNITED FINANCIAL CORP. (PARENT ONLY)

                            STATEMENT OF CASH FLOWS

                                                                                      YEAR ENDED DECEMBER 31, 1996
                                                                                      ----------------------------
                                                                                         (DOLLARS IN THOUSANDS)
Operating activities:
Net income..........................................................................           $    1,103
Adjustments to reconcile net cash provided by operating activities:
  Investment securities discount accretion..........................................                  (20)
  Gain on sale of available-for-sale security.......................................                  (18)
  Net change in accrued interest receivable.........................................                 (138)
  Net change in income taxes payable................................................                   10
  Equity in undistributed income of subsidiary......................................                 (329)
                                                                                                  -------
    Net cash provided by operating activities.......................................                  608
                                                                                                  -------
Investing Activities
Purchases of held-to-maturity securities............................................               (2,600)
Proceeds from matured held-to-maturity security.....................................                1,000
Purchases of available-for-sale securities..........................................               (6,908)
Proceeds from sale of available-for-sale security...................................                1,002
Purchase of mortgage loan participation from subsidiary.............................                 (810)
Loan principal collections..........................................................                    8
                                                                                                  -------
    Net cash used by investing activities...........................................               (8,308)
                                                                                                  -------
Financing activities:
Initial capitalization from subsidiary..............................................                8,886
Holding company formation costs.....................................................                  (37)
Cash dividends paid.................................................................                 (556)
                                                                                                  -------
    Net cash provided by financing activities.......................................                8,293
                                                                                                  -------
Increase in cash and cash equivalents...............................................                  593
Cash and cash equivalents at beginning of year......................................               --
                                                                                                  -------
  Cash and cash equivalents at end of year..........................................           $      593
                                                                                                  -------
                                                                                                  -------
  Cash payments for income taxes....................................................           $      123

                                   APPENDIX A
                     RESTATED AGREEMENT AND PLAN OF MERGER

    Agreement entered into on August 25, 1997 and restated as of the same date by and between United Financial Corp., a Minnesota corporation ("United"), and Heritage Bancorporation, a Montana corporation ("Heritage"). United and Heritage are referred to collectively herein as the "Parties."

    This Agreement contemplates a tax-free merger of Heritage with and into United in a reorganization pursuant to Code Section 368(a)(1)(A) in which United will be the surviving legal entity. The Heritage Stockholders will receive capital stock in United in exchange for their capital stock in Heritage. In addition, Heritage Stockholders will receive certain rights with respect to appointment of a majority of the directors of United upon the consummation of the merger and certain rights of refusal with respect to the transfer of a portion of United capital stock. In recognition of these rights, the Parties will account for the transaction treating Heritage as the accounting acquirer of United as required by the purchase method of accounting. The Parties expect that the Merger, together with the contemporaneous merger of the Parties' subsidiary banking organizations, will further certain of their business objectives including, without limitation, a strengthening of capital base with which to diversify the loan portfolios and expand the deposit base of the Parties' subsidiary banking organizations.

    Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

    1.  DEFINITIONS.

    "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

    "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.

    "CLOSING" has the meaning set forth in Section 2(b) below.

    "CLOSING DATE" has the meaning set forth in Section 2(b) below.

    "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of Heritage and its Subsidiaries that is not already generally available to the public.

    "CONVERSION RATIO" has the meaning set forth in Section 2(d)(v) below.

    "CURRENT LIABILITIES" means any liability which is due and payable in less than 12 months.

    "DEFINITIVE UNITED PROXY MATERIALS" means the definitive proxy materials relating to the Special United Meeting.

    "DEFINITIVE HERITAGE PROXY MATERIALS" means the definitive proxy materials relating to the Special Heritage Meeting.

    "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

    "DISSENTING SHARE" means any Heritage Share or United Share which any respective Heritage or United Stockholder holds of record and who or which has exercised his or its appraisal rights under the Montana Business Corporation Act with respect to any Heritage Share or the Minnesota Business Corporation Law with respect to any United Share.

    "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

    "EXCHANGE AGENT" has the meaning set forth in Section 2(e) below.

    "GAAP" means United States generally accepted accounting principles as in effect from time to time.

    "HERITAGE" means Heritage Bancorporation.

    "HERITAGE COMFORT LETTER" has the meaning set forth in Section 5(d) below.

    "HERITAGE FAIRNESS OPINION" has the meaning set forth in Section 5(d) below.

    "HERITAGE SHARE" means any share of the Common Stock, no par value, of Heritage.

    "HERITAGE STOCKHOLDER" means any Person who or which holds any Heritage Shares.

    "HOLA" means the Home Owners' Loan Act, as amended.

    "IRS" means the Internal Revenue Service.

    "JOINT DISCLOSURE DOCUMENT" means the disclosure document combining the Prospectus, the Definitive United Proxy Materials, and the Definitive Heritage Proxy Materials.

    "KNOWLEDGE" means actual knowledge after reasonable investigation.

    "LOAN AGREEMENT" the $2,750,000 loan agreement, dated January 15, 1995 and amended as of January 31, 1996, by and between Heritage Bancorporation, as borrower, and Norwest Bank Minnesota, National Association as lender and which is guaranteed by certain Heritage Stockholders.

    "MERGER" has the meaning set forth in Section 2(a) below.

    "MINNESOTA BUSINESS CORPORATION LAW" means the Business Corporation Act of the State of Minnesota, as amended.

    "MONTANA BUSINESS CORPORATION ACT" means the Montana Business Corporation Act of the State of Montana, as amended.

    "MOST RECENT FISCAL QUARTER END" has the meaning set forth in Section 3(g) below.

    "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

    "OTS" means the Office of Thrift Supervision.

    "PARTY" has the meaning set forth in the preface above.

    "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

    "PROSPECTUS" means the final prospectus relating to the registration of United Shares under the Securities Act.

    "PUBLIC REPORT" has the meaning set forth in Section 3(e) below.

    "REGISTRATION STATEMENT" has the meaning set forth in Section 5(c)(i) below.

    "REQUISITE UNITED STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of United Shares in favor of this Agreement and the Merger.

    "REQUISITE HERITAGE STOCKHOLDER APPROVAL" means the affirmative vote of the holders of two-thirds of Heritage Shares in favor of this Agreement and the Merger.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    "SPECIAL UNITED MEETING" has the meaning set forth in Section 5(c)(ii) below.

    "SPECIAL HERITAGE MEETING" has the meaning set forth in Section 5(c)(ii) below.

    "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

    "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

    "UNITED" means United Financial Corp.

    "UNITED-OWNED SHARE" means any Heritage Share that United owns beneficially.

    "UNITED COMFORT LETTER" has the meaning set forth in Section 5(d) below.

    "UNITED FAIRNESS OPINION" has the meaning set forth in Section 5(d) below.

    "UNITED SHARE" means any share of the Common Stock, no par value, of United.

    2.  BASIC TRANSACTION.

    (a) THE MERGER. On and subject to the terms and conditions of this Agreement, Heritage will merge with and into United (the "Merger") at the Effective Time and the separate existence of Heritage shall cease. United shall be the corporation surviving the Merger (the "Surviving Corporation").

    (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dorsey & Whitney LLP, Eight Third Street North, in Great Falls, Montana, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than January 1, 1998 and no later than June 30, 1998.

    (c) ACTIONS AT THE CLOSING. At the Closing, (i) Heritage will deliver to United the various certificates, instruments, and documents referred to in
Section 6(a) below, (ii) United will deliver to Heritage the various certificates, instruments, and documents referred to in Section 6(b) below,
(iii) United and Heritage will file with the Secretaries of State of the States of Minnesota and Montana Certificates or Articles of Merger in the form acceptable to counsel for United and Heritage (the "Certificate of Merger"), and
(iv) United will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificate evidencing United Shares issued in the Merger.

    (d)  CONDITIONS AND EFFECT OF MERGER.

        (i) GENERAL. The Merger shall become effective at the time (the AEffective Time") United and Heritage file the Certificate or Articles of Merger with the Secretaries of State of the States of Minnesota and Montana. The Merger shall have the effect set forth in the Minnesota Business Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either United or Heritage in order to carry out and effectuate the transactions contemplated by this Agreement.

        (ii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of United in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

        (iii) BYLAWS. The Bylaws of United in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

        (iv) DIRECTORS. As of the Effective Time, four (4) members of the existing Board of Directors of United shall resign and the remaining members of the Board of Directors shall create two new vacancies on the Board with one new member added to those classes in order to provide that each class shall have one-third of the total number of directors comprising the Board. Upon the resignation and creation of the new directorships, the remaining Board shall elect five persons, nominated by the Heritage Shareholders at the Special Heritage Meeting, to fill the unexpired terms of the members resigning and the newly created directorships according to the respective class of such directorship.

        (v) OFFICERS. All existing officers of United and Heritage shall resign as of the Effective Time and the majority of the newly constituted Board of Directors of United shall appoint all officers in accordance with the Bylaws; provided that any existing officer who resigns and is reappointed shall be deemed to have been engaged in continuous service with the Surviving Corporation and no termination of employment for any reason shall be deemed to have occurred. The Surviving Corporation will assume all obligations with respect to change of control agreements existing between any officer and United or Heritage.

        (vi)  BENEFIT AND WELFARE PLANS.

           (1) Effective at such time as the Board of Directors of the Surviving Corporation may determine, but not later than the close of the plan year following the plan year that includes the Effective Time, the Board of Directors of the Surviving Corporation may terminate the multiple employer defined benefit pension plan administered by the Financial Institutions Retirement Fund (hereinafter the "United plan") subject to the terms of the plan and the requirements of law. Former Heritage officers and employees shall not be entitled to commence participation in the United plan at any time subsequent to the Effective Time and prior to termination.

           (2) The Surviving Corporation shall assume and maintain the Heritage Subsidiary 401(k) plan with the United Subsidiary 401(k) plan to merge with and into the Heritage Subsidiary 401(k) plan; provided, that Effective not later than the date on which the United defined benefit pension plan is terminated (or the United plan is amended to significantly reduce or terminate the accrual of benefits, if earlier):

               (a) the Surviving Corporation shall extend coverage in the Heritage Subsidiary 401(k) plan (hereinafter the "Heritage plan") to employees of United on the same terms and conditions as such plan extends to similarly situated Heritage employees, and

               (b) the Surviving Corporation shall amend the Heritage plan to provide a transitional employer contribution subject to the following principles:

                    (i) the transitional contribution shall not be directly or indirectly dependent on employees making elective contributions to the Heritage plan, and

                    (ii) the transitional contribution shall be made only for
               those United employees who the Board of Directors of the Surviving Corporation reasonably determines could be expected to receive, in the aggregate, lesser benefits as a result of the termination of the United defined benefit pension plan and the substitution of the Heritage plan than if the United defined benefit pension plan had continued in place, and

                   (iii) the transitional contribution shall be limited to a
               specific period of time as determined by the Board of Directors and structured to approximately replace the benefits that will not be expected to be earned by those United employees as a result of the transition from defined benefit to defined contribution plan structure, and

                    (iv) the transitional contribution shall not be directly or indirectly dependent on employees making elective contributions to the Heritage plan, and

                    (v) the transitional contribution shall be in addition to
               any other contribution that United employees would receive by reason of coverage under the Heritage plan on the same terms and conditions as similarly situated Heritage employees, and

                    (vi) to the extent necessary to satisfy federal income tax rules regarding prohibited discrimination in favor of highly compensated employees, the transitional employer contribution to the Heritage plan may be reduced or eliminated for United employees that are highly compensated employees.

               (3) The Surviving Corporation shall maintain health, disability, and other insurance plans for the benefit of its employees substantially similar, in the aggregate, to those maintained by the Heritage Subsidiary.

        (vii)  CONVERSION OF HERITAGE SHARES.  At and as of the Effective Time,
    (A) each Heritage Share (other than any Dissenting Share or United-owned Share) shall be converted into the right to receive forty seven and one half (47.5) United Shares (the ratio of 47.5 United Shares to one Heritage Share is referred to herein as the "Conversion Ratio"), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Minnesota Business Corporation Law, and (C) each United-owned Share shall be canceled; provided, however, that no fractional shares shall be issued and the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Heritage Shares outstanding. No Heritage Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

        (viii) UNITED SHARES. Each United Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

        (x) MERGER OF HERITAGE SUBSIDIARY AND UNITED SUBSIDIARY. As of the Closing Date the Parties shall execute an agreement and plan of merger in form and substance substantially similar to that attached as Exhibit A providing for the merger of the United Subsidiary with and into the Heritage Subsidiary, the separate existence of the United Subsidiary shall cease, and the Heritage Subsidiary shall be the corporation surviving the merger.

        (xi) UNITED SHARES TO BE RESTRICTED SECURITIES. The United Shares issued to the Heritage stockholders in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and pursuant to Rule 506 of Regulation D promulgated under the Securities Act. Each certificate representing the United Shares shall be endorsed with substantially the following legend:

    THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT BEFORE EFFECTING ANY TRANSFER OF THE SHARES.

    (e)  PROCEDURE FOR PAYMENT.

        (i) Immediately after the Effective Time, (A) United will furnish to TrustCorp, a Montana Trust Company, (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of United Shares equal to the product of (I) the Conversion Ratio times (II) the number of outstanding Heritage Shares (other than any Dissenting Shares and United-owned Shares) and (B) United will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in the form acceptable to counsel for United and Heritage to each record holder of outstanding Heritage Shares for the holder to use in surrendering the certificates which represented his or its Heritage Shares in exchange for a certificate representing the number of United Shares to which he or it is entitled.

        (ii) United will not pay any dividend or make any distribution on United Shares (with a record date at or after the Effective Time) to any record holder of outstanding Heritage Shares until the holder surrenders for exchange his or its certificates which represented Heritage Shares. United instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. United may cause the Exchange Agent to invest any cash the Exchange Agent receives from United as a dividend or distribution in direct general obligations of the United States or its agencies; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Heritage Shares as necessary. United may cause the Exchange Agent to pay over to United any net earnings with respect to the investments, and United will replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Heritage Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

       (iii) United may cause the Exchange Agent to return any United Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Heritage Shares shall be entitled to look to United (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to United Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

        (iv) United shall pay all charges and expenses of the Exchange Agent.

    (f) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Heritage Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

    3. REPRESENTATIONS AND WARRANTIES OF HERITAGE. Heritage represents and warrants to United that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

    (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of Heritage and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Heritage and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Heritage and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

    (b) CAPITALIZATION. The entire authorized capital stock of Heritage consists of 50,000 Heritage Shares, of which 10,000 Heritage Shares are issued and outstanding. All of the issued and outstanding Heritage Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Heritage to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Heritage.

    (c) AUTHORIZATION OF TRANSACTION. The Board of Directors of Heritage has, by resolutions duly adopted at a meeting held on August 25, 1997, approved this Agreement and the Articles of Merger and the transactions contemplated hereby and thereby, including the Merger, and resolved to recommend approval of the Plan of Merger by Heritage's shareholders. None of the resolutions described in this Section 3(c) has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect. Heritage has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Heritage cannot consummate the Merger unless and until it receives the Requisite Heritage Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of Heritage, enforceable in accordance with its terms and conditions.

    (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Heritage and its Subsidiaries is subject or any provision of the charter or bylaws of any of Heritage and its Subsidiaries or (ii) except with respect to Loan Agreement which shall be satisfied by the Heritage Shareholders as of the Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Heritage and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

    (e) GOVERNMENTAL AUTHORITIES; CONSENTS. Except in connection with the provisions of HOLA, the information required of Heritage in connection with any filing with the SEC in connection with the Agreement and the filing of the Articles of Merger with the Secretary of State of the State of Montana, Heritage is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the Articles of Merger or the consummation of the transactions contemplated hereby or thereby. Except as set forth in the Disclosure Schedule, no consent, approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of the Plan of Merger by the shareholders of Heritage) is required to be obtained by Heritage in connection with its execution, delivery and performance of this Agreement or the Articles of Merger or the transactions contemplated hereby or thereby.

    (f) HERITAGE SUBSIDIARIES. Each Subsidiary of Heritage is set forth in the Disclosure Schedule under the caption referencing this Section 3(f) and is owned by Heritage, either directly or through one or more other subsidiaries, free and clear of all liens, charges, encumbrances, claims and options of any nature, except with respect to liens and encumbrances held by Norwest Bank Minnesota, National Association, in connection with the Loan Agreement is to be satisfied by the Heritage Shareholders as of the Closing. All of the outstanding shares of capital stock each Subsidiary has been duly and validly authorized and issued, and is fully paid and nonassessable.

    (g) FINANCIAL STATEMENTS. Heritage has provided United with financial statements of income and expenses and a balance sheet for the fiscal quarters ended June 30, 1997 (the "Most Recent Fiscal Quarter End"), and March 31,1997 and annual financial statements of income and expenses and a balance sheet for the fiscal years ended December 31, 1996, 1995 and 1994. The financial statements and balance sheets (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of Heritage and its Subsidiaries as of the indicated dates and the results of operations of Heritage and its Subsidiaries for the indicated periods are correct and complete in all material respects, and are consistent with the books and records of Heritage and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

    (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER END. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Heritage and its Subsidiaries taken as a whole. Since the Most Recent Fiscal Quarter End, Heritage has not:

        (1) borrowed any amount or incurred or become subject to any liability in excess of $25,000, except (i) Current Liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

        (2) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $25,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth under the caption referencing this Section3(h) in the Disclosure Schedule, or (v) liens voluntarily created in connection with any pledge to the Federal Home Loan Board, any pledge to state or local governments as a condition precedent for the deposit of public funds, and any pledge related to a repurchase agreement, as well as any other lien created in the ordinary course of business;

        (3) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $25,000, other than the Loan Agreement and Current Liabilities paid in the ordinary course of business;

        (4) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets with a fair market value in excess of $25,000, or canceled any debts or claims, in each case, except in the ordinary course of business;

        (5) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

        (6) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

        (7) declared or paid any dividends or other distributions with respect to any shares of Heritage's capital stock, except in the ordinary course of business and consistent with past practice, or redeemed or purchased, directly or indirectly, any shares of the Heritage's capital stock or any options;

        (8) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

        (9) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any director or officer other than employment arrangements otherwise disclosed in this Agreement and the Disclosure Schedule, or the transactions contemplated by this Agreement;

       (10) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

       (11) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee, or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization, except in the ordinary course of business and consistent with past practice;

       (12) made any single capital expenditure or commitment therefor in excess of $25,000; or

       (13) made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements.

    (i) ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the balance sheet as of the Most Recent Fiscal Quarter End, Heritage and its Subsidiaries have no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the Most Recent Fiscal Quarter End in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in the Disclosure Schedule under the caption referencing this Section3(i).

    (j)  TITLE TO PROPERTIES.

        (1) The real property owned by Heritage and its Subsidiary or demised by the leases (the "Leases") described under the caption referencing this Section3(j) in the Disclosure Schedule constitute all of the real property owned, used or occupied by Heritage or its Subsidiary (the "Real Property"). The Real Property has access, sufficient for the conduct of Heritage or its Subsidiary's businesses as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of Heritage or its Subsidiary at such location.

        (2) The Leases are in full force and effect, and Heritage or its Subsidiary holds a valid and existing leasehold interest under each of the Leases for the term set forth under such caption in the Disclosure Schedule. Heritage has delivered to United complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to United. Neither Heritage or any Subsidiary is in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of Heritage, is any other party to any of the Leases in default.

        (3) Heritage or its Subsidiary owns good and marketable title to each parcel of Real Property identified in the Disclosure Schedule under the caption referencing this Section3(j) as being owned by Heritage or its Subsidiary to each of the tangible properties and tangible assets reflected on the balance sheet as of the Most Recent Fiscal Quarter End or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth under the caption referencing this Section3(j) in the Disclosure Schedule, (iii) the properties subject to the Leases, (iv) assets disposed of since the date of the Most Recent Fiscal Quarter End in the ordinary course of business, (v) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and (vi) liens in respect of pledges or deposits under workers' compensation laws.

        (4) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Heritage or its Subsidiary's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets. Heritage or its Subsidiary owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business.

        (5) Heritage and its Subsidiary are not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and neither Heritage or its Subsidiary have not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property, except, in each case, with respect to violations the potential consequences of which do not or will not have a material adverse effect on Heritage or its Subsidiary.

        (6) Heritage has no knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

    (k)  TAX MATTERS.

        (1) Each of Heritage and its Subsidiary, any affiliated, combined or unitary group of which Heritage and its Subsidiary is or was a member, any "Plans" (as defined in Section3(l) hereof), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any "Taxes" (as defined in subsection (11) below) or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on its latest balance sheet as of the Most Recent Fiscal Quarter End, in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

        (2) There are no liens for Taxes upon any assets of Heritage, its Subsidiary or of any Tax Affiliate, except liens for Taxes not yet due.

        (3) No deficiency for any Taxes has been proposed, asserted or assessed against Heritage, its Subsidiary or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by Heritage, its Subsidiary or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Heritage or its Subsidiary by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of Heritage, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. Heritage does not expect the assessment of any additional Taxes of Heritage, its Subsidiary or the Tax Affiliates and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of Heritage, its Subsidiary or the Tax Affiliates which would exceed the estimated reserves established on its books and records.

        (4) Neither Heritage, its Subsidiary nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Heritage, its Subsidiary or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

        (5) Neither Heritage, its Subsidiary nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

        (6) No property of Heritage, its Subsidiary or any Tax Affiliate is property that Heritage, its Subsidiary or any Tax Affiliates is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

        (7) Neither Heritage, its Subsidiary nor any Tax Affiliate is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Heritage, its Subsidiary or any Tax Affiliate as a result of the Tax Reform Act of 1986 and neither Heritage, its Subsidiary nor any Tax Affiliate has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

        (8) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of
    Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

        (9) Neither Heritage, its Subsidiary nor any Tax Affiliate has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and neither Heritage nor any Tax Affiliate will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code).

       (10) Neither Heritage, its Subsidiary nor any Tax Affiliate has filed any consent under Section 341(f) of the Code.

       (11) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Heritage, its Subsidiary or any Tax Affiliate.

    (l)  EMPLOYEE BENEFIT PLANS.

        (1) Except as set forth under the caption referencing this Section3(l) hereof in the Disclosure Schedule, with respect to all employees and former employees of the Company and all dependents and beneficiaries of such employees and former employees, (i) Heritage and its Subsidiary do not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) Heritage and its Subsidiary do not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) Heritage and its Subsidiary do not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) Heritage and its Subsidiary do not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

        (2) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which Heritage or its Subsidiary does maintain or to which Heritage or its Subsidiary does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code and any other applicable law (including all reporting and disclosure requirements thereunder) and the terms of the Plan. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

        (3) Heritage and its Subsidiary have delivered to United true and complete copies of (i) the most recent determination letter, if any, received by Heritage and its Subsidiary from the Internal Revenue Service regarding the Plans which Heritage or its Subsidiary maintains or to which Heritage or its Subsidiary contributes and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter;
    (ii) the most recent financial statements and annual report or return for the Plans including form 5500 for the three most recent plan years; and
    (iii) the most recently prepared actuarial valuation reports; the current plan document and amendments, summary plan descriptions, trust documents, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications).

        (4) Neither Heritage nor its Subsidiary contribute (and have never contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Heritage and its Subsidiary have no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Heritage and its Subsidiary have no actual or potential liability for death or medical benefits after separation from employment, other than set forth under the caption referencing this Section3(l) in the Disclosure Schedule with respect to (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) and (ii) health care continuation benefits described in Section 4980B of the Code.

        (5) Neither Heritage and its Subsidiary or any of their respective directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Heritage and its Subsidiary or United or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

        (6) Heritage and its Subsidiary have not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

    (m) INSURANCE. The Disclosure Schedule, under the caption referencing this Section3(m), lists and briefly describes each insurance policy maintained by Heritage and its Subsidiary with respect to their respective, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Neither Heritage nor its Subsidiary is in default with respect to its obligations under any of such insurance policies.

    (n)  COMPLIANCE WITH LAWS; PERMITS.

        (1) Heritage, its Subsidiary and their respective officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to banking, truth-in-lending, truth-in-savings, consumer credit disclosures, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of Heritage and its Subsidiary or the Real Property and to which Heritage and its Subsidiary may be subject, and no claims have been filed against Heritage and its Subsidiary alleging a violation of any such laws, regulations or other requirements. Heritage and its Subsidiary have no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. Heritage and its Subsidiary are not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to United after it acquires Heritage's properties, assets and business.

        (2) Heritage and its Subsidiary have, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (other than Environmental Permits, as such term is defined in Section 3(o)(3) hereof) (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth under the caption referencing this Section3(n) in the Disclosure Schedule. Heritage and its Subsidiary have conducted its business in compliance with all material terms and conditions of the Permits.

        (3) Heritage and its Subsidiary have not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Heritage and its Subsidiary in connection with any actual or proposed transaction.

        (4) In particular, but without limiting the generality of the foregoing, Heritage and its Subsidiary have not violated and have no liability, and have not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

    (o)  ENVIRONMENTAL MATTERS.

        (1) As used in this Section3(o), the following terms shall have the following meanings:

            (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company to any imposition of costs or liability under any Environmental Law.

            (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

           (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

        (2) Heritage, its Subsidiary and the Real Property are in material compliance with all applicable Environmental Laws.

        (3) Heritage and its Subsidiary have obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own or operate the Real Property (collectively, the "Environmental Permits"). A true and correct copy of each such Environmental Permit shall be provided by Heritage and its Subsidiary at least 14 days prior to the Closing. Heritage and its Subsidiary have conducted their respective businesses in compliance with all terms and conditions of the Environmental Permits. Heritage and its Subsidiary have filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

        (4) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3(o)(4), the Company has not received notice alleging in any manner that Heritage or its Subsidiary is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

        (5) No expenditure will be required in order for United to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of Heritage, its Subsidiary or the Real Property in a manner consistent with the current operation thereof by Heritage or the Subsidiary.

        (6) Heritage and its Subsidiary have disclosed and delivered to United all environmental reports and investigations which Heritage or its Subsidiary have obtained or ordered with respect to their respective businesses and the Real Property.

        (7) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3(o)(7), no part of the business of Heritage, its Subsidiary or the Real Property have been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

        (8) No lien has been attached or filed against Heritage, its Subsidiary or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

    (p) BROKERS' FEES. Heritage and its Subsidiaries are liable and obligated to pay all fees or commissions owed to D.A. Davidson & Co. Great Falls, Montana which has acted as a broker to Heritage and its Subsidiary with respect to the transactions contemplated by this Agreement.

    (q) CONTINUITY OF BUSINESS ENTERPRISE. Heritage operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. Section 1.368-1(d).

    (r) DISCLOSURE. The Definitive Heritage Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Heritage Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Heritage makes no representation or warranty with respect to any information that United will supply specifically for use in the Definitive Heritage Proxy Materials. None of the information that Heritage will supply specifically for use in the Registration Statement, the Prospectus, or the Definitive United Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

    4. REPRESENTATIONS AND WARRANTIES OF UNITED. United represents and warrants to Heritage that the statements contained in this Section4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section4.

    (a) ORGANIZATION. Each of United and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of United and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of United and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

    (b) CAPITALIZATION. The entire authorized capital stock of United consists of 2,000,000 shares of United Preferred Stock, no par value of which no shares are outstanding and 8,000,000 United Shares, of which 1,223,312 United Shares are issued and outstanding. All of United Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require United to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to United.

    (c) AUTHORIZATION OF TRANSACTION. United has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that United cannot consummate the Merger unless and until it receives the Requisite United Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of United, enforceable in accordance with its terms and conditions.

    (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which United is subject or any provision of the charter or bylaws of United or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which United is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

    (e) GOVERNMENTAL AUTHORITIES; CONSENTS. Except in connection with the provisions of HOLA, the Minnesota Business Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, United is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the Articles of Merger or the consummation of the transactions contemplated hereby or thereby. Except as set forth in the Disclosure Schedule under the caption referencing this Section 4(e), no consent, approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of the Plan of Merger by the shareholders of Heritage) is required to be obtained by Heritage in connection with its execution, delivery and performance of this Agreement or the Articles of Merger or the transactions contemplated hereby or thereby.

    (f) UNITED SUBSIDIARIES. Each Subsidiary of United is set forth in the Disclosure Schedule under the caption referencing this Section4(f) and is owned by United, either directly or through one or more other subsidiaries, free and clear of all liens, charges, encumbrances, claims and options of any nature. All of the outstanding shares of capital stock each Subsidiary has been duly and validly authorized and issued, and is fully paid and nonassessable.

    (g) FINANCIAL STATEMENTS. United has provided Heritage with financial statements of income and expenses and a balance sheet for the fiscal quarters ended June 30, 1997 (the "Most Recent Fiscal Quarter End"), and March 31,1997 and annual financial statements of income and expenses and a balance sheet for the fiscal years ended December 31, 1996, 1995 and 1994. The financial statements and balance sheets (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of United and its Subsidiaries as of the indicated dates and the results of operations of United and its Subsidiaries for the indicated periods are correct and complete in all material respects, and are consistent with the books and records of United and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

    (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER END. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of United and its Subsidiaries taken as a whole. Since the Most Recent Fiscal Quarter End, United has not:

        (1) borrowed any amount or incurred or become subject to any liability in excess of $25,000, except (i) Current Liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

        (2) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $25,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth under the caption referencing this Section4(h) in the Disclosure Schedule, or (v) liens voluntarily created in connection with any pledge to the Federal Home Loan Board, any pledge to state or local governments as a condition precedent for the deposit of public funds, and any pledge related to a repurchase agreement, as well as any other lien created in the ordinary course of business;

        (3) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $25,000, other than Current Liabilities paid in the ordinary course of business;

        (4) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets with a fair market value in excess of $25,000, or canceled any debts or claims, in each case, except in the ordinary course of business;

        (5) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

        (6) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

        (7) declared or paid any dividends or other distributions with respect to any shares of United's capital stock, except in the ordinary course of business and consistent with past practice, or redeemed or purchased, directly or indirectly, any shares of the United's capital stock or any options;

        (8) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

        (9) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any director or officer other than employment arrangements otherwise disclosed in this Agreement and the Disclosure Schedule, or the transactions contemplated by this Agreement;

       (10) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

       (11) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee, or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization, except in the ordinary course of business and consistent with past practice;

       (12) made any single capital expenditure or commitment therefor in excess of $25,000; or

       (13) made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements.

    (i) ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the balance sheet as of the Most Recent Fiscal Quarter End, United and its Subsidiaries have no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the Most Recent Fiscal Quarter End in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in the Disclosure Schedule under the caption referencing this Section4(i).

    (j)  TITLE TO PROPERTIES.

        (1) The real property owned by United and its Subsidiary or demised by the leases (the "Leases") described under the caption referencing this Section4(j) in the Disclosure Schedule constitute all of the real property owned, used or occupied by United or its Subsidiary (the "Real Property"). The Real Property has access, sufficient for the conduct of United or its Subsidiary's businesses as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of United or its Subsidiary at such location.

        (2) The Leases are in full force and effect, and United or its Subsidiary holds a valid and existing leasehold interest under each of the Leases for the term set forth under such caption in the Disclosure Schedule. United has delivered to United complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to United. Neither United or any Subsidiary is in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of United, is any other party to any of the Leases in default.

        (3) United or its Subsidiary owns good and marketable title to each parcel of Real Property identified in the Disclosure Schedule under the caption referencing this Section4(j) as being owned by United or its Subsidiary to each of the tangible properties and tangible assets reflected on the balance sheet as of the Most Recent Fiscal Quarter End or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth under the caption referencing this Section4(j) in the Disclosure Schedule, (iii) the properties subject to the Leases, (iv) assets disposed of since the date of the Most Recent Fiscal Quarter End in the ordinary course of business, (v) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and (vi) liens in respect of pledges or deposits under workers' compensation laws.

        (4) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of United or its Subsidiary's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets. United or its Subsidiary owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business.

        (5) United and its Subsidiary are not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and neither United or its Subsidiary have not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property, except, in each case, with respect to violations the potential consequences of which do not or will not have a material adverse effect on United or its Subsidiary.

        (6) United has no knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

    (k)  TAX MATTERS.

        (1) Each of United and its Subsidiary, any affiliated, combined or unitary group of which United and its Subsidiary is or was a member, any "Plans" (as defined in Section4(l) hereof), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any "Taxes" (as defined in subsection (11) below) or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on its latest balance sheet as of the Most Recent Fiscal Quarter End, in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

        (2) There are no liens for Taxes upon any assets of United, its Subsidiary or of any Tax Affiliate, except liens for Taxes not yet due.

        (3) No deficiency for any Taxes has been proposed, asserted or assessed against United, its Subsidiary or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by United, its Subsidiary or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to United or its Subsidiary by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of United, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. United does not expect the assessment of any additional Taxes of United, its Subsidiary or the Tax Affiliates and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of United, its Subsidiary or the Tax Affiliates which would exceed the estimated reserves established on its books and records.

        (4) Neither United, its Subsidiary nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by United, its Subsidiary or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

        (5) Neither United, its Subsidiary nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

        (6) No property of United, its Subsidiary or any Tax Affiliate is property that United, its Subsidiary or any Tax Affiliates is or will be required to treat as being owned by another person under the provisions of
    Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is Atax-exempt use property" within the meaning of
    Section 168 of the Code.

        (7) Neither United, its Subsidiary nor any Tax Affiliate is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by United, its Subsidiary or any Tax Affiliate as a result of the Tax Reform Act of 1986 and neither United, its Subsidiary nor any Tax Affiliate has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

        (8) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of
    Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

        (9) Neither United, its Subsidiary nor any Tax Affiliate has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and neither United nor any Tax Affiliate will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code).

       (10) Neither United, its Subsidiary nor any Tax Affiliate has filed any consent under Section 341(f) of the Code.

       (11) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon United, its Subsidiary or any Tax Affiliate.

    (l)  EMPLOYEE BENEFIT PLANS.

        (1) Except as set forth under the caption referencing this Section 4(l) hereof in the Disclosure Schedule, with respect to all employees and former employees of the Company and all dependents and beneficiaries of such employees and former employees, (i) United and its Subsidiary does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) United and its Subsidiary does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) United and its Subsidiary does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) United and its Subsidiary does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

        (2) With the exception of the Financial Institutions Retirement Fund defined benefit pension plan in which the United Subsidiary participates, to the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in
    Section 3(3) of ERISA) which United or its Subsidiary maintains or to which United or its Subsidiary contributes (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code and any other applicable law(including all reporting and disclosure requirements thereunder) and the terms of the Plan. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code). With respect to the United Subsidiary's participation in the Financial Institutions Retirement Fund defined benefit pension plan, the United Subsidiary has made the contributions required under the terms of its participation in the Fund.

        (3) United and its Subsidiary have delivered to Heritage true and complete copies of (i) the most recent determination letter, if any, received by United and its Subsidiary from the Internal Revenue Service regarding the Plans which United or its Subsidiary maintains or to which United or its Subsidiary contributes and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter;
    (ii) the most recent financial statements and annual report or return for the Plans including Form 5500 for the three most recent plan years; the current plan document and amendments, summary plan descriptions, trust documents, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications).

        (4) Neither United nor its Subsidiary contribute (and have never contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. United and its Subsidiary have no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. United and its Subsidiary have no actual or potential liability for death or medical benefits after separation from employment, other than as set forth under the caption referencing this Section4(l) in the Disclosure Schedule with respect to (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) and
    (ii) health care continuation benefits described in Section 4980B of the Code.

        (5) Neither United and its Subsidiary or any of their respective directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject United and its Subsidiary or United or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

        (6) United and its Subsidiary have not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

    (m) INSURANCE. The Disclosure Schedule, under the caption referencing this Section4(m), lists and briefly describes each insurance policy maintained by United and its Subsidiary with respect to their respective, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Neither United nor its Subsidiary is in default with respect to its obligations under any of such insurance policies.

    (n)  COMPLIANCE WITH LAWS; PERMITS.

        (1) United, its Subsidiary and their respective officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to banking, truth-in-lending, truth-in-savings, consumer credit disclosures, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of United and its Subsidiary or the Real Property and to which United and its Subsidiary may be subject, and no claims have been filed against United and its Subsidiary alleging a violation of any such laws, regulations or other requirements. United and its Subsidiary have no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. United and its Subsidiary are not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to United after it acquires United's properties, assets and business.

        (2) United and its Subsidiary have, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (other than Environmental Permits, as such term is defined in Section 4(o)(3) hereof) (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth under the caption referencing this Section4(n) in the Disclosure Schedule. United and its Subsidiary have conducted its business in compliance with all material terms and conditions of the Permits.

        (3) United and its Subsidiary have not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder United and its Subsidiary in connection with any actual or proposed transaction.

        (4) In particular, but without limiting the generality of the foregoing, United and its Subsidiary have not violated and have no liability, and have not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

    (o)  ENVIRONMENTAL MATTERS.

        (1) As used in this Section4(o), the following terms shall have the following meanings:

            (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company to any imposition of costs or liability under any Environmental Law.

            (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

           (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

        (2) United, its Subsidiary and the Real Property are in material compliance with all applicable Environmental Laws.

        (3) United and its Subsidiary have obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own or operate the Real Property (collectively, the "Environmental Permits"). A true and correct copy of each such Environmental Permit shall be provided by United and its Subsidiary at least 14 days prior to the Closing. United and its Subsidiary have conducted their respective businesses in compliance with all terms and conditions of the Environmental Permits.

    United and its Subsidiary have filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

        (4) Except as set forth in the Disclosure Schedule under the caption referencing this Section 4(o)(4), the Company has not received notice alleging in any manner that United or its Subsidiary is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

        (5) No expenditure will be required in order for United to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of United, its Subsidiary or the Real Property in a manner consistent with the current operation thereof by United or the Subsidiary.

        (6) United and its Subsidiary have disclosed and delivered to United all environmental reports and investigations which United or its Subsidiary have obtained or ordered with respect to their respective businesses and the Real Property.

        (7) Except as set forth in the Disclosure Schedule under the caption referencing this Section 4(o)(7), no part of the business of United, its Subsidiary or the Real Property have been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

        (8) No lien has been attached or filed against United, its Subsidiary or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

    (p) BROKERS' FEES. United does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Heritage and its Subsidiaries could become liable or obligated.

    (q) DISCLOSURE. The Registration Statement, the Prospectus, and the Definitive United Proxy Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement, the Prospectus, and the Definitive United Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that United makes no representation or warranty with respect to any information that Heritage will supply specifically for use in the Registration Statement, the Prospectus, and the Definitive United Proxy Materials. None of the information that United will supply specifically for use in the Definitive Heritage Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

    5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

    (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section6 below).

    (b) NOTICES AND CONSENTS. Heritage and United will give any notices (and will cause each of its respective Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its respective Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that (i) United reasonably may request of Heritage in connection with the matters referred to in Section3(e) above; and (ii) that Heritage reasonably may request of United in connection with the matters referred to in Section4(e) above.

    (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will (and will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section3(e) and Section4(e) above. Without limiting the generality of the foregoing:

        (i)   [Intentionally omitted.]

        (ii) APPLICABLE CORPORATION LAW. Heritage will call a special meeting of its stockholders (the "Special Heritage Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement, the approval of the Merger in accordance with the Montana Business Corporation Act and to take such other action as necessary to effect the terms of the Agreement. United will call a special meeting of its stockholders (the "Special United Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement, the approval of the Merger in accordance with the Minnesota Business Corporation Law and to take such other action as necessary to effect the terms of the Agreement. The Parties will mail the Joint Disclosure Document to their respective stockholders simultaneously and as soon as reasonably practicable. The Joint Disclosure Document will contain the affirmative recommendations of the respective boards of directors of the Parties in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that an affirmative recommendation shall be excused in the event of the occurrence of a material intervening event following the adoptions of resolutions by the board of directors to submit the Joint Disclosure Document to the shareholders for approval which event would require contrary action pursuant to the applicable fiduciary duties of directors of Heritage or United, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel.

        (iii) HOLA. United will file an application on Form H-(e)3 with OTS and will make any further filings pursuant thereto and with such other government agencies and departments that may be necessary.

    (d) FAIRNESS OPINION AND COMFORT LETTERS. Heritage will deliver to United on or before the date the Joint Disclosure Document is mailed to their respective stockholders (i) an opinion of D.A. Davidson & Co. as to the fairness of the Merger to Heritage Stockholders from a financial point of view ("Heritage Fairness Opinion") and (ii) a letter of KPMG- Peat Marwick stating their conclusions as to the accuracy of certain information derived from the financial records of Heritage and its Subsidiaries and included within the pro-forma financial statements contained in the Joint Disclosure Document (the "Heritage Comfort Letter"). Each of the Heritage Fairness Opinion and Heritage Comfort Letter shall be reasonably satisfactory to United in form and substance. United will deliver to Heritage on or before the date the Joint Disclosure Document is mailed to their respective stockholders (i) an opinion of Columbia Financial Advisors, Inc. as to the fairness of the Merger to United Stockholders from a financial point of view ("United Fairness Opinion") and (ii) a letter of KPMG-Peat Marwick stating their conclusions as to the accuracy of certain information derived from the financial records of United and its Subsidiaries and the appropriateness under Generally Accepted Accounting Principals of the purchase method accounting treatment applied to the pro-forma financial statements contained in the Joint Disclosure Document (the "United Comfort Letter"). Each of the United Fairness Opinion and United Comfort Letter shall be reasonably satisfactory to Heritage in form and substance.

    (e) REGISTRATION OF UNITED SHARES FOR RESALE. United will register for resale the United Shares to be issued in the Merger on the following terms. United agrees that, if after the Effective Time it shall receive a written request from the holders of an aggregate of more than 50% of the United Shares issued to stockholders of Heritage in the Merger and not sold under a previous registration statement, United will use its best efforts to file a registration statement on Form S-3 with the Securities and Exchange

Commission ("SEC") covering the United Shares issued in the Merger. United shall be obligated to file only two registration statements under this Section 5(e), and this obligation shall terminate on the second anniversary date of the Effective Time (the "Second Anniversary"). United agrees to use its best efforts to file any such registration statement within 30 days of receipt of such request, and to file all other documents and to take all other steps necessary and appropriate in order to have such registration statementdeclared effective as quickly as possible. United further agrees that once any such registration statement has been declared effective, United will use its best efforts to file such post-effective amendments to such registration statement as are necessary to cause such registration statement to remain effective for a period of not less than 180 days or such shorter time as is necessary to sell such shares, commencing on the effective date of the registration statement, provided that United will not be required to maintain the effectiveness of any registration statement beyond the Second Anniversary. United's obligation to file a registration statement shall, in all cases, be subject to the following conditions and provisions:

            (i) In the event United does not meet the requirements for use of Form S-3 in the time period specified in the first paragraph of this section, the time for filing any registration statement shall be extended until United is eligible to use a Form S-3 registration statement; provided, that United will use its best efforts to qualify for use of a Form S-3 registration statement in the time period specified in the first paragraph of this section and to maintain such qualification.

            (ii) United will use its best efforts to register or qualify the United Shares included in such registration statement under the securities laws of such states and other jurisdictions as the former Heritage stockholders reasonably request; provided, that United shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

           (iii) With respect to any such registration statement, United shall bear the expense of any registration and qualification fees, state blue sky fees, fees of United outside counsel and independent public accountants, printing costs and the salaries and expenses of its employees, and all other costs of preparing and filing the registration statement. Heritage's stockholders shall pay all attorneys fees for their counsel incurred as a part of such registration and any other costs related to the sale of the United Shares, including commissions. United agrees to furnish the former Heritage stockholders with such number of prospectuses or other documents incident to any such registration as may from time to time be reasonably requested.

            (iv) United shall be entitled to postpone for a reasonable period of time the filing of a registration statement otherwise required to be prepared and filed by it pursuant to this section if United determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving United or any of its affiliates or would require premature disclosure thereof and promptly gives the holders (or a representative) of such shares requesting registration thereof pursuant to this section written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If United shall so postpone the filing of a registration statement, such holders requesting registration thereof pursuant to this section shall have the right to withdraw the request for registration by giving written notice to United within 30 days after receipt of the notice of delay and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which such holders are entitled pursuant to this section.

    (f) OPERATION OF BUSINESS. Heritage and United will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except as may be required to fulfill an obligation or covenant undertaken pursuant to this Agreement. Without limiting the generality of the foregoing none of United, Heritage or any of their respective Subsidiaries:

            (i) will authorize or effect any change in their respective charter or bylaws;

            (ii) will grant any options, warrants, or other rights to purchase or obtain any capital stock or issue, sell, or otherwise dispose of any capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

           (iii) will declare, set aside, or pay any dividend or distribution with respect to capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of their respective capital stock, in either case outside the Ordinary Course of Business;

            (iv) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

            (v) will impose any Security Interest upon any assets outside the Ordinary Course of Business;

            (vi) will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

           (vii) will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (viii) will commit to any of the foregoing.

    (g) FULL ACCESS. Heritage will (and it will cause each of its respective Subsidiaries to) permit representatives of United to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of Heritage and its Subsidiaries. United will treat and hold as such any Confidential Information it receives from any of Heritage and its Subsidiaries in the course of the reviews contemplated by this Section5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Heritage all tangible embodiments (and all copies) thereof which are in its possession. United will (and it will cause each of its respective Subsidiaries to) permit representatives of Heritage to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of United and its Subsidiaries. Heritage will treat and hold as such any Confidential Information it receives from any of United and its Subsidiaries in the course of the reviews contemplated by this Section5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to United all tangible embodiments (and all copies) thereof which are in its possession.

    (h) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section3 and Section4 above. No disclosure by any Party pursuant to this Section5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

    (i) EXCLUSIVITY. Heritage will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of Heritage and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Heritage, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Heritage shall notify United immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

    United will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of United and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that United, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. United shall notify Heritage immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

    (j)  INSURANCE AND INDEMNIFICATION.

            (i) United will provide each individual who served as a director or officer of Heritage at any time prior to the Effective Time with liability insurance for a period of 48 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time; provided, however, that United may reduce the coverage and amount of liability insurance to the extent the cost of liability insurance having the full coverage and amount would exceed $20,000 per annum.

            (ii) United, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of Heritage for the benefit of any individual who served as a director or officer of Heritage at any time prior to the Effective Time.

    (k) CONTINUITY OF BUSINESS ENTERPRISE. United will continue at least one significant historic business line of Heritage, or use at least a significant portion of Heritage's historic business assets in a business, in each case within the meaning of Reg. Section1.368-1(d).

    (l) LOAN REVIEW. Each Subsidiary of United and Heritage engaged in banking activities shall permit officers of the other Subsidiary to review any loans proposed to be made to customers in excess of $100,000 prior to the Effective Time.

    6.  CONDITIONS TO OBLIGATION TO CLOSE.

    (a) CONDITIONS TO OBLIGATION OF UNITED. The obligation of United to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) this Agreement and the Merger shall have received the Requisite Heritage Stockholder Approval and the number of Dissenting Shares shall not exceed six per cent (6%) of the number of outstanding Heritage Shares;

            (ii) Heritage and its Subsidiaries shall have procured all of the third party consents specified in Section5(b) above;

           (iii) the representations and warranties set forth in Section3 above shall be true and correct in all material respects at and as of the Closing Date;

            (iv) Heritage shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Heritage, or (D) affect adversely the right of any of the former Subsidiaries of Heritage to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (vi) Heritage shall have delivered to United a certificate to the effect that each of the conditions specified above in Section6(a)(i)-(v) is satisfied in all respects;

           (vii) this Agreement and the Merger shall have received the Requisite United Stockholder Approval;

          (viii) Each of the Heritage stockholders shall have provided United with a letter of investment intent including such representations as are reasonably requested by United to make available an appropriate exemption from registration under the Securities Act for the United Shares to be issued in the Merger.

            (ix) United Shares that will be issued in the Merger shall have been approved for listing on NASDAQ-NMS, subject to official notice of issuance;

            (x) all applicable waiting periods required by the OTS shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section3(e) and Section4(e) above;

            (xi) United shall have received from counsel to Heritage an opinion in form and substance acceptable to counsel for United, addressed to United, and Dated as of the Closing Date;

           (xii) United shall have received a certificate from Norwest Bank Minnesota, N.A. that the Loan Agreement has been satisfied by the Heritage Shareholders as of the Closing;

      (xiii) all actions, conditions, approvals and filings, except for the filing of Articles of Merger with the appropriate authorities, shall have been taken in connection with the merger and consolidation of the United Subsidiaries and Heritage Subsidiaries engaged in the banking business and such Articles of Merger shall be filed subsequent to the Effective Time;

       (xiv) all actions to be taken by Heritage in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to United;

       (xv) all requisite approvals from all applicable regulatory agencies having jurisdiction over the transactions contemplated by the Agreement and the accounting methods to be used have been obtained and there is no objection by KPMG-Peat Marwick to treating Heritage as the accounting acquiror of United under GAAP as applied to the purchase method of accounting; and

       (xvi) Heritage shall have provided to United title insurance or title opinions covering all real property owned by Heritage and its Subsidiary and a Phase I environmental audit with respect to such real property.

    United may waive any condition specified in this Section6(a) if it executes a writing so stating at or prior to the Closing.

    (b) CONDITIONS TO OBLIGATION OF HERITAGE. The obligation of Heritage to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

        (i) this Agreement and the Merger shall have received the Requisite United Stockholder Approval and the number of Dissenting Shares shall not exceed ten per cent (10%) of the number of outstanding United Shares;

        (ii) the Registration Statement shall have become effective under the Securities Act;

       (iii) United Shares that will be issued in the Merger shall have been approved for listing on NASDAQ-NMS, subject to official notice of issuance;

        (iv)  [Intentionally omitted.]

        (v) United shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

        (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of United, or (D) affect adversely the right of any of the former Subsidiaries of United to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

       (vii) United shall have delivered to Heritage a certificate to the effect that each of the conditions specified above in Section6(b)(i)-(vi) is satisfied in all respects;

      (viii) this Agreement and the Merger shall have received the Requisite Heritage Stockholder Approval;

        (ix) all necessary approvals have been obtained from OTS pursuant to HOLA and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section3(e) and Section4(e) above;

        (x) Heritage shall have received from counsel to United an opinion in form and substance acceptable to counsel for Heritage, addressed to Heritage, and dated as of the Closing Date;

        (xi) Heritage shall have received from its counsel an opinion to the effect that the Merger will constitute a tax-free reorganization pursuant to Code Section368(a)(1)(A);

       (xii) Heritage shall have received the resignations, effective as of the Effective Time, of the directors and officers of United and its Subsidiaries as provided in Section2(d)(iv);

      (xiii) Heritage or the Heritage Shareholder owning or controlling a majority of Heritage Shares shall have received Rights of First Refusal in form and substance substantially similar to attached Exhibit B from United Shareholders representing not less than 250,000 shares of the outstanding Common Stock of United as of the date of this Agreement;

       (xiv) all actions to be taken by United in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Heritage;

       (xv) all requisite approvals from all applicable regulatory agencies having jurisdiction over the transactions contemplated by the Agreement and the accounting methods to be used have been obtained and there is no objection by KPMG-Peat Marwick to treating Heritage as the accounting acquiror of United under GAAP as applied to the purchase method of accounting; and

       (xvi) United shall have provided to Heritage title insurance or title opinions covering all real property owned by United and its Subsidiary and a Phase I environmental audit with respect to such real property.

    Heritage may waive any condition specified in this Section6(b) if it executes a writing so stating at or prior to the Closing.

    7.  TERMINATION.

    (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

        (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

        (ii) United may terminate this Agreement by giving written notice to Heritage at any time prior to the Effective Time (A) in the event Heritage has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, United has notified Heritage of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 1998, by reason of the failure of any condition precedent under Section6(a) hereof (unless the failure results primarily from United breaching any representation, warranty, or covenant contained in this Agreement);

       (iii) Heritage may terminate this Agreement by giving written notice to United at any time prior to the Effective Time (A) in the event United has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Heritage has notified United of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 1998, by reason of the failure of any condition precedent under Section6(b) hereof (unless the failure results primarily from Heritage breaching any representation, warranty, or covenant contained in this Agreement);

        (iv) any Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Effective Time in the event a Fairness Opinion is withdrawn; or

        (v) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special United Meeting or the Special Heritage Meeting in the event this Agreement and the Merger fail to receive the Requisite United Stockholder Approval or the Requisite Heritage Stockholder Approval respectively.

    (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section5(g) above shall survive any such termination.

    8.  MISCELLANEOUS.

    (a) SURVIVAL. None of the representations, warranties, and covenants of the Parties other than the provisions in Section2 above concerning issuance of United Shares, the provisions in Section5(j) above concerning insurance and indemnification, and the provisions in Section5(k) above concerning certain requirements for a tax-free reorganization will survive the Effective Time.

    (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its [reasonable] best efforts to advise the other Party prior to making the disclosure).

    (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section2 above concerning issuance of United Shares and the provisions in Section5(k) above concerning certain requirements for a tax-free reorganization are intended for the benefit of Heritage Stockholders and (ii) the provisions in Section5(j) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

    (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

    (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

IF TO THE HERITAGE:                                 Mr. Kurt Weise
                                                    Heritage Bancorporation
                                                    5500 Wayzata Blvd., No. 145
                                                    Golden Valley, Minnesota 55416

COPY TO:               Lindquist & Vennum           80 South 8th Street
                                                    4200 IDS Center
                                                    Minneapolis, Minnesota 55402
                                                    Attn: Kevin Costley

IF TO UNITED:                                       Mr. Bruce Weldele
                                                    President and CEO
                                                    601 First Avenue North
                                                    Great Falls, Montana 59401

COPY TO:               Dorsey & Whitney LLP         8 Third Street North
                                                    P. O. Box 1566
                                                    Great Falls, Montana 59403
                                                    Attn: Bruce A. MacKenzie

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

    (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

    (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Minnesota Business Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

    (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

    (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                HERITAGE BANCORPORATION

                                By:  /s/ JOHN M. MORRISON
                                     ----------------------------------------

                                Title: CHAIRMAN
                                     ----------------------------------------

                                UNITED FINANCIAL CORP.

                                By:  /s/ BRUCE K. WELDELE
                                     ----------------------------------------

                                Title: CHAIRMAN
                                     ----------------------------------------

                                   APPENDIX B
                  OPINION OF COLUMBIA FINANCIAL ADVISORS, INC.

[Columbia Financial Advisors, Inc. Letter head]

January 15, 1998
Board of Directors
United Financial Corp.
601 1st Avenue North
Great Falls, MT 59403

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of United Financial Corp. (the "UFC"), of the consideration to be paid by such shareholders pursuant to the terms of the Merger Agreement and Plan of Merger, dated August 25, 1997, (the "Agreement") between the Bank and Heritage Bancorporation ("HB").

    In connection with the proposed merger transaction (the "Merger") whereby HB will be merged into UFC each issued and outstanding share and option of HB common stock (along with its associated rights) at the effective time of the Merger (other than shares of holders of which are exercising appraisal rights pursuant to applicable law) shall be converted into the right to receive 47.50 shares of UFC common stock (the Merger "Consideration").

    Columbia Financial Advisors, Inc. ("CFAI") as a part of its investment banking services, is periodically engaged in the valuation of banks and advises the directors, officers and shareholders of both public and private banks and thrift institutions with respect to the fairness, from a financial point of view, of the consideration to be received in transactions such as that proposed by the Agreement. With particular regard to our qualifications for rendering an opinion as to the fairness, from a financial point of view, of the Consideration to be paid by UFC pursuant to the Merger, CFAI has advised Montana, Washington and Oregon community banking and thrift institutions regarding fairness of capital transactions. UFC has agreed to pay CFAI a fee for this opinion letter.

    In connection with rendering this opinion, we have, among other things: (i) reviewed the Agreement; (ii) reviewed HB's financial information for the twelve months ended December 31, 1996 and the six months ended June 30, 1997; (iii) reviewed certain internal financial analyses and certain other forecasts for HB prepared by and reviewed with the management of HB; (iv) conducted interviews with senior management of HB regarding the past and current business operations, results thereof, financial condition and future prospects of HB; (v) reviewed the current market environment generally and the banking and thrift environment in particular; (vi) reviewed the prices paid in certain recent mergers and acquisitions in the banking and thrift industries on a regional basis; (vii) reviewed UFC's audited financial information for the fiscal year ended December 31, 1996 and financial information for the three months ended March 31, 1997 including the Form 10-KSB and the Form 10-QSB filed with the U.S. Securities and Exchange Commission; (ix) reviewed the price ranges and dividend history for UFC common stock; (x) and reviewed such other information, studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate.

    In conducting our review and arriving at our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us, and we have not independently verified such information nor have we undertaken an independent appraisal of the assets or liabilities of HB or UFC. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the senior management of HB. This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated as of the date of this letter. We have not been authorized to solicit and did not solicit other entities for purposes of a business combination with UFC.

    This opinion is based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof. We are not expressing any opinion herein as to the prices at which shares of UFC Common Stock have traded or may trade at any future date.

    This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger.

    In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by UFC to the shareholders of HB pursuant to the Agreement is fair, from a financial point of view, to the shareholders of UFC.

    We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                                Very truly yours,
                                COLUMBIA FINANCIAL ADVISORS, INC.

                                By:            /s/ ROBERT J. ROGOWSKI
                                     -----------------------------------------
                                                 Robert J. Rogowski
                                                     PRINCIPAL

                                   APPENDIX C
                         OPINION OF D.A. DAVIDSON & CO.

                            [D.A. Davidson letter head]

January 15, 1998

Board of Directors
Heritage Bancorporation
120 First Avenue North
Great Falls, MT 59401

Members of the Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to the shareholders of Heritage Bancorporation ("Heritage") of the consideration to be received by Heritage pursuant to the terms of the Plan and Agreement of Merger, dated as of August 25, 1997 (the "Merger Agreement"), between Heritage and United Financial Corp. ("United"). The Merger Agreement provides for the merger (the "Merger") of Heritage with and into United pursuant to which Heritage shareholders will receive 475,000 shares of United common stock in exchange for 100% of the outstanding shares of Heritage. In addition, Heritage will be deemed the acquiror for accounting purposes, will have the right to elect five of the nine board members of the combined entity, and Mr. John Morrison, the majority shareholder of Heritage, will receive rights of first refusal on the purchase of United Shares representing an additional approximately 15.5% of the pro forma shares outstanding.

    In arriving at our opinion, we have reviewed various financial and operating information relating to Heritage and United including, without limitation, historical financial reports of Heritage and United, reports filed with bank regulatory agencies, internal operating reports and analyses, and related information. We have also examined economic analyses of and forecasts for Heritage and United's market area and publicly available information regarding other banking institutions operating in such market area. We have also held discussions with Heritage and United's management regarding the business, recent operating results, and future prospects for Heritage and United.

    We have also considered financial and stock market data for United, the pro forma impact of the Merger on Heritage and United, and the views of both entity's management concerning the financial, operational and strategic benefits and implications of the Merger. We have additionally examined and considered financial and stock market data for similar public companies, the publicly available financial terms of certain other similar business combinations, and other analyses and considerations which we deemed relevant.

    In conducting our review and arriving at our opinion, we have relied, without independent investigation, upon the accuracy and completeness of all financial and other information publicly available or provided to us by Heritage and United. We have also assumed the reasonableness of and relied upon the estimates and judgements of management of Heritage and United as to the future business and financial prospects. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Heritage or United, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and the information provided to us through the date hereof.

    D.A. Davidson & Co. is engaged in the valuation of companies and their securities in the course of its business as an investment firm. In the ordinary course of our business, we publish investment research regarding United and make a market in its common stock. For our services in connection with the Merger, including rendering this opinion, we will receive a fee from Heritage.

    This letter is intended for the benefit and use of the Board of Directors of Heritage in its consideration of the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by Heritage in the Merger is fair, from a financial point of view, to the shareholders of Heritage.

                                          Very truly yours,

                                          /s/ D.A. Davidson & Co.

                                          D.A. Davidson & Co.

                                   APPENDIX D

                      MINNESOTA DISSENTERS' RIGHTS STATUTE

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

    SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

           (1) alters or abolishes a preferential right of the shares;

           (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

           (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

           (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

        (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

        (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

        (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

        (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    SUBD.  2.  BENEFICIAL OWNERS.

        (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

        (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    SUBD.  3.  RIGHTS NOT TO APPLY.

        (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

        (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and the beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

    SUBDIVISION  1.  DEFINITIONS.

        (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

        (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

        (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

        (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 402A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    SUBD.  4.  NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

        (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

           (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

           (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

           (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

           (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

        (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    SUBD.  5.  PAYMENT; RETURN OF SHARES.

        (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

           (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

           (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

           (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

        (b) The corporation may withhold the remittance described in paragraph
    (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

        (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, see fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    SUBD.  8.  COSTS; FEES; EXPENSES.

        (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

        (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

        (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                   APPENDIX E
                       MONTANA DISSENTERS' RIGHTS STATUTE

    35-1-826 DEFINITIONS.--As used in 35-1-826 through 35-1-839, the following definitions apply:

    (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporation" includes the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under 35-1-827 and who exercises that right when and in the manner required by 35-1-829 through 35-1-837.

    (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if the corporation has no loans, at a rate that is fair and equitable under all the circumstances.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial shareholder to the extent of the rights granted by a nominee certificate on file with a corporation.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder.

    35-1-827 RIGHT TO DISSENT.--(1) A shareholder is entitled to dissent from and obtain payment of the fair value of THE SHAREHOLDER'S shares in the event of any of the following corporate actions:

        (a) Consummation of a plan of merger to which the corporation is a party if:

            (i) shareholder approval is required for the merger by 35-1-815 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

            (ii) the corporation is a subsidiary that is merged with its parent corporation under 35-1-818;

        (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the plan;

        (c) consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

        (d) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

            (i) alters or abolishes a preferential right of the shares;

            (ii) creates, alters, or abolishes a right in respect of redemption, including a provision with respect to a sinking fund for the redemption or repurchase of the shares;

           (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (iv) excludes or limits the right of the shares to be voted on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

            (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share created is to be acquired for cash under 35-1-621; or

        (e) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and to obtain payment for their shares.

    (2) A shareholder entitled to dissent and to obtain payment for shares under 35-1-826 through 35-1-839 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    35-1-828 DISSENT BY NOMINEES AND BENEFICIAL OWNERS--(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

        (a) he submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (b) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

    35-1-829 NOTICE OF DISSENTERS' RIGHTS.--(1) If a proposed corporate action creating dissenters' rights under 35-1-827 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under 35-1-826 through 35-1-839 and must be accompanied by a copy of 35-1-826 through 35-1-839.

    (2) If a corporate action creating dissenters' rights under 35-1-827 is taken without a vote of shareholders, the corporation shall give written notification to all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in 35-1-831.

    35-1-830 NOTICE OF INTENT TO DEMAND PAYMENT.--(1) If proposed corporate action creating dissenters' rights under 35-1-827 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

        (a) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

        (b) may not vote his shares in favor of the proposed action.

    (2) A shareholder who does not satisfy the requirements of subsection (1)(a) is not entitled to payment for his shares under 35-1-826 through 35-1-839.

    35-1-831 DISSENTERS' NOTICE.--(1) If proposed corporate action creating dissenters' rights under 35-1-827 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of 35-1-830.

    (2) The dissenters' notice must be sent no later than 10 days after the corporate action was taken and must:

        (a) state where the payment demand must be sent and where and when certificates for certified shares must be deposited;

        (b) inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment is received;

        (c) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the person asserting dissenters' rights to certify whether or not he acquired beneficial ownership of the shares before that date;

        (d) set a date by which the corporation must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date the required notice under subsection (1) is delivered; and

        (e) be accompanied by a copy of 35-1-826 through 35-1-839.

    35-1-832 DUTY TO DEMAND PAYMENT.--(1) A shareholder sent a dissenters' notice described in 35-1-831 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to 35-1-831(2)(c), and deposit his certificates in accordance with the terms of the notice.

    (2) The shareholder who demands payment and deposits his certificates under subsection (1) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (3) A shareholder who does not demand payment or deposit his certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under 35-1-826 through 35-1-839.

    35-1-833 SHARE RESTRICTIONS.--(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under 35-1-835.

    (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    35-1-834 PAYMENT.--(1) Except as provided in section 35-1-836, as soon as the proposed corporate action is taken or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with 35-1-832 the amount the corporation estimates to be the fair value of the dissenters' shares plus accrued interest.

    (2) The payment must be accompanied by:

        (a) the corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (b) a statement of the corporation's estimate of the fair value of the shares;

        (c) an explanation of how the interest was calculated;

        (d) a statement of the dissenters' right to demand payment under 35-1-837; and

        (e) a copy of 35-1-826 through 35-1-839.

    35-1-835 FAILURE TO TAKE ACTION--(1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under 35-1-831 and repeat the payment demand procedure.

    35-1-836 AFTER-ACQUIRED SHARES.--(1) A corporation may elect to withhold payment required by 35-1-834 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent the corporation elects to withhold payment under subsection (1), after taking the proposed corporate action, the corporation shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under 35-1-837.

    35-1-837 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(1) A dissenter may notify the corporation in writing of the dissenters' own estimate of the fair value of the dissenter's shares and the amount of interest due and may demand payment of the dissenter's estimate, less any payment under 35-1-834, or reject the corporation's offer under 35-1-836 and demand payment of the fair value of the dissenter's shares and the interest due if:

        (a) the dissenter believes that the amount paid under 35-1-834 or offered under 35-1-836 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

        (b) the corporation fails to make payment under 35-1-834 within 60 days after the date set for demanding payment; or

        (c) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    (2) A dissenter waives the right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (1) within 30 days after the corporation made or offered payment for his shares.

    35-1-838 COURT ACTION.--(1) If a demand for payment under 35-1-837 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if its principal office is not located in this state, where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (3) The corporation shall make all dissenters whose demands remain unsettled, whether or not residents of this state, parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law.

    (4) The jurisdiction of the district court in which the proceeding is commenced under subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the proceeding is entitled to judgment:

        (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares plus interest exceeds the amount paid by the corporation; or

        (b) for the fair value plus accrued interest of his after-acquired shares for which the corporation elected to withhold payment under 35-1-836.

    35-1-839 COURT COSTS AND ATTORNEY FEES.--(1) The court in an appraisal proceeding commenced under 35-1-838 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under 35-1-837.

    (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of 35-1-829 through 35-1-837; or

        (b) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by 35-1-826 through 35-1-839.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award the counsel reasonable attorney fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PROXY
                             UNITED FINANCIAL CORP.
               SPECIAL MEETING OF SHAREHOLDERS--FEBRUARY 3, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Bruce K. Weldele and Dean J. Mart, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of United Financial Corp. ("United") which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on February 3, 1998, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

(1)Proposal to approve the Restated Agreement and Plan of Merger with Heritage Bancorporation ("Heritage") pursuant to which Heritage will be merged with United and each outstanding share of Heritage will be converted into 47.50 shares of United Common Stock.

            / / FOR            / / AGAINST            / / ABSTAIN

(2)In their discretion, on such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSAL (1).

                                      IF YOU ARE PLANNING TO ATTEND THE
                                      SPECIAL MEETING, PLEASE COMPLETE THE
                                      FOLLOWING:
                                      Number of Shareholders attending the
                                      Special Meeting: / /

                                     Dated:
                                     -------------------------------------------
                                     Signed:
                                     -------------------------------------------

                                                 (Signature of Shareholder)

                                     -------------------------------------------

                                                 (Signature of Shareholder)

                                     Please vote, date and sign this proxy
                                     exactly as your name is printed hereon.
                                     When signing as attorney, executor,
                                     administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     PROXY
                            HERITAGE BANCORPORATION
               SPECIAL MEETING OF SHAREHOLDERS--FEBRUARY 3, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints John M. Morrison and Kurt R. Weise, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of Heritage Bancorporation ("Heritage") which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on February 3, 1998, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

(1)Proposal to approve the Restated Agreement and Plan of Merger with United Financial Corp. ("United") pursuant to which Heritage will be merged with United and each outstanding share of Heritage will be converted into 47.50 shares of United Common Stock.

       / / FOR                / / AGAINST                / / ABSTAIN

(2)Proposal to approve the nominations of directors to the United Board:

       / /  FOR all nominees listed below                / /  WITHHOLD
       AUTHORITY
        (except as marked to the contrary below)              to vote for
       all nominees listed below

                    John M. Morrison                                             Kurt R. Weise
                    Janice M. Graser                                            Larry D. Albert
                    Jerome H. Hentges

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the FOR box and write that nominee's name for which you are withholding authority on the space provided below)

--------------------------------------------------------------------------------

(3)In their discretion, on such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSAL ONE AND FOR EACH NOMINEES LISTED IN PROPOSAL TWO.

                                   Dated:
                                   ---------------------------------------------
                                   Signed:
                                   ---------------------------------------------

                                                 (SIGNATURE OF SHAREHOLDER)

                                   ---------------------------------------------

                                                 (SIGNATURE OF SHAREHOLDER)

                                   Please vote, date and sign this proxy exactly as your name is printed hereon. When signing as attorney, executor, administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.